As filed with the Securities and Exchange Commission on December 6, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VEEA INC.
(Exact name of registrant as specified in its charter)

Delaware	7373	98-1577353
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

164 E. 83rd Street

New York, NY 10028

(212) 535-6050

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Allen Salmasi, Chief Executive Officer
164 E. 83rd Street

New York, NY 10028

(212) 535-6050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Stuart Neuhauser, Esq.
Jonathan Deblinger, Esq.
Ellenoff Grossman & Schole LLP
1345 6th Ave
New York, NY 10105
Tel: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging growth company:	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Rule 429 Statement

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement on Form S-1 (referred to herein as the Registration Statement) will be used as a combined prospectus in connection with this Registration Statement and the registrant’s Registration Statement on Form S-4 (File No. 333-276411), that was originally declared effective by the Securities and Exchange Commission on May 13, 2024 (as amended, the “Prior Registration Statement”). Accordingly, this Registration Statement also constitutes Post-Effective Amendment No. 1 on Form S-4 to the Prior Registration Statement. Such Post-Effective Amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated December 6, 2024.

Veea Inc.

5,256,218 Shares of Common Stock Underlying Warrants
(For Issuance)

30,056,861 Shares of Common Stock (For Resale)

This prospectus relates to the issuance by us of 5,256,218 shares of Common Stock issuable upon the exercise of 5,256,218 warrants at an exercise price of $11.50 per warrant (the “Private Placement Warrants”), that were originally issued by Plum in a private placement at a price of $1.50 per warrant.

This prospectus also relates to the resale from time to time by the selling securityholders (including their transferees, donees, pledgees and other successors-in-interest) named in this prospectus (the “selling securityholders”) of up to 30,056,861 shares of Common Stock, which includes:

●	4,507,346 shares of Common Stock previously issued to Plum Partners LLC (the “Plum Sponsor”) upon conversion of Class B shares held by the Plum Sponsor;

●	5,256,218 shares of Common Stock issuable upon the exercise of warrants held by the Plum Sponsor and iFree Global Investment Limited;

●	16,459,822 shares of Common Stock issued, or issuable upon exercise of stock options, to directors and officers of the Company and their affiliates at the Closing of the Business Combination;

●	250,000 shares of Common Stock issued at the Closing of the Business Combination in connection with the conversion of the outstanding principal balance under certain promissory notes issued by the Company;

●	241,667 shares of Common Stock issued at the Closing of the Business Combination in satisfaction of certain obligations owed to certain service providers;

●	1,102,847 shares of Common Stock issued at the Closing of the Business Combination in satisfaction of certain obligations owed related to the issuance of certain of the New Financing Securities;

●	2,000,000 shares of Common Stock issuable upon conversion of certain subordinated convertible promissory notes issued at the Closing of the Business Combination; and

●	238,961 shares of Common Stock issued or issuable upon exercise of warrants held by NeuField Capital Partners, LLC.

The selling securityholders can sell, under this prospectus, up to 30,056,861 shares of our Common Stock, which constitutes approximately 84.0% of the number of shares of Common Stock outstanding as of December 6, 2024. Sales of a substantial number of our shares of Common Stock in the public market by the selling securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could increase the volatility of and cause a significant decline in the market price of our securities and could impair our ability to raise capital through the sale of additional equity securities. See “- Sales of a substantial number of our securities in the public market by the selling securityholders and/or by our existing securityholders could cause the price of our shares of Common Stock and Warrants to fall.”

All the securities offered in this prospectus by the selling securityholders may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. The sale of all or a portion of the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, some of the selling securityholders may still experience a positive rate of return on the securities they purchased due to the price at which such selling securityholder initially purchased the securities.

We are registering the securities for resale pursuant to the selling securityholders’ registration rights under certain agreements between us, on the one hand, and the selling securityholders, on the other hand, subject to certain exceptions. Our registration of the securities covered by this prospectus does not mean that the selling securityholders will offer or sell any of the securities registered for resale.

We will receive the proceeds from any exercise of the Private Placement Warrants for cash, but not from the net share exercise of any Private Placement Warrants on a cashless basis or from the resale of any shares of Common Stock by the selling securityholders pursuant to this prospectus or the sale of the shares of Common Stock issuable upon the exercise of the Private Placement Warrants. Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $11.50 per Warrant. The Private Placement Warrants are exercisable on a cashless basis under certain circumstances specified in the warrant agreement governing those securities. To the extent that any Private Placement Warrants are exercised on a cashless basis, the aggregate amount of cash we would receive from the exercise of the Private Placement Warrants will decrease.

We will bear all costs, expenses, and fees in connection with the registration of the shares of Common Stock. The selling securityholders may offer, sell or distribute all or a portion of their shares of Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. The selling securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of Common Stock. We provide more information about how the selling securityholders may sell the shares of Common Stock in the section titled “Plan of Distribution.” Our shares of Common Stock and public warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “VEEA” and “VEEAW” respectively. On December 5, 2024, the closing price of our Common Stock was $2.42 per share and the closing price for our Warrants was $0.12 per warrant.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and will be subject to reduced disclosure and public reporting requirements. See “Summary - Emerging Growth Company” and “Summary - Smaller Reporting Company.”

Investing in shares of our securities involves risks that are described in the “Risk Factors” section beginning on page 6 of this prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 6, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the selling securityholders may, from time to time, sell the securities offered by them described in this prospectus through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the selling securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. This prospectus also relates to the issuance by us of shares of Common Stock from time to time upon the occurrence of the events described in this prospectus.

We may also provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “Registrant,” and “Veea” refer to Veea Inc. following the Business Combination and VeeaSystems Inc. prior to the Business Combination.

INDUSTRY AND MARKET DATA

This prospectus contains, and any amendment or any prospectus supplement may contain, industry and market data which have been obtained from industry publications, market research and other publicly available information. Such information is supplemented, where necessary, with the Company’s own internal estimates, taking into account publicly available information about other industry participants and the judgment of the Company’s management where information is not publicly available.

Industry publications and market research generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed and that the projections they contain are based on a number of significant assumptions. In some cases, the sources from which this data is derived is not expressly referred to. While the Company compiled, extracted and reproduced industry data from these sources, and believes that the information used is reliable, the Company did not independently verify the data that was extracted or derived from such industry publications or market reports, and cannot guarantee its accuracy or completeness.

The industry and market data that appears in this prospectus is inherently uncertain, involves a number of assumptions and limitations and may not necessarily be reflective of actual market conditions and you are cautioned not to give undue weight to such industry and market data because it may differ from current data due to material changes in market conditions or otherwise. Such statistics are based on market research, which itself is based on sampling and subjective judgements by both the researchers and the respondents, including judgements about what types of products and transactions should be included in the relevant market. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

The Company does not intend or assume any obligation to update industry or market data set forth in this prospectus. Because market behavior, preferences and trends are subject to change, prospective investors should be aware that market and industry information in this prospectus and estimates based on any data therein may not be reliable indicators of future market performance or the Company’s future results of operations.

TRADEMARKS

This prospectus contains, and any amendment or any prospectus supplement may contain, references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names, referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

FREQUENTLY USED TERMS AND BASIS OF PRESENTATION

As used in this prospectus, unless otherwise noted or the context otherwise requires, references to:

●	“Board” refers to the board of directors of the Company.

●	“Business Combination Agreement” means that certain Business Combination Agreement, dated November 27, 2023, as amended on June 13, 2024 and September 13, 2024, by and among Plum, the Merger Sub, and Private Veea.

●	“Business Combination” means the Domestication, the Merger and the other transactions closed on September 13, 2024, pursuant to the Business Combination Agreement.

●	“Bylaws” means the bylaws of the Company as in effect on the date of this prospectus.

●	“Change of Control Transaction” means any transaction or series of related transactions (a) under which any person(s), directly or indirectly, acquires or otherwise purchases (i) another person or any of its affiliates or (ii) all or a material portion of assets, businesses or Equity Securities of another person, (b) that results, directly or indirectly, in the shareholders of a person as of immediately prior to such transaction holding, in the aggregate, less than fifty percent (50%) of the voting shares of such person (or any successor or parent company of such person) immediately after the consummation thereof (in the case of each of clauses (a) and (b), whether by merger, consolidation, tender offer, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise) or (c) under which any person(s) makes any equity or similar investment in another person.

●	“Charter” means the certificate of incorporation, as amended, of the Company as in effect on the date of this prospectus.

●	“Class A ordinary shares” means the Class A ordinary shares, par value $0.0001 per share, of Plum, which converted by operation of law into shares of Common Stock, on a one-for-one basis, in connection with the Domestication.

●	“Class B ordinary shares” or “founder shares” means the Class B ordinary shares, par value $0.0001 per share, of Plum that were initially issued to the Plum Sponsor in a private placement prior to its Initial Public Offering and subsequently converted into Class A ordinary shares on September 13, 2023 prior to the Closing.

●	“Closing Date” means September 13, 2024.

●	“Closing” means the closing of the Business Combination.

●	“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

●	“Company” means Veea Inc., a Delaware corporation.

●	“Continental” means Continental Stock Transfer & Trust Company, a New York limited purpose trust company.

●	“DGCL” means the General Corporation Law of the State of Delaware.

●	“Dissenting Shares” means the shares of Private Veea Capital Stock issued and outstanding immediately prior to the Effective Time (other than shares of Private Veea Capital Stock cancelled in accordance with the Business Combination Agreement) and held by a holder who has not voted in favor of adoption of the Business Combination Agreement or consented thereto in writing and who has properly exercised and perfected appraisal rights of such Private Veea Capital Stock in accordance with Section 262 of the DGCL.

●	“Domestication” means the transfer by way of continuation and deregistration of Plum from the Cayman Islands and the continuation and domestication of Plum as a corporation incorporated in the State of Delaware in connection with the Merger.

●	“Earnout Consideration” means the shares of Common Stock issuable in connection with the Earnout Triggering Events.

●	“Earnout Period” means the time period between the Closing and the ten-year anniversary of the Closing.

●	“Earnout Triggering Event I” means the date on which the volume-weighted average trading sale price of one share of Common Stock (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) is greater than or equal to $12.50 for any twenty (20) trading days within any thirty (30) consecutive trading day period within the Earnout Period.

●	“Earnout Triggering Event II” means the date on which the volume-weighted average trading sale price of one share of Common Stock (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) is greater than or equal to $15.00 for any twenty (20) trading days within any thirty (30) consecutive trading day period within the Earnout Period.

●	“Earnout Triggering Events” means Earnout Triggering Event I and Earnout Triggering Event II.

●	“Effective Time” means the time at which the Merger became effective.

●	“Employee Stock Purchase Plan” means the Combined Company 2024 Employee Stock Purchase Plan.

●	“Equity Securities” means, with respect to any person, (a) any capital stock, partnership or membership interest, unit of participation or other similar interest (however designated) in such person and (b) any option, warrant, purchase right, conversion right, exchange right or other contractual obligation which would entitle any other person to acquire any such interest in such person or otherwise entitle any other person to share in the equity, profits, earnings, losses or gains of such person (including any interest, the value of which is in any way based on, linked to or derived from any interest described in clause (a), including stock appreciation, phantom stock, profit participation or other similar rights).

●	“Existing Holder Exchange Ratio” means the ratio by which each of (a) Private Veea Share, (b) warrant of Private Veea and (c) Plum Ordinary Share was converted into such securities of Veea prior to the Closing of the Business Combination, which is equal to approximately 0.19618.

●	“Existing Veea Shareholders” means, collectively, the holders of shares of Private Veea.

●	“Private Veea Shares” means, collectively, Private Veea Common Stock, Private Veea Series A Preferred Stock and Private Veea Series A-1 Preferred Stock prior to the Closing.

●	“GAAP” means the United States generally accepted accounting principles, consistently applied.

●	“Governing Documents” means the Charter and the Bylaws.

●	“HSR Act” means the Hard-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

●	“Incentive Equity Plan” means the Company’s 2024 Incentive Equity Plan.

●	“Initial Public Offering” means Plum’s Initial Public Offering that was consummated on March 15, 2021.

●	“Legacy Equity Incentive Plans” means each of the 2014 Max2 Inc. Equity Incentive Plan and the Veea Inc. 2018 Equity Incentive Plan.

●	“Lock-Up Agreements” means the Veea Lock-Up Agreements and the Plum Lock-Up Agreements.

●	“Nasdaq” means The Nasdaq Stock Market LLC.

●	“New Financing Fully Diluted Private Veea Capitalization” means, without duplication, the aggregate shares of Private Veea Common Stock, (a) treating the shares of Private Veea Series A-2 Preferred Stock and other New Financing Securities on an as-converted to shares of Private Veea Common Stock basis and (b) treating all outstanding in-the-money, vested Private Veea Convertible Securities convertible into New Financing Securities as if such Private Veea Convertible Security had been exercised on a cash basis as of the Effective Time, but excluding any Private Veea Securities held as treasury stock.

●	“New Financing Securities” means the Private Veea Convertible Securities sold pursuant to Section 9.11 of the Business Combination Agreement.

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●	“New Veea Shareholder Equity Value Per Share” means (a) the aggregate amount raised through the issuance of the New Financing Securities, plus the aggregate exercise price for all shares of Private Veea Capital Stock issuable under any in-the-money New Financing Securities in accordance with their terms (and assuming no cashless exercise thereof), divided by (b) the New Financing Fully Diluted Private Veea Capitalization.

●	“New Veea Shareholder Exchange Ratio” means the ratio by which each New Financing Security was converted into such securities of Private Veea prior to the Closing of the Business Combination, which is equal to approximately 0.244.

●	“New Veea Shareholders” means, collectively, the holders of shares of New Financing Securities.

●	“Plum” means Plum Acquisition Corp. I.

●	“Plum Lock-Up Agreements” means the agreements entered into prior to or simultaneously with the Closing pursuant to which, among other things, the Plum shareholder party thereto agreed not to sell, for the period specified in such agreement, certain shares of Common Stock the Plum shareholder received in the Domestication, on the terms and subject to the conditions set forth in such lock-up agreement.

●	“Plum Ordinary Shares” means the Plum Class A ordinary shares outstanding prior to the Closing of the Business Combination.

●	“Plum Sponsor” means Plum Partners LLC, a Delaware limited liability company.

●	“Plum” means Plum Acquisition Corp. I, a Cayman Islands exempted company, prior to the consummation of the Business Combination.

●	“Private Placement Warrants” means the 5,256,218 warrants outstanding as of the date of this prospectus that were issued to the Plum Sponsor simultaneously with the consummation of Plum’s Initial Public Offering, which Private Placement Warrants are identical to the Public Warrants, subject to certain limited exceptions, each such whole warrant representing the right to purchase one Ordinary Share of Plum.

●	“Private Veea” means VeeaSystems.

●	“Public Shares” means the Class A ordinary shares of Plum sold as part of the Plum Units in its Initial Public Offering, whether acquired in Plum’s Initial Public Offering or acquired in the secondary market.

●	“Sponsor Letter Agreement” means the sponsor letter agreement dated as of November 27, 2023, by and among Plum, Plum Sponsor and Private Veea.

●	“Plum Units” or “Units” or means the units of Plum, each unit representing one Class A ordinary share and one-fifth of one warrant, with such whole warrant representing the right to acquire one Class A ordinary share, that were offered and sold by Plum in its Initial Public Offering.

●	“Private Veea Capital Stock” means the Private Veea Common Stock and the Private Veea Preferred Stock.

●	“Private Veea Common Stock” means, prior to the Closing, Private Veea’s common stock, par value $0.00001 per share.

●	“Private Veea Convertible Securities” means, collectively, the Private Veea Options, Private Veea Warrants, and any other options, warrants or rights to subscribe for or purchase any capital stock of Veea or securities (including debt securities) convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any Veea Capital Stock.

●	“Private Veea Option” means each outstanding option (whether vested or unvested) to purchase Veea Common Stock granted under the Legacy Equity Incentive Plans.

●	“Private Veea Optionholders” means, collectively, the holders of Private Veea Options as of any applicable determination time prior to Closing.

●	“Private Veea Preferred Stock” means, collectively, the Private Veea Series A Preferred Stock, the Private Veea Series A-1Preferred Stock and the Private Veea Series A-2 Preferred Stock.

●	“Private Veea Securities” means, collectively, the Private Veea Capital Stock and the Private Veea Convertible Securities.

●	“Private Veea Securityholders” means, collectively, the Veea Stockholders, Veea Optionholders, and Veea Warrantholders.

●	“Private Veea Series A Preferred Stock” means Private Veea’s Series A Preferred Stock, $0.00001 par value per share.

●	“Private Veea Series A-1 Preferred Stock” means Private Veea’s Series A-1 Preferred Stock, $0.00001 par value per share.

●	“Private Veea Series A-2 Preferred Stock” means Private Veea’s Series A-2 Preferred Stock, $0.00001 par value per share.

●	“Private Veea Stockholder” means a holder of a share of any Private Veea Capital Stock as of any applicable determination time prior to Closing.

●	“Private Veea Warrantholders” means, collectively, the holders of Private Veea Warrants as of any applicable determination time prior to Closing.

●	“Private Veea Warrants” means the outstanding and unexercised warrants to purchase shares of Private Veea Capital Stock prior to the Closing.

●	“Public Warrants” means the redeemable warrants sold as part of the Units in Plum’s Initial Public Offering or acquired in the secondary market.

●	“SEC” means the Securities and Exchange Commission.

●	“Securities Act” means the Securities Act of 1933, as amended.

●	“Transfer Agent” means Continental Stock Transfer & Trust Company.

●	“Trust Account” means the trust account established at the consummation of Plum’s Initial Public Offering, containing the proceeds of the Initial Public Offering and from the sale of Private Placement Warrants.

●	“Veea Lock-Up Agreements” means the agreements entered into prior to or simultaneously with the Closing pursuant to which, among other things, the Private Veea Securityholder party thereto agreed not to sell, for the period specified in such agreement, certain shares of Common Stock the Private Veea Securityholder received in the Business Combination.

●	“VeeaSystems” means VeeaSystems Inc. (prior to the Closing, Veea Inc.), a Delaware corporation and wholly owned subsidiary of the Company.

●	“Warrant Agreement” that certain Warrant Agreement, dated as of March 18, 2021, by and between Plum and Continental, as the warrant agent, which sets forth the expiration and exercise price of and procedure for exercising the Warrants.

●	“Warrants” means the Public Warrants and the Private Placement Warrants.

Unless specified otherwise, amounts in this prospectus are presented in U.S. dollars.

Defined terms in the financial statements contained in this prospectus have the meanings ascribed to them in the financial statements.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. These statements are based on the beliefs and assumptions, whether or not identified in this prospectus, of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “project,” “scheduled,” “seek,” “should,” “will” or similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, but are not limited to, statements about the ability of the Company to:

●	failure to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows;

●	risks related to Veea’s current growth strategy and Veea’s ability to generate revenue and become profitable;

●	market acceptance of Veea’s platform and products;

●	the length and unpredictable nature of Veea’s sales cycles;

●	Veea’s reliance on distribution and partnering arrangements and third-party manufacturers;

●	cybersecurity incidents, security vulnerabilities, and real or perceived errors, failures, defects, or bugs in Veea’s platforms or products;

●	the ability to maintain the listing of our Common Stock and the warrants on Nasdaq, and the potential liquidity and trading of such securities;

●	our public securities’ potential liquidity and trading;

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following the completion of the Business Combination, and our ability to attract and retain key personnel;

●	macroeconomic conditions; and

●	each of the other factors detailed under the section entitled “Risk Factors.”

Forward-looking statements are provided for illustrative purposes only and are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the factors discussed under the heading “Risk Factors” and elsewhere in this prospectus, could affect the future results of the Company, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this prospectus.

In addition, the risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the businesses, financial conditions, or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, this prospectus contains statements of belief and similar statements that reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should read this entire document carefully, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Business Overview

The Company is a provider of edge computing and communications devices (i.e., “VeeaHub®” devices), applications and services hosted on its edge Platform-as-a-Service (“ePaaS”). Veea Edge Platform ePaaS is an end-to-end platform that is both locally- and cloud-managed. VeeaHub® products are converged computing and communications (i.e., hyperconverged) indoor and outdoor devices, about the size of a Wi-Fi Access Point (AP), that provide for networking and computing solutions for AI-assisted applications and solutions at the edge where people, places, and things connect to the network.

Veea Edge Platform provides for highly secure connectivity, computing, and IoT solutions through full stack platform for digital transformation of industries as well as unserved or underserved communities that lack Internet connectivity and essential applications and services. It further enables the formation of highly secure, but easily accessible, private clouds and networks across one or multiple user(s) or enterprise location(s) across the globe. We have redefined and simplified edge computing and connectivity with Veea Edge Platform, easily deployable products that fully integrate hardware, system software, technologies, and edge applications. We are demonstrating, globally, that the Platform enables our partners and customers to champion digital transformations in multiple vertical markets.

Through our innovative Veea Edge Platform, we have created a new product category that brings cloud capabilities close to the user, as an alternative to cloud computing, with benefits in optimal latency, lower data transport costs, data privacy, security and ownership, Edge AI, “always-on” availability at the edge for mission critical applications, and contextual awareness for people, devices and things connected to the Internet. The Company was recognized in 2023 by Gartner for the innovativeness and capabilities of our Veea Edge Platfom and was named a Leading Smart Edge Platform in 2023 and a Cool Vendor in Edge Computing in 2021. Veea was named in Market Reports World’s its research report published in October 2023 as one of the top 10 Edge AI solution providers alongside of IBM, Microsoft, Amazon Web Services (“AWS”) among others.

Veea earns revenue primarily from the sale of its VeeaHub® devices, licenses and subscriptions. Veea incurred net losses of approximately $33.3 million and $46.6 million for the three and nine months ended September 30, 2024, respectively; net income and losses of approximately $2.0 million and $9.4 million for the three and nine months ended September 30, 2023, respectively.

Veea was founded in 2014 by Allen Salmasi, our Chief Executive Officer and a pioneering wireless technology leader. Mr. Salmasi helped to drive industry transformation through his contributions to the development of CDMA/TDMA-based OmniTRACS, the largest mobile satellite messaging and position reporting system with integrated IoT solutions during the 1980s and in the 1990s; 2G/3G technology and products at Qualcomm in 1990s; 4G technology and products at NextWave during the 2000s, and hyper-converged edge computing and communications during the 2010s; and beyond with Veea. At Veea, Mr. Salmasi has assembled a talented and experienced management and engineering team that includes former senior executives of leading technology, telecom, SaaS, and wireless companies that possess a deep understanding of wireless technologies, mesh networking and edge computing.

The Company has five wholly owned subsidiaries, VeeaSystems Inc., formerly known as Veea Inc. (“VeeaSystems US”) a Delaware corporation, Veea Solutions Inc., a Delaware corporation VeeaSystems Development Inc., formerly known as Veea Systems Inc., a Delaware corporation, Veea Systems Ltd., a company organized under the laws of England and Wales and VeeaSystems SAS, a French simplified joint stock company. The Company is headquartered in New York City.

The Company generated net revenue of $50,683 and $9,009,254 for the three months ended September 30, 2024 and 2023, respectively. The Company generated net revenue of $108,264 and $9,040,359 for the nine months ended September 30, 2024 and 2023, respectively. Other than $9 million of revenue generated from the license of AdEdge™ in 2023, revenue has been immaterial for all periods presented and represented revenue earned from paid pilots for our VeeaHub® devices.

Recent Developments

On December 2, 2024, the Company entered into a Common Stock Purchase Agreement (the “ELOC Purchase Agreement”) with White Lion Capital, LLC (“White Lion). Pursuant to the ELOC Purchase Agreement, the Company has the right, but not the obligation, to require White Lion to purchase, from time to time, up to $25.0 million in aggregate gross purchase price of newly issued common stock of the Company (the “Company”).

Subject to the satisfaction of certain customary conditions including, without limitation, the effectiveness of a resale registration statement (the “Registration Statement”) registering the resale of the shares issuable pursuant to the ELOC Purchase Agreement, the Company’s right to sell shares to White Lion commenced on the date of the execution of ELOC Purchase Agreement and extends until (i) 24 months from the date of execution of the ELOC Purchase Agreement (the “Commitment Period”).

During the Commitment Period, subject to the terms and conditions of the ELOC Purchase Agreement, the Company may exercise its right to sell its Common Stock. The Company may deliver a Regular Purchase Notice (as such term is defined in the ELOC Purchase Agreement), pursuant to which the Company can require White Lion to purchase shares of Common Stock and opt for the purchase price per share to be (i) 98% of the lowest daily VWAP during the three consecutive business days after notice is delivered (“Regular Purchase Price Option 1”) or (ii) 96.5% of the daily VWAP on the day notice is delivered (“Regular Purchase Price Option 2”). The number of shares that the Company can require White Lion to purchase pursuant to a Regular Purchase Notice is subject to a limit of the lesser of:

●	$2.0 million divided by the closing sale price of the Common Stock on the day prior to the day notice is delivered (the “Fixed Limit”);

●	100% of Average Daily Trading Volume (as such term is defined in the ELOC Purchase Agreement) for Regular Purchase Price Option 1, or 50% of Average Daily Trading Volume for Regular Purchase Price Option 2; and

●	a dollar amount equal to the quotient of (x) the product of (i) the Average Daily Trading Volume prior to the effectiveness of the Registration Statement (the “Effective Date”), (ii) the closing price on the Effective Date and (iii) 100% for Regular Purchase Price Option 1 and 50% for Regular Purchase Price Option 2 and (y) the closing price on the day prior to the day notice is delivered.

The Company may also deliver a Rapid Purchase Notice (as such term is defined in the ELOC Purchase Agreement), pursuant to which the Company may require White Lion to purchase shares of Common Stock at a purchase price per share equal to the lowest traded price of the Common Stock on the date that the notice is delivered. The number of shares that the Company can require White Lion to purchase pursuant to a Rapid Purchase Notice is subject to the Fixed Limit.

No purchase notice shall result in White Lion beneficially owning (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder) more than 4.99% (subject to increase, in the sole discretion of White Lion, to 9.99%) of the number of shares of Common Stock outstanding immediately prior to the issuance of Common Stock issuable pursuant to a purchase notice.

The Company has the right to terminate the ELOC Purchase Agreement in the event of a material breach of the ELOC Purchase Agreement by White Lion, or upon three business days’ notice to White Lion following the six month anniversary of the execution of the ELOC Purchase Agreement. The ELOC Purchase Agreement also automatically terminates upon the earlier of (i) the end of the Commitment Period and (ii) the date that the Company commences a voluntary bankruptcy proceeding, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

In consideration for the commitments of White Lion, as described above, the Company has agreed that it will issue to White Lion an amount of Common Stock equal to $25,000 divided by the average VWAP of the Common Stock 10 days prior to the the earlier of (i) the business day prior to the effectiveness of the Registration Statement or (ii) the business day prior to the date that White Lion delivers a written request to the Company for such shares (the “Commitment Shares”). The Commitment Shares will be fully earned by White Lion regardless of termination of the ELOC Purchase Agreement.

Concurrently with the ELOC Purchase Agreement, the Company entered into a related Registration Rights Agreement (the “RRA”) with White Lion, pursuant to which the Company agreed to file, within 30 days following the execution of the ELOC Purchase Agreement, the Registration Statement with the SEC covering the resale by White Lion of the number of shares determined appropriate by the Company and permitted to be included therein in accordance with applicable SEC rules, regulations and interpretations and the Commitment Shares. The RRA also contains usual and customary damages provisions for failure to file and failure to have the Registration Statement declared effective by the SEC within the time periods specified therein.

The Business Combination and Related Transactions

On September 13, 2024, Plum consummated its previously announced Business Combination with Private Veea, pursuant to that certain Business Combination Agreement, dated November 27, 2023 (as amended on June 13, 2024 and September 13, 2024, the “Business Combination Agreement”), between Private Veea, Plum, and Plum Merger Sub (a Delaware corporation and wholly-owned subsidiary of Plum) (“Plum Merger Sub”). The consummation of the Business Combination involved (i) Plum de-registering from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware, migrating to and domesticating as a Delaware corporation (the “Domestication”), and (ii) the merger (the “Merger”) of Plum Merger Sub with and into Private Veea, pursuant to which, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), the separate corporate existence of Plum Merger Sub ceased, with Private Veea as the surviving corporation becoming a wholly-owned subsidiary of Plum, pursuant to the terms of the Business Combination Agreement and in accordance with the DGCL.

Following the closing of the Business Combination, the Company owns 100% of the outstanding common stock of Private Veea and Plum changed its name from “Plum Acquisition Corp. I” to “Veea Inc.” and Veea Inc. changed its name to “VeeaSystems Inc.”

Emerging Growth Company

We qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have not elected to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of our consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Summary Risk Factors

You should carefully read this prospectus and especially consider the factors discussed in the section entitled “Risk Factors.” Some of the risks related to the Company are summarized below. Unless the context otherwise requires, all references in this subsection to the “we,” “us” or “our” refer to the business of the Company.

●	Veea has not generated significant revenue from product sales, has incurred significant losses in recent years, and anticipates that it will continue to incur significant losses for the foreseeable future;

●	Veea will need to raise substantial additional funding, which would dilute existing shareholders, and a failure to secure additional funding would force the combined company to delay, reduce, or eliminate some of its product development programs or commercialization efforts;

●	The market for Veea’s platform and products is relatively new and highly competitive and the estimates of market opportunity and forecasts of market growth may prove to be inaccurate;

●	Veea may be unable to effectively manage its growth;

●	If Veea does not develop its services and introduce new services that achieve market acceptance, its growth, business, results of operations and financial condition could be adversely affected;

●	Veea’s sales cycle is often long and unpredictable;

●	Real or perceived errors, failures, defects, or bugs in Veea’s platforms, or disruptions in Veea’s operations, could adversely affect its results of operations and growth prospects;

●	Veea bears costs and risks associated with relying on distribution and partnering arrangements;

●	Veea’s operations are complex and rely on third party manufacturers, and any scarcity or unavailability of critical components used in Veea’s products could damage its business;

●	Veea depends on its management team and other key employees;

●	Veea has significant operations in foreign countries which expose it to certain risks inherent in doing business internationally;

●	Veea may not be able to protect its intellectual property rights;

●	Veea may be subject to claims that Veea’s employees, consultants or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers or claims asserting ownership of what Veea regards as Veea’s own intellectual property;

●	Third-party claims of intellectual property infringement, misappropriation or other violations against Veea or its collaborators may prevent or delay Veea’s products;

●	If Veea’s security measures are breached or fail and unauthorized access is obtained to a customer’s data, Veea’s service may be perceived as insecure, the attractiveness of its services to current or potential customers may be reduced, and Veea may incur significant liabilities;

●	Cybersecurity incidents may have a material adverse effect on Veea’s business, operations, financial performance, customer and vendor relationships, reputation and brand;

●	Veea is subject to many federal, state and local laws with which compliance is both costly and complex;

●	Potential health risks related to radiofrequency electromagnetic fields may subject Veea to various product liability claims and result in regulatory changes;

●	Veea is an “emerging growth company” within the meaning of the Securities Act, and, if Veea takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors;

●	A portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future;

●	Because there are no current plans to pay cash dividends on the Common Stock for the foreseeable future, you may not receive any return on investment unless you sell the Common Stock at a price greater than what you paid for it;

●	Veea’s business and operations could be negatively affected if it becomes subject to any litigation or stockholder activism;

●	An active, liquid trading market may not develop for the Common Stock;

●	The other risks and uncertainties discussed in “Risk Factors” elsewhere in this prospectus.

Corporate Information

We were originally incorporated under the name “Plum Acquisition Corp I.” as a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar Business Combination with one or more businesses, which we refer to throughout this prospectus as our initial Business Combination. We completed our initial Business Combination with Veea Inc., on September 13, 2024, and changed our name to “Veea Inc.”

Our principal executive office is located at 164 E. 83rd Street, New York, NY 10028. Our telephone number is (212) 535-6050. Our website address is https://www.veea.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Shares of Common Stock offered by us	Up to 5,256,218 shares of Common Stock issuable upon exercise of 5,256,218 Private Placement Warrants

Shares of Common Stock offered by the selling securityholders	Up to 30,056,861

Shares of Common Stock outstanding prior to this offering	35,766,411

Terms of the Offering	The selling securityholders will determine when and how they will dispose of any shares of Common Stock registered under this prospectus for resale.

Use of proceeds

We will not receive any proceeds from the sale of shares of Common Stock by the selling securityholders pursuant to this prospectus.

We will receive up to an aggregate of approximately $71.9 million from the exercise of all of the Private Placement Warrants and and (ii) up to an aggregate of approximately $1.6 million from the exercise of certain Private Veea Warrants assumed by the Company (“the Assumed Warrants”), assuming the exercise in full of all such Private Placement Warrants and Assumed Warrants for cash.

Our Private Placement Warrants are currently “out-of-the money,” which means that the trading price of the shares of our Common Stock underlying our Private Placement Warrants is below the $11.50 exercise prices, as applicable (subject to adjustment as described herein), of the Private Placement Warrants. For so long as the Private Placement Warrants remain “out-of-the money,” we do not expect Warrant holders to exercise their Private Placement Warrants and, therefore, we do not expect to receive cash proceeds from any such exercise.

The Assumed Warrants are currently “out-of-the money,” which means that the trading price of the shares of our Common Stock underlying such Assumed Warrants is below the $10.19 exercise price (subject to adjustment as described herein) of such Assumed Warrants. For so long as such Assumed Warrants remain “out-of-the money,” we do not expect the holder of such Assumed Warrants to exercise their Assumed Warrants and, therefore, we do not expect to receive cash proceeds from any such exercise.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such Private Placement Warrants for general corporate purposes.

Risk factors	You should carefully read the “Risk Factors” beginning on page 6 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

Material U.S. Federal Income Tax Considerations	For a discussion of material U.S. federal income tax consequences that may be relevant to holders of Common Stock, see “Material U.S. Federal Income Tax Considerations.”

Nasdaq symbol for our Common Stock	“VEEA”

Nasdaq symbol for our Public Warrants	“VEEAW”

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may ultimately impair our business, prospects, financial condition or operating results. The following discussion should be read in conjunction with our financial statements and notes to the financial statements included herein.

Risks Related to Our Limited Operating History, Financial Position, and Capital Requirements

Veea has incurred significant losses in recent years and anticipates that it will continue to incur significant losses in the near term.

Veea has suffered recurring losses from operations since its inception. In addition, Veea will incur significant sales, marketing and manufacturing expenses, in addition to the additional associated costs Veea will incur in connection with operating as a public company after the closing of the Business Combination. As a result, Veea expects to continue to incur significant operating losses over the next several years. Because of the numerous risks and uncertainties associated with developing computing technology products, Veea is unable to predict the extent of any future losses or when Veea will become profitable, if at all. Even if Veea does become profitable, Veea may not be able to sustain or increase its profitability on a quarterly or annual basis.

The amount of Veea’s future losses is uncertain, and Veea’s quarterly and annual operating results may fluctuate significantly in the future due to a variety of factors, many of which are outside of its control and may be difficult to predict, including, but not limited to, the following:

●	Component supply constraints and sudden, unanticipated price increases from Veea manufacturers, suppliers and vendors;

●	Veea’s inability to accurately forecast product demand, resulting in increased inventory exposure and/or lost sales;

●	Slow or negative growth in the networking, smart agriculture, smart building, smart retail and related technology markets;

●	Changes in U.S. and international trade policy that adversely affect customs, tax or duty rates and/or currency fluctuations;

●	Intense competition from established and emerging players;

●	Rapid technological change leading to product obsolescence;

●	Slowdown or changes in market demand for technology products and services;

●	Reliance on a limited number of customers or products for revenue;

●	Inability to raise additional capital if needed;

●	Failure to effectively manage and scale critical infrastructure; and

●	Delays in product development and manufacturing causing missed market opportunities.

The cumulative effects of these factors could result in large fluctuations and unpredictability in Veea’s quarterly and annual operating results. As a result, comparing Veea’s operating results on a period-to-period basis may not be meaningful. This variability and unpredictability could also result in Veea failing to meet the expectations of industry or financial analysts or investors for any period. If Veea’s revenue or operating results fall below the expectations of analysts or investors or below any forecasts Veea may provide to the market, or if the forecasts Veea provides to the market are below the expectations of analysts or investors, the price of Veea’s Common Stock could decline substantially. Such a stock price decline could occur even if Veea has met any previously publicly stated guidance it may provide.

Veea has not generated any significant revenue from product sales.

Veea’s ability to become profitable depends upon Veea’s ability to generate revenue. To date, Veea has not generated significant revenue from its products or from product sales. Veea’s ability to generate revenue depends on a number of factors, many of which are detailed elsewhere herein, and including, but not limited to, Veea’s ability to:

●	Solve real problems for its target market in a unique and compelling way and truly understand the needs of its customers;

●	Clearly articulate the benefits and differentiation for Veea from its competitors;

●	Design, build and deliver products and services that are reliable and effective and meet customer expectations;

●	Constantly innovate and differentiate its products and services including adding additional features and functionalities;

●	Reach its target market through the right sales efforts including the right channels and partners;

●	Utilize a clear and actionable sales strategy to identify, qualify, and convert leads into paying customers;

●	Generate interest in Veea products and services via effective marketing and publicity;

●	Price its products and services to match the market’s perception of value of those products and services;

●	Maintain consistent design and manufacturing of Veea products to match inventory with demand;

●	Continue to deliver high-quality products and services on time and within budget for its customers;

●	Provide responsive and helpful customer support that leaves a positive impression and builds loyalty; and

●	Continuously improve all Veea products, services and processes to enhance efficiency, reduce costs, and optimize performance.

If Veea does not achieve one or more of these factors in a timely manner or at all, Veea could experience significant delays or an inability to successfully commercialize its products, which would materially harm its business.

Veea will need to raise substantial additional funding. If Veea is unable to raise capital when needed or on terms acceptable to Veea, it would be forced to delay, reduce, or eliminate some of its product development programs or commercialization efforts.

The development of edge computing devices and products is capital-intensive. Veea expects its expenses to significantly increase in connection with its ongoing activities, and to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. Veea may also need to raise additional funds sooner if Veea chooses to pursue additional indications and/or geographies for its current or future products or otherwise expands more rapidly than presently anticipated. Furthermore, Veea will incur additional costs associated with operating as a public company. Accordingly, Veea will need to obtain substantial additional funding in connection with its continuing operations. If Veea is unable to raise capital when needed or on attractive terms, Veea would be forced to delay, reduce or eliminate certain of its research and development programs or future commercialization efforts.

Developing computing technology products is a time-consuming, expensive and uncertain process that takes years to complete. In addition, Veea’s products may not achieve commercial success.

Veea may need to continue to rely on additional financing to achieve its business objectives. Any additional fundraising efforts may divert Veea’s management from their day-to-day activities, which may adversely affect Veea’s ability to develop and commercialize its products. Market conditions and disruptions in the market (such as due to economic downturn, and geopolitical developments such as the war in Ukraine) may make equity and debt financing more difficult to obtain and may have a material adverse effect on Veea’s ability to meet its fundraising needs. Veea cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to Veea, if at all.

If Veea is unable to obtain funding on a timely basis or on acceptable terms, Veea may be required to significantly curtail, delay or discontinue one or more of its research or development programs or commercialization or be unable to expand its operations or otherwise capitalize on its business opportunities as desired, which could materially affect its business, financial condition and results of operations.

Raising additional capital may cause dilution to Veea’s stockholders, restrict its operations or require it to relinquish rights to its technologies or products.

Until such time, if ever, as Veea can generate substantial product revenue, Veea expects to finance its cash needs through a combination of private and public equity offerings, debt financings, collaborations, strategic alliances and licensing arrangements. Veea does not have any committed external source of funds. The terms of any financing may adversely affect the holdings or the rights of Veea’s stockholders and the issuance of additional securities, whether equity or debt, by Veea or the possibility of such issuance, may cause the market price of Veea’s shares to decline. To the extent that Veea raises additional capital through the sale of common stock or securities convertible or exchangeable into common stock, your ownership interest will be diluted, and the terms of those securities may include liquidation or other preferences that may materially adversely affect your rights as a stockholder. Debt financing, if available, would increase Veea’s fixed payment obligations and may involve agreements that include covenants limiting or restricting Veea’s ability to take specific actions, such as incurring additional debt, acquiring, selling or licensing intellectual property rights, and making capital expenditures, declaring dividends or other operating restrictions that could adversely impact Veea’s ability to conduct its business. Veea could also be required to meet certain milestones in connection with debt financing and the failure to achieve such milestones by certain dates may force Veea to relinquish rights to some of its technologies or products or otherwise agree to terms unfavorable to Veea which could have a material adverse effect on Veea’s business, operating results and prospects.

Veea also could be required to seek funds through arrangements with collaborators or distributors or otherwise at an earlier stage than otherwise would be desirable. If Veea raises funds through collaborations, strategic alliances or distribution or licensing arrangements with third parties, Veea may have to relinquish valuable rights to its intellectual property, future revenue streams, research programs or products, grant licenses on terms that may not be favorable to Veea or grant rights to develop and market products that Veea would otherwise prefer to develop and market itself, any of which may have a material adverse effect on Veea’s business, operating results and prospects.

Risks Related to Our Business, Industry and Technology

The market for Veea’s platform and products is relatively new, and may decline or experience limited growth, and Veea’s business is dependent on its clients’ continuing adoption and use of its services and products.

The market for edge computing is in an early stage of development. There is considerable uncertainty over the size and rate at which this market will grow, as well as whether our platform will be widely adopted. Our success will depend, to a substantial extent, on the widespread adoption of our platform as an alternative to other solutions.

Although Veea believes a broad market exists for its products and services, Veea’s assumptions may be incorrect or overestimated. In addition, there can be no assurance that Veea’s products and services will achieve a sufficient level of market acceptance to result in profitable operations.

Furthermore, in the event a broad market exists for its products and services, Veea may not have sufficient capital resources to implement its business plan and successfully achieve market acceptance. The timing, size and technology choices in the market could evolve differently than predicted and Veea could encounter unforeseen technical challenges in meeting market demand.

The estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and any real or perceived inaccuracies may harm our reputation and negatively affect our business. Even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

Third-party market opportunity estimates and our growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The variables that go into the calculation of our market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of addressable companies or end-users covered by our market opportunity estimates will purchase our products at all or generate any particular level of revenues for us. Even if the market in which we compete meets the size estimates and growth forecasted, our business could fail to grow for a variety of reasons, including reasons outside of our control, such as competition in our industry.

Veea may be unable to effectively manage growth.

For Veea to succeed, it may need to undergo significant expansion. There can be no assurance that it will achieve this expansion. Additionally, expansion may place a significant strain on Veea’s management, operational and financial resources. There can be no assurance that Veea’s current and planned personnel, systems, procedures and controls will be adequate to support its future operations at any increased level. Veea’s ability to manage such growth effectively will require Veea to develop and improve operational, management and financial systems and controls and to hire, train, motivate and manage its employees and contractors. As a result, Veea is subject to significant growth-related risks, including the risk that it will be unable to hire or retain the necessary personnel or acquire other resources necessary to service such growth adequately. Veea’s failure to manage growth effectively could have a material adverse effect on its business, results of operations and financial condition.

If Veea does not develop enhancements to its services and introduce new services that achieve market acceptance, its growth, business, results of operations and financial condition could be adversely affected.

Veea’s ability to attract new clients and increase revenue from existing clients depends, in part, on its ability to enhance and improve its existing offerings, increase adoption and usage of its offerings, and introduce new offerings. The success of any enhancements or new offerings depends on several factors, including timely completion, adequate quality testing, actual performance quality, market accepted pricing levels and overall market acceptance.

Enhancements and new services that Veea develops may not be introduced in a timely or cost-effective manner, may contain errors or defects, may have interoperability difficulties with its platform or other services or may not achieve the broad market acceptance necessary to generate significant revenue. Furthermore, Veea’s ability to increase the usage of its services depends, in part, on the development of new uses for its services, which may be outside of its control. If Veea is unable to successfully enhance its existing services to meet evolving consumer requirements, increase adoption and usage of its services, develop new services, or if its efforts to increase the usage of its services are more expensive than Veea expects, then its business, results of operations and financial condition would be adversely affected.

Competition may impact Veea’s results and its ability to operate profitably.

The markets in which Veea operates are competitive in terms of price, functionality, service quality, customization, timing of development, and the introduction of new products and services. Veea may encounter increased competition from new market entrants and alternative technologies. Veea’s competitors may implement new technologies before Veea does, offer more attractively priced or enhanced products, services or solutions, or they may offer other incentives that Veea does not provide. Some of Veea’s competitors may also have greater resources in certain business segments or geographic areas than Veea does. In addition, industry convergence and consolidation could potentially result in stronger competitors with greater resources and competitive advantages than Veea.

If Veea fails to compete effectively, this could have a materially adverse effect on Veea’s revenues, financial condition, profitability and cash flows. Competitive forces may also lead to reduced profit margins, loss of market share, and increased costs in research and development, manufacturing, and sales and marketing expense.

Veea’s sales efforts involve considerable time and expense and its sales cycle is often long and unpredictable.

Veea’s results of operations may fluctuate, in part, because of the intensive nature of Veea’s sales efforts and the length and unpredictability of Veea’s sales cycle. As part of Veea’s sales efforts, Veea invests considerable time and expense evaluating the specific organizational needs of its potential customers and educating these potential customers about the technical capabilities and value of our platforms and services. Veea often also provides its platforms to potential customers at no or low cost initially to them for evaluation purposes through short-term pilot deployments of Veea’s platforms, and there is no guarantee that Veea will be able to convert customers from these short-term pilot deployments to full revenue-generating contracts. The length of Veea’s sales cycle, from initial demonstration of its platforms to sale of its platforms and services, tends to be long and varies substantially from customer to customer. Veea’s sales cycle often lasts many months. Because decisions to purchase Veea’s platforms involves significant financial commitments, potential customers generally evaluate Veea’s platforms at multiple levels within their organization, each of which often have specific requirements and typically involve their senior management.

Veea’s results of operations depend on sales to government and commercial enterprise organizations, which make product purchasing decisions based in part or entirely on factors, or perceived factors, not directly related to the features of the platforms, including, among others, that customer’s projections of business growth, uncertainty about macroeconomic conditions, capital budgets, anticipated cost savings from the implementation of our platforms, potential preference for such customer’s internally-developed solutions, perceptions about Veea’s business and platforms, more favorable terms offered by potential competitors, and previous technology investments. In addition, certain decision makers and other stakeholders within Veea’s potential customers tend to have vested interests in the continued use of internally developed or existing solutions, which may make it more difficult for us to sell our platforms and products. As a result of these and other factors, Veea’s sales efforts typically require an extensive effort throughout a customer’s organization, a significant investment of human resources, expense and time, including by its senior management, and there can be no assurances that it will be successful in making a sale to a potential customer. If Veea’s sales efforts to a potential customer do not result in sufficient revenue to justify Veea’s investments, including in its growing direct sales force, its business, financial condition, and results of operations could be adversely affected.

Veea’s ability to sell its platform and satisfy its customers is dependent on the quality of its services, and its failure to offer high quality services could have a material adverse effect on its sales and results of operations.

Once Veea’s platforms are deployed and integrated with our customers’ existing information technology investments and data, Veea’s customers depend on our support and maintenance services to resolve any issues relating to our platforms. Increasingly, Veea’s platforms have been deployed in large-scale, complex technology environments, and Veea believes its future success will depend on its ability to increase sales of its platforms for use in such deployments. Further, its ability to provide effective ongoing services, or to provide such services in a timely, efficient, or scalable manner, may depend in part on its customers’ environments and their upgrading to the latest versions of its platforms and participating in its centralized platform management and services.

In addition, Veea’s ability to provide effective services is largely dependent on our ability to attract, train, and retain qualified personnel with experience in supporting customers on platforms such as Veea’s platforms. The number of Veea’s customers has grown significantly, and that growth has and may continue to put additional pressure on its services teams. Veea may be unable to respond quickly enough to accommodate short-term increases in customer demand for its support and maintenance services. Veea also may be unable to modify the future scope and delivery of its support and maintenance services to compete with changes in the services provided by its competitors. Increased customer demand for support, without corresponding revenue, could increase costs and negatively affect Veea’s business and results of operations. In addition, as Veea continues to grow its operations and expand outside of the United States, Veea needs to be able to provide efficient services that meet its customers’ needs globally at scale, and its services teams may face additional challenges, including those associated with operating the platforms and delivering support, training, and documentation in languages other than English and providing services across expanded time-zones. If Veea is unable to provide efficient support and maintenance services globally at scale, its ability to grow its operations may be harmed, and Veea may need to hire additional services personnel, which could negatively impact its business, financial condition, and results of operations.

Veea’s customers typically need training in the proper use of and the variety of benefits that can be derived from its platforms to maximize the potential of its platforms. If Veea does not effectively deploy, update, or upgrade its platforms, succeed in helping its customers quickly resolve post-deployment issues, and provide effective ongoing services, Veea’s ability to sell additional products and services to existing customers could be adversely affected, Veea may face negative publicity, and its reputation with potential customers could be damaged. Many enterprise and government customers require higher levels of service than smaller customers. If Veea fails to meet the requirements of the larger customers, it may be more difficult to execute on its strategy to increase its penetration with larger customers. As a result, Veea’s failure to maintain high quality services may have a material adverse effect on its business, financial condition, results of operations, and growth prospects.

Real or perceived errors, failures, defects, or bugs in Veea’s platforms could adversely affect its results of operations and growth prospects.

Because Veea offers very complex technology platforms, undetected errors, defects, failures, or bugs have occurred and may in the future occur, especially when platforms or capabilities are first introduced or when new versions or other product or infrastructure updates are released. Veea’s platforms are often installed and used in large-scale computing environments with different operating systems, software products and equipment, and data source and network configurations, which may cause errors or failures in Veea’s platforms or may expose undetected errors, failures, or bugs in its platforms. Despite testing by Veea, errors, failures, or bugs may not be found in new software or releases until after commencement of commercial shipments. In the past, errors have affected the performance of its platforms and can also delay the development or release of new platforms or capabilities or new versions of platforms, adversely affect its reputation and its customers’ willingness to buy platforms from Veea, and adversely affect market acceptance or perception of Veea’s platforms. Many of Veea’s customers use its platforms in applications that are critical to their businesses or missions and may have a lower risk tolerance to defects in Veea’s platforms than to defects in other, less critical, software products. Any errors or delays in releasing new software or new versions of platforms or allegations of unsatisfactory performance, errors, defects, or failures in released software could cause Veea to lose revenue or market share, increase Veea’s service costs, cause Veea to incur substantial costs in redesigning the software, cause Veea to lose significant customers, subject Veea to liability for damages and divert Veea’s resources from other tasks, any one of which could materially and adversely affect Veea’s business, results of operations and financial condition. In addition, Veea’s platforms could be perceived to be ineffective for a variety of reasons outside of its control. Hackers or other malicious parties could circumvent Veea’s or Veea’s customers’ security measures, and customers may misuse Veea’s platforms resulting in a security breach or perceived product failure.

Real or perceived errors, failures, or bugs in our platforms and services, or dissatisfaction with Veea’s services and outcomes, could result in customer terminations and/or claims by customers for losses sustained by them. In such an event, Veea may be required, or Veea may choose, for customer relations or other reasons, to expend additional resources in order to help correct any such errors, failures, or bugs. Although Veea has limitation of liability provisions in Veea’s standard software licensing and service agreement terms and conditions, these provisions may not be enforceable in some circumstances, may vary in levels of protection across our agreements, or may not fully or effectively protect Veea from such claims and related liabilities and costs.

Veea generally provides a warranty to its customers for its software products and services. In the event that there is a failure of warranties in such agreements, Veea is generally obligated to correct the product or service to conform to the warranty provision as set forth in the applicable agreement, or, if Veea is unable to do so, the customer is entitled to seek a refund of the purchase price of the product and service (generally prorated over the contract term). The sale and support of Veea’s products also entail the risk of product liability claims. Veea maintains insurance to protect against certain claims associated with the use of its products, but its insurance coverage may not adequately cover any claim asserted against us. In addition, even claims that ultimately are unsuccessful could result in Veea’s expenditure of funds in litigation and divert management’s time and other resources.

In addition, Veea’s platforms integrate a wide variety of other elements, and Veea’s platforms must successfully interoperate with products from other vendors and its customers’ internally developed software. As a result, when problems occur for a customer using Veea’s platforms, it may be difficult to identify the sources of these problems, and Veea may receive blame for a security, access control, or other compliance breach that was the result of the failure of one of the other elements in a customer’s or another vendor’s information technology, security, or compliance infrastructure. The occurrence of software or errors in data, whether or not caused by Veea’s platforms, could delay or reduce market acceptance of Veea’s platforms and have an adverse effect on Veea’s business and financial performance, and any necessary revisions may cause Veea to incur significant expenses. The occurrence of any such problems could harm Veea’s business, financial condition, and results of operations. If an actual or perceived breach of information correctness, auditability, integrity, or availability occurs in one of our customers’ systems, regardless of whether the breach is attributable to Veea’s platforms, the market perception of the effectiveness of Veea’s platforms could be harmed. Alleviating any of these problems could require additional significant expenditures of Veea’s capital and other resources and could cause interruptions, delays, or cessation of Veea’s product licensing, which could cause Veea to lose existing or potential customers and could adversely affect Veea’s business, financial condition, results of operations, and growth prospects.

A product failure could expose Veea to damages (including consequential damages or strict liability) if used in certain critical usage situations (e.g., monitoring a critical system like a transportation control system or water level control use case). Veea’s contractual liability disclaimers could be set-aside by a court or administrative agency, exposing Veea to economic and reputational injury.

Veea bears costs and risks associated with relying on distribution and partnering arrangements.

Recruiting and retaining qualified third-party distributors and channel partners and training them in our technology and product offerings require significant time and resources. To develop and expand our distributors and channel  partners, we must continue to scale and improve our processes and procedures that support our distributors and channel partners.

Furthermore, if our relationship with a successful distributor or channel partner terminates, we may be unable to replace them without disruption to our business. If we fail to maintain positive relationships with our distributors or channel partners, fail to develop new relationships with other distributors or channel partners (including in new markets), fail to manage, train, or incentivize our existing distributors or channel partners effectively, or fail to strike agreements with attractive terms, or if our distributors and channel partners are not successful in their businesses, our revenue may decrease, and our operating results, reputation, and business may be harmed.

Additionally, if Veea does not effectively manage its sales channel and distributor inventory and product mix, it may incur costs associated with excess inventory, or lose sales from having too few products. If we improperly forecast demand for our products, we could incur increased expenses associated with writing off excessive or obsolete inventory, lose sales, incur penalties for late delivery or incur additional costs by having to ship products by air freight.

Any disruption of Veea’s operations, whether due to natural or political events, may be highly damaging to the operation of Veea’s business.

Veea’s business operations and those of its suppliers are vulnerable to interruption by fire, earthquake, hurricane, flood or other natural disasters, power loss, computer viruses, computer systems failure, telecommunications failure, pandemics, quarantines, national catastrophe, terrorist activities, war and other events beyond its control. If any disaster were to occur, our or our supplier’s ability to operate could be seriously impaired and Veea could experience material harm to our business, operating results and financial condition.

The delivery of goods from suppliers, and to customers, could also be hampered for the reasons stated above. Interruptions to Veea’s systems and communications may have an adverse effect on Veea’s operations and financial condition.

Veea’s operations are complex and rely on third party manufacturers. If critical components used in Veea’s products become scarce or unavailable, Veea may incur delays in delivering its products and providing services, which could damage its business. Veea relies on a sustainable supply chain. Any issues with this supply chain could adversely affect daily business operations and profitability.

Veea depends on third party providers, suppliers and licensors to supply some of the hardware, software and support necessary to provide some of Veea’s products and services. Veea obtains these materials from a limited number of vendors, some of which do not have a long operating history, or which may not be able to continue to supply the equipment, supplies, and services it desires. Some of Veea’s hardware, software and operational support vendors represent Veea’s primary or sole source of supply or have, either through contract or as a result of intellectual property rights, a position of some exclusivity. If demand exceeds these vendors’ capacity or if these vendors experience operating or financial difficulties or are otherwise unable to provide the equipment or services Veea needs in a timely manner, at its specifications and at reasonable prices, its ability to provide some services might be materially adversely affected, or the need to procure or develop alternative sources of the affected materials or services might delay Veea’s ability to serve our customers. These events could materially and adversely affect Veea’s ability to retain and attract customers, and have a material negative impact on Veea’s operations, business, financial results and financial condition.

Veea’s reliance on third-party manufacturers also exposes Veea to the following risks over which it has limited control:

●	unexpected increases in manufacturing and repair costs;

●	inability to control the timing, quality and reliability of finished products;

●	inability to control delivery schedules;

●	liability for expenses incurred by third-party manufacturers in reliance on forecasts that later prove to be inaccurate, including the cost of components purchased by third-party manufacturers on Veea’s behalf;

●	industry consolidation and divestitures, which may result in changed business and product priorities among certain suppliers.

●	lack of adequate capacity to manufacture all or a part of the products Veea requires; and

●	labor unrest affecting the ability of the third-party manufacturers to produce Veea products.

Veea depends on its management team and other key employees, and the loss of one or more of these employees or an inability to attract and retain highly skilled employees could adversely affect its business.

Veea’s future success depends, in part, on Veea’s ability to continue to attract and retain highly skilled personnel. The loss of the services of any of our key personnel, the inability to attract or retain qualified personnel, or delays in hiring required personnel, particularly in engineering and sales, may seriously and adversely affect Veea’s business, financial condition and results of operations. Although Veea has entered into employment or consulting agreements with certain of Veea’s personnel, their employment is generally for no specific duration.

Veea’s future performance also depends on the continued services and continuing contributions of Veea’s senior management team, which include Allen Salmasi, Veea’s Founder and Chief Executive Officer to execute on Veea’s business plan and to identify and pursue new opportunities and product innovations. Veea has not entered into an employment agreement with Mr. Salmasi. The loss of services of Veea’s senior management team, particularly Veea’s Chief Executive Officer could significantly delay or prevent the achievement of Veea’s development and strategic objectives, which could adversely affect Veea’s business, financial condition and results of operations.

Veea may not be successful in continuing to attract and retain highly qualified employees to remain competitive.

Veea believes that Veea’s future success largely depends on Veea’s continued ability to hire, develop, motivate and retain engineers and other qualified employees who develop successful new products/solutions, support Veea’s existing product range and provide services to Veea’s customers and create great customer experience.

Competition for highly qualified people in the industries in which Veea operates remains intense. This competition is only further increased by the fact that other industries are looking for similar talent. Veea is continuously striving to create a positive work experience for its employees. However, there are no guarantees that Veea will be successful in attracting and retaining employees with the right skills in the future, and failure in retaining and recruiting could have a material adverse effect on Veea’s business and brand.

Veea’s management team has limited experience managing a public company and regulatory compliance may divert their attention from the day-to-day management of Veea’s business.

Most of the individuals who now constitute Veea’s management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Veea’s management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from Veea’s senior management and could divert their attention away from the day-to-day management of the businesses, which could adversely affect Veea’s businesses. It is probable that Veea will be required to expand its employee base and hire additional employees to support its operations as a public company, which would increase Veea’s operating costs in future periods.

Global economic conditions could materially adversely impact demand for Veea’s products and services.

Veea’s operations and performance depend significantly on worldwide economic conditions. Uncertainty about global economic conditions could result in customers postponing purchases of Veea’s products and services in response to tighter credit, unemployment, negative financial news and/or declines in income or asset values and other macroeconomic factors, which could have a material negative effect on demand for Veea’s products and services and, accordingly, on Veea’s business, results of operations or financial condition. For example, any economic and political uncertainty caused by the United States tariffs imposed on goods from various countries, and any corresponding tariffs from those countries in response, may negatively impact demand and/or increase the cost for Veea’s products. There is also potential adverse impact including reduced demand for products and services, excess and obsolete inventories, financial difficulties among our suppliers and vendors, difficulty in collecting on accounts receivable, increased difficulty in forecasting sales and operating results and increased volatility in results.

The challenging global economic conditions, e.g., downturn in the global economy, political unrest and uncertainty, labor and supply shortages, increasing inflation and rising interest rates, or geopolitical risks and trade frictions may have adverse, wide-ranging effects on demand for Veea’s products and for the products of Veea’s customers. This could cause customers to postpone investments or initiate other cost-cutting measures to maintain or improve their financial position. This could also result in significantly reduced expenditures for Veea’s products and services, including network infrastructure, in which case Veea’s operating results would suffer. If demand for Veea’s products and services were to fall, Veea may experience material adverse effects on Veea’s revenues, cash flow, capital employed and value of Veea’s assets and Veea could incur operating losses. The potential adverse effects of an economic downturn include:

●	reduced demand for products and services, resulting in increased price competition or deferrals of purchases, with lower revenues not fully compensated through reduced costs;

●	excess and obsolete inventories and excess manufacturing capacity;

●	financial difficulties or failures among Veea’s suppliers;

●	increased demand for customer finance, difficulties in collection of accounts receivable and increased risk of counter party failures;

●	impairment losses related to Veea’s intangible assets as a result of lower forecasted sales of certain products; and

●	increased difficulties in forecasting sales and financial results as well as increased volatility in Veea’s reported results.

Veea’s operations in foreign countries expose us to certain risks inherent in doing business internationally, which may adversely affect Veea’s business, results of operations or financial condition.

Veea has revenue, operations, contract manufacturing arrangements in foreign countries that expose Veea to certain risks. For example, fluctuations in exchange rates may affect Veea’s revenue, expenses and results of operations as well as the value of Veea’s assets and liabilities as reflected in our financial statements. Veea is also subject to other types of risks, including the following:

●	protection of intellectual property and trade secrets;

●	tariffs, customs, trade sanctions, trade embargoes and other barriers to importing/exporting materials and products in a cost-effective and timely manner, or changes in applicable tariffs or custom rules;

●	the burden of complying with and changes in U.S. or international taxation policies;

●	timing and availability of export licenses including authorization for the export of controlled items;

●	rising labor costs;

●	disruptions in or inadequate infrastructure of the countries where Veea operates;

●	the impact of public health epidemics on employees and the global economy;

●	difficulties in collecting accounts receivable;

●	difficulties in staffing and managing international operations; and

●	the burden of complying with foreign and international laws and treaties.

Disruptions to the global supply chain may affect the timely manufacture and delivery of products.

Veea is subject to variations and disruptions in the availability, price, and lead times for component parts for its products. During such periods, Veea may experience longer than normal lead time for component parts. Increased costs as a result of excessive demand for parts. In addition, contract manufacturers may be limited in terms of credit terms they can offer. This may require Veea to pay deposits in advance of production, or to seek alternative financing. These problems may be compounded further by finite manufacturing capacity. The impact to Veea and its customers is longer than expected product delivery schedules which has a direct effect on revenue recognition and cash collection.

Ongoing geopolitical and trade uncertainty from a range of factors may have a material adverse impact on Veea’s business, operations, business prospects and consequently on operating results, financial conditions and Veea’s ability to meet Veea’s targets.

Veea is subject to the increasing adverse impact of trade disputes, restrictions on imports and exports, export controls, the dismantling of dispute settlement mechanisms, and the increased control of national resources like airwaves and communications standards. Additional risks include the need to modify, change or eliminate current manufacturing capability and capacity, find alternative sources of supply and manufacturing resources and comply with rules and regulations for local sourcing and investment.

Geopolitical alliances are shifting as global tensions, including between US and China, drive growing economic, technological, military, and political competition across the world. At the same time, there are numerous ongoing local and regional conflicts, of which the ongoing military conflict between the Ukraine and Russia, are of particular significance. It is not yet clear how these new dynamics will play out across the world. These tensions, including trade restrictions, enhanced sanctions measures and increased safeguards for national security purposes, can impact global market conditions and continue to be challenging for global supply chains.

Because some of Veea’s products are manufactured in China and Taiwan, further changes in the economic and political policies in or relating to China and tensions between China and Taiwan could have a material adverse effect on Veea’s business. Additionally, political instability in the regions in which Veea operates may further increase the risk of possible legal or regulatory violations by Veea or its suppliers, agents and employees. Any violation could cause severe reputational harm to Veea and a material adverse effect on Veea’s business operations. Additional impacts could include:

●	reduced or lost market access;

●	decreased ability for unrestricted use of Veea’s global supply chain for all markets, e.g., as a result of import or export restrictions in the US and China;

●	increased trade restrictions, including economic sanctions and export controls, tariffs and increased costs which may not be recoverable;

●	separation of global standards for mobile telecommunication;

●	sourcing restrictions and constraints for access to hardware and software products and components;

●	reduced efficiency in research and development (“R&D”) and restrictions in use of R&D resources;

●	deferrals of purchases, with lower revenues not fully compensated through reduced costs;

●	excess and obsolete inventories and excess manufacturing capacity;

●	financial difficulties or failures among Veea’s suppliers;

●	impairment losses related to Veea’s intangible assets as a result of lower forecasted sales of certain products; and

●	increased difficulties in forecasting sales and financial results as well as increased volatility in Veea’s reported results.

If Veea fails to maintain effective internal control over financial reporting or identify a material weakness or significant deficiency in its internal control over financial reporting, Veea’s ability to report its financial condition and results of operations in a timely and accurate manner could be adversely affected, investor confidence in Veea company could diminish, and the value of its stock may decline.

Preparing Veea’s consolidated financial statements involves a number of complex manual and automated processes, which are dependent upon individual data input or review and require significant management judgment. One or more of these processes may result in errors that may not be detected and could result in a material misstatement or other errors of Veea’s consolidated financial statements. Such errors may be more likely to occur when implementing new systems and processes, particularly when implementing evolving and complex accounting rules. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that as a publicly traded company, Veea discloses whether our internal control over financial reporting and disclosure controls and procedures are effective.

A material weakness is a deficiency, or combination of deficiencies, in internal controls over financial reporting such that there is a reasonable possibility that a material misstatement of Veea’s annual or interim financial statements will not be prevented or detected on a timely basis. While Veea continually undertakes steps to improve Veea’s internal controls over financial reporting as Veea’s business changes, Veea may not be successful in making the improvements and changes necessary to be able to identify and remediate control deficiencies or material weaknesses on a timely basis. If Veea is unable to successfully remediate any current or future material weaknesses in Veea’s internal controls over financial reporting, the accuracy and timing of Veea’s financial reporting may be adversely affected; Veea’s liquidity, access to capital markets and perceptions of Veea’s creditworthiness may be adversely affected; Veea may be unable to maintain compliance with securities laws, stock exchange listing requirements and debt instruments covenants regarding the timely filing of periodic reports; Veea may be subject to regulatory investigations and penalties; investors may lose confidence in its financial reporting; Veea may suffer defaults under Veea’s debt instruments; and Veea’s stock price may decline.

Risks Related to Our Intellectual Property

If Veea is unable to obtain and maintain patent protection for Veea’s products and other proprietary technologies Veea develops, or if the scope of the patent protection obtained is not sufficiently broad, Veea’s competitors could develop and commercialize products and technology similar or identical to Veea’s, and Veea’s ability to successfully commercialize Veea’s products and other proprietary technologies Veea may develop may be adversely affected.

Veea’s success depends in large part on Veea’s ability to obtain and maintain patent protection in the U.S. and other countries with respect to Veea’s products and other proprietary technologies Veea may develop. In order to protect Veea’s proprietary position, Veea has filed and intends to file additional patent applications in the U.S. and abroad relating to Veea’s products and other proprietary technologies Veea may develop; however, there can be no assurance that any such patent applications will issue as granted patents or that a granted patent will provide sufficient coverage for Veea’s products. If Veea is unable to obtain or maintain patent protection with respect to Veea’s products and other proprietary technologies Veea may develop, Veea’s business, financial condition, results of operations and prospects could be materially harmed.

The patent prosecution process is expensive, time-consuming and complex, and Veea may not be able to file, prosecute, maintain, enforce, or license all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that Veea will fail to identify patentable aspects of Veea’s research and development output in time to obtain patent protection. Although Veea enters into non-disclosure and confidentiality agreements with parties who have access to confidential or patentable aspects of Veea’s research and development output, such as Veea’s employees, corporate collaborators, outside collaborators, contract manufacturers, consultants, advisors and other third parties, any of these parties may breach the agreements and disclose such output before a patent application is filed, thereby jeopardizing Veea’s ability to seek patent protection. In addition, Veea’s ability to obtain and maintain valid and enforceable patents depends on whether the differences between Veea’s inventions and the prior art allow Veea’s inventions to be patentable over the prior art. Furthermore, publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the U.S. and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, Veea cannot be certain that Veea or Veea’s licensors were the first to make the inventions claimed in any of Veea’s owned or licensed patents or pending patent applications, or that Veea or Veea’s licensors were the first to file for patent protection of such inventions.

The patent position of technology companies generally is highly uncertain and involves complex legal and factual questions. As a result, the issuance, scope, validity, enforceability and commercial value of Veea’s patent rights are highly uncertain. Veea’s patent applications may not result in patents being issued which protect Veea’s products and other proprietary technologies which Veea may develop, or which effectively prevent others from commercializing competitive technologies and products. In particular, Veea’s ability to stop third parties from making, using, selling, offering to sell, or importing products that infringe Veea’s intellectual property will depend in part on Veea’s success in obtaining and enforcing patent claims that cover all of Veea’s technology, inventions and improvements. With respect to both licensed and company-owned intellectual property, Veea cannot be sure that patents will be granted with respect to any of Veea’s pending patent applications or with respect to any patent applications filed by us in the future. Moreover, even issued patents do not provide Veea with the right to practice Veea’s technology in relation to the commercialization of Veea’s products. Third parties may have blocking patents that could be used to prevent us from commercializing Veea’s products and practicing Veea’s proprietary technology. Veea’s issued patent as well as patents that may issue in the future that Veea owns or licenses may be challenged, invalidated, or circumvented, which could limit Veea’s ability to stop competitors from marketing related products or limit the length of the term of patent protection that Veea may have for Veea’s products. Furthermore, Veea’s competitors may independently develop similar technologies.

Additionally, issuance of a patent is not conclusive as to its inventorship, scope, validity, or enforceability, and Veea’s patents may be challenged in the courts or patent offices in the U.S. and abroad. Veea may be subject to a third-party pre-issuance submission of prior art to the U.S. Patent and Trademark Office (“USPTO”) or in other jurisdictions, or become involved in opposition, derivation, revocation, reexamination, post-grant and inter partes review, or other similar proceedings challenging Veea’s patent rights. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, invalidate or render unenforceable, Veea’s patent rights, allow third parties to commercialize Veea’s products and other proprietary technologies Veea may develop and compete directly with Veea, without payment to Veea, or result in Veea’s inability to manufacture or commercialize products without infringing third-party patent rights. Such proceedings also may result in substantial cost and require significant time from Veea’s scientists and management, even if the eventual outcome is favorable to us.

In addition, if the breadth or strength of protection provided by Veea’s patents and patent applications is threatened, regardless of the outcome, it could dissuade companies from collaborating with Veea to license, develop or commercialize current or future products.

Veea may not be able to protect Veea’s intellectual property rights throughout the world.

Filing, prosecuting, maintaining, enforcing and defending patents and other intellectual property rights on Veea’s technology and any products Veea may develop in all jurisdictions throughout the world would be prohibitively expensive, and accordingly, Veea’s intellectual property rights in some jurisdictions outside the U.S. could be less extensive than those in the U.S. In some cases, Veea or Veea’s licensors may not be able to obtain patent or other intellectual property protection for certain technology and products outside the U.S. In addition, the laws of some foreign jurisdictions do not protect intellectual property rights to the same extent as federal and state laws in the U.S. Consequently, Veea and Veea’s licensors may not be able to obtain issued patents or other intellectual property rights covering any products Veea may develop and Veea’s technology in all jurisdictions outside the U.S. and, as a result, may not be able to prevent third parties from practicing Veea’s and Veea’s licensors’ inventions in all countries outside the U.S., or from selling or importing products made using Veea’s inventions in and into the U.S. or other jurisdictions. For example, third parties may use Veea’s technologies in jurisdictions where Veea and Veea’s licensors have not pursued and obtained patent or other intellectual property protection to develop their own products and, further, may export otherwise infringing, misappropriating or violating products to territories where Veea has patent or other intellectual property protection, but enforcement is not as strong as that in the U.S.

Additionally, many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain jurisdictions, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, which could make it difficult for us to stop the infringement, misappropriation or other violation of Veea’s patent and other intellectual property rights or marketing of competing products in violation of Veea’s intellectual property rights generally. Proceedings to enforce Veea’s or Veea’s licensors’ patent and other intellectual property rights in foreign jurisdictions could result in substantial costs and divert Veea’s efforts and attention from other aspects of Veea’s business, could put Veea’s patent and other intellectual property rights at risk of being invalidated or interpreted narrowly and Veea’s patent applications at risk of not issuing and could provoke third parties to assert claims against us. Veea or Veea’s licensors may not prevail in any lawsuits that Veea or Veea’s licensors initiate and, if Veea or Veea’s licensors prevail, the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, Veea’s efforts to enforce Veea’s intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that Veea develop or license.

Many jurisdictions also have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties, and many jurisdictions limit the enforceability of patents against government agencies or government contractors. In these jurisdictions, the patent owner may have limited remedies, which could materially diminish the value of such patents. If Veea or any of Veea’s licensors is forced to grant a license to third parties with respect to any patents relevant to Veea’s business, Veea’s competitive position may be impaired, and Veea’s business, financial condition, results of operations and prospects may be adversely affected.

Issued patents covering products Veea may develop could be found invalid or unenforceable if challenged in court or before administrative bodies in the U.S. or abroad.

Veea’s owned and licensed patent rights may be subject to priority, validity, inventorship and enforceability disputes. If Veea or Veea’s licensors are unsuccessful in any of these proceedings, such patent rights may be narrowed, invalidated or held unenforceable. The foregoing could have a material adverse effect on Veea’s business, financial condition, results of operations and prospects.

For example, if Veea or one of Veea’s licensors initiate legal proceedings against a third party to enforce a patent covering any of Veea’s products or Veea’s technology, the defendant could counterclaim that the patent is invalid or unenforceable. In patent litigation in the U.S., defendant counterclaims alleging invalidity or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, lack of written description or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld information material to patentability from the USPTO, or made a misleading statement, during prosecution. Third parties also may raise similar claims before administrative bodies in the U.S. or abroad, even outside the context of litigation. Such mechanisms include re-examination, interference proceedings, derivation proceedings, post grant review, inter partes review and equivalent proceedings such as opposition, invalidation and revocation proceedings in foreign jurisdictions. Such proceedings could result in the revocation or cancellation of or amendment to Veea’s patents in such a way that they no longer cover one or more of Veea’s products or Veea’s technology or no longer prevent third parties from competing with any products Veea may develop or Veea’s technology. The outcome following legal assertions of invalidity and unenforceability is unpredictable. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a distraction to management and other employees. With respect to the validity question, for example, Veea cannot be certain that there is no invalidating prior art, of which the patent examiner and Veea or Veea’s licensing partners were unaware during prosecution. If a third party were to prevail on a legal assertion of invalidity or unenforceability, Veea could lose at least part, and perhaps all, of the patent protection on one or more of Veea’s products or technology. Such a loss of patent protection could have a material adverse effect on Veea’s business, financial condition, results of operations and prospects.

Obtaining and maintaining Veea’s patent protection depends on compliance with various procedural, document submission, fee payment, and other requirements imposed by government patent agencies, and Veea’s patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees, and various other government fees on patents and applications will be due to be paid to the USPTO and various government patent agencies outside of the U.S. over the lifetime of Veea’s owned or licensed patents and applications. The USPTO and various non-U.S. government agencies require compliance with several procedural, documentary, fee payment and other similar provisions during the patent application process. In some cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. There are situations, however, in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in a partial or complete loss of patent rights in the relevant jurisdiction. In such an event, potential competitors might be able to enter the market with similar or identical products or technology, which could have a material adverse effect on Veea’s business, financial condition, results of operations, and prospects.

Changes in patent law in the U.S. or worldwide could diminish the value of patents in general, thereby impairing Veea’s ability to protect any products Veea may develop and Veea’s technology.

Changes in either the patent laws or interpretation of patent laws in the U.S. and worldwide, including patent reform legislation such as the Leahy-Smith America Invents Act (the “Leahy-Smith Act”), could increase the uncertainties and costs surrounding the prosecution of any owned or in-licensed patent applications and the maintenance, enforcement or defense of any in-licensed issued patents and issued patents Veea may own or in-license in the future. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These changes include provisions that affect the way patent applications are prosecuted, redefine prior art, provide more efficient and cost-effective avenues for competitors to challenge the validity of patents, and enable third-party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent at USPTO administered post-grant proceedings, including post-grant review, inter partes review, and derivation proceedings. Assuming that other requirements for patentability are met, prior to March 2013, in the U.S., the first to invent the claimed invention was entitled to the patent, while outside the U.S., the first to file a patent application was entitled to the patent. After March 2013, under the Leahy-Smith Act, the U.S. transitioned to a first-to-file system in which, assuming that the other statutory requirements for patentability are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third party was the first to invent the claimed invention. As such, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of Veea’s patent applications and the enforcement or defense of patents to issue, all of which could have a material adverse effect on Veea’s business, financial condition, results of operations and prospects.

In addition, the patent positions of companies in the development and commercialization of biologics and pharmaceuticals are particularly uncertain. Recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations.

Depending on future actions by the U.S. Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could have a material adverse effect on Veea’s patent rights and Veea’s ability to protect, defend and enforce Veea’s patent rights in the future.

Veea may be subject to claims challenging the inventorship or ownership of Veea’s patent and other intellectual property rights.

Veea or Veea’s licensors may be subject to claims that former employees, collaborators or other third parties have an interest in Veea’s owned or in-licensed patent rights, trade secrets or other intellectual property as an inventor or co-inventor. For example, Veea or Veea’s licensors may have inventorship disputes arise from conflicting obligations of employees, consultants or others who are involved in developing Veea’s products or technology. Litigation may be necessary to defend against these and other claims challenging inventorship or Veea’s or Veea’s licensors’ ownership of Veea’s owned or in-licensed patent rights, trade secrets or other intellectual property. If Veea or Veea’s licensors fail in defending any such claims, in addition to paying monetary damages, Veea may lose valuable intellectual property rights, such as exclusive ownership of or right to use intellectual property that is important to any products Veea may develop or Veea’s technology. Even if Veea is successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. Any of the foregoing could have a material adverse effect on Veea’s business, financial condition, results of operations and prospects.

Veea may be subject to claims that Veea’s employees, consultants or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers or claims asserting ownership of what Veea regards as Veea’s own intellectual property.

Some of Veea’s employees, consultants and advisors are currently or were previously employed at other companies, including Veea’s competitors or potential competitors. Although Veea tries to ensure that Veea’s employees, consultants and advisors do not use the proprietary information or know-how of others in their work for us, Veea may be subject to claims that Veea or these individuals have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such individual’s current or former employer. Litigation may be necessary to defend against these claims. If Veea fails in defending any such claims, in addition to paying monetary damages, Veea may lose valuable intellectual property rights or personnel. Even if Veea is successful in defending against such claims, litigation could result in substantial costs and be a distraction to Veea’s management.

In addition, while it is Veea’s policy to require Veea’s employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, Veea may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that Veea regards as Veea’s own. The assignment of intellectual property rights may not be self-executing, or the assignment agreements may be breached, and Veea may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what Veea regards as Veea’s intellectual property. Such claims could have a material adverse effect on Veea’s business, financial condition, results of operations and prospects.

Third-party claims of intellectual property infringement, misappropriation or other violations against us or Veea’s collaborators may prevent or delay the development and commercialization of Veea’s products and other proprietary technologies Veea may develop.

Veea’s commercial success depends in part on Veea’s ability to avoid infringing, misappropriating and otherwise violating the patents and other intellectual property rights of third parties. There is a substantial amount of complex litigation involving patents and other intellectual property rights in the technology industry, as well as administrative proceedings for challenging patents, including interference, derivation, reexamination, inter partes review and post-grant review proceedings before the USPTO or oppositions and other comparable proceedings in foreign jurisdictions.

Numerous U.S. and foreign issued patents and pending patent applications owned by third parties exist in the fields in which Veea is commercializing or plan to commercialize Veea’s products and in which Veea is developing other proprietary technologies. As the technology industry expands and more patents are issued, the risk increases that Veea’s products and commercializing activities may give rise to claims of infringement of the patent rights of others. Veea cannot assure you that Veea’s products and other proprietary technologies Veea may develop will not infringe existing or future patents owned by third parties. Veea may not be aware of patents that have already been issued and that a third party, for example, a competitor in the fields in which Veea is developing Veea’s products, might assert as infringed by us. It is also possible that patents owned by third parties of which Veea is aware or patents that may issue in the future from patent applications owned by third parties of which Veea is aware, but which Veea does not believe Veea infringes or that Veea believes Veea has valid defenses to any claims of patent infringement, could be found to be infringed by us, such as in connection with one or more of Veea’s products. In addition, because patent applications can take many years to issue, and the scope of any patent claims that may ultimately issue are difficult to predict, there may be currently pending patent applications that may later result in issued patents that Veea may infringe and that, as a result, could harm Veea’s business.

In the event that any third-party claims that Veea infringes their patents or that Veea is otherwise employing their proprietary technology without authorization and initiates litigation against us, even if Veea believes such claims are without merit, a court of competent jurisdiction could hold that such patents are valid, enforceable and infringed by us. In this case, the holders of such patents may be able to block Veea’s ability to commercialize the infringing products or technologies unless Veea obtains a license under the applicable patents, or until such patents expire or are finally determined to be held invalid or unenforceable. Such a license may not be available on commercially reasonable terms or at all. Even if Veea is able to obtain a license, the license would likely obligate us to pay license fees or royalties or both, and the rights granted to us might be nonexclusive, which could result in Veea’s competitors gaining access to the same intellectual property. If Veea is unable to obtain a necessary license to a third-party patent on commercially reasonable terms, Veea may be unable to commercialize the infringing products or technologies or such commercialization efforts may be significantly delayed, which could in turn significantly harm Veea’s business.

Defense of infringement claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of management and other employee resources from Veea’s business, and may impact Veea’s reputation. In the event of a successful claim of infringement against us, Veea may be enjoined from further developing or commercializing the infringing products or technologies. In addition, Veea may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, obtain one or more licenses from third parties, pay royalties and/or redesign Veea’s infringing products or technologies, which may be impossible or require substantial time and monetary expenditure. In that event, Veea would be unable to further develop and commercialize Veea’s products or technologies, which could harm Veea’s business significantly. Further, Veea cannot predict whether any required license would be available at all or whether it would be available on commercially reasonable terms. Veea could be prevented from commercializing a product, or be forced to cease some aspect of Veea’s business operations, if, as a result of actual or threatened patent infringement claims, Veea is unable to enter into licenses on acceptable terms.

Veea may in the future pursue invalidity proceedings with respect to third-party patents. The outcome following legal assertions of invalidity is unpredictable. Even if resolved in Veea’s favor, these legal proceedings may cause us to incur significant expenses, and could distract Veea’s technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of Veea’s common stock. Such proceedings could substantially increase Veea’s operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. If Veea does not prevail in the patent proceedings the third parties may assert a claim of patent infringement directed at Veea’s products.

Veea may become involved in lawsuits to protect or enforce Veea’s patents and other intellectual property rights, which could be expensive, time-consuming and unsuccessful.

Third parties, such as a competitor, may infringe Veea’s patent rights. In an infringement proceeding, a court may decide that a patent owned by Veea is invalid or unenforceable or may refuse to stop the other party from using the invention at issue on the grounds that the patent does not cover the technology in question. In addition, Veea’s patent rights may become involved in inventorship, priority or validity disputes. To counter or defend against such claims can be expensive and time-consuming. An adverse result in any litigation proceeding could put Veea’s patent rights at risk of being invalidated or interpreted narrowly. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of Veea’s confidential information could be compromised by disclosure during this type of litigation.

Even if resolved in Veea’s favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract Veea’s personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of Veea’s common stock. Such litigation or proceedings could substantially increase Veea’s operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. Veea may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of Veea’s competitors may be able to sustain the costs of such litigation or proceedings more effectively than Veea can because of their greater financial resources and more mature and developed intellectual property portfolios. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on Veea’s ability to compete in the marketplace.

If Veea’s trademarks and trade names are not adequately protected, then Veea may not be able to build name recognition in Veea’s markets of interest and Veea’s business may be adversely affected.

Veea’s registered or unregistered trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. Veea may not be able to protect Veea’s rights to these trademarks and trade names, which Veea need to build name recognition among potential partners or customers in Veea’s markets of interest. At times, competitors or other third parties may adopt trade names or trademarks similar to ours, thereby impeding Veea’s ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of Veea’s registered or unregistered trademarks or trade names. Veea’s efforts to enforce or protect Veea’s proprietary rights related to trademarks, trade names, domain name or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely affect Veea’s business, financial condition, results of operations and prospects.

Risks Related to Cybersecurity and Data Privacy

If Veea’s security measures are breached or fail and unauthorized access is obtained to a customer’s data, Veea’s service may be perceived as insecure, the attractiveness of its services to current or potential customers may be reduced, and Veea may incur significant liabilities.

Veea’s services involve the web-based and data storage and transmission of customers’ information. Veea relies on proprietary and commercially available systems, software, tools and monitoring, as well as other processes, to provide security for processing, transmission and storage of such information. Because of the sensitivity of this information and due to requirements under applicable laws and regulations, the effectiveness of our security efforts is very important. If Veea’s security measures are breached or fail as a result of third-party action, acts of terror, social unrest, employee error, malfeasance or for any other reasons, someone may be able to obtain unauthorized access to customer data. Improper activities by third-parties, advances in computer and software capabilities and encryption technology, new tools and discoveries and other events or developments may facilitate or result in a compromise or breach of our security systems. Veea’s security measures may not be effective in preventing unauthorized access to the customer data stored on Veea’s servers. If a breach of our security occurs, Veea could face damages for contract breach, penalties for violation of applicable laws or regulations, possible lawsuits by individuals affected by the breach and significant remediation costs and efforts to prevent future occurrences. In addition, whether there is an actual or a perceived breach of Veea’s security, the market perception of the effectiveness of Veea’s security measures could be harmed and Veea could lose current or potential customers.

Cybersecurity incidents may have a material adverse effect on Veea’s business, operations, financial performance, customer and vendor relationships, reputation and brand, and may introduce the possibility of litigations or regulatory investigations or actions.

Veea’s business operations are vulnerable to cybersecurity incidents that may impact the confidentiality, availability or integrity of information assets, IT assets, products, services, or solutions. These incidents may include data breaches, intrusions, espionage, data privacy infringements, leakage of confidential or sensitive data, unauthorized or accidental modification of data and general malfeasance.

Events or incidents that are caused as a result of vulnerabilities in software or products supplied to us could have a material adverse effect upon Veea, Veea’s business, financial performance, reputation and brand, potentially slowing operations, leaking valuable or sensitive information, personal data or damaging Veea’s products that have been installed in Veea’s customers’ networks.

It is possible that a cybersecurity incident in Veea’s operations or supply chain could have an adverse impact on the integrity of solutions or services provided by Veea as well as Veea’s ability to comply with legal, regulatory or contractual requirements. These incidents may include tampering with components, the inclusion of backdoors or implants, the unintentional inclusion of vulnerabilities in components or software, and cybersecurity incidents which prevent a supplier from being able to fulfil commitments to Veea.

Any cybersecurity incident including unintended use, misconfiguration, or unintended actions, involving Veea’s operations, supply chain, product development, services, third-party providers or installed product base, could cause severe harm to Veea and could have a material adverse effect on Veea’s business, financial performance, customer and vendor relationships, reputation and brand, and may introduce the possibility of litigation or regulatory investigations or actions.

The presence of vulnerabilities in Veea’s products, services or operations, may not be detected during product development and operations, and may be leveraged by a threat actor to cause material harm to Veea or Veea’s customers.

Vulnerabilities in Veea’s products, solutions or services not detected and treated during product development or solution delivery may be exploited by a threat actor to cause harm to Veea’s customers, end-users or Veea. Vulnerabilities could be brought in through different stages of the product life cycle. In some situations, it may be hard to detect these vulnerabilities due to their location, or due to the fact that they are unknown vulnerabilities, often referred to as “zero-day vulnerabilities.” As almost any modern software can contain open source and third-party components, so does software in networks, unmitigated security exposures can put Veea customers at varying levels of risk and expose Veea to liabilities or loss of business.

Veea, Veea’s partners, and others who use Veea’s services obtain and process a large amount of sensitive data. Any real or perceived improper or unauthorized use of, disclosure of, or access to such data could harm Veea’s reputation as a trusted brand, as well as have a material and adverse effect on Veea’s business.

Veea and Veea’s partners obtain and process large amounts of sensitive data, including data related to customers and their transactions as well as other users of Veea’s services. Veea faces risks, including to Veea’s reputation as a trusted brand in the handling and protection of this data, and these risks will increase as Veea’s business continues to expand to include new products and technologies. Our operations involve the storage and transmission of sensitive information of individuals. Veea has administrative, technical, and physical security measures in place, and Veea has policies and procedures in place to contractually require third parties to whom Veea transfers data to implement and maintain appropriate security measures. However, if Veea’s security measures or those of the previously mentioned third parties are inadequate or are breached as a result of third-party action, employee error, malfeasance, malware, phishing, hacking attacks, system error, trickery, or otherwise, and, as a result, someone obtains unauthorized access to sensitive information, including personally identifiable information or protected health information, on Veea’s systems or Veea’s partners’ systems, or if Veea suffers a ransomware or advanced persistent threat attack, or if any of the foregoing is reported or perceived to have occurred, Veea’s reputation and business could be damaged. If the sensitive information is lost or improperly disclosed or threatened to be disclosed, Veea could incur significant liability and be subject to regulatory scrutiny and penalties, including costs associated with remediation. Veea is also required to comply with ever-more stringent privacy regulations, the violation of which can lead to financial penalties and reputational injury.

Risks Related to Compliance with Law, Government Regulation and Litigation

Veea could experience penalties and adverse rulings in enforcement or other proceedings for non-compliance with laws, rules and regulations governing its business (e.g., frequency certifications).

Compliance with changed laws, rules or regulations may subject Veea to increased costs or reduced products and services demand. Compliance failures as well as required operational changes could have a material adverse impact on Veea, including its reputation, business, financial condition, results of operations, cash flows or prospects.

Further, Veea develops many of its products and services based on existing laws, rules, regulations and technical standards. Changes to existing laws, rules, regulations and technical standards, or the implementation of new laws, rules, regulations and technical standards relating to products and services not previously regulated, could adversely affect Veea’s development efforts by increasing compliance costs and causing delay. Regulatory changes related to e.g., license fees, environment, health and safety, privacy (including the cross-border transfer of personal data for example between the EU and the US), and other regulatory areas may increase costs and restrict Veea’s operations.

Veea is subject to certain US and other anti-corruption (including anti-bribery, anti-money-laundering, dual use regulations, sanctions, terror finance and anti-terrorism) laws, rules and regulations.

Veea is required to comply with anti-corruption (including anti-bribery, anti-money-laundering, sanctions, terror finance and anti-terrorism) laws, rules and regulations in the jurisdictions in which Veea does business. Veea has policies and procedures designed to assist us and our personnel in complying with applicable laws, rules and regulations, but our employees and subcontractors may from time to time take actions that violate these requirements. Actions by Veea’s employees or subcontractors, or by third party intermediaries acting on its behalf in violation of these laws, rules or regulations whether carried out in the US or elsewhere in connection with the conduct of Veea’s business may expose Veea to significant liability for violations of such laws, rules or regulations and may have a material adverse effect on Veea, including its reputation, business, financial condition, results of operations, cash flows, or prospects.

Veea could be subject to additional tax liabilities.

Veea is subject to federal, state, and local income taxes in the United States and numerous foreign jurisdictions. Determining Veea’s provision for income taxes requires significant management judgment, and the ultimate tax outcome may be uncertain. In addition, Veea’s provision for income taxes is subject to volatility and could be adversely affected by many factors, including, among other things, changes to Veea’s operating or holding structure, changes in the amounts of earnings in jurisdictions with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, and changes in U.S. and foreign tax laws. Moreover, Veea is subject to the examination of Veea’s income tax returns by tax authorities in the U.S. and various foreign jurisdictions, which may disagree with Veea’s calculation of research and development tax credits, cross-jurisdictional transfer pricing, or other matters and assess additional taxes, interest or penalties. While Veea regularly assesses the likely outcomes of these examinations to determine the adequacy of Veea’s provision for income taxes and Veea believes that its financial statements reflect adequate reserves to cover any such contingencies, there can be no assurance that the outcomes of such examinations will not have a material impact on Veea’s results of operations and cash flows. If U.S. or other foreign tax authorities change applicable tax laws, Veea’s overall taxes could increase, and Veea’s financial condition or results of operations may be adversely impacted.

Veea could become involved in lawsuits, legal proceedings and investigations which, if determined unfavorably, could require Veea to pay substantial damages, fines and/or penalties.

In the normal course of Veea’s business Veea could become involved in legal proceedings, including such matters as commercial disputes, claims regarding intellectual property, antitrust, tax and labor disputes, as well as government inquiries and investigations. Legal proceedings can be expensive, lengthy and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict. An unfavorable resolution of a particular matter could have a material adverse effect on Veea’s business, operating results, financial condition and reputation. As a publicly listed company, Veea may be exposed to lawsuits in which plaintiffs allege that Veea or its officers have failed to comply with securities laws, stock market regulations or other laws, regulations or requirements. Whether or not there is merit to such claims, the time and costs incurred to defend Veea and its officers and the potential settlement or compensation to the plaintiffs could have significant impact on Veea’s reported results and reputation.

Veea may fail to comply with environmental, social and governance standards, which could negatively affect Veea, including its reputation, business, financial condition, results of operations, cash flows or prospects.

Veea is subject to environmental, social and governance laws, rules and regulations as well as sustainability and corporate responsibility requirements, and Veea expect such laws, rules, regulations and other requirements to increase as governments impose new laws, rules, regulations or other requirements. These laws, rules, regulations and other requirements have a high focus on anti-corruption (including anti-bribery, anti-money-laundering, sanctions, terror finance and anti-terrorism). To ensure that Veea’s operations are conducted in accordance with applicable laws, rules, regulations and other requirements, Veea’s employees are subject to ethical standards in its Employee Handbook and other sources.

There is also an increased demand from external stakeholders, for example investors, customers, suppliers and partners, for transparency about sustainability and corporate responsibility issues that might be difficult to fulfill. If Veea fails to adequately meet these expectations, our business may be adversely affected.

Potential health risks related to radiofrequency electromagnetic fields may subject us to various product liability claims and result in regulatory changes.

The edge computing industry is subject to claims that mobile devices including edge routers and associated computing devices and other equipment that generate radiofrequency electromagnetic fields may expose individuals to health risks. At present, a substantial number of scientific reviews conducted by various independent research bodies have concluded that radiofrequency electromagnetic fields, when used at levels within the limits prescribed by public health authority safety standards and recommendations, cause no adverse effects to human health. However, any perceived risk or new scientific findings of adverse health effects from mobile communication devices and equipment could adversely affect us through a reduction in sales or through liability claims. Although Veea’s products are designed to comply with currently applicable safety standards and regulations regarding radio frequency electromagnetic fields, Veea cannot guarantee that Veea will not become the subject of product liability claims. Veea also cannot guarantee that Veea will not be held liable for such claims or be required to comply with future changed regulatory requirements. Veea may in addition be affected by regulatory or other restrictions imposed on Veea’s customers use of radio equipment that may have a material adverse effect on our business, operating results, financial condition, reputation and brand.

Risks Related to our Common Stock

The price of the Common Stock may change, even if Veea’s business is doing well, and you could lose all or part of your investment as a result.

The trading price of shares of Veea’s Common Stock is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares of the Common Stock at an attractive price due to a number of factors such as those listed elsewhere herein and the following:

●	results of operations that vary from the expectations of securities analysts and investors;

●	results of operations that vary from those of Veea’s competitors;

●	changes in expectations as to Veea’s future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

●	declines in the market prices of stocks generally;

●	strategic actions by Veea or its competitors;

●	announcements by Veea or its competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

●	any significant change in Veea’s management;

●	changes in general economic or market conditions (including changes in interest rates or inflation) or trends in Veea’s industry or markets;

●	changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to Veea’s business;

●	future sales of the Common Stock or other securities;

●	dilution as a result of future exercises of Warrants;

●	investor perceptions of the investment opportunity associated with the Common Stock relative to other investment alternatives;

●	the public’s response to press releases or other public announcements by Veea or third parties, including Veea’s filings with the SEC;

●	litigation involving Veea, Veea’s industry, or both, or investigations by regulators into Veea’s Board, our operations or those of Veea’s competitors;

●	guidance, if any, that Veea provides to the public, any changes in this guidance or Veea’s failure to meet this guidance;

●	the development and sustainability of an active trading market for the Common Stock;

●	actions by institutional or activist stockholders;

●	changes in accounting standards, policies, guidelines, interpretations or principles; and

●	other events or factors, including those resulting from pandemics, natural disasters, war, acts of terrorism or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of the Common Stock, regardless of Veea’s actual operating performance. In addition, price volatility may be greater if the public float and trading volume of the Common Stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If Veea were involved in securities litigation, it could have a substantial cost and divert resources and the attention of management from Veea’s business regardless of the outcome of such litigation.

Veea intends to file a registration statement with the SEC on Form S-8 that will automatically become effective upon filing. Veea’s issuance of additional shares of the Common Stock or convertible securities could make it difficult for another company to acquire Veea, may dilute your ownership of Veea and could adversely affect price of the Common Stock.

Veea intends to file a registration statement with the SEC on Form S-8 providing for the registration of shares of the Common Stock issued or reserved for issuance under the Incentive Equity Plan. Subject to the expiration of any applicable lock-ups, shares registered under the registration statement on Form S-8 will automatically become effective upon filing and be available for resale immediately in the public market without restriction.

In addition, the shares of the Common Stock reserved for future issuance under the Incentive Equity Plan will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale by affiliates under Rule 144, as applicable. 4,852,697 shares of the Common Stock (all of which may be issued pursuant to the exercise of incentive stock options) are expected to be reserved for future issuance under the Incentive Equity Plan, and such number is expected to increase by the lesser of three percent (3%) of the aggregate number of fully diluted shares of Veea outstanding on the final day of the immediately preceding calendar year or such smaller number of shares as is determined by the administrator of the Incentive Equity Plan.

Future sales, or the perception of future sales, by Veea or its stockholders in the public market could cause the market price for shares of the Common Stock to decline, even if Veea’s business is doing well.

The sale of shares of the Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of the Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for Veea to sell equity securities in the future at a time and at a price that it deems appropriate.

Following the expiration of the lock-ups under the Lock-Up Agreements, sales of a substantial number of shares of Common Stock in the public market could occur. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of the Common Stock. As restrictions on resale end and registration statements (filed after the Closing to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in the share price of the Common Stock or the market price of the Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

As a public reporting company, Veea is subject to rules and regulations established from time to time by the SEC regarding its internal controls over financial reporting. If Veea fails to establish and maintain effective internal controls over financial reporting and disclosure controls and procedures, it may not be able to accurately report its financial results or report them in a timely manner, which could adversely affect Veea’s business.

Veea is a public reporting company subject to the rules and regulations established from time to time by the SEC. These rules and regulations require, among other things, and Veea establish and periodically evaluate, certain procedures with respect to its internal controls over financial reporting. Reporting obligations as a public company are likely to place a considerable strain on Veea’s financial and management systems, processes, and controls, as well as on its personnel.

In addition, prior to the Business Combination, Private Veea was not required to document and test its internal controls over financial reporting nor was Private Veea’s management required to certify the effectiveness of its internal controls, and its auditors have not been required to opine on the effectiveness of Private Veea’s internal controls over financial reporting. However, as a public company, Veea is required to document and test its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that Veea’s management can certify as to the effectiveness of its internal controls over financial reporting by the time Veea’s second annual report is filed with the SEC and thereafter, which will require Veea to document and make significant changes to its internal controls over financial reporting. As a public company, Veea is subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as well as rules adopted, and to be adopted, by the SEC and Nasdaq, and other applicable securities rules and regulations, which impose various requirements on public companies, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Veea’s management and other personnel will need to devote a substantial amount of time to these public company requirements. Moreover, these rules and regulations may substantially increase Veea’s legal and financial compliance costs and may make some activities more time-consuming and costly. Veea may need to hire additional legal, accounting and financial staff with appropriate public company experience and technical accounting knowledge and maintain an internal audit function.

Veea will develop and refine its disclosure controls and other procedures that are designed to ensure that information required to be disclosed by Veea in the reports that it will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. It is expected that Veea will improve its internal controls over financial reporting, which includes hiring additional accounting and financial personnel to implement such processes and controls. It is expected that Veea will incur costs related to implementing an internal audit and compliance function in the upcoming years to further improve its internal controls environment.

Veea incurs increased costs as a result of being a public company.

As a publicly traded company, Veea will incur significant legal, accounting, and other expenses that Veea was not required to incur prior to the closing of the Business Combination, particularly after it is no longer an “emerging growth company.” In addition, new and changing laws, regulations, and standards relating to corporate governance and public disclosure, including changing regulations of the SEC and Nasdaq, have created uncertainty for public companies and have increased the costs and the time that Veea’s Board and management must devote to compliance. Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert Veea’s management’s attention from implementing its growth strategy, which could negatively affect Veea’s business, results of operations, and financial condition.

The rules and regulations applicable to public companies are expected to make it more expensive for Veea to obtain and maintain director and officer liability insurance, which could adversely affect its ability to attract and retain qualified officers and directors.

The rules and regulations applicable to public companies are expected to make it more expensive for Veea to obtain and maintain director and officer liability insurance, and Veea may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. The amount or timing of additional costs that Veea may incur to respond to these requirements cannot be estimated or predicted. The potential for increased personal liability could also make it more difficult for Veea to attract and retain qualified members of the Board, particularly to serve on its audit committee and compensation committee, and qualified executive officers.

The unaudited Pro Forma financial information included elsewhere in this prospectus may not be indicative of what Veea’s actual financial position or results of operations would have been.

Plum and Private Veea operated as separate companies and had no prior history as a combined entity, and Plum’s and Private Veea’s operations have not previously been managed on a combined basis. The Pro Forma financial information included in this prospectus is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of Veea. The Pro Forma statement of operations does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited Pro Forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of future market conditions on revenues or expenses. The Pro Forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” has been derived from Plum’s and Private Veea’s historical financial statements and certain adjustments and assumptions have been made regarding Private Veea after giving effect to the Business Combination. There may be differences between preliminary estimates in the Pro Forma financial information and the final acquisition accounting, which could result in material differences from the Pro Forma information presented in this prospectus in respect of the estimated financial position and results of operations of Veea.

In addition, the assumptions used in preparing the Pro Forma financial information may not prove to be accurate and other factors may affect Veea’s financial condition or results of operations following the Closing. Any potential decline in Veea’s financial condition or results of operations may cause significant variations in Veea’s stock price.

Veea is an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if Veea takes advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make its securities less attractive to investors and may make it more difficult to compare its performance with other public companies.

Veea is an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and Veea may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in Veea’s periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, Veea’s shareholders may not have access to certain information they may deem important. Veea could be an emerging growth company for up to five years, although circumstances could cause it to lose that status earlier, including if the market value of the Common Stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case Veea would no longer be an emerging growth company as of the following December 31. Veea cannot predict whether investors will find its securities less attractive because Veea will rely on these exemptions. If some investors find Veea’s securities less attractive as a result of its reliance on these exemptions, the trading prices of its securities may be lower than they otherwise would be, there may be a less active trading market for its securities and the trading prices of its securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Veea has not opted out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, Veea, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of its financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, Veea is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. Veea will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) its annual revenues exceeded $100 million during such completed fiscal year and the market value of the Common Stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent Veea takes advantage of such reduced disclosure obligations, it may also make comparison of its financial statements with other public companies difficult or impossible.

A significant portion of Veea’s total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of the Common Stock to drop significantly, even if Veea’s business is doing well.

Sales of a substantial number of shares of Veea’s Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of the Common Stock.

Although the Plum Sponsor and certain of Veea’s stockholders are subject to certain restrictions regarding the transfer of the Common Stock, these shares may be sold after the expiration or early termination of the respective applicable lock-ups under the Lock-Up Agreements. Upon the effectiveness of this registration statement and as restrictions on resale end, the market price of the Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Veea’s directors, executive officers and principal stockholders have substantial control over Veea, which could limit Veea’s ability to influence the outcome of key transactions, including a change of control.

Veea’s executive officers, directors and principal stockholders and their affiliates own 21,012,263 shares of Veea’s Common Stock, or approximately 58.8% of the outstanding shares of the Common Stock. As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. They may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to Veea’s interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of Veea, could deprive Veea’s stockholders of an opportunity to receive a premium for their common stock as part of a sale of Veea and might ultimately affect the market price of the Common Stock.

Warrants exercised for Common Stock would increase the number of shares eligible for future resale in the public market and result in dilution to its shareholders.

Outstanding Warrants to purchase an aggregate of 12,640,544 shares of the Common Stock are exercisable in accordance with the terms of the Warrant Agreement. The exercise price of these Warrants is $11.50 per share. To the extent such Warrants are exercised, additional shares of the Common Stock will be issued, which will result in dilution to the holders of the Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such Warrants may be exercised could adversely affect the prevailing market prices of the Common Stock. However, there is no guarantee that the Warrants will ever be in the money prior to their expiration, and as such, the Warrants may expire worthless. See “- The terms of the Warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment.”

The terms of the Warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment.

The Public Warrants were issued in registered form under a Warrant Agreement between Continental, as warrant agent, and Plum. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, but requires the approval by the holders of at least 50% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. Accordingly, the Company may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding Public Warrants approve of such amendment and, solely with respect to any amendment to the terms of the Private Placement Warrants or any provision of the Warrant Agreement with respect to the Private Placement Warrants, 50% of the number of the then outstanding Private Placement Warrants. Although the Company’s ability to amend the terms of the Public Warrants with the consent of at least 50% of the then-outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into cash, shorten the exercise period or decrease the number of shares of the Common Stock purchasable upon exercise of a Warrant.

Veea may redeem a Public Warrant holder’s unexpired Public Warrants prior to their exercise at a time that may be disadvantageous to such Public Warrant holder, thereby making its Public Warrants worthless.

Veea will have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant, provided that the last reported sales price of the Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant) for any 20 trading-days within a 30 trading-day period ending on the third trading day prior to the date Veea sends the notice of redemption to the Public Warrant holders. If and when the Public Warrants become redeemable by Veea, Veea may exercise its redemption right even if Veea is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Public Warrants could force a Public Warrant holder to: (i) exercise its Public Warrants and pay the exercise price at a time when it may be disadvantageous for such Public Warrant holder to do so; (ii) sell its Public Warrants at the then-current market price when a warrant holder might otherwise wish to hold its Warrants; or (iii) accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of a Public Warrant holder’s Public Warrants. None of the Private Placement Warrants will be redeemable by Veea so long as they are held by their initial purchasers or their permitted transferees.

The value received upon exercise of the Public Warrants (1) may be less than the value the holders would have received if they had exercised their Public Warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the Public Warrants.

A Public Warrant holder may only be able to exercise its Public Warrants on a “cashless basis” under certain circumstances, and if a Public Warrant holder does so, such Public Warrant holder will receive fewer the Common Stock from such exercise than if a Public Warrant holder were to exercise such Public Warrants for cash.

The Warrant Agreement provides that in the following circumstances holders of Warrants who seek to exercise their Public Warrants will not be permitted to do so for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the Common Stock issuable upon exercise of the Public Warrants are not registered under the Securities Act in accordance with the terms of the Warrant Agreement; (ii) if Veea has so elected and the Common Stock are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if Veea has so elected and it calls the Public Warrants for redemption. If you exercise your Public Warrants on a cashless basis, you would pay the Warrant exercise price by surrendering all of the Public Warrants for that number of the Common Stock equal to the less of (A) the quotient obtained by dividing (x) the product of the number of the Common Stock underlying the Public Warrants, multiplied by the excess of the “fair market value” of the Common Stock (as defined in the next sentence) over the exercise price of the Public Warrants by (y) the fair market value and (B) 0.361. The “fair market value” is the average reported closing price of the Common Stock for the 10 trading-days ending on the third trading-day prior to the date on which the notice of redemption is sent to the holders of the Public Warrants. As a result, you would receive fewer shares of the Common Stock from such exercise than if you were to exercise such Public Warrants for cash.

There can be no assurance that the Public Warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for the outstanding Public Warrants is $11.50 per share. There can be no assurance that such Public Warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the Public Warrants may expire worthless.

The Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of its Warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with Plum.

Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against Plum arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that Plum irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. Plum will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of its Warrants shall be deemed to have notice of and to have consented to the forum provisions in its Warrant Agreement. If any action, the subject matter of which is within the scope of the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “Foreign Action”) in the name of any holder of Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “Enforcement Action”), and (y) having service of process made upon such Warrant holder in any such enforcement action by service upon such Warrant holder’s counsel in the foreign action as agent for such Warrant holder.

This choice-of-forum provision may limit a Warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Plum’s, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, Plum may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect its business, financial condition and results of operations and result in a diversion of the time and resources of its management and board of directors.

An active, liquid trading market for Veea’s securities may not develop, which may limit your ability to sell such securities.

An active trading market for the Common Stock and the Warrants may never develop or be sustained. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, such existence being dependent upon the individual decisions of buyers and sellers over which neither we nor any market maker has control. The failure of an active and liquid trading market to develop and continue would likely have a material adverse effect on the value of the Common Stock and the Warrants.

Reports published by analysts, including projections in those reports that differ from Veea’s actual results, could adversely affect the price and trading volume of its common shares.

Securities research analysts may establish and publish their own periodic projections for Veea. These projections may vary widely and may not accurately predict the results Veea actually achieves. Veea’s share price may decline if its actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on Veea downgrades its stock or publishes inaccurate or unfavorable research about its business, Veea’s stock price could decline. If one or more of these analysts ceases coverage of Veea or fails to publish reports on Veea regularly, Veea’s stock price or trading volume could decline. If no analysts commence coverage of Veea, the market price and volume for the Common Stock could be adversely affected.

In addition, fluctuations in the price of Veea’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there was no public market for the stock of Veea. The trading price of Veea’s securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond Veea’s control. Any of the factors listed below could have a material adverse effect on Veea’s securities and Veea’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of the Combined Company securities may not recover and may experience a further decline.

Factors affecting the trading price of Veea’s securities may include:

●	actual or anticipated fluctuations in our financial results or the financial results of companies perceived to be similar to Veea;

●	changes in the market’s expectations about Veea’s operating results;

●	success of Veea’s competitors;

●	operating results failing to meet the expectations of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning Veea or the industry in which Veea operates in general;

●	operating and stock price performance of other companies that investors deem comparable to Veea;

●	changes in laws and regulations affecting Veea’s business;

●	commencement of, or involvement in, litigation involving Veea;

●	changes in Veea’s capital structure, such as future issuances of securities or the incurrence of debt;

●	the volume of shares of the Common Stock available for public sale;

●	any major change in the Board or management;

●	sales of substantial amounts of the Common Stock by its directors, executive officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of Veea’s securities irrespective of its operating performance. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your securities at or above the price at which they were acquired. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to Veea could depress its stock price regardless of Veea’s business, prospects, financial conditions or results of operations. A decline in the market price of Veea’s securities also could adversely affect its ability to issue additional securities and its ability to obtain additional financing in the future.

Veea may fail to meet its publicly announced guidance or other expectations about its business, which would cause its stock price to decline.

Veea expects to provide guidance regarding its expected financial and business performance, such as projections regarding sales and product development, as well as anticipated future revenues, gross margins, profitability and cash flows. Correctly identifying key factors affecting business conditions and predicting future events is inherently an uncertain process and Veea’s guidance may not be accurate. If Veea’s guidance is not accurate or varies from actual results due to Veea’s inability to meet Veea’s assumptions or the impact on Veea’s financial performance that could occur as a result of various risks and uncertainties, the market value of the Common Stock could decline significantly.

Veea does not intend to pay cash dividends for the foreseeable future.

Veea intends to retain its future earnings, if any, to finance the further development and expansion of its business and does not intend to pay cash dividends for the foreseeable future. Any future determination to pay dividends will be at the discretion of the Board and will depend on Veea’s financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as its board of directors deems relevant.

Veea is subject to changing law and regulations regarding public company regulatory matters, corporate governance and public disclosure that have increased and may continue to increase Veea’s costs and the risk of non-compliance.

Veea is and subject to rules and regulations by various governing bodies applicable to public companies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Veea’s efforts to comply with new and changing laws and regulations have resulted in, and Veea’s efforts to comply with new and changing laws and regulations likely will result in, increased general and administrative expenses and a diversion of management time and attention.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to Veea’s disclosure and governance practices. If Veea fails to address and comply with these regulations and any subsequent changes, Veea may be subject to penalty and its business may be harmed.

Veea’s business and operations could be negatively affected if it becomes subject to any securities litigation or stockholder activism, which could cause Veea to incur significant expense, hinder execution of business and growth strategy and impact its stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of the Common Stock or other reasons may in the future cause it to become the target of securities litigation or stockholder activism. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert management’s and the Board’s attention and resources from Veea’s business. Additionally, such securities litigation and stockholder activism could give rise to perceived uncertainties as to Veea’s future, adversely affect its relationships with suppliers, service providers and customers and make it more difficult to attract and retain qualified personnel. Also, Veea may be required to incur significant legal fees and other expenses related to any securities litigation and activist stockholder matters.

Further, Veea’s stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and stockholder activism.

Delaware law and the Governing Documents contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The Governing Documents and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Board and therefore depress the trading price of the Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Board or taking other corporate actions, including effecting changes in Veea’s management. Among other things, the Governing Documents include provisions regarding:

●	providing for a classified board of directors with staggered, three-year terms;

●	the ability of the Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	Veea’s Charter prohibits cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the limitation of the liability of, and the indemnification of, Veea’s directors and officers;

●	removal of the ability of the stockholders to take action by written consent in lieu of a meeting;

●	the requirement that a special meeting of stockholders may be called only by or at the direction of the Board, the chairperson of the Board or the chief executive officer of Veea, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

●	controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings;

●	the ability of the Board to amend the bylaws, which may allow the Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt; and

●	advance notice procedures with which stockholders must comply to nominate candidates to the Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Board, and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Veea.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Board or management.

Veea’s Charter designates the Delaware Court of Chancery or the United States federal district courts as the sole and exclusive forum for substantially all disputes between Veea and its stockholders, which could limit Veea’s stockholders’ ability to obtain a favorable judicial forum for disputes with Veea or its directors, officers, stockholders, employees or agents.

The Charter provides that, unless Veea consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on behalf of Veea; (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee, agent or stockholder of Veea against it or against its stockholders, (iii) any action, suit or proceeding asserting a claim against Veea, its current or former directors, officers, employees, agents or stockholders arising pursuant to any provision of the DGCL or the Charter or Bylaws, or (iv) any action, suit or proceeding asserting a claim against Veea, its current or former directors, officers, employees, agents or stockholders governed by the internal affairs doctrine. The foregoing provisions will not apply to any claims as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of such court, which is rested in the exclusive jurisdiction of a court or forum other than such court (including claims arising under the Exchange Act), or for which such court does not have subject matter jurisdiction, or to any claims arising under the Securities Act and, unless Veea consents in writing to the selection of an alternative forum, the United States District Court for the District of Delaware will be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules or regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such Securities Act claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, Veea’s Charter provides that, unless Veea consents in writing to the selection of an alternative forum, United States District Court for the District of Delaware shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce the forum provision with respect to claims under the federal securities laws.

This choice of forum provision in the Charter may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Veea or any of Veea’s directors, officers, or other employees, which may discourage lawsuits with respect to such claims. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find the choice of forum provision contained in the Charter to be inapplicable or unenforceable in an action, Veea may incur additional costs associated with resolving such action in other jurisdictions, which could harm Veea’s business, results of operations and financial condition. Furthermore, investors cannot waive compliance with the federal securities laws and rules and regulations thereunder.

The Charter provides for indemnification of officers and directors of Veea at Veea’s expense, which may result in a significant cost to Veea and hurt the interests of its stockholders because corporate resources may be expended for the benefit of officers and/or directors.

The Charter and applicable Delaware law provide for the indemnification of Veea’s directors and officers, under certain circumstances, against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions in connection with Veea, other than such liability (if any) that they may incur by reason of their own actual fraud, dishonesty, willful neglect or willful default. Veea will also bear the expenses of such litigation for any of its directors or officers, upon such person’s undertaking to repay any amounts paid, advanced, or reimbursed by Veea if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by Veea that we will be unable to recoup.

USE OF PROCEEDS

All of the shares of Common Stock offered by the selling securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales. The selling securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such selling securityholders in disposing of their shares of Common Stock, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

We will receive (i) up to an aggregate of approximately $71.9 million from the exercise of all of the Private Placement Warrants assuming the exercise in full of all such Private Placement Warrants for cash and (ii) up to an aggregate of approximately $1.6 million from the exercise of all of the Assumed Warrants assuming the exercise in full of all such Private Placement Warrants and Assumed Warrants for cash. All of the Private Placement Warrants are currently “out-of-the money,” which means that the trading price of the shares of our Common Stock underlying our Private Placement Warrants is below the $11.50 exercise prices, as applicable (subject to adjustment as described herein), of the Private Placement Warrants. For so long as the Private Placement Warrants remain “out-of-the money,” we do not expect Warrant holders to exercise their Private Placement Warrants and, therefore, we do not expect to receive cash proceeds from any such exercise. The Assumed Warrants are currently “out-of-the money,” which means that the trading price of the shares of our Common Stock underlying such Assumed Warrants is below the $10.19 exercise price (subject to adjustment as described herein) of such Assumed Warrants. For so long as such Assumed Warrants remain “out-of-the money,” we do not expect the holder of such Assumed Warrants to exercise their Assumed Warrants and, therefore, we do not expect to receive cash proceeds from any such exercise.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such Private Placement Warrants and Assumed Warrants for general corporate purposes.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of Common Stock may be sold by the selling securityholders under this prospectus.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our Common Stock and Public Warrants are currently listed on Nasdaq under the symbols “VEEA” and “VEEAW”, respectively. As of December 6, 2024, there were 231 holders of record of our Common Stock and two holder of record of our Public Warrants. The actual number of holders of our Common Stock and Warrants is greater than the number of record holders and includes holders of our Common Stock and Warrants whose shares of Common Stock or Warrants are held in street name by brokers and other nominees.

Dividend Policy

The Company has not paid any cash dividends on its shares of its common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Board.

BUSINESS

Business Overview

We were originally incorporated under the name “Plum Acquisition Corp. I.” as a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar Business Combination with one or more businesses. As discussed in this prospectus, we completed the Business Combination with Veea on September 13, 2024 and changed our name to “Veea Inc.”

Veea is a provider of edge computing and communications devices (i.e., “VeeaHub” devices), applications and services hosted on its edge Platform-as-a-Service (“ePaaS”). Veea Edge Platform ePaaS is an end-to-end platform that is both locally- and cloud-managed. VeeaHub products are converged computing and communications (i.e., hyperconverged) indoor and outdoor devices, about the size of a Wi-Fi Access Point (AP), that provide for networking and computing solutions for AI-assisted applications and solutions at the edge where people, places, and things connect to the network. Veea’s ePaaS architecture and business model is similar to Apple’s platform architecture and business model for iPhones and iPads but extended to hyperconverged VeeaHub devices offered by Veea.

Veea Edge Platform provides for highly secure connectivity, computing, and IoT solutions through full stack platform for digital transformation of industries as well as unserved or underserved communities that lack Internet connectivity and essential applications and services. It further enables the formation of highly secure, but easily accessible, private clouds and networks across one or multiple user(s) or enterprise location(s) across the globe. We have redefined and simplified edge computing and connectivity with Veea Edge Platform, easily deployable products that fully integrate hardware, system software, technologies, and edge applications. We are demonstrating, globally, that the Platform enables our partners and customers to champion digital transformations in multiple vertical markets.

Through our innovative Veea Edge Platform, we have created a new product category that brings cloud capabilities close to the user, as an alternative to cloud computing, with benefits in optimal latency, lower data transport costs, data privacy, security and ownership, Edge AI, “always-on” availability at the edge for mission critical applications, and contextual awareness for people, devices and things connected to the Internet. Gartner has recognized the innovativeness and capabilities of the platform by naming Veea a Leading Smart Edge Platform in 2023 and Cool Vendor in Edge Computing in 2021. Market Reports World in its research report published in October 2023 named Veea as one of the top 10 Edge AI solution providers alongside of IBM, Microsoft, Amazon Web Services (“AWS”) and others.

Veea was founded in 2014 by Allen Salmasi, our Chief Executive Officer and a pioneering wireless technology leader. Mr. Salmasi helped to drive industry transformation through his contributions to the development of CDMA/TDMA-based OmniTRACS, the largest mobile satellite messaging and position reporting system with integrated IoT solutions during the 1980s and in the 1990s; 2G/3G technology and products at Qualcomm in 1990s; 4G technology and products at NextWave during the 2000s, and hyper-converged edge computing and communications during the 2010s; and beyond with Veea. At Veea, Mr. Salmasi has assembled a talented and experienced management and engineering team that includes former senior executives of leading technology, telecom, SaaS, and wireless companies that possess a deep understanding of wireless technologies, mesh networking and edge computing.

Veea has five wholly owned subsidiaries, VeeaSystems Inc., formerly known as Veea Inc. (“VeeaSystems US”) a Delaware corporation, Veea Solutions Inc., a Delaware corporation VeeaSystems Development Inc., formerly known as Veea Systems Inc., a Delaware corporation, Veea Systems Ltd., a company organized under the laws of England and Wales and VeeaSystems SAS, a French simplified joint stock company. The Company is headquartered in New York City.

Our Target Markets

Digital Equity and Inclusion

As noted in the GSMA Mobile Economy 2023 report, one-third of the world’s population lacks Internet access due to limited or no access to cost-effective network infrastructure and services. The Wi-Fi Alliance estimated in their 2021 Global Economic Value of Wi-Fi report, that bridging this “digital divide” would result in global economic value growth on the order of $4.9 trillion by 2025. We are actively involved in planning and executing deployments in Southeast Asia, West Africa and the Americas, using our technologies that uniquely address this global opportunity.

Our vTBA provides an affordable, accessible, and comprehensive solution to address for this “digital divide.” vTBA enables the virtualization of Wi-Fi network capabilities across access points, consumers of Wi-Fi services, and connected devices. These network capabilities are “sliced,” meaning that traffic throughput, latency, and priority of service can be tailored to the requirements of the applications for, or the Service Level Agreements (“SLAs”) with the enterprise and consumer markets. This is achieved by using cloud-based policy definition and locally based policy enforcement, which minimizes the effort required to onboard customers and automate network management functions. Unlike mobile network solutions requiring cellular devices, vTBA is a Wi-Fi first solution that connects the widest range of consumer and IoT endpoints because Wi-Fi is the most prevalent wireless interface and vTBA serves past and current standards of Wi-Fi devices. vTBA controller provides for a Wi-Fi control channel that permits offering of vTBA-based services on a pre-paid or post-paid basis with roaming within the coverage of a private network of VeeaHub units located anywhere in the world.

As another use case, by establishing a canopy of connectivity globally across remote communities while leveraging the Veea Edge Platform edge computing and its integration with sensors, we facilitate climate-smart agriculture solutions for smallholder farmers and gather data from remote ecosystems. This information is used to increase productivity in farms, reduce resource utilization, and increase transparency for carbon capture business models. We drive increased economic activity for local economies.

Climate Smart Spaces

Buildings contribute to approximately 37% of global carbon emissions and 34% of global energy consumption. Improvements to building utility management systems are critical to reducing global emissions and energy consumption. Studies furnished by the US Department of Energy have shown that as much as 30% of building energy consumption can be eliminated through more accurate sensing and more effective use of controls. Smart climate management requires a computational platform that meshes wired and wireless Internet connections from sensors to a central processing platform.

Veea is the first company to develop containerized Niagara that is integrated with the Niagara Framework® (developed by Tridium, Inc., a wholly owned subsidiary of Honeywell International, Inc.), the leading platform for connecting to and managing building systems. Veea Edge can deliver actionable insight to building managers and homeowners regarding data generated by HVAC, lighting, access control, fire safety, plumbing and surveillance systems. Building managers and homeowners can use this data to reduce electricity usage and carbon emissions through continuous monitoring and optimization, building management automation, and analysis of usage patterns and environmental conditions. Veea enhances the traditional Niagara Framework by capturing and pre-processing operational data locally, before augmenting it with cloud processing, along with interconnecting wired and wireless sensors. Given the dynamic nature of building configurations, designs, and materials, flexibility in deploying wireless sensors, connection to the Internet, and local data processing is required.

Converged Private Wireless Networks and Smart Retail

Wi-Fi and private 4G/5G networks are converging to provide wider coverage, faster speeds, and connectivity across a broad range of devices and sensors. By integrating the two technologies, devices can connect seamlessly to the best available network coverage from Veea Edge Platform and private 4G/5G network. A converged network takes advantage of Wi-Fi’s ability to handle large amounts of data traffic, at lower network expense in areas densely populated by people and machines, with 5G’s reliability and low latency over large distances.

Veea’s hyper-converged edge platform uniquely complements this new technology through its vTBA 5G interworking functionality allowing 5G and non-5G endpoints to be managed from a converged controller. This is unique to the industry and overcomes the need to replace many fully functioning Wi-Fi or IoT endpoints, especially for industrial and enterprise use cases, and allows legacy wired and wireless endpoints to remain connected via the Veea Edge Platform.

In many instances, private 5G networking infrastructure is being instantiated in retail environments and the 5G interworking function enabled by vTBA introduces another innovation from Veea - AdEdge. This Veea-authored application contains prominent features of a modern advertising management platform including integration into real-time advertising for smart shipping carts as well as selling the ad content against an inventory of Digital out of Home (“DOOH”) displays in retail locations, transportation centers, smart city deployments, stadiums, restaurants, etc. This solution capitalizes on the hyper-converged features of the VeeaHub by deploying an advertising media player and dynamic campaign manager that triggers custom ads based on sensory or visual inputs in a location.

Business Strategy

Our business strategy is focused on leveraging three key paths to market:

●	Technology Partnerships - complementary technologies that are amplified with Veea technology capabilities.

●	Distribution Channels - Aligned with our core edge-focused technology franchise, large-scale system integrators working to digitally transform industries, distributors and resellers of Niagara framework.

●	Network Operators and Managed Service Providers - Providing for dedicated private networks end-to-end or monetization of their network assets, with the introduction of edge computing, Edge AI and their own customized applications, developed through the Veea developer portal to offer highly differentiated services that locks in the current customer base and reduces churn.

Our customer-centric approach yields mutual benefit. Our customer activities generally are the result of three phases:

●	Core buildout - Deploying the core product platform with success-based capital with network operators or government entities that can deliver highly differentiated customer value, improvements in productivity, and economic outlook with new digital services facilitated by high quality, cost-competitive managed broadband services with value-added services.

●	Geographic expansion - Expand the geographic footprint of the core buildout location to more of the unserved and underserved communities in the same geographic areas resulting in scale economics for core network components and materials that yield margin expansion for both Veea and Veea’s channel partners.

●	Subscriber density - End-customers of the base connectivity services fuel the introduction of a diverse set of adjacent digital services with broadband connections, such as Edge AI, tele-health, energy management, public safety solutions, precision agriculture, and content distribution to reinforce the customer value proposition for the base connectivity services, which are often provided in a low to no competitive landscape. With the network micro-slicing feature of vTBA, there are major opportunities to bring such services to multi-family residential housing or multi-dwelling units, commercial buildings, campuses, rental or rural communities, and high density user communities with the type of service directly delivered to a plethora of endpoints, such as user devices, cameras, smart locks, sensors, and various electromechanical systems, monitored and controlled by Niagara framework, individually and offered on a subscription basis.

Given the significant increases in the data transport costs to the cloud as well as data ownership and privacy concerns around cloud-based applications, we believe that there is pent-up demand for low-latency and cost-effective private and public network solutions and applications at the edge that increase productivity and generate value for enterprises, people, places, and things connecting to the Internet, which will in turn will help network operators offering broadband services capture a greater enterprise value for connecting their customers to the internet.

Our business model is partially based on global demands from the Americas, EMEA and APAC regions for a product platform and software services for the generation of new revenue streams, with lower recurring costs, compared to traditional network infrastructure that lacks automation of service delivery and entails substantial ongoing operational support and network maintenance costs. We believe we are uniquely positioned in the marketplace, leveraging our strengths with our business model, including the following:

●	Comprehensive, full suite of hardware and software services with a strategic focus on high-growth segments in emerging markets and underserved areas in mature markets for broadband services and edge applications including climate smart energy and sustainability solutions.

●	Aligned customers with value propositions where Veea and our customers benefit in the creation of new revenue streams.

●	Innovation-driven, a technology-centric platform that redefines capabilities of connecting people, places, and things to the internet with greater efficiency with edge applications.

●	Highly automated capabilities for network service providers and enterprises to harness the power of software for improved customer experiences and reduced manual labor.

●	Climate-smart platform technology advancements that bring greater productivity to emerging and mature markets, with measured improvements to the environment.

Our Technology

The Veea Edge Platform is comprised of several elements needed to deploy cloud-to-edge solutions driving digital transformation for communities and industries worldwide. This comprehensive platform is comprised of three main components:

●	VeeaHub devices - a highly integrated convergent secure computing hardware platform, with a Linux server supporting virtualized software environment and patented “Secured Docker” containers, storage and connectivity for Wi-Fi, IoT, and 4G/5G devices.

●	VeeaWare - an edge operating system and companion tools, that manage the convergence of computing and connectivity across a mesh of VeeaHub products.

●	VeeaCloud - A cloud native system that underpins the easy deployment of hardware and software at the edge that manages the VeeaHub devices and their capabilities and edge applications remotely.

The Veea technology franchise also includes Veea-authored applications that run on the VeeaHub products. These applications can be deployed by our channel partners and customers to compose complete solutions. Some of these applications are open frameworks that integrate into broader ecosystems such as Honeywell Tridium’s Niagara, Microsoft’s Azure IoT, or AWS IoT Greengrass. Other Veea applications simplify the deployment of enabling technologies to the edge. As an example, our edge AI framework enables the movement of AI model execution from the cloud to the edge, bringing the benefits of AI closer to the source of the real-time data so actionable insight can be provided to control applications running at the edge and thereby reducing inference time and amount of data traversing from the edge to the cloud. This innovative platform provides for seamless integration with AI capabilities by way of the secure, software container environment and tool kits for software developers.

VeeaHub Smart Connectivity and Computing Hub

The basic building block of the Veea Edge Platform is the VeeaHub, a unique combination of computing, connectivity, storage and security technologies. Every VeeaHub has a multi-core Linux server running a patented secure form of industry-standard docker containers to enable applications to be deployed at the user edge. The VeeaHub also has Bluetooth Classic and Low Energy, Zigbee/Thread, LoRaWAN (“LoRa”) gateway and multiband Wi-Fi APs.

The device has an advanced mesh networking capability, which we refer to as “vMesh,” that allows devices at the edge to act together as a micro-cloud and provides scalable coverage and communications capacity. The mesh provides flexible deployment scaling options enabling expansion of the edge solution to expand coverage and capacity, add additional sensors or users or add computing and storage as needed. vMesh is self-organizing and self-healing mesh that automatically discovers and connects to newly authorized devices and redirects traffic if a node fails for resiliency. There is no dedicated controller for the vMesh, as the control function is incorporated into the middleware.

VeeaHubs can use a variety of wired and wireless connections to connect to the Internet, including LTE 4G and 5G. Some VeeaHub models support wired connections to edge devices using standard RS-232/485 connections, which are useful for smart spaces. Other models include a standard long range, low power wireless technology, LoRaWAN, which is ideal for outdoor and industrial use cases.

VeeaHub is available in three different models - (i) VeeaHub STAX (ii) VeeaHub Pro, which is designed for more demanding enterprise applications, and (iii) VeeaHub Pro Outdoor, which is environmentally hardened and designed for outdoor and industrial applications.

VeeaWare Edge Operating System

VeeaWare is a portable edge operating system that runs on the VeeaHub. VeeaWare features Veea’s secure container environment that extends industry standard docker containers, to assure applications running at the edge cannot interfere with or hack the system software running on the hardware platform or other applications running at the edge. VeeaWare Operating System (“vOS”) enables Veea and third-party partners to deploy multiple applications to the edge.

VeeaWare incorporates an abstraction layer that allows applications running on VeeaHub products to connect both IP and non-IP devices to a mesh of VeeaHub nodes. VeeaWare also incorporates all of the necessary mechanisms to move and store data across the mesh and provide data connections to the Wide Area Network (“WAN”).

VeeaWare includes a set of tools referred to as the VeeaHub Toolkit, which empowers developers to design, test, and publish applications to the VeeaHub products deployed in the field. These tools allow any developer to use a wide variety of industry-standard software and practices to deploy containers into the VeeaHub products in a highly secure and predictable manner. A web-based portal dedicated to the developer community provides necessary documentation to get started and to quickly become proficient in developing and deploying custom applications on the VeeaHub that serve customers’ specific use cases.

The process of developing applications with the VeeaHub Toolkit is similar to the process of developing and publishing Android or Apple iOS applications. Once a container has been created and tested locally, the developer submits it to a VeeaCloud repository for publication, and after the required verification is performed, the application becomes available within the VeeaCloud. Applications can be developed by Veea, its channel partners or the end-users for particular use cases.

VeeaWare has proven portability in that the Veea product portfolio incorporates hardware designs with different core computing platforms, connectivity options and other peripheral interfaces. In the future, we intend to license the VeeaWare edge operating systems to OEM and ODM partners to diversify and expand the supply chain and open up opportunities in adjacent marketplaces that may require specialized hardware. As an example, certain industries require explosion-proof designs at the edge.

VeeaCloud

VeeaCloud is the cloud-based platform that powers the deployment and management of VeeaHub products at the edge, provides management for the networking across the IT and OT domains, and offers full orchestration of application deployment and observability of the applications running on VeeaHub products. It incorporates a web-based control center for managing devices and applications at the edge, as well as a companion smartphone app, for both iOS and Android OS devices, called VeaaHub Manager (“VHM”) for installers, field technicians, and end users to install and manage VeeaHub products locally.

VeeaCloud has a rich set of Applications Programming Interfaces (“APIs”) to integrate into external Business Support Systems/Operations Support Systems (“BSS/OSS”) or the Manager of services providers and our distribution partners that operate convergent Network Operations Systems and support user management. The system utilizes a single sign-on system that integrates into leading user authentication systems. The product features a multi-tiered authentication and permission system to support multi-tenant, multi-level distribution schemes and can scale elastically to a large number of deployed nodes, users and devices.

It is a cloud native platform deployed using modern continuous integration/continuous delivery approaches and is agnostic to public cloud providers.

VeeaCloud is the foundation for publishing applications developed with the VeeaHub Toolkit.

Veea Edge Applications

Veea has developed software templates that speed the development of complete containers and other building blocks, a number of which are standalone containers that can be licensed and resold by third parties. Other than the containerized Niagara Framework application, these include the following:

●	Software Defined Wide Area Networking (“SDWAN”) Application. Provides flexible options for connecting nodes in a mesh of VeeaHubs to the public network (“Backhaul”) using wired (ethernet, fiber) or wireless (Wi-Fi, 4G/5G) connectivity.

●	Global 4G or 5G Subscription Service. A range of cellular connectivity solutions fully integrated with VeeaHub products for Veea partners and service providers to offer Fixed Wireless Access (“FWA”) broadband services including for IoT applications, simplifying deployment, billing and support.

●	Last-Mile Solutions with vTBA-based Managed Internet and IoT Connectivity Services. Services for multi-dwelling units, housing communities, campuses, hospitals, airports, rail stations, and remote and rural communities.

●	IoT Gateway Application. VeeaHub incorporates integrated IoT radios for IoT or Industrial IoT (“IIoT”) use cases that require the ability to bind IP and Non-IP endpoints with the system. Registers the IoT endpoints (sensors, actuators, etc.) to the device abstraction layer enabling routing of messages over vMesh on the edge.

●	Veea Property Management Engine. Open platform for integrated smart devices using common home wireless technologies such as Wi-Fi, Zigbee/Thread and Bluetooth. Designed for consumer-oriented use cases, such as homes, multi dwelling units and small businesses.

●	Blockchain Framework. Helium v2 Certified distributed blockchain model.

●	Leading IoT platforms. Microsoft Azure Edge IoT Certified, AWS Greengrass compliant.

●	Edge AI & Visual Analytics Frameworks. Distributed solution for execution of AI models from the edge to the cloud.

●	Advanced Smart Farming and Precision Agriculture with a unique implementation of LoRaWAN Gateway.

●	Honeywell Niagara Framework Building and Energy Management System (“BMS/EMS”) with an advanced Cyber Defense System for commercial real estate, datacenters and critical infrastructure.

Several of the turnkey edge applications Veea has created have a companion cloud application for centralized control, content management, or interworking capabilities for cloud-to-cloud connections. These include the following:

●	AdEdge Edge Content Player and Campaign Management. Full stack advertising and content management platform. AdEdge is an AI-driven contextual and location-based ad platform. Supports advertising campaign (frequency, scheduling, product types, etc.) and media deployment across TROLLEE Smart Shopping Cart, a fleet of digital out of home displays, or augmented reality/mixed reality devices using edge playback and scheduling function, full attribution for billing. Supports ad sale platform using programmatic and non-programmatic techniques and open APIs.

●	Virtual Trusted Broadband Access (“vTBA”) Cloud Controller. A core management system for delivery of vTBA enabled services across deployed meshes with edge nodes running the container vTBA agent. Allows configuration of access point groups, Trust Domains and service policy definitions. Provides northbound interfaces for BSS/OSS integration with the backends of the service providers, property management companies, government agencies, and others that provide vTBA based services. API supports integration with 4G/5G core networks for seamless interworking of services across different network types for fixed and mobile convergence.

●	VeeaConnect Connection Manager. Edge-managed voice, data and video service connection manager that maintains user plane traffic between users connected to a set of VeeaHub products in a mesh within the mesh and off of the WAN connection.

In combination with partner-developed edge applications, the Veea technology franchise delivers significant value to the end consumers of services built on the Veea Edge Platform, including:

Technology-Enabled Benefits of Veea Platform

●	Minimizing latency and the raw data transport to the Cloud.

●	Privacy, security, data ownership and context awareness.

●	Fault tolerance for mission critical and other edge applications including customized apps developed through Veea Developer Portal.

●	Addressing connectivity and networking challenges at the edge.

●	Private micro-datacenter with wired and wireless coverage.

●	Fixed line and 4G/5G broadband access with value-added services.

●	Gateway/Edge Device for Microsoft Azure IoT and AWS IoT Greengrass apps.

Distributed Micro-Cloud Computing at the Device Edge

●	High-performance computation with Linux OS running on a quad-core CPU.

●	Virtualized software environment with Secured Docker containers for applications and service layers with Software Defined Networking (“SDN”) and Network Function Visualization (“NFV”).

●	Secured Docker containers for apps to run in a trusted execution environment with both the containerized apps and communication interfaces secured with digital certificates.

●	Built-in routing, scaling, load balancing & orchestration for the edge environment and services.

●	API and microservice driven >> cloud-managed apps.

Bridging the IT/OT Gap

●	Industry leading Containerized Niagara combined with modern IT Style remote management tools.

●	Secure 4G or 5G WAN connectivity.

●	Integration with Private 5G Network Core Network Orchestrator simplifies the management of edge applications and devices.

●	Familiar IT deployment patterns with Containerized Niagara, Azure IoT Certification, and AWS IoT Greengrass ease incorporation with cloud-based backend services of the enterprise in a variety of use cases.

●	Open APIs for Business Process Logic integration.

●	Familiar deployment pattern for both IT and OT personnel using untrained technicians facilitated by our attention to “zero-touch” approaches.

vTBA

●	Unique cellular-like Wi-Fi functionality, with roaming within the coverage of the VeeaHub products, gives operators and enterprise managers unprecedented visibility and control of the people places and things in their network.

●	Cloud Control provides flexible service policy definitions, billing models and network partitioning.

●	Works with a broad range of IP and non-IP devices and wired and wireless devices (e.g., Wi-Fi, Bluetooth, Zigbee/Thread, LoRaWAN) unlocking the potential for offering managed services for every type of endpoint.

●	Secure separation of traffic from different or designated groups of devices into Trust Domains increasing security with ZTNA for all services.

●	Virtualizes Access Points to drive down connection costs and increase affordability. Enables CPE-less deployment models reducing ongoing operation expense.

Competitive Strengths

To our knowledge, the Veea Edge Platform and the key building block the VeeaHub is the only edge computing product that infuses a single physical device with the traits of a networking device, IoT gateway, Linux server, storage and security gateway. The Veea Edge Platform has several key differentiating features, including:

●	Rapid scaling through meshing of multiple nodes to expand connectivity coverage, adding more computing power, memory or storage capacity. vMesh is more extensible than mesh networking offered in comparable consumer or enterprise products

●	High degree of integration reduces the number of hardware elements needed to deliver solutions, reducing initial capital outlay, installation costs and reducing ongoing management complexity and other operating costs (power consumption).

●	VeeaWare OS with patented software architecture supporting a virtualized software environment and Secured Docker container for distributed computing with applications orchestrated over a connectivity mesh, that provides for an application and microservices mesh, with hyperconverged networking at the edge.

●	Flexible choice of wired and wireless interfaces results in reduced installation cost and time.

●	Pervasive security, to virtually segment traffic at a device or group level.

●	Zero-touch installation supports pre-provisioning of devices before installation.

●	Non-skilled installers can mount the systems locally and then automatic or semi-automatic configuration is done from the cloud.

●	Standards-based approach with fixed and wireless technologies for interoperability into globally deployed wired and wireless infrastructure. Proven integrations to a wide variety of industry leading platforms, including Microsoft’s Azure, AWS IoT Greengrass, Tridium’s Niagara Framework, and LoRaWAN ChirpStack.

●	Unique implementation of fully integrated LoRaWAN Gateway that runs at the edge without cloud-dependency.

●	Unified Cloud management platform combines network and device management with applications management through the Control Center Other platforms focus on network or applications management but not all three

●	Comprehensive remote management tools for deployment, configuration, and over the air updates and troubleshooting

Intellectual Property

We have a significant patent portfolio of over 117 exclusively owned patents, as summarized in the table below. These patents cover jurisdictions in the United States, United Kingdom, Europe, South Korea, Japan, and India. All of our current-issued patents are projected to expire between 2036 and 2047. We also have 28 patent applications pending.

Qualcomm Inc. (“Qualcomm”) has licensed, on a non-exclusive basis, certain intellectual property to us under multiple agreements covering the sales of our products that incorporate the licensed IP. The royalty fees payable to Qualcomm are generally calculated based on a percentage of net sales in territories where the licensed IP is protected by a patent. The Qualcomm licenses expire in April 2025 and 2029, respectively, and automatically renew if we continue to sell products incorporating the licensed IP. We are also a party to a non-exclusive license agreement with Cable Television Laboratories, Inc. (“CableLabs”) covering the worldwide sales of our vTBA product. The rights granted under the CableLabs license apply to any fields of use and royalty, and royalty fees payable to CableLabs are calculated based on a percentage of net sales. The term of the CableLabs license lasts until the last to expire of any patents licensed under the agreement.

We also rely upon trade secrets, know-how, and continuing technological innovation to develop and maintain our competitive position. We seek to protect our proprietary rights through a variety of methods, including confidentiality agreements and proprietary information agreements with suppliers, employees, consultants, and others who may have access to proprietary information, under which they are bound to assign to us their inventions.

Patent Family	Country	Patent No.	Issue Date	Expiration Date
DYNAMIC ROUTER FUNCTIONALITY IN CELLULAR NETWORKS	United States	9/955,404	24-Apr-2018	14-Oct-2036
DYNAMIC ROUTER FUNCTIONALITY IN CELLULAR NETWORKS	Germany	60 2016 012 782.2	24-Apr-2019	13-Oct-2036
DYNAMIC ROUTER FUNCTIONALITY IN CELLULAR NETWORKS	France	3157304	24-Apr-2019	13-Oct-2036
DYNAMIC ROUTER FUNCTIONALITY IN CELLULAR NETWORKS	Italy	3157304	24-Apr-2019	13-Oct-2036
DYNAMIC ROUTER FUNCTIONALITY IN CELLULAR NETWORKS	Spain	3157304	24-Apr-2019	13-Oct-2036
DYNAMIC ROUTER FUNCTIONALITY IN CELLULAR NETWORKS	Great Britain	3157304	24-Apr-2019	13-Oct-2036
DYNAMIC ROUTER FUNCTIONALITY IN CELLULAR NETWORKS	United States	10,069,739	04-Sep-2018	08-Nov-2036
DYNAMIC ROUTER FUNCTIONALITY IN CELLULAR NETWORKS	Germany	60 2016 020 735.4	18-Sep-2019	13-Oct-2036
DYNAMIC ROUTER FUNCTIONALITY IN CELLULAR NETWORKS	Spain	3157207	18-Sep-2019	13-Oct-2036
DYNAMIC ROUTER FUNCTIONALITY IN CELLULAR NETWORKS	France	3157207	18-Sep-2019	13-Oct-2036
DYNAMIC ROUTER FUNCTIONALITY IN CELLULAR NETWORKS	Italy	3157207	18-Sep-2019	13-Oct-2036
DYNAMIC ROUTER FUNCTIONALITY IN CELLULAR NETWORKS	Great Britain	3157207	18-Sep-2019	13-Oct-2036
DYNAMIC ROUTER FUNCTIONALITY IN CELLULAR NETWORKS	United States	10,085,195	25-Sep-2018	11-Nov-2036
DYNAMIC ROUTER FUNCTIONALITY IN CELLULAR NETWORKS	EP	EP3157208B	29-May-2024	13-Oct-2036
DYNAMIC ROUTER FUNCTIONALITY IN CELLULAR NETWORKS	United States	10,368,286	30-Jul-2019	10-Feb-2037
DYNAMIC ROUTER FUNCTIONALITY IN CELLULAR NETWORKS	Germany	60 2016 004 769.1	15-Aug-2018	13-Oct-2036
DYNAMIC ROUTER FUNCTIONALITY IN CELLULAR NETWORKS	France	3157305	15-Aug-2018	13-Oct-2036
DYNAMIC ROUTER FUNCTIONALITY IN CELLULAR NETWORKS	Italy	3157305	15-Aug-2018	13-Oct-2036

DYNAMIC ROUTER FUNCTIONALITY IN CELLULAR NETWORKS	Spain	3157305	15-Aug-2018	13-Oct-2036
DYNAMIC ROUTER FUNCTIONALITY IN CELLULAR NETWORKS	Great Britain	3157305	15-Aug-2018	13-Oct-2036
COMMUNICATION UNIT EMPLOYED AS A REMOTE ROUTER AND METHOD FOR ENFORCEMENT	Germany	3169096	16-Sep-2020	07-Nov-2036
COMMUNICATION UNIT EMPLOYED AS A REMOTE ROUTER AND METHOD FOR ENFORCEMENT	Spain	3169096	16-Sep-2020	07-Nov-2036
COMMUNICATION UNIT EMPLOYED AS A REMOTE ROUTER AND METHOD FOR ENFORCEMENT	France	3169096	16-Sep-2020	07-Nov-2036
COMMUNICATION UNIT EMPLOYED AS A REMOTE ROUTER AND METHOD FOR ENFORCEMENT	Italy	502020000114245	16-Sep-2020	07-Nov-2036
COMMUNICATION UNIT EMPLOYED AS A REMOTE ROUTER AND METHOD FOR ENFORCEMENT	Great Britain	3169096	16-Sep-2020	07-Nov-2036
CONTENT TRANSFER FUNCTIONALITY BEYOND OR WITHIN CELLULAR NETWORKS	United States	10,917,928	09-Feb-2021	15-Mar-2037
CONTENT TRANSFER FUNCTIONALITY BEYOND OR WITHIN CELLULAR NETWORKS	Germany	3223545	06-Jan-2021	15-Mar-2037
CONTENT TRANSFER FUNCTIONALITY BEYOND OR WITHIN CELLULAR NETWORKS	Spain	3223545	06-Jan-2021	15-Mar-2037
CONTENT TRANSFER FUNCTIONALITY BEYOND OR WITHIN CELLULAR NETWORKS	France	3223545	06-Jan-2021	15-Mar-2037
CONTENT TRANSFER FUNCTIONALITY BEYOND OR WITHIN CELLULAR NETWORKS	Italy	3223545	06-Jan-2021	15-Mar-2037
CONTENT TRANSFER FUNCTIONALITY BEYOND OR WITHIN CELLULAR NETWORKS	Great Britain	3223545	06-Jan-2021	15-Mar-2037
MOBILE WIRELESS COMMUNICATION UNIT AND METHOD FOR CONTENT TRANSFER	United States	11,050,671	29-Jun-2021	07-Jun-2037
MOBILE WIRELESS COMMUNICATION UNIT AND METHOD FOR CONTENT TRANSFER	Germany	3264697	06-Apr-2022	06-Jun-2037
MOBILE WIRELESS COMMUNICATION UNIT AND METHOD FOR CONTENT TRANSFER	France	3264697	06-Apr-2022	06-Jun-2037
MOBILE WIRELESS COMMUNICATION UNIT AND METHOD FOR CONTENT TRANSFER	Spain	3264697	06-Apr-2022	06-Jun-2037
MOBILE WIRELESS COMMUNICATION UNIT AND METHOD FOR CONTENT TRANSFER	Italy	3264697	06-Apr-2022	06-Jun-2037
MOBILE WIRELESS COMMUNICATION UNIT AND METHOD FOR CONTENT TRANSFER	Great Britain	3264697	06-Apr-2022	06-Jun-2037
WIRELESS COMMUNICATION UNIT AND METHOD FOR SHARING DELAY TOLERANT CONTENT	United States	10,230,637	12-Mar-2019	28-Apr-2037
WIRELESS COMMUNICATION UNIT AND METHOD FOR SHARING DELAY TOLERANT CONTENT	Germany	60 2017 019 214.7	08-Jul-2020	15-Mar-2037

WIRELESS COMMUNICATION UNIT AND METHOD FOR SHARING DELAY TOLERANT CONTENT	France	3220612	08-Jul-2020	15-Mar-2037
WIRELESS COMMUNICATION UNIT AND METHOD FOR SHARING DELAY TOLERANT CONTENT	Italy	3220612	08-Jul-2020	15-Mar-2037
WIRELESS COMMUNICATION UNIT AND METHOD FOR SHARING DELAY TOLERANT CONTENT	Spain	3220612	08-Jul-2020	15-Mar-2037
WIRELESS COMMUNICATION UNIT AND METHOD FOR SHARING DELAY TOLERANT CONTENT	Great Britain	3220612	08-Jul-2020	15-Mar-2037
WIRELESS COMMUNICATION UNITS AND WIRELESS COMMUNICATION SYSTEM AND METHODS TO SUPPORT BEACON TECHNOLOGY	United States	11889580	30-Jan-2024	17-Feb-2037
EDGE COMPUTING SYSTEM	United States	11,277,488	15-Mar-2022	02-Mar-2038
EDGE COMPUTING SYSTEM	Germany	3343363	27-Jul-2022	11-Dec-2037
EDGE COMPUTING SYSTEM	Spain	3343363	27-Jul-2022	11-Dec-2037
EDGE COMPUTING SYSTEM	France	3343363	27-Jul-2022	11-Dec-2037
EDGE COMPUTING SYSTEM	Great Britain	3343363	27-Jul-2022	11-Dec-2037
EDGE COMPUTING SYSTEM	Italy	3343363	27-Jul-2022	11-Dec-2037
EDGE COMPUTING SYSTEM	United States	11,095,713	17-Aug-2021	12-Nov-2038
EDGE COMPUTING SYSTEM	United States	11394771	19-Jul-2022	12-Dec-2037
EDGE COMPUTING SYSTEM	United States	11,606,419	14-Mar-2023	01-Jul-2041
ROUTER NODE, NETWORK AND METHOD TO ALLOW SERVICE DISCOVERY IN A NETWORK	United States	10491562	26-Nov-2019	05-Dec-2037
ROUTER NODE, NETWORK AND METHOD TO ALLOW SERVICE DISCOVERY IN A NETWORK	Germany	602017015130.0	22-Apr-2020	04-Dec-2037
ROUTER NODE, NETWORK AND METHOD TO ALLOW SERVICE DISCOVERY IN A NETWORK	Spain	3334126	22-Apr-2020	04-Dec-2037
ROUTER NODE, NETWORK AND METHOD TO ALLOW SERVICE DISCOVERY IN A NETWORK	Great Britain	3334126	22-Apr-2020	04-Dec-2037
ROUTER NODE, NETWORK AND METHOD TO ALLOW SERVICE DISCOVERY IN A NETWORK	France	3334126	22-Apr-2020	04-Dec-2037
ROUTER NODE, NETWORK AND METHOD TO ALLOW SERVICE DISCOVERY IN A NETWORK	Italy	3334126	22-Apr-2020	04-Dec-2037
ROUTER NODE, NETWORK AND METHOD TO ALLOW SERVICE DISCOVERY IN A NETWORK	United States	12,057,229	06-Aug-2024	21-Dec-2037
ROUTER NODE, NETWORK AND METHOD TO ALLOW SERVICE DISCOVERY IN A NETWORK	Germany	60 2017 011 602.5	12-Feb-2020	21-Dec-2037
ROUTER NODE, NETWORK AND METHOD TO ALLOW SERVICE DISCOVERY IN A NETWORK	Spain	3340579	12-Feb-2020	21-Dec-2037
ROUTER NODE, NETWORK AND METHOD TO ALLOW SERVICE DISCOVERY IN A NETWORK	France	3340579	12-Feb-2020	21-Dec-2037
ROUTER NODE, NETWORK AND METHOD TO ALLOW SERVICE DISCOVERY IN A NETWORK	Great Britain	3340579	12-Feb-2020	21-Dec-2037
ROUTER NODE, NETWORK AND METHOD TO ALLOW SERVICE DISCOVERY IN A NETWORK	Italy	3340579	12-Feb-2020	21-Dec-2037

ROUTER NODE, NETWORK AND METHOD TO ALLOW SERVICE DISCOVERY IN A NETWORK	Spain	3579587	02-Jun-2021	21-Dec-2037
ROUTER NODE, NETWORK AND METHOD TO ALLOW SERVICE DISCOVERY IN A NETWORK	Germany	3579587	02-Jun-2021	21-Dec-2037
ROUTER NODE, NETWORK AND METHOD TO ALLOW SERVICE DISCOVERY IN A NETWORK	France	3579587	02-Jun-2021	21-Dec-2037
ROUTER NODE, NETWORK AND METHOD TO ALLOW SERVICE DISCOVERY IN A NETWORK	Italy	3579587	02-Jun-2021	21-Dec-2037
ROUTER NODE, NETWORK AND METHOD TO ALLOW SERVICE DISCOVERY IN A NETWORK	Great Britain	3579587	02-Jun-2021	21-Dec-2037
EDGE COMPUTING CONTAINER SYSTEM	United States	10,944,851	09-Mar-2021	01-Jan-2039
EDGE COMPUTING CONTAINER SYSTEM	United States	11,159,647	26-Oct-2021	04-Feb-2041
EDGE COMPUTING CONTAINER SYSTEM	United States	11,159,647	26-Oct-2021	18-Dec-2038
Edge Communication Device	United States	D958778	26-Jul-2022	26-Jul-2037
Edge Communication Device	European Union	006478186-0001	17-May-2019	17-May-2044
Edge Communication Device	European Union	006478186-0002	17-May-2019	17-May-2044
Edge Communication Device	Great Britain	90064781860001	17-May-2019	17-May-2044
Edge Communication Device	Great Britain	90064781860002	17-May-2019	17-May-2044
Integrated antenna-heatsink for wireless device applications	United States	11,563,262 B2	1/24/2023	9-Dec-40
Integrated antenna-heatsink for wireless device applications	United States	11,949,147 B2	4/2/2024	9-Dec-40
Expandable product architecture bus for consumer electronics gateways	United States	11,695,438	7/4/2023	15-Sep-41
Module identification method for expandable gateway applications	United States	11,258,889	2/22/2022	26-Jan-41
Module identification method for expandable gateway applications	United States	11,641,413 B2	5/2/2023	26-Jan-41
Resilient Antenna Securing Mechanism	United States	11,431,075	8/30/2022	25-Mar-41
Resilient Antenna Securing Mechanism	United States	11,837,773	5-Dec-23	14-Jan-41
Method and System for IoT Edge Computing using Containers	United States	11,838,794	5-Dec-23	30-Aug-41
Method and Procedure for miniaturing a multilayer PCB	United States	11,523,502 B2	12/6/2022	6-May-41
Method and Procedure for miniaturing a multilayer PCB	United States	11,950,361 B2	4/2/2024	6-May-41
Cable Pull Tab	United States	11,695,238	7/4/2023	31-Jul-41
Method and System for Secure Container Application Framework	United States	12,015,613 B2	6/18/2024	2/4/1942
VHC25 heatsink and antenna structure	United States	D910,582	2/16/2021	16-Feb-36
VHC25 heatsink and antenna structure	United States	D942,959 S	2/8/2022	8-Feb-37
VHC25 heatsink and antenna structure	United States	D910,583	2/16/2021	16-Feb-36
Stacker Electromagnetic Interference Shield	United States	D922337	6/15/2021	15-Jun-36
Stacker Electromagnetic Interference Shield	United States	D922338	6/15/2021	15-Jun-36
Stacker Base Module, LTE Stacker Module, Mase and Stacker combined	Brazil	BR302022001478-8	1/24/2023	23-Mar-47
Stacker Base Module, LTE Stacker Module, Mase and Stacker combined	Canada	211383	24-Jan-2024	3/24/2037
Stacker Base Module	China	ZL202230157775.5	19-Jul-2024	24-Mar-2037
Stacker Base Module	United States	6197727	23-Mar-2022	23-Mar-2047
Stacker Base Module	European Union	008916001-0001	3/30/2022	23-Mar-47
LTE Stacker Module	European Union	008916001-0002	3/30/2022	23-Mar-47

Stacker Base Module with LTE Stacker Module (combined)	European Union	008916001-0003	3/30/2022	23-Mar-47
Stacker Base Module with LTE Stacker Module (combined)	Great Britain	6197729	3/24/2022	23-Mar-47
Stacker Base Module	Great Britain	6197727	3/24/2022	23-Mar-47
LTE Stacker Module	Great Britain	6197728	3/24/2022	23-Mar-47
Stacker Base Module	India	361109-001	5/8/2023	24-Sep-36
Stacker Base Module	Japan	1733800	12/23/2022	24-Mar-47
Stacker Base Module, LTE Stacker Module, Mase and Stacker combined	South Korea	30-1222487	6/29/2023	23-Mar-42
Stacker Base Module, LTE Stacker Module, Mase and Stacker combined	South Korea	30-1245065	1/3/2024	23-Mar-2042
Stacker Base Module, LTE Stacker Module, Mase and Stacker combined	South Korea	30-1245066	1/3/2024	23-Mar-2042
Stacker Base Module	Mexico	69708	18-Apr-2024	22-Mar-2047
LTE Stacker Module	United States	6197728	23-Mar-2022	23-Mar-2047
LTE Stacker Module	India	361107-001	2/23/2023	28-Sep-36
LTE Stacker Module	Japan	1733801	12/23/2022	24-Mar-47
Stacker Base Module with LTE Stacker Module combined	United States	D1025047	3/22/2024	23-Mar-2047
Stacker Base Module with LTE Stacker Module (combined)	India	361108-001	5/4/2023	29-Sep-36
Stacker Base Module with LTE Stacker Module (combined)	Japan	1733802	12/23/2022	24-Mar-47
DYNAMIC ROUTER FUNCTIONALITY IN CELLULAR NETWORKS	United States	9/955,404	24-Apr-2018	14-Oct-2036

Manufacturing

We rely on two contract manufacturers in Taiwan and China to manufacture our VeeaHub units.

Research and Development

Because the industry in which the Company competes is characterized by rapid technological advances, the Company’s ability to compete successfully depends heavily upon its ongoing research and development activities.

Key focus of the Company’s research and development activities include (i) the use of AI to optimize network and applications distribution and performance at the edge, (ii) support for elastic scaling and dynamic cloud to edge orchestration, (iii) real time radio and mesh tuning, (iv) partial and full air-gapped deployment between the public cloud and the edge, (v) optimized AI model execution across devices, the Veea Edge Platform and the cloud and (vi) fully integrated online ordering, fulfillment and activation to support large scale, hierarchical distribution partners.

Facilities

We are headquartered in New York City, New York. We have engineering offices in Iselin, New Jersey; Bath, United Kingdom; and Juvigny, France. We also maintain sales and marketing offices in Paris, France and Mexico City, Mexico.

Employees

As of September 30, 2024, we employed 45 full-time employees. None of our employees are represented by a collective bargaining agreement, nor have we experienced any work stoppage. We consider our relations with our employees to be satisfactory. Our future success depends on our continuing ability to attract and retain highly qualified employees and senior management personnel. In addition, we have independent contractors whose services we are using on an as-needed basis to assist with our sales and marketing activities and engineering activities.

Legal Proceedings

From time to time, we may be subject to legal proceedings and claims in the ordinary course of business. We are not presently a party to any legal proceedings that are expected to have a material adverse impact on our financial position, results of operations or cash flows, nor have we been to date since inception.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of Veea should be read together with the “Business” section and our unaudited consolidated condensed financial statements for the three and nine months ended September 30, 2024 and 2023, our audited financial statements as of the years ended December 31, 2023 and 2022, and related notes and other information included elsewhere in this prospectus.

In addition to our historical consolidated financial information, this discussion includes forward-looking information regarding our business, results of operations and cash flows, and contractual obligations and arrangements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from any future results expressed or implied by such forward-looking statements as a result of various factors, including, but not limited to, those discussed in the sections of this prospectus entitled “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” included elsewhere in this prospectus.

Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “Veea,” “we”, “us”, “our”, and the “Company” are intended to refer to (i) following the Business Combination, the business and operations of Veea Inc. and its consolidated subsidiaries, and (ii) prior to the Business Combination, Private Veea (the predecessor entity in existence prior to the consummation of the Business Combination) and its consolidated subsidiaries.

Company Overview

The Company is a provider of edge computing and communications devices (i.e., “VeeaHub” devices), applications and services hosted on its edge Platform-as-a-Service (“ePaaS”). Veea Edge Platform ePaaS is an end-to-end platform that is both locally- and cloud-managed. VeeaHub® products are converged computing and communications (i.e., hyperconverged) indoor and outdoor devices, about the size of a Wi-Fi Access Point (AP), that provide for networking and computing solutions for AI-assisted applications and solutions at the edge where people, places, and things connect to the network.

Veea Edge Platform provides for highly secure connectivity, computing, and IoT solutions through full stack platform for digital transformation of industries as well as unserved or underserved communities that lack Internet connectivity and essential applications and services. It further enables the formation of highly secure, but easily accessible, private clouds and networks across one or multiple user(s) or enterprise location(s) across the globe. We have redefined and simplified edge computing and connectivity with Veea Edge Platform, easily deployable products that fully integrate hardware, system software, technologies, and edge applications. We are demonstrating, globally, that the Platform enables our partners and customers to champion digital transformations in multiple vertical markets.

Through our innovative Veea Edge Platform, we have created a new product category that brings cloud capabilities close to the user, as an alternative to cloud computing, with benefits in optimal latency, lower data transport costs, data privacy, security and ownership, Edge AI, “always-on” availability at the edge for mission critical applications, and contextual awareness for people, devices and things connected to the Internet. The Company was recognized in 2023 by Gartner for the innovativeness and capabilities of our Veea Edge Platfom and was named a Leading Smart Edge Platform in 2023 and a Cool Vendor in Edge Computing in 2021. Veea was named in Market Reports World’s its research report published in October 2023 as one of the top 10 Edge AI solution providers alongside of IBM, Microsoft, and Amazon Web Services (“AWS”) among others.

Veea was founded in 2014 by Allen Salmasi, our Chief Executive Officer and a pioneering wireless technology leader. Mr. Salmasi helped to drive industry transformation through his contributions to the development of CDMA/TDMA-based OmniTRACS, the largest mobile satellite messaging and position reporting system with integrated IoT solutions during the 1980s and in the 1990s; 2G/3G technology and products at Qualcomm in 1990s; 4G technology and products at NextWave during the 2000s, and hyper-converged edge computing and communications during the 2010s; and beyond with Veea. At Veea, Mr. Salmasi has assembled a talented and experienced management and engineering team that includes former senior executives of leading technology, telecom, SaaS, and wireless companies that possess a deep understanding of wireless technologies, mesh networking and edge computing.

Veea earns revenue primarily from the sale of its VeeaHub® devices, licenses and subscriptions. Veea incurred net losses of approximately $33.3 million and $46.6 million for the three and nine months ended September 30, 2024, respectively; net income and losses of approximately $2.0 million and $9.4 million for the three and nine months ended September 30, 2023, respectively.Veea generated net revenue of approximately $51,000 and $108,000 for the three and nine months ended September 30, 2024, respectively, approximately $9,000 and $40,000 for the three and nine months ended September 30, 2023, respectively. Other than $9.0 million of revenue generated from the license of AdEdge™ in 2023, revenue has been immaterial for all periods presented and represented revenue earned from paid pilots for our VeeaHub® devices.

Recent Developments

Business Combination

On September 13, 2024, Plum consummated its previously announced Business Combination with Private Veea, pursuant to that certain Business Combination Agreement, dated November 27, 2023, between Private Veea, Plum, and Plum Merger Sub (a Delaware corporation and wholly owned subsidiary of Plum). The consummation of the Business Combination involved (i) Plum de-registering from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware, migrating to and domesticating as a Delaware corporation, and (ii) the merger of Plum Merger Sub with and into Private Veea, pursuant to which, at the closing of the transactions contemplated by the Business Combination Agreement, the separate corporate existence of Plum Merger Sub ceased, with Private Veea as the surviving corporation becoming a wholly-owned subsidiary of Plum, pursuant to the terms of the Business Combination Agreement and in accordance with the DGCL.

Following the closing of the Business Combination, the Company owns 100% of the outstanding common stock of Private Veea and Plum changed its name from “Plum Acquisition Corp. I” to “Veea Inc.” and Veea Inc. changed its name to “VeeaSystems Inc.”

The Business Combination was accounted for as a “reverse recapitalization,” with no goodwill or other intangible assets recorded, in accordance with GAAP. A reverse recapitalization did not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the financial statements of Private Veea in many respects.

Under this method of accounting, Plum was treated as the “acquired” company for financial reporting purposes. For accounting purposes, Private Veea was deemed to be the accounting acquirer in the transaction and, consequently, the transaction was treated as a recapitalization of Private Veea (i.e., a capital transaction involving the issuance of stock by Plum for the stock of Private Veea). Accordingly, the consolidated assets, liabilities and results of operations of Private Veea became the historical financial statements of the combined company, and Plum’s assets, liabilities and results of operations were consolidated with the Company’s beginning on the acquisition date. Operations prior to the Business Combination were presented as those of Private Veea in future reports. The net assets of Private Veea were recognized at carrying value, with no goodwill or other intangible assets recorded.

Private Placements

Simultaneously with the closing of the Business Combination, the Company and Private Veea issued convertible notes under note purchase agreements (the “Note Purchase Agreements”) with certain accredited investors unaffiliated with Plum and Private Veea (each, an “Investor”) for the sale of unsecured subordinated convertible promissory notes (the “September 2024 Notes”) as part of a private placement offering of up to $15 million in purchase price for such September 2024 Notes in the aggregate (the “Financing Closing”). The Company received $1.45 million in proceeds from the issuance of its convertible promissory note with a commitment from a convertible note purchaser for the remaining unfunded amount of $13.55, which is to be funded on or prior to November 15, 2024, subsequently extended to December 15, 2024. In addition to a September 2024 Note, each Investor received as a transfer from NLabs immediately prior to the Financing Closing a number of shares of Private Veea Series A-1 Preferred Stock that upon the Closing became a number of registered shares of Common Stock equal to such Investors’ loan amount under their respective notes divided by $7.50 (the “Transferred Shares”).

The Company and Private Veea are co-borrowers under each September 2024 Note (together, the “Borrowers”) and are jointly responsible for the obligations to each Investor thereunder. Each September 2024 Note has a maturity date of 18 months after the Financing Closing but is prepayable in whole or in part by the Borrowers at any time without penalty. The outstanding obligations under each September 2024 Note accrues interest at a rate equal to the Secured Overnight Financing Rate plus 2% per annum, adjusted quarterly, but interest is only payable upon the maturity date of the September 2024 Note as long as there is no event of default thereunder. Each September 2024 Note is unsecured and expressly subordinated to any senior debt of the Borrowers. The September 2024 Notes and the Note Purchase Agreements do not include any operational or financial covenants for the Borrowers. Each September 2024 Note includes customary events of default for failure to pay amounts due on the maturity date, for failure to otherwise comply with the Borrowers’ covenants thereunder or for Borrower insolvency events, in each case, with customary cure periods, and upon an event of default, the Investor may accelerate all obligations under its September 2024 Note and the Borrowers will be required to pay for the Investor’s reasonable out-of-pocket collection costs.

The outstanding obligations under each September 2024 Note are convertible in whole or in part into shares of Common Stock (the “Conversion Shares”) at a conversion price of $7.50 per share (subject to equitable adjustment for stock splits, stock dividends and the like with respect to the Common Stock after the Financing Closing) (the “Conversion Price”) at any time after the Financing Closing at the sole election of the Investor. The outstanding obligations under each September 2024 Note will automatically convert at the Conversion Price if (i) the Company or its subsidiaries consummate one or more additional financings for equity or equity-linked securities for at least $20 million in the aggregate or makes one or more significant acquisitions valued in the aggregate (based on the consideration provided by the Company and its subsidiaries) to be at least $20 million, (ii) the Investors holding a majority of the aggregate outstanding obligations under the September 2024 Notes expressly agree to convert all obligations under the September 2024 Notes or (iii) the Common Stock trades with an average daily VWAP of at least $10.00 (subject to equitable adjustment for stock splits, stock dividends and the like with respect to the Common Stock after the Financing Closing) for ten (10) consecutive trading days. The obligations under each September 2024 Note will also automatically convert in connection with a Brokerage Transfer, as described below.

The September 2024 Notes and the Conversion Shares are subject to a lock-up for a period of 6 months after the Financing Closing (subject to early release for a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their equity holdings in the Company for cash, securities or other property, and subject to customary permitted transfer exceptions). The Transferred Shares are not be subject to any lock-up restrictions, but for a period of 6 months after the Closing they will be separately designated by SPAC’s transfer agent and kept as book entry shares on the transfer agent’s records and will not be eligible to be held by Depository Trust Company (“DTC”) without the Investor first notifying the Company of its intent to transfer any such Transferred Shares to a brokerage account and/or to be held by DTC or another nominee (a “Brokerage Transfer”). If the Investor provides such notice or otherwise has any Transferred Shares subject to a Brokerage Transfer within 6 months after the Closing, a portion of the outstanding obligations under such Investor’s Note will automatically convert into a number of Conversion Shares equal to the number of Transferred Shares subject to such Brokerage Transfer, and the lock-up period for such Conversion Shares will be extended for an additional 6 months to 12 months after the Financing Closing.

The Note Purchase Agreements include customary registration rights.

Equity Line of Credit

On November 15, 2024, the Company and White Lion signed a term sheet providing for the issuance by the Company to White Lion of up to $25 million of shares of the Company’s common stock. The Company anticipates closing the transactions contemplated by the term sheet on or about November 20, 2004. At the closing, the Company and White Lion will enter into a common stock purchase agreement (the “Common Stock Purchase Agreement”) and related registration rights agreement. Pursuant to the Common Stock Purchase Agreement, the Company has the right to sell to White Lion up to the lesser of (i) 25,000,000 shares of common stock (“ELOC Shares) and (ii) the Purchase Notice Limit (as defined in the Common Stock Purchase Agreement), subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement. The Company expects to utilize proceeds from the Common Stock Purchase Agreement for working capital and other general corporate purposes. Subject to the terms of the Common Stock Purchase Agreement, the Company will have the right from time to time at its sole discretion until the 24th month following signing of the Common Stock Purchase Agreement, to direct White Lion to purchase up to a specified maximum number of shares of common stock as set forth in the Common Stock Purchase Agreement by delivering written notice to White Lion prior to the commencement of trading on any trading day. The Company will control the timing and amount of any sales of the common stock to White Lion. Actual sales of shares to White Lion under the Common Stock Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, and the trading price of the common stock.

The Company and White Lion executed definitive agreements for the equity line of credit on December 2, 2024. For more information, see “Summary - Recent Developments.”

Components of Results of Operations

Revenue, net

The Company recognizes revenue based on the satisfaction of distinct obligations to transfer goods and services to customers. The Company generates revenue from hardware sales and the sale of licenses and subscriptions. The Company applies a five-step approach as defined in ASC 606, Revenue from Contracts with Customers, in determining the amount and timing of revenue to be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when a corresponding performance obligation is satisfied. Most contracts with customers are to provide distinct products or services within a single contract. However, if a contract is separated into more than one performance obligation, the total transaction price is allocated to each performance obligation in an amount based on the estimated relative standalone selling price.

For licenses of technology, recognition of revenue is dependent upon whether the Company has delivered rights to the technology, and whether there are future performance obligations under the contract. Revenue from non-refundable upfront payments is recognized when the license is transferred to the customer and the Company has no other performance obligations. Revenue for licenses delivered under a subscription model having terms between one and twelve-months are recognized over-time. Subscription revenue is generated through sales of monthly subscriptions. Customers pay in advance for the licenses and subscriptions. Revenue is initially deferred and is recognized using the straight-line method over the term of the applicable subscription period.

Cost of Goods Sold

Cost of goods sold consists primarily of the cost of finished goods, components purchased for manufacturing and freight. Cost of goods sold also includes third-party vendor costs related to cloud hosting fees.

Operating Expenses

We classify our operating expenses into the following categories:

●	Product development expenses. Product development expenses primarily consist of employee compensation, employee benefits, stock-based compensation related to technology developers and product management employees, as well as fees paid for outside services and materials.

●	Sales and marketing expenses. Sales and marketing expenses consist of compensation and other employee-related costs for personnel engaged in selling, marketing and sales support functions. Selling expenses also include marketing and the costs associated with customer evaluations. The Company does not currently incur advertising costs.

●	General and administrative expenses. General and administrative expenses consist of compensation expense (including stock-based compensation expense) for employees and executive management, and expenses associated with finance, tax, and human resources. General and administrative expenses also includes transaction costs, expenses associated with facilities, information technology, external professional services, legal costs and settlement of legal claims and other administrative expenses.

●	Depreciation and amortization: Depreciation and amortization expense consists of depreciation of Veea’s property and equipment and amortization of Veea’s patents and other intellectual property.

●	Impairment: Impairment consists of impairment charges related to our in-process research and development (“IPR&D”).

Results of Operations

The following tables set forth the results of our operations for the periods presented, as well as the changes between periods. The period-to-period comparison of financial results is not necessarily indicative of future results.

For the three months ended September 30, 2024 compared to year ended September 30, 2023

The following table sets forth Veea’s unaudited statements of operations data for the three and nine months ended September 30, 2024 and 2023, respectively. Veea has prepared the three and nine-month data on a consistent basis with the audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022 included in the Form S-4/A filed with the SEC on May 13, 2024. In the opinion of Veea’s management, the unaudited three- and nine-month financial information reflects all necessary adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of this data.

	For the Three Months Ended		$	%
	September 30, 2024	September 30, 2023	Change

Revenues, net	$50,683	$9,009,254	$(8,958,571)	(99)%
Cost of Goods Sold	14,997	24,307	(9,310)	(38)%
Gross profit	35,686	8,984,947	(8,949,261)	(100)%

Operating Expenses:
Product development	356,761	185,764	170,997	92%
Sales and marketing	80,937	137,943	(57,006)	(41)%
General and administrative	1,989,095	5,232,482	(3,243,387)	(62)%
Transaction costs including those incurred with contingent earn-out share liability	55,038,544	-	55,038,544	100%
Depreciation and amortization	67,730	75,318	(7,588)	(10)%
Total operating expenses	57,533,067	5,631,507	51,901,560	922%
Income (loss) from operations	(57,497,381)	3,353,440	(60,850,821)	(1,815)%

Other Income and (Expense):
Other income, net	8,739	397,976	(389,237)	(98)%
Income tax benefit	1,251,243	-	1,251,243	100%
Loss on initial issuance of convertible note	(1,770,933)	-	(1,770,933)	100%
Change in fair value of conversion option liability	607,067	-	607,067	100%
Change in fair value of warrant liabilities	(220,373)	-	(220,373)	100%
Change in fair value of earn our share liability	24,750,000	-	24,750,000	100%
Other expense	(36)	-	(36)	IMM
Interest expense	(451,881)	(1,789,617)	1,337,736	(75)%
Total other income and expense	24,173,826	(1,391,641)	25,565,467	(1,837)%
Net income (loss)	$(33,323,555)	$1,961,799	$(35,285,354)	(1,799)%

For the nine months ended September 30, 2024 compared to year ended September 30, 2023

	For the Nine Months Ended		$	%
	September 30, 2024	September 30, 2023	Change

Revenues, net	$108,264	$9,040,359	$(8,932,095)	(99)%
Cost of Goods Sold	57,687	47,163	10,524	22%
Gross profit	50,577	8,993,196	(8,942,619)	(99)%

Operating Expenses:
Product development	1,152,930	676,603	476,327	70%
Sales and marketing	459,341	299,130	160,211	54%
General and administrative	13,091,503	12,493,928	597,575	5%
Transaction costs including those incurred with contingent earn-out share liability	55,038,544	-	55,038,544	100%
Depreciation and amortization	205,111	734,306	(529,195)	(72)%
Total operating expenses	69,748,921	14,203,967	55,544,954	392%
Loss from operations	(69,698,344)	(5,210,771)	(64,487,573)	1,241%

Other Income and (Expense):
Other income, net	21,398	242,461	(221,063)	(91)%
Income tax benefit	1,251,243	-	1,251,243	100
Loss on initial issuance of convertible note	(1,770,933)	-	(1,770,933)	100%
Change in fair value of conversion option liability	607,067	-	607,067	100%
Change in fair value of warrant liabilities	(220,373)	-	(220,373)	100%
Change in fair value of earn our share liability	24,750,000	-	24,750,000	100%
Other expense	(9,346)	(15,134)	5,788	(38)%
Interest expense	(1,352,823)	(4,425,764)	3,072,941	(69)%
Total other income and expense	23,276,233	(4,198,437)	27,474,670	(654)%
Net income (loss)	$(46,620,619)	$(9,409,208)	$(37,211,411)	395%

Revenue, net

The Company generated net revenue of $50,683 and $9,009,254 for the three months ended September 30, 2024 and 2023, respectively. The Company generated net revenue of $108,264 and $9,040,359 for the nine months ended September 30, 2024 and 2023, respectively. Revenue has been principally earned from paid pilots for our VeeaHub® devices. The decrease was due to $9 million income recognized in connection with the license of AdEdge™ in 2023.

Our focus over the past several years has been on field testing and refining our product to meet customer needs as well as market developments. As a result of these efforts, we expect revenue to grow over the next several quarters through the sales of our hardware, licenses and subscriptions. We are especially focused in four principal market opportunities: 1) Digital Equity and Inclusion, 2) Energy and Sustainability solutions for Smart Buildings and Climate Smart Agriculture, 3) Convergence of Fixed, Wireless, and 5G Networks, and 4) Smart Retail and Smart Warehouses.

Cost of Goods Sold

Cost of goods sold decreased by approximately $9,310, or 38%, in the three months ended September 30, 2024 compared to the three months ended September 30, 2023. Cost of goods sold increased by $10,524, or 22%, in the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023. The increase is immaterial as it is related to the costs incurred to generate our revenue earned from paid pilots for our VeeaHub® devices.

Product Development Expense

Product development expense increased by $170,997, or 92%, in the three months ended September 30, 2024 compared to the three months ended September 30, 2023. Product development expense increased by $476,327, or 70%, in the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023. The increase in product development expenses was due to increased internal development and additional costs incurred by outside contractors related to products manufactured during the period.

Sales and Marketing Expense

Sales and marketing expense decreased by $57,006, or 41%, in the three months ended September 30, 2024 compared to the three months ended September 30, 2023. Sales and marketing expense increased by $160,211, or 54%, in the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023. In the third quarter, management had reduced efforts in marketing as the focus was on the Business Combination completion. The year-to-date increase was due primarily to an increase in customer evaluations and fees paid to third-party marketing firm during the period.

General and Administrative Expense

General and administrative expense decreased by $3.2 million, or 62%, in the three months ended September 30, 2024 compared to the three months ended September 30, 2023. General and administrative expense increased by $0.6 million, or 5%, in the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023. The decrease for the quarter is primarily related to the foreign exchange gain of $1.8 million for the three months ended, as well as a reclassification of $1.4 million of transaction related expenses out of G&A in the period the Business Combination occurred. The year-to-date overall increase was primarily due to an increase in net foreign exchange losses, as well as an increase in professional and consulting fees relating to the Business Combination.

Transaction costs including those incurred with contingent earn-out liability

Following the closing of the Business Combination, holders of certain capital stock of Private Veea immediately prior to the closing will have the contingent right to receive up to 4.5 million additional shares of the Company’s common stock if certain trading-price based milestones of the Company’s common stock are achieved or a change of control transaction occurs during the ten-year period following the Closing. The initial value of the contingent earn-out share liability of $53.6 million for the three and nine months ended September 30, 2024 is recorded as a transaction cost within operating expenses. The fair value of the earn-out liabilities was estimated using Monte Carlo simulation utilizing assumptions related to the contractual term of the instruments, estimated volatility, the price of the Common Stock and current interest rates. A significant driver of the value of the earn-out at the close of the Business Combination was our closing stock price on September 13, 2024 which was $12.00. Additionally, the Company incurred approximately $1.4 million of professional fees relating to the Business Combination.

Depreciation and Amortization

Depreciation and amortization decreased by $7,588, or 10%, in the three months ended September 30, 2024 compared to the three months ended September 30, 2023. Depreciation and amortization decreased by $529,195, or 72%, in the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023. The decrease was due to certain intangibles reaching the end of their useful lives.

Other income, net

Other income, net relates to immaterial non-operating transactions incurred during the period. These amounts were immaterial for the three and nine months ended September 30, 2024 and 2023.

UK R&D Tax Credit

The increase is related to the receipt of an R&D tax credit of $1.2 million received by the Company’s UK subsidiary.

Loss on initial issuance of convertible note

The loss on initial measurement of the convertible note was $1,770,993 for the three and nine months ended September 30, 2024. The Convertible Note Payable was entered into in September 2024.

Change in fair value of derivative liabilities

Change in fair value of derivative liabilities comprised of the fair value adjustment to the conversion option, Private Warrants, and earn-out shares at balance sheet date. The gain on the change in fair value of conversion note option liability was $797,500 for the three and nine months ended September 30, 2024 was determined using a Black-Scholes option pricing model. The loss of the change in fair value of warrant liabilities was $220,373 for the three and nine months ended September 30, 2024 was determined based on the trading value of the public warrants. The loss on the change in fair value of earn out share liability was $24.8 million for the three and nine months ended September 30, 2024 was determined using a Monte Carlo simulation. A significant driver of the value of the earn-out at the close of the Business Combination was our closing stock price on September 30, 2024 which was $6.50. These derivative instruments were entered into in September 2024 related to the Business Combination.

Other expense

Other expenses relate to immaterial non-operating expenses incurred during the period. These amounts were immaterial for the three and nine months ended September 30, 2024 and 2023.

Interest expense

Interest expense decreased by $1.3 million, or 75%, in the three months ended September 30, 2024 compared to the three months ended September 30, 2023. Interest expense decreased by $3.1 million, or 69%, in the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023. The decrease was due to loans coming to term or being converted into equity.

Year ended December 31, 2023 compared to year ended December 31, 2022

	Year ended December 31,
	2023	2022	$	%
			Change
Revenue, net	$9,072,130	$224,052	$8,848,078	3949%
Cost of Goods Sold	466,802	285,311	181,491	64%
Gross Profit (loss)	8,605,328	(61,259)	8,666,587	14,147%
Operating Expenses:
Product development	693,448	3,226,773	(2,533,325)	(79)%
Sales and Marketing	215,332	384,217	(168,885)	(44)%
General and administrative	18,523,030	20,076,055	(1,553,025)	(8)%
Depreciation and amortization	818,203	1,879,398	(1,061,195)	(56)%
Total operating expenses	20,250,013	25,566,443	(5,316,430)	(21)%
Loss from operations	(11,644,685)	(25,627,702)	13,983,017	(55)%

Other income and (expense):
Interest income	1,942	9,000	(7,058)	(78)%
Foreign currency gain (loss)	1,284,846	(2,193,685)	3,478,531	(159)%
Other Income, net	59,982	-	59,982	(100)%
Paycheck protection program loan forgiveness	-	1,238,145	1,238,145	NM
Other expense	(21,857)	(50,041)	28,184	(56)%
Interest Expense	(5,318,817)	(8,575,756)	3,256,939	(38)%
Total other income and expense	(3,993,904)	(9,572,337)	5,578,433	(58)%
Net loss	$(15,638,589)	$(35,200,039)	$19,561,450	(56)%

Revenue, net

The Company generated revenue of $9.1 million and $0.2 million for the years ended December 31, 2023 and 2022, respectively. Other than $9 million of revenue generated from the license of AdEdge™ in 2023, revenue has been immaterial for all periods presented and represented revenue earned from paid pilots for our VeeaHub® devices.

Our focus over the past several years has been testing and refining our product to meet customer needs as well as market research. As a result of these efforts, we expect revenue to grow over the next several years through the sales of our hardware, licenses and subscriptions. We will be especially focused in four principal market opportunities: 1) Digital Equity and Inclusion, 2) Energy and Sustainability solutions for Smart Buildings and Climate Smart Agriculture, 3) Convergence of Fixed, Wireless, and 5G Networks, and 4) Smart Retail and Smart Warehouses.

Cost of Goods Sold

Cost of goods sold increased by $0.2 million, or 64%, in the year ended December 31, 2023 compared to the year ended December 31, 2022. The increase was due to an increase in our inventory reserves.

Product Development Expense

Product development expense decreased by $2.5 million, or 79%, in the year ended December 31, 2023 compared to the year ended December 31, 2022. The decrease was due to a decrease in product development expenses due in part to (1) the completion of certain development projects with outside contractors that reached their conclusion and a reduction in ongoing associated costs, (2) a reduction in internal development costs related to products manufactured during the period and (3) delays in completion by technology partners of their development efforts.

Sales and Marketing Expense

Sales and marketing expense decreased by $.2 million, or 44%, in the year ended December 31, 2023 compared to the year ended December 31, 2022. The decrease was due primarily to a reduction in costs paid to a third-party marketing firm.

General and Administrative Expense

General and administrative expense decreased by $1.6 million, or 8%, in the year ended December 31, 2023 compared to the year ended December 31, 2022. The decrease was due to reduced spending as a result of cost containment measures.

Depreciation and Amortization

Depreciation and amortization decreased by $1.1 million, or 56%, in the year ended December 31, 2023 compared to the year ended December 31, 2022. The decrease was due to certain intangibles reaching the end of their useful lives.

Interest income

Interest income relates to interest on cash and cash equivalents. These amounts were immaterial for the years ended December 31, 2023 and 2022.

Foreign Currency gain (loss)

Foreign Currency loss increased by $3.5 million, or 159%, in the year ended December 31, 2023 compared to the year ended December 31, 2022. The increase was due to a change in foreign exchange rate related to agreements with our foreign subsidiaries. The Company maintains an intercompany revolving loan agreement with its UK subsidiary and an intercompany services agreement with its French subsidiary. The advances under the loan agreement are denominated in US dollars and reflected in local currency on the books and records of the subsidiary. Payments under the intercompany agreement with the Company’s French subsidiary are denominated in Euros and reflected in US dollars on the books and records of the Company and local currency on the books and records of the subsidiary.

Other expense

Other expenses relate to immaterial non-operating expenses incurred during the period. These amounts were immaterial for the years ended December 31, 2023 and 2022.

Interest expense

Interest expense decreased by $3.3 million, or 38%, in the year ended December 31, 2023 compared to the year ended December 31, 2022. The decrease was related to the conversion of convertible notes into shares of Series A-1 Preferred Stock at the end of 2022.

Liquidity and Capital Resources

To date, we have financed our operations primarily through private placements of equity securities and debt to. We plan to fund our operations and capital funding needs through a combination of private and public equity and debt offerings, or a combination thereof. Since our inception, we have incurred significant operating losses and negative cash flows. As of September 30, 2024 and December 31, 2023, we had an accumulated deficit of $216.9 million and $170.3 million, respectively.

As of September 30, 2024 and December 31, 2023, we had cash of $2.8 million and $6.0 million, respectively. As of September 30, 2024, we had $14.15 million outstanding debt, of which approximately $1.45 million was outstanding under the Note Purchase Agreement and $12.7 million was outstanding under our working capital facility.

During the nine months ended September 30, 2024 and 2023, the Company has incurred net losses of $46.6 million and $9.4 million, respectively, and had an accumulated deficit of $216.9 million as of September 30, 2024. The Company expects to continue to incur net losses as it continues to grow and scale its business. Historically, the Company’s activities have been financed through private placements, of equity securities and debt to related parties.

At the Closing of the Business Combination, the Company converted approximately $16 million of related party debt to equity; and received $1.45 million in proceeds from the issuance of its convertible promissory note with a commitment from an Investor for the remaining unfunded amount of approximately $13.6 million, which is to be funded on or prior to November 15, 2024, subsequently extended to December 15, 2024. Following the Closing, the Company received approximately $1.1 million of proceeds from Plum’s trust account and received a cash tax refund approximately $1.2 million in respect to the Company’s UK subsidiary’s R&D activities. Taking into account the cash proceeds received to date, the anticipated funding of the remaining convertible note commitment, the proceeds receivable under the $25 million Equity Line of Credit with White Lion Capital, LLC and the anticipated return by year end of the Company’s $5 million downpayment for certain inventory purchased from iFREE Group Holdings Limited and, the Company expects it will be able to funds its operations over the next twelve months. The Company may seek additional funding through debt or other equity financing arrangements, implement incremental expense reduction measures or a combination thereof to continue financing its operations. Although management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining sufficient funding on terms acceptable to the Company to fund continuing operations, if at all.

Comparison of the Nine Months Ended September 30, 2024 and 2023

The following table shows Veea’s cash flows provided by (used in) operating activities, investing activities and financing activities for the stated periods:

	Nine Months ended September 30,
	2024	2023	Variance
Operating activities	$(19,829,558)	$(7,150,873)	$(12,678,685)
Investing activities	(207,697)	(99,241)	(108,456)
Financing activities	16,536,728	8,227,615	8,309,113

Operating Activities

Net cash used in operating activities for the nine months ended September 30, 2024 was $19.8 million compared to $7.2 million for the nine months ended September 30, 2023, an increase of $12.6 million. The increase was primarily due to the $5.0 million deposit made for inventory and a $7.7 million operating loss.

Investing Activities

Net cash used in investing activities for the nine months ended September 30, 2024 decreased by $108,456 from the nine months ended September 30, 2023. The increase was primarily due to purchase of additional property, equipment and intangible assets during the period.

Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2024 was $16.5 million compared to $8.2 million for the nine months ended September 30, 2023, an increase of $8.3 million. The increase was primarily due to the receipt of $10.0 million of proceeds from the issuance of preferred stock prior to the closing of the Business Combination, net of transaction costs, $3.7 million of proceeds from the Company revolving credit line, $1.45 million proceeds from the issuance of the September 2024 Notes and $1.1 million proceeds from the reverse recapitalization. In 2023, the Company’s financing sources included a $5.0 million term loan from an unrelated third party, a $3.0 million convertible note from an unrelated third party and an additional $2.2 million in demand notes from a related party.

Comparison of the Years Ended December 31, 2023 and 2022

The following table shows Veea’s cash flows provided by (used in) operating activities, investing activities and financing activities for the stated periods:

	Year ended December 31, 2023	Year ended December 31, 2022	Variance
Operating activities	$(12,652,360)	$(22,025,362)	$9,372,732
Investing activities	(155,054)	(249,264)	94,210
Financing activities	18,573,694	21,525,000	(2,951,306)

Operating Activities

Net cash used in operating activities for the year ended December 31, 2023 was $12.6 million compared to $22.0 million for the year ended December 31, 2022, an increase of $9.4 million. The increase was primarily due to the license of AdEdge™.

Investing Activities

Net cash used in investing activities for the year ended December 31, 2023 decreased by $0.1 million from the year ended December 31, 2022. The decrease was immaterial and related primarily to the purchase of intangibles.

Financing Activities

Net cash provided by financing activities for the year ended December 31, 2023 was $18.6 million compared to $21.5 million for the year ended December 31, 2022, a decrease of $2.9 million. The decrease was due to (1) a repayment of debt and (2) a decrease in the issuance of convertible notes that was offset by an increase in the issuance of third-party debt.

Off-Balance Sheet Arrangements

We have not had any over the past three fiscal years, and we currently do not have, any off-balance sheet arrangements as defined in the rules and regulations of the SEC. To the extent we have any contingent assets or liabilities, these have been captured and audited within the accompanying consolidated financial statements.

Critical Accounting Estimates

The preparation of financial statements in conformity with GAAP requires Veea’s management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses during the reported periods. Other than valuation of inventory, Veea does not currently have any critical accounting estimates that could have a material impact on their financial statements. Veea has other key accounting policies, which involve the use of estimates, judgments and assumptions that are significant to understanding its results, which are described in Note 3 to Veea’s consolidated financial statements as of and for the years ended December 31, 2023 and 2022 included in this Registration Statement beginning at page F-10.

Revenue Recognition

The Company recognizes revenue based on the satisfaction of distinct obligations to transfer goods and services to customers. The Company generates revenue from hardware sales and the sale of licenses and subscriptions. The Company applies a five-step approach as defined in ASC 606, Revenue from Contracts with Customers, in determining the amount and timing of revenue to be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when a corresponding performance obligation is satisfied. Most contracts with customers are to provide distinct products or services within a single contract. However, if a contract is separated into more than one performance obligation, the total transaction price is allocated to each performance obligation in an amount based on the estimated relative standalone selling price.

For licenses of technology, recognition of revenue is dependent upon whether the Company has delivered rights to the technology, and whether there are future performance obligations under the contract. Revenue from non-refundable upfront payments is recognized when the license is transferred to the customer and the Company has no other performance obligations. Revenue for licenses delivered under a subscription model having terms between one and twelve-months are recognized over-time. Subscription revenue is generated through sales of monthly subscriptions. Customers pay in advance for the licenses and subscriptions. Revenue is initially deferred and is recognized using the straight-line method over the term of the applicable subscription period.

Revenue from hardware sales is recognized at a point-in-time, which is generally at the point in time when products have been shipped, right to payment has been obtained and risk of loss has been transferred. Certain of the Company’s product performance obligations include proprietary operating system software, which typically is not considered separately identifiable. Therefore, sales of these products and the related software are considered one performance obligation.

Revenue from all sale types is recognized at the transaction price, the amount management expects to be entitled to in exchange for transferring goods or providing services. Transaction price is calculated as selling price net of variable consideration which may include estimates for future returns, price protection, warranties, and other customer incentive programs based upon the Company’s expectation and historical experience.

The Company contracts with customers under non-cancellable arrangements. While customers, including resellers, may cancel master purchase agreements under certain circumstances, customers may not cancel or modify purchase orders placed under the terms of such master purchase agreements. Each purchase order is therefore a contract with the customer, i.e., the purchase of a quantity of any given, single product; further, purchase orders do not commit the customer to purchase any further volumes over time. Contract modifications do not carry revenue recognition implications as no revenue is recognized until control over products, or intellectual property, as applicable, has transferred to the customer.

The Company has service arrangements where net sales are recognized over time. These arrangements include a variety of post-contract support service offerings, which are generally recognized over time as the services are provided, including maintenance and support services, and professional services to help customers maximize their utilization of deployed systems.

A contract liability for deferred revenue is recorded when consideration is received or is unconditionally due from a customer prior to transferring control of goods or services to the customer under the terms of a contract. Deferred revenue balances typically result from advance payments received from customers for product contracts or from billings in excess of revenue recognized on services arrangements. Deferred revenue balances were not significant as of September 30, 2024, December 31, 2023 and December 31, 2022.

Inventory Valuation

The Company values inventory at the lower of cost or net realizable value. Cost is computed using standard cost which approximates actual cost on a first-in, first-out basis. At each reporting period, the Company assesses the value of its inventory and writes down the cost of inventory to its net realizable value if required, for estimated excess or obsolescence. Factors influencing these adjustments include changes in future demand forecasts, market conditions, technological changes, product life cycle and development plans, component cost trends, product pricing, physical deterioration, and quality issues. The write down for excess or obsolescence is charged to the provision for inventory, which is a component of Cost of goods sold in the Company’s consolidated statements of operations and comprehensive loss. At the point of the loss recognition, a new, lower cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

Due to the judgmental nature of inventory valuation, we may from time to time be required to adjust our assumptions as processes change and as we gain better information. Although we continue to refine the assumptions, described above, on which we base our estimates, we cannot be sure that our estimates are accurate indicators of future events. Accordingly, future adjustments may result from refining these estimates. Such adjustments may be significant.

Goodwill

Goodwill represents the excess of the aggregate purchase consideration over the fair value of the net assets acquired. Goodwill is reviewed for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that the carrying amount of goodwill may be impaired. In conducting its annual impairment test, the Company first reviews qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount. If factors indicate that the fair value of the reporting unit is less than its carrying amount, the Company performs a quantitative assessment, and the fair value of the reporting unit is determined by analyzing the expected present value of future cash flows. If the carrying value of the reporting unit continues to exceed its fair value, the fair value of the reporting unit’s goodwill is calculated and an impairment loss equal to the excess is recorded. The Company’s goodwill was recorded in connection with an acquisition consummated in June 2018. The Company considers goodwill to have an indefinite life and is not amortized.

Impairment of Long-Lived Assets

Long-lived assets with finite lives consist primarily of property and equipment, operating lease right-of-use assets, and intangible assets which are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Stock-Based Compensation

The Company accounts for stock-based compensation expense in accordance with ASC 718, Compensation-Stock Compensation (“ASC 718”). The Company measures and recognizes compensation expense for all stock-based awards based on estimated fair values on the date of the grant, recognized over the requisite service period. For awards that vest solely based on a service condition, the Company recognizes stock-based compensation expense on a straight-line basis over the requisite service period. The Company accounts for forfeitures as they occur.

Convertible Note Payable

When the Company issues convertible debt, it first evaluates the balance sheet classification of the convertible instrument in its entirety to determine (1) whether the instrument should be classified as a liability under ASC 480, Distinguishing Liabilities from Equity, and (2) whether the conversion feature should be accounted for separately from the host instrument. A conversion feature of a convertible debt instrument would be separated from the convertible instrument and classified as a derivative liability if the conversion feature, were it a standalone instrument, meets the definition of a “derivative” in ASC 815, Derivatives and Hedging. When a conversion feature meets the definition of an embedded derivative, it would be separated from the host instrument and classified as a derivative liability carried on the consolidated balance sheet at fair value, with any changes in its fair value recognized currently in the consolidated statements of operations.

Contingent Financing Asset

The Company recorded a contingent financing asset on the condensed consolidated balance sheets for the fair value of the Transferred Shares issued to Investors for the unfunded portion of the September 2024 Notes.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB Accounting Standards Codification 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and at their fair value on each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss in the Company’s consolidated statements of operations.

Recent Accounting Pronouncements

A discussion of recent accounting pronouncements applicable to Veea is described in Note 3, Summary of Significant Accounting Policies, which are described in Note 3 to the unaudited financial statements of Veea as of September 30, 2024 and for the nine months then ended included with this prospectus.

Emerging Growth Company Status

Veea is an emerging growth company as defined in the JOBS Act. The JOBS Act permits companies with emerging growth company status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. Veea has elected to use this extended transition period to enable it to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, Veea’s financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.

In addition, Veea intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, Veea intends to rely on such exemptions, it is not required to, among other things: (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation. Veea will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of its first fiscal year following the fifth anniversary of the closing of the Plum Acquisition Initial Public Offering, (ii) the last date of our fiscal year in which it has total annual gross revenue of at least $1.235 billion, (iii) the date on which it is deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (iv) the date on which it have issued more than $1.0 billion in non-convertible debt securities during the previous three-years.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use Adjusted EBITDA, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may differ from similarly titled measures used by other companies, is presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Adjusted EBITDA

The primary financial measure we use is Adjusted EBITDA. EBITDA is defined as net (loss) income, before interest, taxes, depreciation, and amortization. We define Adjusted EBITDA as net (loss) income excluding income tax provision, interest expense, net of interest income from related party loans, depreciation and amortization, stock-based compensation expense and non-core expenses/losses (gains), including transaction-related costs, litigation-related costs, management fees, change in fair value of warrant liability, change in fair value of earn-out share liabilities and other expense, which includes asset impairments. Our management uses this measure internally to evaluate the performance of our business and this measure is one of the primary metrics by which our internal budgets are based. We exclude the above items as some are non-cash in nature, and others are non-recurring that they may not be representative of normal operating results. This non-GAAP financial measure adjusts for the impact of items that we do not consider indicative of the operational performance of our business. While we believe that this non-GAAP financial measure is useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared and presented in accordance with GAAP.

The following table provides a reconciliation of net loss to adjusted EBITDA to net loss for the periods presented:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
ADJUSTED EBITDA:
Net (loss) Income	$(33,323,555)	$1,961,799	$(46,620,619)	$(9,409,208)
Adjustments:
UK R&D tax credit	(1,251,243)	-	(1,251,243)	-
Interest expense	451,881	1,789,617	1,352,823	4,425,764
Depreciation and amortization	67,730	75,318	205,111	734,306
EBITDA	(34,055,187)	3,826,734	(46,313,928)	(4,249,138)
Other income, net	(8,739)	(397,976)	(21,398)	(242,461)
Other expense	36	-	9,346	15,134
Loss on initial issuance of convertible note	1,770,933	-	1,770,933	-
Change in fair value of conversion note option liability	(607,067)	-	(607,067)	-
Change in fair value of warrant liabilities	220,373	-	220,373	-
Change in fair value of earn out shares liability	(24,750,000)	-	(24,750,000)	-
Transaction costs incurred with contingent earn-out share liability	55,038,544	-	55,038,544	-
Share-based compensation	59,385	76,431	394,234	404,761
ADJUSTED EBITDA	$(2,331,722)	$3,505,189	$(14,258,963)	$(4,071,705)

Quantitative and Qualitative Disclosures About Market Risks

Foreign Exchange Risk

The currency of the primary economic environment in which the operations of the Company and its U.S. subsidiaries are conducted is the United States dollar (“USD”). Accordingly, the Company and all of its U.S. subsidiaries use USD as their functional currency.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Foreign currency transaction gain (loss), mainly related to intercompany loans to the UK denominated in British Pound Sterling and intercompany agreements with our French subsidiary denominated in Euros, are included in other comprehensive gain (loss).

Our financial results could be affected by changes in foreign currency exchange rates, although foreign exchange risks have not been material to our financial position or results of operations to date. We prepared a sensitivity analysis to determine the impact of hypothetical changes foreign currency exchange rates have on our results of operations. The foreign currency rate analysis assumed a movement in the British Pound Sterling by 10% relative to the U.S. Dollar on our results. Based upon the results of this analysis, a 10% change in the British Pound Sterling would have resulted in an increase or decrease in our earnings for the year ended December 31, 2023 of approximately $0.1 million. Changes in the Euro have not been material to our financial position or results of operations to date.

Interest Rate and Debt Risk

Not applicable

Properties

We are headquartered in New York City, New York. We have engineering offices in Iselin, New Jersey; Bath, United Kingdom; and Juvigny, France. We also maintain a sales and marketing office in Paris, France and Mexico City, Mexico.

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material components of the executive compensation program for Veea’s executive officers who are named in the “2022 Summary Compensation Table” below. As an “emerging growth company,” as such term is defined under the JOBS Act, Veea is not required to include a Compensation Discussion and Analysis section and has elected to comply with the scaled disclosure requirements applicable to an emerging growth company. Unless the context otherwise requires, all references in this section to “Veea,” “we,” “our,” “us,” and the “Company” refer to Private Veea prior to the consummation of the Business Combination and to Veea and its subsidiaries after the Business Combination. This discussion may contain forward-looking statements that are based on Veea’s current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that Veea will adopt may differ materially from the current or the currently planned programs that are summarized in this discussion.

Executive Compensation Summary

We have also included the material elements of compensation awarded to, earned by or paid to other officers of the company that may be named executive officers of the Business Combination. Together, these officers are referred to as our “named executive officers” or “NEOs.”

Other than as set forth in the table and described more fully below, during the fiscal year ended December 31, 2023, Private Veea did not pay any fees, make any equity awards or non-equity awards, or pay any other compensation to the named executive officers. The compensation reported in this summary compensation table below is not necessarily indicative of how we will compensate our named executive officers in the future. In connection with the Business Combination, each of our NEOs will enter into a new employment agreement with the Combined Company, which agreements may provide for increased base salaries and target annual bonus opportunities. We expect that we will continue to review, evaluate and modify our compensation framework as a result of becoming a publicly-traded company, and our compensation program following the consummation of the Business Combination could vary significantly from our historical practices.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Equity Awards ($)	All Other Compensation ($)	Total ($)
Allen Salmasi	2023	-	-	-	-	-
Chief Executive Officer	2022	-	-	-	-	-

Janice K. Smith	2023	250,838	500	-	-	251,338
Chief Operating Officer	2022	311,289	-	241,002	-	552,291

Mark Tubinis	2023	210,708	500	-	-	211,208
Chief Commercial Officer	2022	221,250	-	44,237	-	265,487

Existing NEO Employment Agreements

Allen Salmasi, as founder and Chief Executive Officer of Veea, has largely controlled all significant decisions of Veea since its inception. Because of this unique role, Mr. Salmasi previously was not a party to an employment agreement or letter agreement with Veea. The Company’s chief executive officer has received no salary or equity awards since 2014.

On December 31, 2019, Private Veea entered into an offer letter with Mr. Tubinis, pursuant to which Mr. Tubinis began serving as Chief Commercial Officer. The offer letter provides for an indefinite term of employment. Pursuant to the offer letter, Mr. Tubinis was entitled to an initial annual salary of $210,000.

Ms. Smith does not have a written employment agreement with Veea.

Pursuant to their respective agreements, each of the NEOs is eligible to participate in a number of Company-sponsored benefit plans, programs and arrangements.

Outstanding Equity Awards at Fiscal Year End

The following table provides information about the number of outstanding equity awards held by each of our named executive officers as of December 31, 2023:

Name	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested
Allen Salmasi	-	-
Chief Executive Officer
Janice K. Smith	115,423	83,105
Chief Operating Officer
Mark Tubinis	71,186	51,254
Chief Commercial Officer

Long Term Equity Compensation Plans

Veea maintains the Veea Inc. 2024 Incentive Award Plan (the “2024 Incentive Plan”), which became effective upon the Closing. 4,460,437 shares of Common Stock have been initially reserved for issuance of awards under the 2024 Incentive Plan (the “Initial Limit”). The Initial Limit is subject to increase over a ten-year period. The 2024 Incentive Plan provides for the grant of stock options, which may be ISOs or non-statutory stock options (“NSOs”), stock appreciation rights (“SARs”), restricted shares, restricted stock units and other stock or cash-based awards that the administrator determines are consistent with the purpose of the 2024 Incentive Plan. As of September 30, 2024, the Company has 3,568,676 shares available for issuance under the 2024 Incentive Plan.

Veea also maintains the 2024 Employee Stock Purchase Plan (the “ESPP”), which become effective upon the Closing. An aggregate of 1,070,603 shares of Common Stock have been reserved for issuance under the ESPP, which represents 3% of the aggregate number of shares of the Company’s common stock outstanding immediately after the Closing. This amount is subject to increase each year over a ten-year period. The ESPP provides eligible employees with an opportunity to purchase Common Stock from the Company at a discount through accumulated payroll deductions. The first purchase period has not begun as of September 30, 2024. Under the terms of the ESPP, the purchase price per share cannot be less than 85% of the lower of the fair market value per share of the Common Stock on either the offering date or on the purchase date.

Health and Welfare Plans

Our NEOs are eligible to participate in the employee benefit plans that we offer to our employees generally, including medical, dental, vision, life and accidental death and dismemberment, and short- and long-term disability benefits.

Director Compensation

For the fiscal year ended December 31, 2023, Veea did not pay any compensation or make any equity awards to any directors.

The Board reviews director compensation periodically to ensure that director compensation remains competitive such that Veea is able to recruit and retain qualified directors. Veea intends to adopt a director compensation program that is designed to align compensation with its business objectives and the creation of shareholder value, while enabling Veea to attract, retain, incentivize, and reward directors who contribute to the long-term success of the Combined Company.

Executive Compensation After the Business Combination

Veea does not have written employment agreements with its NEOs.

Veea intends to develop an executive compensation program that is designed to align compensation with Veea’s business objectives and the creation of stockholder value, while enabling Veea to attract, retain, incentivize and reward individuals who contribute to the long-term success of Veea’s decisions on the executive compensation program are made by the Compensation Committee.

MANAGEMENT

Our officers and directors are as follows:

Name	Age	Position
Allen Salmasi	70	Chief Executive Officer, Chairman of the Board
Janice K. Smith	63	Chief Operating Officer and Interim Chief Financial Officer
Mark Tubinis	66	Chief Commercial Officer
Michael Salmasi	35	Chief Executive Officer of Veea Solutions Inc.; Director
Douglas Maine	76	Director
Kanishka Roy	49	Director
Alan Black	64	Director
Helder Autunes	61	Director
Gary Cohen	68	Director

Allen Salmasi is the Chairman of the Board and CEO at Veea. Prior to co-founding Veea in 2014, Mr. Salmasi was the Chairman, Chief Executive Officer and President of NextWave Telecom Inc. and, its spin-off, NextWave Wireless Inc. (“NextWave”), a San Diego-based company that he founded in 1996. In partnership with MCI Communications Corporation, NextWave developed and substantially implemented the first Mobile Virtual Network Operator (“MVNO”) service in the US. NextWave also acquired substantial spectrum assets in the US and other countries between 1996 and 2007. NextWave Telecom was acquired by Verizon in 2005 and, its spin-off, NextWave Wireless was acquired by AT&T in 2013. NextWave, through its wholly owned subsidiaries, also pioneered several products and technologies that were acquired at various times such as an all IP-based packet-switched wireless broadband network equipment and devices based on TD-CDMA and OFDMA waveforms (4G/5G) as well as mobile media and streaming software platform that was adopted by Google for Android devices. During 2000s, its TD-CDMA was deployed in Eastern Europe as a “wireless Internet” network by Deutsche Telekom and in New York metro area, with an upgrade to 4G LTE as a public safety network after 9/11 (“NYCWiN”) with Northrop Grumman. Beginning 1988, at Qualcomm Incorporated, he served in various positions as the first President of its wireless business division (QCT), Chief Strategy Officer and a member of the Board of Directors, where he initiated and led the business development activities for the first digital cellular products, including its chipset and handset developments and production, based on Code Division Multiple Access (“CDMA”) technology, which became the first global wireless standard as 3G and gave birth to smartphones. Prior to Qualcomm, from 1983 to 1988, Mr. Salmasi was the Chief Executive Officer and President of Omninet Corporation, which developed and launched OmniTRACS product and services in 1985. As the first large scale commercial application of spread spectrum communications incorporating CDMA, OmniTRACS became the world’s first and largest commercial terrestrial mobile satellite communications service for two-way messaging, SCADA (IoT) and position reporting service. Omninet entered into a contract with Qualcomm, immediately after its formation in 1985, to manufacture OmniTRACS and then merged with Qualcomm in 1988. He holds two Bachelor of Science degrees with honors in Electrical Engineering and Business Management and Economics from Purdue University and two Master of Science degrees in Electrical Engineering and Applied Mathematics from Purdue University and the University of Southern California, respectively.

Janice K. Smith is our Chief Operating Officer and Interim Chief Financial Officer. Ms. Smith joined Veea in 2018. From February 2014 to June 2018, Ms. Smith was Chief Administrative Officer of NLabs Inc., an affiliate of Veea. Prior to joining NLabs, Ms. Smith was SVP, Chief Risk Officer and Head of Governmental Affairs for Overseas Ship holding Group, Inc., the former largest NYSE-listed crude oil and petroleum product transportation company, where she was responsible for the enterprise risk management function, establishing and executing legislative agenda, including management of the firm’s “PAC” and supervising outside lobbyists. Prior to OSG, Ms. Smith was a corporate partner in the New York office of global law firm Proskauer Rose where her practice focused on mergers and acquisitions, corporate finance and securities law transactions. Ms. Smith holds a BBA from Iona College, a JD from Fordham Law School and a Business Certificate from Columbia University.

Mark Tubinis is our Chief Commercial Officer. Mr. Tubinis joined Veea in 2020. He is a seasoned technology executive recognized for building and managing global product and services organizations. He has broad experience in virtualized and cloud-based fixed and mobile service delivery (voice, video, data and IoT), and has worked in engineering management, product management, business development, and strategic planning and partnering over his career. He served as SVP of SeaChange International, an OTC-listed supplier of video delivery software, from October 2016 to January 2019; as the Chairman of the Board of Airfusion, a private AI driven data analytics company, from 2016 to 2020; and as a director of Classco, Inc., a specialist in Calling Line ID technologies, from 1996 to 2019. Since 2022, he has served as an advisor of zTouch, LLC, a private AI based network optimization and automation company. At Alcatel-Lucent (via acquisition of WaterCove Networks), Cedar Point Communications, Savant, SeaChange International and now Veea, Mr. Tubinis enjoys working with industry thought leaders to deliver innovative, award-winning solutions. Mr. Tubinis holds an MSEE/Computer Engineering and Communications from Massachusetts Institute of Technology (MIT) and a BSEE from Boston University.

Michael Salmasi serves as a member of the Board. Michael Salmasi is a co-founder of Veea Inc. and has served on its board of directors since its inception. Michael has also served as CEO of Veea Solutions Inc., a subsidiary of Veea Inc., since 2013. In this role, Mr. Salmasi plays a leading role in a variety of initiatives and engages with the company’s business partners to deliver edge computing solutions to customers in a range of projects, including Smart Retail, Smart Buildings, and Smart Agriculture. Prior to co-founding Veea Inc., Mr. Salmasi worked at UBS Financial Services from 2009 to 2012. Mr. Salmasi holds a Master of Business Administration from New York University Stern School of Business.

Douglas Maine serves as a member of the Board. Mr. Maine joined International Business Machines Corporation (“IBM”) in 1998 as Chief Financial Officer following a 20-year career with MCI (now part of Verizon) where he was Chief Financial Officer from 1992-1998. He was named General Manager of ibm.com in 2000 and General Manager, Consumer Products Industry in 2003 and retired from IBM in 2005. Mr. Maine previously served as a director of the following public companies: Acreage Holdings from 2018-2023; Albemarle Corporation from 2015 to 2020, Orbital-ATK, Inc. from 2006-2017, BroadSoft, Inc. from 2006-2017 and Rockwood Holdings, Inc. from 2005-2015. Maine is a former two-term member of the Standing Advisory Group of the Public Company Accounting Oversight Board. Mr. Maine holds a BS from Temple University and an MBA from Hofstra University. Mr. Maine is also a Columbia Business School Executive in Residence.

Kanishka Roy serves as a member of the Board. Mr. Roy is a technology and finance veteran, with over 20 years of experience as a technology investment banker, public company executive, and growth investor. From 2014 to 2019, Mr. Roy helped leading Software and Internet companies with mergers and acquisitions (M&A) and capital markets transactions. Mr. Roy also served as the Global Head of Tech M&A Origination for Morgan Stanley, where he was responsible for initiating large, industry-transforming mergers, helping clients take a long-term view of the competitive landscape and implementing winning M&A playbooks to maximize shareholder value. Over his career, Mr. Roy has participated in over $100 billion of M&A transactions. Most recently, from 2019 to 2020, he was Global CFO at SmartNews, a multi-billion-dollar private AI company with over 20 million monthly average users, and led the strategic finance and growth of a rapidly growing company across multiple geographies. Mr. Roy started his career as a software engineer at two software startups, both of which were acquired by larger public companies, and also worked in executive strategy roles at IBM. Mr. Roy is also President, Chief Executive Officer, Secretary, Treasurer, and board member of Plum Acquisition Corp. III, a special purpose acquisition company traded on Nasdaq. Mr. Roy holds an undergraduate degree in Electrical & Computer Engineering and an MBA from the Tuck School of Business at Dartmouth.

Alan Black serves as a member of the Board. Mr. Black founded Surfspray Capital, LLC in 2017 through which he has advised over a dozen companies including Looker Data Sciences where he served on the Board and was Chair of the Audit Committee (acquired by Google in 2019); Bill.com Holdings (2019 IPO), HashiCorp (2021 IPO), and private software companies including Intercom, Komodo Health, Mattermost, Netlify, Nozomi Networks, and others. He brings more than 35 years of experience as an executive leading public and private software enterprises, including IPO experience as CFO at Zendesk (2014 IPO) and Openwave Systems (1999 IPO). In between those companies, Mr. Black was President and CEO of Intelliden (acquired by IBM in 2010). Mr. Black currently sits on the boards of Nextiva, Matillion, and Plum Acquisition Corp. III. He holds a Bachelors of Commerce and a Graduate Diploma in Public Accountancy degrees from McGill University in Montreal, Canada, and serves on McGill’s Board of Advisors for the Western United States, co-chairing its Bursary Subcommittee. Mr. Black is now retired from active membership in the Institute of Chartered Accountants of Ontario (Canada) and Society of Certified Public Accountants (California), in which professional organizations he was a licensed member for over two decades.

Helder Antunes serves as a member of the Board. Mr. Antunes is an entrepreneur, technologist, and executive with over 30 years of experience in Silicon Valley and around the world. Currently he serves as CEO of Crowdkeep, an Internet of Things (IoT) company specializing in asset, people, and condition tracking across multiple industries. Mr. Antunes previously served as a Cisco executive for over 20 years, crucial in leading corporate innovation and in the development of many of Cisco’s many security products, such as IoS imbedded security, Cisco Virtual Office (CVO), and Dynamic Multipoint VPN, as well as leading projects like Cisco Connected Car, founding the OpenFog Consortium, and developing the reference architecture for all things IoT. A renowned expert in data security, Internet of Things (IoT), fog computing, and disruptive innovation, Mr. Antunes speaks at numerous conferences and symposiums around the world every year and has presented to the U.S. Congress, and the parliaments of countries like Norway and Portugal on the topics of technology and innovation. Mr. Antunes has also served as an advisor to the Government of Portugal and the Regional Government of the Azores, counseling on the topics of stimulating high tech development, fostering investment environments, and promoting science & technology education.

Gary Cohen serves as a member of the Board. Mr. Cohen is an experienced business leader with a background in global management. Mr. Cohen currently serves on the Board of Trustees for Northwell Health. Mr. Cohen has previously served on the President’s Council for Union College, the Global Advisory Board of Ragon Institute of MGH, MIT and Harvard, the Global Advisory Council of African Leadership University, US Advisory Council of African Leadership Academy, and Director and Treasurer of Gift of Hope USA. Mr. Cohen has been retired since 2014. Prior to retirement, Mr. Cohen was employed with IBM Corporation from 1978 to 2014 (with an 18-month gap). During his time at IBM Corporation, Mr. Cohen served as General Manager, Global Communications Sector, Chairman of IBM Africa, and Executive Leader of Global Alliances, among other roles. Mr. Cohen led IBM Corporation’s $12 billion business with telecommunications, energy and utilities, and media and entertainment clients worldwide, with particular focus in leading the development in Africa. Prior to that Mr. Cohen served as General Manager of IBM’s Pervasive Computing (IoT) business unit and before that was Vice President of Strategy. Furthermore, Mr. Cohen managed critical partnerships with businesses like SAP, Cisco, and Oracle. Mr. Cohen holds an MBA in Finance from New York University and a Bachelor of Science in Economics and Psychology from Union College. Mr. Cohen is independent as defined under the applicable Nasdaq rules. Mr. Cohen is qualified to serve on the board because of his long-time global business experience and leadership experiences.

Director Independence

Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Company’s Board has determined that each of Douglas Maine, Kanishka Roy, Gary Cohen and Alan Black is an independent director under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director had with Veea and has with the Company and all other facts and circumstances the Board deemed relevant in determining independence, including the beneficial ownership of our Common Stock by each non-employee director.

Committees of the Board of Directors

The standing committees of Company’s Board consists of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition of each committee following the Business Combination is set forth below.

Audit Committee

The Company’s Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act and consists of Douglas Maine, Gary Cohen and Alan Black, each of whom is an independent director and is “financially literate” as defined under the Nasdaq listing standards. Douglas Maine serves as chair of the Audit Committee. The Company’s Board has determined that Mr. Maine qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

The Company’s Compensation Committee consists of Gary Cohen and Douglas Maine, each of whom is an independent director under Nasdaq’s listing standards, and Gary Cohen serves as chair of the Compensation Committee.

Nominating and Corporate Governance Committee

The Company’s Nominating and Corporate Governance Committee consists of Kanishka Roy and Alan Black, each of whom is an independent director under Nasdaq’s listing standards, and Kanishka Roy serves as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. The Nominating and Corporate Governance Committee considers persons identified by its members, management, shareholders, investment bankers and others.

The guidelines for selecting nominees, including nominees who will permit the Continuing Company to comply with applicable California and Nasdaq diversity standards, are specified in the Nominating and Corporate Governance Committee Charter.

Compensation Committee Interlocks and Insider Participation

None of the members of the Company’s compensation committee has ever been an executive officer or employee of the Company. None of the Company’s executive officers currently serve, or have served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the Board or compensation committee.

Role of the Board in Risk Oversight/Risk Committee

Of the key functions of the Board is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. For example, the Company’s audit committee is responsible for overseeing the management of risks associated with the Company’s financial reporting, operational, privacy and cybersecurity, competition, legal, regulatory, compliance and reputational matters; and the Company’s compensation committee oversees the management of risks associated with our compensation policies and programs.

Oversight of Cybersecurity Risks

The Company faces a number of risks, including cybersecurity risks and those other risks described under the section titled “Risk Factors” included in this prospectus. The audit committee is responsible for overseeing the steps management has taken with respect to cybersecurity risk exposure. As part of this oversight, the audit committee will receive regular reports from management of the Company on cybersecurity risk exposure and the actions management has taken to limit, monitor or control such exposures at its regularly scheduled meetings. Management will work with third party service providers to maintain appropriate controls. We believe this division of responsibilities is the most effective approach for addressing the Company’s cybersecurity risks and that the Board leadership structure supports this approach.

Limitation on Liability and Indemnification of Directors and Officers

The Charter contains provisions that limit the liability of the directors and officers for damages to the fullest extent permitted by Delaware law. Consequently, the directors will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, and the Company’s officers will not be personally liable to the Company’s stockholders for monetary damages for breach of fiduciary duty as an officer, in each case except for any liability for:

●	any breach of the director’s or officer’s duty of loyalty to the Company or its stockholders;

●	any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

●	any transaction from which the director or officer derived an improper personal benefit; and

●	an illegal dividend, stock repurchase or redemption under Section 174 of the DGCL.

The Charter requires the Company to indemnify and advance expenses to, to the fullest extent permitted by applicable law, its directors, officers and agents. The Company plans to maintain a directors’ and officers’ insurance policy pursuant to which the directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, the Charter prohibits any retroactive changes to the rights or protections or increasing the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

In addition, the Company has entered into separate indemnification agreements with its directors and officers. These agreements, among other things, require the Company to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Company’s directors or officers or any other company or enterprise to which the person provides services at the Company’s request.

We believe these provisions in the Charter are necessary to attract and retain qualified persons as directors and officers for the Company.

Corporate Governance Guidelines and Code of Business Conduct

The Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of its directors and director candidates and corporate governance policies and standards applicable. In addition, the Board has adopted a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including its Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of the Company’s Corporate Governance Guidelines and its Code of Business Conduct and Ethics are posted on the Corporate Governance portion of the Company’s website at www.veea.com. Information contained on or accessible through the Company’s website is not a part of this prospectus, and the inclusion of the Company’s website address in this prospectus is an inactive textual reference only. The Company intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its website rather than by filing a Current Report on Form 8-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF THE COMPANY

The following table sets forth information known to the Company regarding beneficial ownership of shares of the Company’s Common Stock as of December 6, 2024 by:

●	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock;

●	each of the Company’s named executive officers and directors; and

●	all executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and certain other derivative securities that are currently exercisable or will become exercisable within 60 days.

The percentage of beneficial ownership is based on 35,766,411 shares of Common Stock issued and outstanding as of December 6, 2024.

In accordance with SEC rules, shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the Closing are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 164 E. 83rd Street, New York, New York, United States. Unless otherwise indicated and subject to community property laws and similar laws, the Company believes that all parties named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name and Address of Beneficial Owners(1)	Number of Shares of Common Stock	%
Directors and Executive Officers
Allen Salmasi (2)	15,885,484	44.6%
Janice K. Smith (3)	147,868	*
Mark Tubinis (4)	52,518	*
Douglas Maine (5)	39,606	*
Helder Antunes (6)	40,000	*
Michael Salmasi	309,441	*
Kanishka Roy (7)	8,530,237	23.9%
Gary Cohen	-	*
Alan Black	-	*

5% Stockholders
NLabs Inc.	12,148,921	34.1%
Salmasi 2004 Trust	2,808,475	7.9%
Harmonic Equity Partners (8)	3,640,000	10.2%
iFree Global Investment Limited (9)	2,386,174	6.6%
All directors and executive officers as a group (9 individuals)	21,012,263	64.8%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 164 E. 83rd Street, New York, New York, United States.
(2)	Consists of 12,148,921 shares held by NLabs Inc., an entity controlled by Mr. Salmasi and members of his immediate family, 2,808,475 shares held by Salmasi 2004 Trust, the trustee of which is a member of Mr. Salmasi’s immediate family, 437,029 shares held directly by Mr. Salmasi and 491,059 shares held by Mr. Salmasi’s spouse.
(3)	Includes options to purchase 70,366 shares of Common Stock.
(4)	Consists of options to purchase 52,518 shares of Common Stock.
(5)	Includes options to purchase 14,714 shares of Common Stock.

(6)	Includes 20,000 shares of Common Stock issuable upon conversion of a convertible promissory note issued at the Closing of the Business Combination.
(7)	Includes (i) 50,000 shares of Common Stock held directly by Mr. Roy, and (ii) 4,507,346 shares of Common Stock and 3,972,891 shares of Common Stock issuable upon exercise of Private Warrants held by Plum Partners, LLC. Mr. Roy serves as President and Co-Chief Executive Officer of Plum Partners, LLC and exercises voting and dispositive power over the shares held by Plum Partners, LLC.
(8)	Includes 1,820,000 shares of Common Stock issuable upon conversion of a convertible promissory note issued at the Closing of the Business Combination.
(9)	Includes 1,283,327 shares of Common Stock issuable upon exercise of Private Placement Warrants.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Person Transactions of Veea

Lease Arrangements

On March 1, 2014, Private Veea entered into a sublease agreement with NLabs Inc., an affiliate of Private Veea’s CEO (“NLabs”) for office space for an initial term of five years. In 2018, Private Veea renewed the sublease for an additional five-year term with all other terms and conditions of the sublease remaining the same. The renewal term expired February 28, 2024 and was subsequently extended to December 31, 2024. Rent for the office space is accrued and not paid in cash. The Company recognized rent expense of $61,200 and $61,200 in the three months ended September 30, 2024 and 2023, respectively, and $183,600 and $184,925 in the nine months ended September 30, 2024 and 2023, respectively, all of which is classified as general and administrative expenses in the Company’s consolidated statements of operations and comprehensive loss. Accrued and unpaid rent expense included in the Company’s consolidated balance sheet was $1,652,400 and $1,468,800, as of September 30, 2024 and December 31, 2023, respectively.

In April 2017, Private Veea entered into a lease agreement with 83rd Street LLC to lease office space for an initial term of two years. In 2018, Private Veea renewed the lease for an additional five-year term, with all other terms and conditions of the lease remaining the same. The renewal term expired February 28, 2024 and was subsequently extended to December 31, 2024. Rent for the office space is accrued and not paid in cash. The sole member of 83rd Street is the Salmasi 2004 Trust. The Salmasi 2004 Trust holds approximately 7.9% of Veea’s outstanding capital stock. Veea’s CEO is the grantor of the Salmasi 2004 Trust. Veea recognized rent expense of $72,000 and $72,000 in the three months ended September 30, 2024 and 2023, respectively, and $216,000 and $184,925 in the nine months ended September 30, 2024 and 2023, respectively. Accrued and unpaid rent expense included in the Company’s consolidated balance sheet was $1,872,000 and $1,656,000, as of September 30, 2024 and December 31, 2023, respectively.

Rent expense for the above leases is reported as general and administrative expenses in Veea’s consolidated statements of operations.

Related Party Debt

In 2021 and 2022, NLabs made loans to Private Veea evidenced by promissory notes aggregating $9,500,000 (the “Bridge Notes”). The Bridge Notes bear interest on the outstanding principal at a rate of 10% per annum, calculated on the basis of a 365-day year. Principal and accrued interest are payable on the maturity date of the Notes. The original maturity date of the Bridge Notes was December 31, 2022, which was extended to December 31, 2023 and has been subsequently extended to September 30, 2024. The Company accounted for the extension as a modification of the Bridge Notes. The unpaid principal amount and accrued unpaid interest on the Bridge Notes are due and payable upon the date of the first to occur of: (i) the maturity date and (ii) the consummation of a debt or equity financing transaction with an unrelated third party. Interest expense for the three months ended September 30, 2024 and 2023 was $195,155 and $237,500, respectively. Interest expense for the nine months ended September 30, 2024 and 2023 was $670,155 and $762,500, respectively.

In 2022 and 2023, NLabs made loans to Private Veea evidenced by promissory notes in the aggregate principal amount of $3,098,000 (the “Promissory Notes” and together with the Bridge Notes, the “Related Party Notes”). The Demand Notes bear interest on the outstanding principal amount at a rate of 10% per annum, calculated on the basis of a 365-day year. Principal and interest on the Promissory Notes is repayable upon the earlier of demand and December 31, 2023. The Demand Notes remained outstanding as of December 31, 2023 and subsequently extended to September 30, 2024. Interest expense for the three months ended September 30, 2024 and 2023 was $63,709 and $78,087, respectively. Interest expense for the nine months ended September 30, 2024 and 2023 was $198,698 and $212,201, respectively.

At the Closing, the Related Party Notes were converted into shares of Common Stock at the Closing at a price of $5.00 per share of Common Stock, which shares were not considered Existing Veea Shares and were in addition to the shares of Common Stock issued to holders of Existing Veea Shares. See “- Note Conversion Agreements,” below for more information regarding the conversion of the Related Party Notes.

In January 2023, Janice Smith, Veea’s Chief Operating Officer, made a loan to Private Veea in the aggregate principal amount of $50,000. The loan accrues interest on the outstanding principal amount at a rate of 10% per annum. Principal and interest on the loans are repayable upon the earlier of demand and December 31, 2023. The loan was repaid in full in March 16, 2023.

Common Stock Warrants

In consideration for the guarantee by the Company’s CEO of the Company’s obligations under the 2021 Revolving Loan Agreement and a previously outstanding loan agreement with First Republic Bank, the Company issued warrants to purchase an aggregate of 2,430,000 shares of the Company’s common stock (the “Loan Guarantee Warrants”). The exercise price of the warrants is $.01 per share. The warrants are exercisable for a period of seven years. The warrants were equity classified and had a fair value of $2,189,014 on the date of grant which is recognized as deferred cost and amortized to interest expense over the life of the loan agreements.

In December 2021, the Company issued warrants to purchase 630,000 shares of common stock in connection with the Bridge Notes issued to NLabs (the “Tranche 1 Bridge Note Warrants”). The exercise price of the warrants is $.01 per share. The warrants are exercisable for a period of seven years. The warrants were equity classified and had a relative fair value of $499,416 on the date of grant which was recognized as original issue discount on the Bridge Notes in the year ended December 31, 2021.

In 2022, the Company issued warrants to purchase 320,000 shares of common stock in connection with the Bridge Notes issued to NLabs (the “Tranche 2 Bridge Note Warrants” and collectively with the Loan Guarantee Warrants and the Tranche 1 Bridge Note Warrants, the “Related Party Common Stock Warrants”). The exercise price of the warrants is $.01 per share. The warrants are exercisable for a period of seven years. The warrants were equity classified and had a fair value of approximately $253,816 on the date of grant which was recognized as original issue discount on the Bridge Notes in the year ended December 31, 2022.

At Closing, the Related Party Common Stock Warrants were exercised in whole, on a net basis, for 3,880,000 shares of Common Stock of Private Veea at a conversion price of $0.01 per share for an aggregate purchase price of $38,800. A total of 21,798 shares of Common Stock were surrendered in payment of the purchase price.

CEO Expenses

Veea incurred expenses relating to ordinary course travel expenses of the Company’s Chief Executive Officer and founder (“CEO”) for travel made by the CEO on behalf of the Company. As of September 30, 2024 and December 31, 2023, the Company had accrued expenses reimbursable to the CEO in the aggregate amount of $119,075 and $179,075, respectively. During the nine months ended September 30, 2024, the Company paid the CEO $150,000 in reimbursement of these expenses. The Company records the expenses as accrued expenses in the Company’s consolidated balance sheet.

Note Conversion Agreements

On September 13, 2024, in connection with the consummation of the Business Combination, Private Veea, Plum and the holders of certain notes (the “Noteholders”) issued by Private Veea entered into Note Conversion Agreements, pursuant to which each Noteholder agreed that principal and accrued interest under such notes shall convert into Common Stock at Closing at a per share value of $5.00, and that such shares shall be subject to a five-month lock-up period. At the Closing, notes having an aggregate of $15,739,846 in principal and accrued interest were converted into 3,147,970 shares of Common Stock.

Certain Relationships and Related Person Transactions of Plum

Founder Shares

On January 13, 2021, the Plum Sponsor paid $25,000, or approximately $0.003 per share, to cover certain offering costs in consideration for 8,625,000 Class B ordinary shares, par value $0.0001 per share (the “Founder Shares”). Up to 1,125,000 Founder Shares were subject to forfeiture to the extent that the over-allotment option was not exercised in full by the underwriter. On April 14, 2021, the underwriter partially exercised its over-allotment option buying 1,921,634 Units thus reducing the total number of share subject to forfeiture to 644,591. On May 2, 2021, the underwriter’s over-allotment option expired and 644,591 Founder Shares were forfeited to the Company.

Plum Sponsor and Plum’s directors and executive officers agreed not to transfer, assign or sell any of their Founder Shares until earliest of (A) 180 days after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading-day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the public shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Lock-up”). Any permitted transferees would be subject to the same restrictions and other agreements of the Plum Sponsor and the directors and executive officers with respect to any Founder Shares.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Plum Sponsor purchased an aggregate of 6,256,218 Private Placement Warrants at a price of $1.50 per Private Placement Warrant in a private placement, generating gross proceeds of $9,384,327. No underwriting discounts or commissions were paid with respect to sale of the Private Placement Warrants. The issuance of the Private Placement Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. The proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account.

The Private Placement Warrants are identical to the Warrants sold in our Initial Public Offering, except that the Private Placement Warrants (including the underlying securities) are subject to certain transfer restrictions and the holders thereof are entitled to certain registration rights, and, if held by the original holder or their permitted assigns, the Warrants (i) may be exercised on a cashless basis and (ii) are not subject to redemption. If the Private Placement Warrants are held by holders other than the initial purchasers or their permitted transferees, then the Warrants will be redeemable by Plum and exercisable by the holders on the same basis as the Public Warrants included in the Units sold in Plum’s Initial Public Offering.

Related Party Loans

On January 13, 2021, the Plum Sponsor agreed to loan the Company up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable on the earlier of November 30, 2021, or the completion of the Initial Public Offering. As of December 31, 2022, the Company has no borrowings under the Note. Borrowings under this note are no longer available.

In addition, in order to finance transaction costs in connection with an intended Business Combination, the Plum Sponsor or an affiliate of the Plum Sponsor, or certain of Plum’s officers and directors, and third parties committed to loan Plum funds as may be required (“Working Capital Loans”). If Plum completed a Business Combination, Plum would repay the Working Capital Loans out of the proceeds of the Trust Account released to it. In the event that a Business Combination did not close, the Company could use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of the Working Capital Loans were convertible into Private Placement Warrants of the post Business Combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants. Except as set forth above, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans.

On April 17, 2023, Plum issued an unsecured promissory note, dated effective as of March 17, 2023 (the “March 2023 Note”), in the principal amount of up to $1,500,000 to Sponsor, which may be drawn down by Plum from time to time prior to the consummation of Plum’s Business Combination. An initial draw in the amount of $480,000 occurred on March 17, 2023. The March 2023 Note did not bear interest, matured on the date of consummation of the Business Combination and was subject to customary events of default. The March 2023 Note would be repaid only to the extent that Plum had funds available to it outside of its trust account established in connection with its Initial Public Offering, and is convertible into Private Placement Warrants of Plum at a price of $1.50 per warrant at the option of the Plum Sponsor.

On July 25, 2023, Plum issued an unsecured promissory note (the “July 2023 Note”), in the principal amount of up to $1,090,000, to Plum Sponsor, which may be drawn down by Plum from time to time prior to the consummation of Plum’s Business Combination. The July 2023 Note did not bear interest, matured on the date of consummation of the Business Combination and was subject to customary events of default. The July 2023 Note would be repaid only to the extent that Plum had funds available to it outside of its trust account established in connection with its Initial Public Offering and was convertible into Private Placement Warrants of Plum at a price of $1.50 per warrant at the option of the Plum Sponsor.

On September 11, 2024 the Company entered into an amendment to the Plum Partners Promissory Note where, upon consummation of a business combination, the outstanding principal balance in excess of $250,000 were converted into Common Stock of the post-closing entity in an amount of shares equal to the outstanding principal balance divided by $5.00 per share.

On January 31, 2022, Plum issued an unsecured promissory note (the “Dinsdale Note”) in the principal amount of $500,000 to Mike Dinsdale. The Dinsdale Note did not bear interest and was repayable in full upon consummation of a Business Combination. Plum could draw on the Dinsdale Note from time to time, in increments of not less than $50,000, until the earlier of March 18, 2023 or the date on which Plum consummates a Business Combination. If Plum did not complete a Business Combination, the Dinsdale Note would not be repaid and all amounts owed under it would be forgiven. Upon the consummation of a Business Combination, the Mr. Dinsdale had the option, but not the obligation, to convert the principal balance of the Dinsdale Note, in whole or in part, into Private Placement Warrants (as defined in that certain Warrant Agreement, dated March 18, 2021, by and between Plum and Continental Stock Transfer & Trust Company), at a price of $1.50 per Private Placement Warrant. The Dinsdale Note was subject to customary events of default, the occurrence of which automatically trigger the unpaid principal balance of the Dinsdale Note and all other sums payable with regard to the Dinsdale Note becoming immediately due and payable. The Dinsdale Note was issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. On September 11, 2024 the Dinsdale Note was amended to provided that upon consummation of the Business Combination, the outstanding principal balance would convert into Common Stock of the Company in an amount of shares equal to the outstanding principal balance divided by $5.00 per share.

On July 11, 2022, Plum issued an unsecured promissory note (the “Burns Note”) in the principal amount of $500,000 to Ursula Burns. The Burns Note did not bear interest and was repayable in full upon consummation of Plum’s initial business combination. Up to fifty percent (50%) of the principal of the Burns Note could be drawn down from time to time at Plum’s option prior to August 25, 2022 and any or all of the remaining undrawn principal of the Burns Note could be drawn down from time to time at the Company’s option after August 25, 2022, in each case in increments of not less than $50,000. If Plum did not complete a Business Combination, the Burns Note would not be repaid and all amounts owed under it would be forgiven. Upon the consummation of a Business Combination, Ms. Burns had the option, but not the obligation, to convert the principal balance of the Burns Note, in whole or in part, into Private Placement Warrants (as defined in that certain Warrant Agreement, dated March 18, 2021, by and between Plum and Continental Stock Transfer & Trust Company), at a price of $1.50 per Private Placement Warrant. The Burns Note was subject to customary events of default, the occurrence of which automatically trigger the unpaid principal balance of the Burns Note and all other sums payable with regard to the Burns Note becoming immediately due and payable. On September 11, 2024 the Burns Note was amended to provided that upon consummation of the Business Combination, the outstanding principal balance would convert into Common Stock of the Company in an amount of shares equal to the outstanding principal balance divided by $5.00 per share.

On March 16, 2023, Plum issued an unsecured promissory note in the total principal amount of up to $250,000 (the “Roy Note”) to Mr. Kanishka Roy, individually and as a member of Plum Sponsor. Mr. Roy funded the initial principal amount of $250,000 on March 16, 2023. The Roy Note did not bear interest and matured upon the consummation of Plum’s initial business combination with one or more businesses or entities. In the event Plum did not consummate a business combination, the Roy Note would be repaid upon Plum’s liquidation only from amounts remaining outside of Plum’s trust account, if any. The Roy Note was subject to customary events of default, the occurrence of which automatically trigger the unpaid principal balance of the Roy Note and all other sums payable with regard to the Roy Note becoming immediately due and payable. On September 11, 2024 the Roy Note was amended to provided that upon consummation of the Business Combination, the outstanding principal balance would convert into Common Stock of the Company in an amount of shares equal to the outstanding principal balance divided by $5.00 per share.

Administrative Support Agreement

Plum entered into certain administrative support agreement, pursuant to which Plum paid the Plum Sponsor or an affiliate of the Plum Sponsor for office space, secretarial and administrative services provided to members of the management team. In addition, Plum reimbursed the Plum Sponsor for the reasonable costs of salaries and other services provided to Plum by the employees, consultants and or members of the Plum Sponsor or its affiliates. For the year ended December 31, 2023, Plum incurred $120,000 in fees for office space, secretarial and administrative services and $215,094 in fees for reimbursement of costs of salaries. For the year ended December 31, 2022, Plum incurred $120,000, in fees for office space, secretarial and administrative services, respectively, of which such amounts are included in the due to related party in the accompanying balance sheets and incurred $549,198 for reimbursement of costs of costs of salaries and other services. For the period from January 11, 2021, through December 31, 2021, Plum incurred $851,053 in fees for these services, of which $736,053 was for reimbursement of costs of salaries and other services and $115,000 was for office space, secretarial and administrative services. Pursuant to its terms, the Administrative Support Agreement terminated upon Closing.

Certain Relationships and Related Person Transactions of the Combined Company

Effective upon the consummation of the Business Combination, the board of directors of the Combined Company adopted a written related-party transactions policy that conforms with the requirements for issuers having securities listed on Nasdaq. Under the policy, the Combined Company’s audit committee serves as the approval authority for related party transactions, provided that, if the related party is, or is associated with, a member of the audit committee, the Combined Company’s nominating and governance committee will serve as the approval authority for such transaction. the Combined Company’s legal department will compile and maintain a master list of related parties, disseminate the master list to function and department leaders, the Chief Financial Officer and individuals responsible for accounts payable and accounts receivable, and contracting personnel in the legal department. Any transaction that the Combined Company intends to undertake with a related party will be submitted to the compliance officer for determination of what approvals are required under the related-party transactions policy, and the compliance officer will refer to the approval authority any related party transaction he or she determines should be considered for evaluation by the approval authority consistent with the policy. If the compliance officer becomes aware of a transaction with a related party that has not been previously approved or previously ratified under the policy that required such approval, the transaction will be submitted promptly to the approval authority for review.

SELLING SECURITYHOLDERS

The selling securityholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. All the securities offered in this prospectus may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the selling securityholders’ interest in the Common Stock other than through a public sale. Such selling securityholders may currently hold shares of our Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

The below table provides additional details regarding the selling securityholders. The percentages are based on 35,766,411 shares of Common Stock issued and outstanding as December 6, 2024.

We cannot advise you as to whether the selling securityholders will in fact sell any or all of such shares of Common Stock.

Selling securityholder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling securityholder’s securities pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of securities registered on its behalf. A selling securityholder may sell or otherwise transfer all, some, or none of such securities in this offering. See “Plan of Distribution.”

Unless otherwise indicated, the business address of each of the following entities or individuals is: 164 East 83rd Street, New York, New York.

	Securities Beneficially Owned Prior to This Offering	Securities to be Sold in This Offering	Securities Beneficially Owned After This Offering
Name of Selling Holders	Shares of Common Stock	Shares of Common Stock	Shares of Common Stock	%
Plum Partners, LLC (1)	8,480,237	8,480,237	-	-
iFree Global Investment Limited (2)	2,386,174	2,386,174	-	-
LFR Capital Management, L.P.– 2025-13	175,000	175,000	-	-
Ellenoff Grossman & Schole LLP	66,667	66,667	-	-
NLabs Inc.	12,148,921	12,148,921	-	-
Allen Salmasi	437,029	437,029	-	-
Nicole Salmasi	491,059	491,059	-	-
Salmasi 2004 Trust	2,808,475	2,808,475	-	-
Janice K. Smith (3)	147,868	147,868	-	-
Michael Salmasi	309,441	309,441	-	-
Douglas Maine	44,511	44,511	-	-
Ursula Burns	100,000	100,000	-	-
Michael Dinsdale (4)	100,000	100,000	-	-
Kanishka Roy	50,000	50,000	-	-
Helder Antunes	40,000	40,000	-	-
Maria Antunes (5)	40,000	20,000	-	-
Mark Tubinis (6)	52,518	52,518	-	-
Peter Yi Trust (7)	160,000	80,000	80,000	*
Harmonic Equity Partners (8)	3,640,000	1,820,000	1,820,000	5.1%
Marwan Abisaleh (9)	26,666	13,333	13,333	*
Fady Kari (10)	93,334	46,667	46,667	*
NeuField Capital Partners, LLC (11)	238,961	238,961	-	-

*	Represents less than 1%.

(1)	Consists of (i) 4,507,346 shares of Common Stock and (ii) 3,972,891 shares of Common Stock issuable upon exercise of Private Placement Warrants. Kanishka Roy, a member of the Board, serves as President and Co-Chief Executive Officer of the Plum Sponsor and exercises dispositive and voting power over the shares held by the Plum Sponsor.

(2)	Includes 1,283,327 shares of Common Stock issuable upon exercise of Private Placement Warrants. The address of the selling stockholder is Suite 2113A, 21/F, Mira Place Tower A, 132 Nathan Road, TST, Kowloon, HK.

(3)	Consists of (i) 70,366 shares of Common Stock issuable upon exercise of options and (ii) 77,502 shares of Common Stock.

(4)	Consists of (i) 19,619 shares of Common Stock issuable upon exercise of options and (ii) 24,892 shares of Common Stock.

(5)	The address of the selling stockholder is 221 Thyme Avenue, Morgan Hill, California.

(6)	Consists of shares of Common Stock issuable upon exercise of options.

(7)	The address of the selling stockholder is 409 Easton Ave, Geneva, Illinois.

(8)	The address of the selling stockholder is 409 Easton Ave, Geneva, Illinois.

(9)	The address of the selling stockholder is 4245 Buckskin Wood Drive,

(10)	The address of the selling stockholder is 5 Pumpkin Lane, Newton, Connecticut.

(11)	Consists of (i) 159,307 shares of Common Stock issuable upon exercise of Veea Warrants at an exercise price of $10.19 per share and (ii) 79,654 shares of Common Stock. The address of the selling stockholder is 1515 Ormsby Station Court, Louisville, KY 40223.

DESCRIPTION OF SECURITIES

The following description summarizes certain important terms of our capital stock, including the provisions included in our Charter, Bylaws, Certificate of Designation and the Warrant Agreement. This description is not complete and is qualified by reference to the full text of our Charter, Bylaws, Certificate of Designation and the Warrant Agreement, which are included as exhibits to the registration statement of which this prospectus is a part, as well as the applicable provisions of the DGCL.

Authorized and Outstanding Capital Stock

The Charter authorizes the issuance of 551,000,000 shares of capital stock, consisting of (i) 550,000,000 shares of the Common Stock and (ii) 1,000,000 shares of the Preferred Stock.

As of December 6, 2024, Veea had 35,766,411 shares of Common Stock issued and outstanding, as well as 6,384,326 Public Warrants, 5,256,218 Private Placement Warrants and 156,960 Assumed Warrants.

Common Stock

Voting Rights

Holders of the Common Stock will be entitled to cast one vote per share of the Common Stock. Generally, holders of all classes of the Common Stock vote together as a single class, and an action is approved by the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, subject to certain exceptions, while directors are elected by a plurality of the votes cast. Holders of the Common Stock will not be entitled to cumulate their votes in the election of directors.

Dividend rights

Subject to the rights of the holders of the Preferred Stock and any other provisions of the Charter, as it may be amended from time to time, holders of the Common Stock will be entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board, in its discretion, from time to time out of assets or funds of the Company legally available therefor. See “- Preferred Stock,” below for more information regarding the dividend rights of the holders of the Preferred Stock.

Preferred Stock

The Charter provides that the Board has the authority, without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of the Company’s assets, which rights may be greater than the rights of the holders of the common stock. There will be no shares of preferred stock outstanding immediately upon consummation of the Business Combination.

The purpose of authorizing the Board to issue preferred stock and determine the rights and preferences of any classes or series of preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the Company’s outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of the Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the dividend or liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Common Stock.

Warrants

Public Warrants

There are currently outstanding an aggregate of 6,384,326 Public Warrants, which entitle the holders to acquire 6,384,326 shares of the Common Stock.

Each whole Public Warrant entitles the registered holder to purchase one share of the Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing, provided that the Company has an effective registration statement under the Securities Act covering the Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the permits holders to exercise their Public Warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a Public Warrant holder may exercise its Public Warrants only for a whole number of shares of the Common Stock. This means only a whole Public Warrant may be exercised at a given time by a Public Warrant holder. The Public Warrants will expire five years after the Closing, at 5:00 p.m., Eastern Time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No Public Warrant will be exercisable and the Company will not be obligated to issue a share upon exercise of a Public Warrant unless the share issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant.

Plum has registered the shares of the Common Stock issuable upon the exercise of the Public Warrants. Pursuant to the Warrant Agreement, the Company will be required to maintain a current prospectus relating to the shares issuable upon exercise of the Public Warrants until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the shares of the Common Stock issuable upon exercise of the Public Warrants is not effective or the prospectus therein is not current by the sixtieth (60th) business day after the Closing, Public Warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the shares of the Common Stock are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event it so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event it does not so elect, the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Public Warrants for cash

Once the Public Warrants become exercisable, the Company may call the Public Warrants for redemption for cash:

●	in whole and not in part;

●	at a price of $0.01 per public warrant;

●	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder; and

●	if, and only if, the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading-days within a 30 trading-day period ending three (3) business days before we send to the notice of redemption to the Public Warrant holders.

If and when the Public Warrants become redeemable by us for cash, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 Public Warrant exercise price after the redemption notice is issued.

Redemption procedures and cashless exercise

If we call the Public Warrants for redemption as described above, the Company will have the option to require any holder that wishes to exercise his, her or its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” the Company will consider, among other factors, its cash position, the number of Public Warrants that are outstanding and the dilutive effect on its shareholders of issuing the maximum number of shares of the Common Stock issuable upon the exercise of its Public Warrants. If the Company takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of the Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of the Common Stock underlying the Public Warrants, multiplied by the excess of the “fair market value” of the Common Stock over the exercise price of the Public Warrants by (y) the fair market value and (B) 0.361. The “fair market value” will mean the average closing price of a share of the Common Stock for the ten (10) trading days ending on the third (3) trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If the Company takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of the Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. the Company believes this feature is an attractive option if it does not need the cash from the exercise of the Public Warrants after the Business Combination. If the Company calls the Public Warrants for redemption and it does not take advantage of this option, the holders of the Private Placement Warrants and their permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other Public Warrant holders would have been required to use had all warrant holders been required to exercise their Warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of the Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of the Common Stock is increased by a share capitalization payable in the Common Stock, or by a split-up of the Common Stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of the Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding the Common Stock. A rights offering to holders of the Common Stock entitling holders to purchase the Common Stock at a price less than the fair market value will be deemed a share capitalization of a number of the Common Stock equal to the product of (i) the number of shares of the Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Common Stock) and (ii) the quotient of (x) the price per share of the Common Stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of the Common Stock, in determining the price payable for the Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of the Common Stock on account of such the Common Stock (or other securities into which the Public Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of the Common Stock in respect of such event.

If the number of outstanding shares of the Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding share of common stock.

Whenever the number of shares of the Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of the Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of the Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding the Common Stock (other than those described above or that solely affects the par value of such the Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of the outstanding the Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty (30) days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Public Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants.

The Public Warrants were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Plum. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding Public Warrants, and, solely with respect to any amendment to the terms of Warrants we may issue in connection with the Business Combination or any other business combination, or Post-IPO Warrants (as defined in the Warrant Agreement), at least 50% of the then outstanding Post-IPO Warrants. You should review a copy of the Warrant Agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants.

The Public Warrants may be exercised upon surrender of the Public Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the Public Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of the Common Stock and any voting rights until they exercise their Public Warrants and receive common stock. After the issuance of the Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of the Common Stock to be issued to the Public Warrant holder.

The Company has agreed that, subject to applicable law, any action, proceeding or claim against the Company arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the Company irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors - The Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of its Warrants, which could limit the ability of Warrant holders to obtain a favorable judicial forum for disputes with Plum.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

The Private Placement Warrants (including the Common Stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the Closing (except, among other limited exceptions, to Plum officers and directors and other persons or entities affiliated with the Plum Sponsor). The Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants, as described above.

Assumed Warrants

Duration and Exercise Price

The Assumed Warrants have an exercise price of $10.19 per share. The Assumed Warrants were immediately exercisable upon issuance and are exercisable for five years after the date of issuance. The exercise price and number of shares of Common Stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock. Except for certain exceptions, the exercise price is also subject to adjustment in the event of subsequent equity sales by the Company at a price less than the then current exercise price of the Assumed Warrants.

Exercisability

The Assumed Warrants are exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Assumed Warrants.

Liquidity Event

In the event of any liquidity event, as described in the Assumed Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of Common Stock, then upon any subsequent exercise of a Veea Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation or of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Assumed Warrants are exercisable immediately prior to such event.

Transferability

The Assumed Warrants may not be sold, transferred, pledged or hypothecated unless the Company shall have been provided (at the Holder’s expense) with an opinion of counsel satisfactory in form and substance to the Company, or other evidence reasonably satisfactory to the Company, that such transfer is not in violation of the Securities Act, or any applicable state securities laws.

Trading Market

There is no established trading market for the Assumed Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Assumed Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Assumed Warrants will be limited.

Rights as a Shareholder

Except as otherwise provided in the Assumed Warrants or by virtue of the holders’ ownership of shares of Common Stock, the holders of Assumed Warrants do not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until such Veea Warrant holders exercise their warrants.

Quorum; Voting

The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote there at, present in-person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the Charter. If, however, such quorum will not be present or represented at any meeting of the stockholders, the chairperson or holders of a majority of the voting power present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Except as otherwise provided by statute or by applicable stock exchange rules, or by the Charter or the Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter will be the act of the stockholders. Except as otherwise provided by statute, the Charter or the Bylaws, directors will be elected by a plurality of the votes cast by stockholders present in person, by remote communication, if applicable, or represented by proxy at the meeting.

Registration Rights

At the Closing, Plum, the Plum Sponsor and certain other security holders of Veea and certain of their respective affiliates, as applicable, and the other parties thereto, entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), certain shares of the Common Stock and other equity securities of the Company that are held by the parties thereto from time to time, and the Plum Sponsor, such holders and the other parties thereto were granted certain registration rights, on the terms and subject to the conditions therein.

The Plum Sponsor and such holders have been granted certain customary registration rights, demand rights and piggyback rights with respect to their respective shares of the Common Stock.

Exclusive Forum

The Charter provides that, to the fullest extent permitted by law, unless the Company otherwise consents in writing, the Court of Chancery shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (c) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL, the Charter or the Bylaws, (d) any action to interpret, apply, enforce or determine the validity of any provisions of the Charter or the Bylaws or (e) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine. Notwithstanding the foregoing, the federal district courts of the United States shall be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act.

Anti-Takeover Effects of Provisions of the Charter, the Bylaws and Applicable Law

Certain provisions of the Charter, the Bylaws, and laws of the State of Delaware, where the Company is incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for the Common Stock. The Company believes that the benefits of increased protection give the Company the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure the Company and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Authorized but Unissued Shares

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of the Common Stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.

Terms of Office of Directors

The Charter and the Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible. Class I directors shall initially serve until the first annual meeting of stockholders following the initial effectiveness of the Charter (the “Classification Effective Time”); Class II directors shall initially serve until the second annual meeting of stockholders following the Classification Effective Time; and Class III directors shall initially serve until the third annual meeting of stockholders following the Classification Effective Time. Commencing with the first annual meeting of stockholders following the Classification Effective Time, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. The Charter authorizes the Board to assign members of the Board already in office to Class I, Class II or Class III, with such assignment becoming effective as of the Classification Effective Time. Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal from office.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Limitations on Stockholder Action by Written Consent

The Charter provides that, subject to the terms of any series of preferred stock, any action required or permitted to be taken by the stockholders of the Company must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

Amendment of the Charter and the Combined Company Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together a single class, is required to amend a corporation’s charter, unless the charter requires a greater percentage. The Charter provides that the number of authorized shares of any of the Common Stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding stock of the Company entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

The Charter provides that it may be amended by the Company in the manners provided therein or prescribed by statute. Generally, under the DGCL, the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal, or adopt any provision of the Charter; provided that certain provisions that require a supermajority vote under the Charter. The Charter provides that that the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Company is required for amendments of certain provisions of the Charter relating to: (i) classification and election of our Board, removal of directors from office, and filling vacancies on the Board, (ii) actions taken by the stockholders of the Company, (iii) exculpation of personal liability of a director of the Company and indemnification of persons serving as directors or officers of the Company, (iv) forum for certain legal actions, (v) renunciation of certain corporate opportunities, and (vi) amendments to the Charter and the Bylaws.

The Charter also provides that the Board shall have the power to make, repeal, alter, amend and rescind, in whole or in part, the Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Charter. The holders of at least two-thirds (66⅔%) of the voting power of the outstanding shares of the Common Stock entitled to vote at an election of directors, voting together as a single class shall also have the power to alter, amend or repeal, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.

Business Combinations

Under Section 203 of the DGCL, a corporation will not be permitted to engage in a business combination with any interested stockholder for a period of three (3) years following the time that such interested stockholder became an interested stockholder, unless:

(1)	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2)	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3)	at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three (3) years owned, 15% or more of the Company’s outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Since the Company has not opted out of Section 203 of the DGCL, it will apply to the Company. As a result, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three (3) year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. The Charter does not authorize cumulative voting.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director where, in civil proceedings, the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the Company or, in criminal proceedings, where the person had no reasonable cause to believe that his or her conduct was unlawful.

The Bylaws provide that the Company must indemnify and advance expenses to the Company’s directors and officers to the fullest extent authorized by the DGCL. the Company also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for the directors, officers, and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Charter and Bylaws may discourage stockholders from bringing lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of the Company’s directors, officers, or employees for which indemnification is sought.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Combined Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Transfer Agent and Registrar; Warrant Agent

The Transfer Agent and registrar for our capital stock and the warrant agent for the Warrants is Continental Stock Transfer & Trust Company.

Listing of Securities

Shares of our Common Stock and Public Warrants are traded on Nasdaq under the symbols “VEEA” and “VEEAW” respectively.

SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Common Stock for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of the Company’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock for at least six months but who are the Company’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of common stock or warrants then outstanding, as applicable; or

●	the average weekly reported trading volume of the common stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by the Company’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Lock-Up Agreement

On September 13, 2024, in connection with the consummation of the Business Combination, certain directors, officers and shareholders of Private Veea and the Plum Sponsor and certain shareholders of Plum entered into lock up agreements, pursuant to which they agreed not to effect any sale or distribution of any Equity Securities of the Company issued pursuant to the Business Combination Agreement during the 180-day lock-up period, subject to certain exceptions as described in the lock up agreements.

Amendment to Polar Agreements

On September 11, 2024, in connection with the consummation of the Business Combination, Plum, the Plum Sponsor and Polar Multi-Strategy Fund (“Polar”) entered into an amendment to the Satisfaction Agreement, dated June 20, 2024, between the parties (as amended, the “Polar Agreement”). Pursuant to the Polar Agreement, all obligations of Plum and the Plum Sponsor owed to Polar pursuant to certain subscription agreements were deemed satisfied upon (i) the transfer from Sponsor to Polar of 50,000 unrestricted shares of Common Stock, (ii) the transfer from Sponsor to Polar of 1,381,904 shares of Common Stock subject to a lock-up period as described below, and (iii) the transfer from Sponsor to Polar of 293,302 shares of Common Stock subject to forfeiture if the conditions applicable to the Earnout Shares are not satisfied during the Earnout Period.

On September 13, 2024, in connection with the consummation of the Business Combination, Plum and Polar entered into an amendment to the Polar Lock-Up Agreement, dated June 25, 2024, between the parties (as amended, the “Polar Lock-Up Agreement”). Pursuant to the Polar Lock-Up Agreement, Polar agreed not to effect any sale or distribution of the 1,381,904 shares transferred from the Plum Sponsor for a four-month period following the Closing, subject to certain exceptions as described in the Polar Lock-Up Agreement.

Cohen Lock-Up Agreement

On September 11, 2024, in connection with the consummation of the Business Combination, Plum and J.V.B. Financial Group, LLC (“JVB”), an affiliate of Cohen & Company Capital Markets, entered into a Lock-Up Agreement (the “Cohen Lock-Up Agreement”), pursuant to which, among other things, JVB agreed not to effect any sale or distribution of 335,000 shares of Common Stock issued to JVB pursuant to the Business Combination Agreement for a four-month period following the Closing, subject to certain exceptions as described in the Cohen Lock-Up Agreement.

Closing Agreement

On September 13, 2024, in connection with the consummation of the Business Combination, Plum, Private Veea, the Merger Sub and the Plum Sponsor entered into a Closing Agreement, pursuant to which, among other things, the parties (i) agreed to waive certain closing conditions contemplated under the Business Combination Agreement, (ii) agreed that the Company shall assume certain unpaid liabilities of Plum incurred during certain transactions prior to the consummation of the Business Combination, and (iii) agreed that holders of certain demand, bridge and promissory notes shall convert the outstanding obligations into Common Stock prior to the Closing at a price of $5.00 per share.

Polar Satisfaction Agreement

As previously disclosed, on March 16, 2023, the Plum Sponsor entered into a subscription agreement with Polar Multi-Strategy Master (“Polar”), which was amended on July 14, 2023, and on July 25, 2023, Plum entered into a second subscription agreement with Polar and the Plum Sponsor.

On September 11, 2024, in connection with the consummation of the Business Combination, Plum, the Plum Sponsor and Polar entered into an amendment to the Satisfaction Agreement, dated June 20, 2024, between the parties (as amended, the “Polar Agreement”). Pursuant to the Polar Agreement, all obligations of Plum and the Plum Sponsor owed to Polar pursuant to certain subscription agreements were deemed satisfied upon (i) the transfer from Plum Sponsor to Polar of 50,000 unrestricted shares of Common Stock, (ii) the transfer from Plum Sponsor to Polar of 1,381,904 shares of Common Stock subject to a lock-up period as described below, and (iii) the transfer from Plum Sponsor to Polar of 293,302 shares of Common Stock subject to forfeiture if the conditions applicable to the Earnout Shares are not satisfied during the Earnout Period.

On September 13, 2024, in connection with the consummation of the Business Combination, Plum and Polar entered into an amendment to the Polar Lock-Up Agreement, dated June 25, 2024, between the parties (as amended, the “Polar Lock-Up Agreement”). Pursuant to the Polar Lock-Up Agreement, Polar agreed not to effect any sale or distribution of the 1,381,904 shares transferred from the Plum Sponsor for a four-month period following the Closing, subject to certain exceptions as described in the Polar Lock-Up Agreement.

PLAN OF DISTRIBUTION

The selling securityholders, which as used herein includes donees, pledgees, transferees, distributees, or other successors-in-interest selling shares of our Common Stock or interests in our Common Stock received after the date of this prospectus from the selling securityholders as a gift, pledge, distribution, or other transfer, may, from time to time, sell, transfer, distribute, or otherwise dispose of certain of their shares of Common Stock or interests in our Common Stock on any stock exchange, market, or trading facility on which shares of our Common Stock, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of their securities or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings;

●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	distributions to their members, partners, or stockholders;

●	short sales effected after the date of the registration statement of which this prospectus forms a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	directly to one or more purchasers;

●	through agents;

●	broker-dealers who may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per share or warrant; or

●	a combination of any such methods of sale.

The selling securityholders may, from time to time, pledge or grant a security interest in some shares of our Common Stock owned by them and, if a selling securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling securityholders to include the pledgee, transferee, or other successors-in-interest as the selling securityholders under this prospectus. The selling securityholders also may transfer securities in other circumstances, in which case the transferees, pledgees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our Common Stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such securities in the course of hedging the positions they assume. The selling securityholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge shares of our Common Stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of shares of our Common Stock offered by them will be the purchase price of such securities, less discounts or commissions, if any. The selling securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling securityholders.

The selling securityholders also may in the future resell a portion of our Common Stock in open-market transactions in reliance upon Rule 144 under the Securities Act (provided that they meet the criteria and conform to the requirements of that rule), or pursuant to other available exemptions from the registration requirements of the Securities Act.

The selling securityholders and any underwriters, broker-dealers, or agents that participate in the sale of shares of our Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of such securities may be underwriting discounts and commissions under the Securities Act. If any selling securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us and the selling securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the number of shares of our Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable discounts, commissions, concessions, or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of securities offered by the selling securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Common Stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Common Stock by bidding for or purchasing shares of Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Registration Rights Agreement, we have agreed to indemnify the selling securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the selling securityholders may be required to make with respect thereto. In addition, we and the selling securityholders may agree to indemnify any underwriter, broker-dealer, or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part until all such securities have been sold under such registration statement or under Rule 144 under the Securities Act or are no longer outstanding, or under other circumstances as described in the Registration Rights Agreement. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses. The selling securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses relating to the offering.

The selling securityholders may use this prospectus in connection with resales of shares of our Common Stock. This prospectus and any accompanying prospectus supplement will identify the selling securityholders, the terms of our Common Stock, and any material relationships between us and the selling securityholders. The selling securityholders may be deemed to be underwriters under the Securities Act in connection with shares of our Common Stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling securityholders will receive all the net proceeds from the resale of shares of our Common Stock.

A selling securityholder that is an entity may elect to make an in-kind distribution of Common Stock to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would thereby receive freely tradable shares of Common Stock pursuant to the distribution through a registration statement.

Except as set forth above, we are required to pay all fees and expenses incident to the registration of shares of our Common Stock to be offered and sold pursuant to this prospectus.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations applicable to U.S. Holders and Non-U.S. Holders (each as defined below) of the ownership and disposition of Common Stock. This discussion only applies to investors that will hold their Common Stock as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion does not discuss all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their particular circumstances or status including:

●	the Plum Sponsor;

●	banks, financial institutions, or financial services entities;

●	broker-dealers;

●	S corporations;

●	taxpayers that are subject to the mark-to-market accounting rules;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	tax-qualified retirement plans;

●	insurance companies;

●	regulated investment companies or real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that will actually or constructively own five percent or more of the Company’s voting stock or five percent or more of the total value of all classes of the Company’s stock (except as specifically addressed below);

●	persons that acquire the Company’s securities pursuant to an exercise of employee share options, in connection with employee share incentive plans, or otherwise as compensation;

●	persons that hold the Company’s securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

●	persons subject to the alternative minimum tax;

●	U.S. Holders whose functional currency is not the U.S. dollar;

●	controlled foreign corporations and passive foreign investment companies; and

●	accrual method taxpayers that file applicable financial statements as described in Section 451(b) of the Code.

This discussion is based on U.S. federal income tax law as in effect on the date hereof. Such law is subject to change, possibly on a retroactive basis, which may affect the U.S. federal income tax consequences described in this prospectus. There can be no assurance that future legislation, regulations, administrative rulings, or court decisions will not adversely affect the accuracy of the statements in this discussion. The Company has not sought, and does not intend to seek, a ruling from the IRS as to any U.S. federal income tax consideration described in this prospectus. The IRS may disagree with the discussion in this prospectus, and its determination may be upheld by a court. Furthermore, this discussion does not address any U.S. federal non-income tax laws, such as gift, estate, or Medicare contribution tax laws, or U.S. state or local or non-U.S. tax laws.

This discussion does not consider the U.S. federal income tax treatment of entities and arrangements treated as partnerships for U.S. federal income tax purposes that hold Common Stock. If a partnership is a beneficial owner of Common Stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of such partner and the activities of such partner and such partnership. If you are a partnership or a partner in a partnership that holds Common Stock, you are urged to consult your tax advisor regarding the tax consequences to you of the ownership and disposition of Common Stock.

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. EACH PROSPECTIVE INVESTOR IN the COMMON STOCK SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF SHARES OF COMMON STOCK, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX LAWS.

U.S. Holders

As used in this prospectus, a “U.S. Holder” is a beneficial owner of Common Stock who or that is, for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust if (i) a U.S. court can exercise primary supervision over the administration of such trust and one or more United States persons (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a United States person.

The following describes U.S. federal income tax considerations to a U.S. Holder relating to the ownership and disposition of shares of Common Stock.

Distributions on the Common Stock

In general, distributions with respect to the Common Stock will be subject to tax as dividends to the extent paid out of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income will be includible in the gross income of a U.S. Holder as ordinary income on the day actually or constructively received by such holder.

To the extent that the amount of any distribution exceeds the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles, the excess will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted tax basis of a U.S. Holder’s Common Stock. The amount of any remaining excess will be subject to tax as capital gain recognized on a sale or exchange as described below under “U.S. Holders - Sale, Exchange or Other Dispositions of Shares of Common Stock.”

Non-corporate U.S. Holders will generally be eligible for reduced rates of taxation on any dividend paid out of current and accumulated earnings and profits, provided that certain holding period and other requirements are satisfied. Corporate U.S. Holders will generally be eligible for a 50% dividends-received deduction on any dividend paid out of current and accumulated earnings and profits, provided that certain holding period and other requirements are satisfied.

A dividend that exceeds certain thresholds in relation to a U.S. Holder’s tax basis in the stock could be characterized as an “extraordinary dividend” (as defined in Section 1059 of the Code). If a corporate U.S. Holder receives an extraordinary dividend, it will generally be required to reduce (but not below zero) its basis in the shares of stock in respect of which the extraordinary dividend is paid by the portion of such dividend that is not taxed because of the dividends-received deduction. If the amount of the basis reduction exceeds the corporate U.S. Holder’s tax basis in its stock, the excess will be treated as taxable gain. If a non-corporate U.S. Holder receives an extraordinary dividend, it will be required to treat any loss on the sale of the shares of stock in respect of which such extraordinary dividend is paid as a long-term capital loss to the extent of the extraordinary dividends received that qualify for the reduced dividend tax rate described above.

U.S. Holders should consult their own tax advisor regarding the availability of the reduced dividend tax rate or the dividends-received deduction in light of their particular circumstances.

Sale, Exchange or Other Disposition of Shares of Common Stock

A U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other taxable disposition of shares of Common Stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares of Common Stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its shares of Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its the Company securities generally will equal the U.S. Holder’s acquisition cost, subject to certain adjustments.

Non-U.S. Holders

As used in this prospectus, a “non-U.S. Holder” is a beneficial owner (other than a partnership or entity or arrangement treated as a partnership for U.S. federal income tax purposes) of Common Stock who or that is not a U.S. Holder. The following describes U.S. federal income tax considerations to a non-U.S. Holder relating to the ownership and disposition of shares of Common Stock.

Distributions on the Common Stock

In general, distributions with respect to the Common Stock will be subject to tax as dividends to the extent paid out of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income will be includible in the gross income of a non-U.S. Holder as ordinary income on the day actually or constructively received by such holder. To the extent that the amount of any distribution exceeds the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles, the excess will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted tax basis of a non-U.S. Holder’s Common Stock. The amount of any remaining excess will be treated as capital gain realized on a sale or exchange as described below under “- Sale, Exchange or Other Disposition of Shares of Common Stock.”

Taxable dividends paid to a non-U.S. Holder of the Common Stock will generally be subject to withholding of U.S. federal income tax at a 30% rate or lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by a non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to withholding tax, provided certain certification and disclosure requirements (generally on an IRS Form W-8ECI) are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. Holder were a “United States person” as defined under the Code. Any such effectively connected dividends received by a non-U.S. Holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. Holder of the Common Stock who wishes to claim the benefits of an applicable income tax treaty will be required to provide IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for income tax treaty benefits. Special certification and other requirements apply to certain non-U.S. Holders that are pass-through entities rather than corporations or individuals or that hold their interests through certain intermediaries.

A non-U.S. Holder of Common Stock eligible for a reduced rate of withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for a refund with the IRS.

Sale, Exchange or Other Disposition of Shares of Common Stock

A non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on a sale, exchange or other disposition of shares of Common Stock unless:

(i)	such non-U.S. Holder is an individual that is considered to have been present in the United States for 183 days or more in the taxable year of such disposition and certain other requirements are met, in which case any gain realized will generally be subject to a flat 30% U.S. federal income tax;

(ii)	the gain is effectively connected with the conduct of a trade or business of such non-U.S. Holder in the United States (and if an income tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. Holder), in which case such gain will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders, and, if the non-U.S. Holder is a corporation, an additional “branch profits tax” (imposed at a rate of 30% or, if applicable, a lower treaty rate) may also apply; or

(iii)	the Company is or has been a “United States real property holding corporation” at any time during the shorter of the five-year period preceding such disposition and such non-U.S. Holder’s holding period, and, in the case where a class of stock is regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of such class of stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of such class of stock. There can be no assurance that any class of stock will be treated as regularly traded on an established securities market for this purpose.

If paragraph (iii) above applies to a non-U.S. Holder, gain recognized by such non-U.S. Holder on the sale, exchange, or other disposition of shares of Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such shares of Common Stock from a non-U.S. Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. The Company will be classified as a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. The Company does not expect it to be classified as a “U.S. real property holding corporation” in the foreseeable future. However, such determination is factual and in nature and subject to change and no assurance can be provided as to whether the Company will be a U.S. real property holding corporation with respect to a non-U.S. Holder at any future time.

Information Reporting Requirements and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on and the proceeds from a sale or other disposition of shares of Common Stock, and U.S. backup withholding on such payments may be possible. Backup withholding generally will not apply, however, to a U.S. Holder if the U.S. Holder is a corporation or other exempt recipient or the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person for U.S. federal income tax purposes or otherwise establish an exemption in order to avoid information reporting and backup withholding requirements or to claim a reduced rate of withholding under an applicable income tax treaty. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished by such holder to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of securities (including Common Stock) that are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which Common Stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury.

All investors should consult their tax advisors regarding the possible implications of FATCA on their investment in Common Stock.

EXPERTS

The financial statements of Plum Acquisition Corp. I as of December 31, 2023 and 2022, for the years ended December 31, 2023, and 2022, included in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Plum Acquisition Corp. I to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Veea Inc. as of December 31, 2023 and 2022 and for the years then ended included in this prospectus have been so included in reliance upon the report of PKF O’Connor Davies, LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Ellenoff Grossman & Schole LLP.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at https://www.veea.com/. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INDEX TO FINANCIAL STATEMENTS

VEEA INC.

PLUM ACQUISITION CORP. I

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors
of Veea Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Veea Inc. and Subsidiaries (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations, comprehensive loss, stockholder’s equity (deficit), and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter — Revenue Concentration

Approximately 99% of the Company’s 2023 revenue is derived from one customer. Our opinion is not modified with respect to this matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of and the PCAOB.

We conducted our audits in accordance with the auditing standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to those charged with governance and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Valuation of Inventory

As described in Note 4, to the financial statements, the Company’s inventory, net at December 31, 2023, was $7.4 million. Inventory consists primarily of finished goods and is valued at the lower of cost and net realizable value. The Company records a provision for aged, obsolete, or unsellable inventory, which can involve a high degree of judgment. The Company annually reviews its inventory and identifies factors which may include future demand, market conditions, technological changes, product life cycle and development plans, component cost trends, product pricing, physical deterioration and quality issues.

The valuation of inventory was identified as a critical audit matter because of the significant assumptions management makes with regards to its valuation of inventory and the increased extent of effort required performing audit procedures to evaluate the reasonableness of management’s assumptions and estimates.

The primary procedures we performed to address this critical audit matter included:

●	Performed independent test counts of the Company’s physical inventory.

●	Obtained an understanding of management’s process over the valuation of inventory.

●	Evaluated the reasonableness of the significant assumptions by testing inventory costs based on historical third-party purchases.

●	Evaluated the appropriateness of management’s methodologies used, as well as the significant assumptions and inputs, in developing their assessment of net realizable value and their estimated reserve for inventory, by comparing significant assumptions used by management to historical information, independent calculations, evidence obtained in other areas of the audit, recent selling prices and costs.

●	Tested the mathematical accuracy of the calculations performed along with assessing the completeness and accuracy of the information used in the calculations.

/s/ PKF O’Connor Davies, LLP

New York, New York
April 2, 2024, except for Note 17, as to which the date is May 8, 2024.

We have served as the Company’s auditor since August 8, 2023.

PCAOB ID No. 127

* * * * *

Veea Inc. and Subsidiaries
Consolidated Balance Sheets
As of December 31, 2023 and 2022

	As of December 31,
	2023	2022
ASSETS
Current Assets
Cash	$6,010,075	$185,881
Receivables	52,838	24,995
Inventory, net	7,375,621	7,547,974
Prepaid expenses and other current assets	513,670	124,886
Total current assets	13,952,204	7,883,736
Property and equipment, net	376,667	577,269
Goodwill	4,797,078	4,576,572
Intangible assets, net	628,477	1,064,612
Right-of-use lease assets	545,411	1,338,620
Investments	451,874	625,940
Security deposits	85,595	96,287
Total assets	$20,837,306	$16,163,036
LIABILITIES & STOCKHOLDERS’ EQUITY (Deficit)
Current liabilities
Revolving line of credit	$9,000,000	$14,000,000
Related party notes, net of discount	12,598,000	10,350,000
Convertible notes, related party	—	9,069,516
Accrued interest, related party	2,272,993	2,842,902
Accounts payable	1,077,898	4,403,471
Accrued expenses	4,741,495	4,385,398
Investor deposits	2,048,776	—
Operating lease liablilities – current portion	445,850	861,033
Total current liabilities	32,185,012	45,912,320
Operating lease liabilities	119,424	548,439
Total liabilities	32,304,436	46,460,759
Stockholders’ Equity (Deficit)
Series A preferred stock, $.00001 par value, 35,920,813 shares authorized, 35,920,813 shares issued and outstanding at December 31, 2023 and 2022	359	359
Series A-1 preferred stock, $.00001 par value, 44,228,636 shares authorized, 40,569,493 and 35,054,036 shares issued and outstanding at December 31, 2023 and 2022, respectively	405	351
Series A-2 preferred stock, $.00001 par value, 41,000,000 shares authorized, 12,660,067 and -nil- shares issued and outstanding at December 31, 2023 and 2022, respectively	126	—
Common stock, $0.00001 par value, 146,000,000 shares authorized, 7,243,514 and 7,203,514 shares issued and outstanding at December 31, 2023 and 2022, respectively	72	72
Additional paid-in capital	159,476,012	123,779,186
Accumulated deficit	(170,282,750)	(154,644,161)
Accumulated other comprehensive income (loss)	(661,354)	772,034
Equity attributable to Veea, Inc.	(11,467,130)	(30,092,159)
Noncontrolling interest	—	(205,564)
Total stockholders’ equity (deficit)	(11,467,130)	(30,297,723)
Total liabilities and stockholders’ equity (deficit)	$20,837,306	$16,163,036

The accompanying notes are an integral part of these financial statements

Veea Inc. and Subsidiaries
Consolidated Statements of Operations
Years Ended December 31, 2023 and 2022

	Years Ended December 31,
	2023	2022
Revenue, net	$9,072,130	$224,052
Cost of Goods Sold	466,802	285,311
Gross profit (loss)	8,605,328	(61,259)

Operating Expenses:
Product development	693,448	3,226,773
Sales and marketing	215,332	384,217
General and administrative	18,523,030	20,076,055
Depreciation and amortization	818,203	1,879,398
Total operating expenses	20,250,013	25,566,443
Loss from operations	(11,644,685)	(25,627,702)

Other Income and (Expense):
Interest income	1,942	9,000
Foreign currency gain (loss)	1,284,846	(2,193,685)
Paycheck protection program loan forgiveness	—	1,238,145
Other income, net	59,982
Other expense	(21,857)	(50,041)
Interest expense	(5,318,817)	(8,575,756)
Total other income and expense	(3,993,904)	(9,572,337)
Net loss	(15,638,589)	(35,200,039)
Net loss attributable to non-controlling interests	—	(32,950)
Net loss attributable to Veea, Inc.	$(15,638,589)	$(35,167,089)

Net loss per common share attributable to Veea, Inc. basic and diluted	$(2.16)	$(4.89)
Weighted average shares outstanding basic and diluted	7,235,733	7,203,514

The accompanying notes are an integral part of these financial statements

Veea Inc. and Subsidiaries
Consolidated Statements of Comprehensive Loss
Years Ended December 31, 2023 and 2022

	Years Ended December 31,
	2023	2022
Net loss	$(15,638,589)	(35,200,039)
Net loss attributable to non-controlling interests	—	(32,950)
Net loss attributable to Veea, Inc.	(15,638,589)	(35,167,089)

Other Comprehensive gain (loss):
Foreign currency translation adjustment	(1,433,388)	1,331,813
Comprehensive loss	(17,071,977)	(33,835,276)
Other comprehensive gain attributable to non-controlling interests	—	11,361
Comprehensive gain (loss) attributable to Veea, Inc.	$(17,071,977)	$(33,846,637)

The accompanying notes are an integral part of these financial statements

Veea Inc. and Subsidiaries
Consolidated Statements of Stockholders’ Equity (Deficit)
Years Ended December 31, 2023 and 2022

	Series A-2 Preferred Stock		Series A-1 Preferred Stock		Series A Preferred Stock		Common Stock		Additional Paid-in-	Accumulated	Comprehensive	Non- Controlling	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Gain (Loss)	Interest	Deficit
Balance, December 31, 2021	—	$—	—	$—	35,920,813	$359	$7,203,514	$72	$52,572,201	$(119,477,072)	$(559,779)	$(183,975)	$(67,648,194)
Series A-1 Preferred Stock Issuances	—	—	35,094,893	351	—	—	—	—	70,107,721	—	—	—	70,108,072
Stock based compensation due to common stock purchase options	—	—	—	—	—	—	—	—	845,448	—	—	—	845,448
Issuance of warrants in connection with related party bridge notes	—	—	—	—	—	—	—	—	253,816	—	—	—	253,816
Foreign currency translation gain	—	—	—	—	—	—	—	—	—	—	1,331,813	11,361	1,343,174
Net Loss	—	—	—	—	—	—	—	—	—	(35,167,089)	—	(32,950)	(35,200,039)
Balance, December 31, 2022	—	$—	35,094,893	$351	35,920,813	$359	$7,203,514	$72	$123,779,186	$(154,644,161)	$772,034	$(205,564)	$(30,297,723)
Conversion of covertbible notes and accrued interest	—	—	5,474,600	54	—	—	—	—	10,949,143	—	—	—	10,949,197
Issuance of warrants in connection with term note	—	—	—	—	—	—	—	—	2,010,298	—	—	—	2,010,298
Conversion of promissory notes to Series A-2 Preferred Stock	1,681,024	17	—	—	—	—	—	—	3,076,257	—	—	—	3,076,274
Conversion of vendor payable to Series A-2 Preferred Stock	1,049,248	10	—	—	—	—	—	—	1,920,114	—	—	—	1,920,124
Series A-2 Preferred Stock Issuances, net of transaction costs	9,929,795	99	—	—	—	—	—	—	17,256,426	—	—	—	17,256,525
Common stock issued upon exercise of stock options	—	—	—	—	—	—	40,000	—	4	—	—	—	4
Stock based compensation due to common stock purchase options	—	—	—	—	—	—	—	—	484,584	—	—	—	484,584
Foreign currency translation (loss)	—	—	—	—	—	—	—	—	—	—	(1,433,388)	—	(1,433,388)
Change in ownership percentage of non-controlling interest	—	—	—	—	—	—	—	—	—	—	—	205,564	205,564
Net Loss	—	—	—	—	—	—	—	—	—	(15,638,589)	—	—	(15,638,589)
Balance, December 31, 2023	12,660,067	$126	40,569,493	$405	35,920,813	$359	7,243,514	$72	$159,476,012	$(170,282,750)	$(661,354)	$—	$(11,467,130)

The accompanying notes are an integral part of these financial statements

Veea Inc. and Subsidiaries
Consolidated Statements of Cash Flows
Years Ended December 31, 2023 and 2022

	Years ended December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(15,638,589)	$(35,200,039)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	818,203	1,879,398
Amortization of debt issuance costs	2,010,298	753,232
Impairment loss on investment	174,066	—
Stock based compensation	484,584	845,448
Gain on forgiveness of Paycheck Protection Program loan	—	(1,238,145)
Unrealized foreign currency transaction(gain) loss	(1,332,914)	2,097,545
Provision for inventory obsolescence	320,335	363,747
Amortization of operating lease right of use assets	793,209	739,694
Loss on write off of property and equipment	—	15,907
Interest expense	979,611	5,583,322
Changes in operating assets and liabilities:
Accounts receivable	(27,843)	(24,995)
Inventories	(147,982)	(3,190,047)
Prepaid and other current assets	(388,673)	1,200,682
Security deposit	12,176	28,751
Accounts payable	(1,591,487)	2,661,911
Accrued expenses	340,525	357,747
Accrued interest	1,386,048	1,885,495
Operating lease payments	(844,198)	(785,015)
Net cash used in operating activities	(12,652,631)	(22,025,362)
Cash flows from investing activities
Purchase of property and equipment	(34,966)	(30,768)
Purchase of intangible assets and trademarks	(120,088)	(218,496)
Net cash used in investing activities	(155,054)	(249,264)
Cash flows from financing activities
Repayment of debt	(10,979,611)	—
Proceeds from issuance of unrelated party convertible notes	3,000,000	12,000,000
Proceeds from issuance of convertible bridge notes – related party	—	3,200,000
Proceeds of term loan	5,000,000
Proceeds from demand notes – related party	2,248,000	850,000
Proceeds from the exercise of stock options for common stock	4	—
Proceeds from the issuance of Series A-1 convertible preferred stock	—	475,000
Proceeds from the issuance of Series A-2 preferred stock, net of transaction costs	17,256,525	—
Proceeds from prepaid investor subscriptions	2,048,776	—
Proceeds from demand notes	—	5,000,000
Net cash provided by financing activities	18,573,694	21,525,000
Effect of exchange rate changes on cash	58,184	(15,533)
Net increase (decrease) in cash and cash equivalents	5,824,194	(765,159)
Cash and cash equivalents at beginning of year	185,881	951,040
Cash and cash equivalents at end of year	$6,010,075	$185,881
Non-cash activities
Conversion of principal on convertible notes to preferred stock – Series A-1	$8,993,240	$57,676,825
Conversion of interest on convertible notes to preferred stock – Series A-1	$1,955,957	$11,706,247
Deferred financing costs incurred pursuant to issuance of equity warrants	$—	$253,816
Conversion of notes payable to Series A-2 Preferred Shares	$3,076,274	$—
Conversion of vendor payable to Series A-2 Preferred Shares	$1,920,124	$—
Supplemental cash flow information
Taxes paid	$13,070	$30,403
Interest paid	$892,336	$353,604

The accompanying notes are an integral part of these financial statements

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

1 — DESCRIPTION OF BUSINESS

Veea Inc. (together with subsidiaries collectively, “Veea” or the “Company”) has developed a Smart platform that is capable of delivering a wide range of services by intelligently connecting everyone and everything that is IoT-enabled, while making it possible for commercial and social connections through its platform to offer more contextual, transactional and relevant data. The Company is a highly differentiated Platform-as-a-Service (PaaS) company with a suite of innovative products and services that can serve many of Smart industries at the network edge.

The Company has three wholly owned subsidiaries, and located in the United Kingdom (“U.K.”)with offices in the United States (“U.S.”) and Europe.

On March 24, 2021, the Company formed VeeaSystems SAS (“Veea SAS”), a simplified joint stock company in France. Upon formation, the Company contributed capital totaling €875 (approximately $1,100), which constitutes approximately a 17.5% ownership in Veea SAS. The Company’s Chief Executive Officer (“CEO”) contributed capital to constitute an approximately 7% ownership in Veea SAS. In addition, the Company’s CEO is the President of Veea SAS as well as a director. In July 2023, the Company exercised its call options to acquire an additional 24.50% stake in Veea SAS, bringing its total ownership stake in Veea SAS to 42.5%. The call option was exercised for a price of €1 per share. In December, the Company exercised its call options for the remaining 57.5% ownership stake in Veea SAS. Veea SAS is accounted for as a Variable Interest Entity and consolidated as further described within Principles of Consolidation to Note 3 — Summary of Significant Accounting Policies.

On November 28, 2023 the Company and Plum Acquisition Corp. I (“Plum”) (NASDAQ: PLMI), a special purpose acquisition company announced the signing of a definitive business combination agreement (the “Business Combination Agreement”) in connection with a proposed business combination expected to result in the Company becoming a publicly traded company (such proposed business combination and related transactions, including the issuance by Plum of securities in connection therewith, collectively, the “Business Combination”). The Business Combination is structured as a merger between a wholly-owned subsidiary of Plum, on the one hand, and the Company, on the other, following which Plum, after transitioning to become a Delaware corporation, will be renamed and will continue the business of the Company (referred to herein as the “Combined Company”). The transaction consideration to be issued to securityholders (including holders of outstanding debt and other convertible securities) proposed Business Combination (the “Closing”) will consist of newly-issued Plum securities determined based on a pre-money equity value for the Company’s outstanding equity securities and certain outstanding debt that will be converted into equity at the Closing of approximately $194 million, excluding the proceeds of the issuance of shares of Series A-2 Preferred Stock. Following the Closing, holders of the Company capital stock as of immediately prior to the Closing (excluding holders of the Company’s Series A-2 Preferred Stock) will have the contingent right to receive up to 4.5 million additional shares of Combined Company common stock if certain trading-price based milestones of the Combined Company’s common stock are achieved during the ten-year period following the Closing, as set forth in the Business Combination Agreement. Proceeds from the proposed Business Combination and financing transactions are expected to support the Combined Company in its business plans.

Current equity holders of the Company are expected to own a majority of the outstanding capital stock of the Combined Company immediately after the Closing and the Company will appoint a majority of the members of the board of directors of the Combined Company in accordance with the terms of the Business Combination Agreement. The parties expect the Business Combination to be consummated during the first half of 2024, following satisfaction of certain closing conditions set forth in the Business Combination Agreement, including, without limitation, approval by shareholders of Plum and stockholders of the Company, the effectiveness of a registration statement to be filed by Plum with the Securities and Exchange Commission in connection with the transaction, the expiration of any HSR Act waiting period and other customary closing conditions.

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

2 — LIQUIDITY AND MANAGEMENT’S PLAN

During the years ended December 31, 2023 and 2022, the Company has incurred net losses of $15,638,589 and $35,200,039, respectively, and had an accumulated deficit of $170,282,750 as of December 31, 2023. The Company expects to continue to incur net losses as it continues to grow and scale its business. Historically, the Company’s activities have been financed through private placements of equity securities and debt to related parties. In October 2023, the Company commenced a private placement for the sale of its newly designated Series A-2 Preferred Stock, par value $.00001 per share (the “Series A-2 Preferred Stock”). As of December 31, 2023, the Company has (1) issued 12,660,067 shares of Series A-2 Preferred Stock in consideration for approximately $18.2 million in cash and the conversion of debt and other outstanding obligations totaling approximately $5 million and (2) received additional subscriptions totaling approximately $2 million for which shares Series A-2 Preferred Stock have not yet been issued as of such date. The Company anticipates raising a minimum of an additional $10,000,000 in cash proceeds from the sales of shares of Series A-2 Preferred Stock before before the closing of the Business Combination.

In December 2023, the Company signed an agreement with a placement agent for the issuance of up to $125 million of medium-term notes, face amount of 6.5% medium-term notes that would mature in August 2030. Closing of the note offering is subject to customary closing conditions including legal and financial due diligence. The Company expects the offering to close in the second quarter of 2024. Concurrent expects to convert up to approximately $15 million of related party debt to equity concurrently with the consummation of its de-SPAC transaction with Plum. As a result, the Company believes that it has sufficient cash to meet its working capital requirements over the next twelve months. If additional funding is required to execute the Company’s business plan, the Company expects to seek to obtain that additional funding through a combination of private equity offerings, debt financings or a combination thereof. There can be no assurance as to the availability or terms upon which such financing and capital might be available.

3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The Company consolidates a variable interest entity (“VIE”) when the Company possesses both the power to direct the activities of the VIE that most significantly impact its economic performance and the obligation to absorb losses of, or the right to receive benefits from, the entity that could potentially be significant to the VIE. All significant intercompany transactions and balances have been eliminated in consolidation.

Basis of Accounting

The accompanying consolidated financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

Management of the Company is required to make certain estimates, judgments, and assumptions during the preparation of its consolidated financial statements in accordance with GAAP. The Company believes that these estimates, judgments and assumptions are reasonable under the circumstances. These estimates, judgments, and assumptions impact the reported amounts of assets, liabilities, revenue, and expenses, and the related disclosure of contingent assets and liabilities. Actual results could differ from these estimates. Changes in such estimates could affect amounts reported in future periods. On an ongoing basis, the Company evaluates its estimates and judgments including those related to: liquidity and going concern, the useful lives and recoverability of property and equipment and definite-lived intangible assets; the recoverability of goodwill and indefinite-lived intangible assets; the carrying value of accounts receivable, including the determination of the allowance for credit losses; inventory, including the determination of allowances for estimated excess or obsolescence; the fair value of warrants; the fair value of acquisition-related contingent consideration arrangements; unrecognized tax benefits; legal contingencies; the incremental borrowing rate for the Company’s leases; and the valuation of stock-based compensation, among others.

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Emerging Growth Company Status

Following the consummation of the proposed business combination transaction with Plum, the Company is expected to be a publicly traded company and an emerging growth company (“EGC”), as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGCs can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until those standards apply to private companies. In anticipation of the closing the business combination transaction with Plum, the Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an EGC or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, the consolidated financial statements may not be comparable to the financial statements of companies that comply with the new or revised accounting pronouncements as of dates effective for public companies. Refer to Note 1 — Description of the Business for further information regarding the proposed business combination transaction.

Segment Information

The Company operates as a single operating segment. The chief operating decision maker is the Company’s Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on a consolidated basis, accompanied by disaggregated revenue information. Accordingly, the Company has determined that it has a single reportable segment and operating segment.

Fair Value Measurement

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last is considered unobservable:

Level 1 —	Observable inputs obtained from independent sources, such as quoted market prices for identical assets and liabilities in active markets.

Level 2 —	Other inputs, which are observable directly or indirectly, such as quoted market prices for similar assets or liabilities in active markets, quoted market prices for identical or similar assets or liabilities in markets that are not active, and inputs that are derived principally from or corroborated by observable market data.

Level 3 —	Unobservable inputs for which there is little or no market data and require the Company to develop its own assumptions, based on the best information available in the circumstances, about the assumptions market participants would use in pricing the assets or liabilities.

The Company issued preferred stock warrants and common stock warrants classified as equity securities which do not require recurring fair value measurement. See Note 9 — Stock-Based Compensation for the assumptions used in estimating the fair value of such common stock warrants.

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recurring Fair Value Measurements

The following methods and assumptions were used to estimate the fair value of each class of financial assets and liabilities for which it is practicable to estimate fair value:

Money market funds — The carrying amount of money market funds approximates fair value and is classified within Level 1 because the fair value is determined through quoted market prices.

The Company’s remaining financial instruments that are measured at fair value on a recurring basis consist primarily of cash, accounts receivable, accounts payable, accrued expenses, and other current liabilities. The Company believes their carrying values are representative of their fair values due to their short-term maturities.

Cash and Cash Equivalents

Cash balances are held in U.S. and European banks. Cash balances held in the U.S. are insured by the Federal Deposit Insurance Corporation subject to certain limitations. The Company maintains its cash balances in highly rated financial institutions. At times, cash balances may exceed federally insurable limits.

Restricted Cash

The Company is not subject to any contractual agreement that contains restrictions on the Company’s use or withdrawal of its cash or cash equivalents.

Revenue Recognition

The Company recognizes revenue based on the satisfaction of distinct obligations to transfer goods and services to customers. The Company generates revenue from hardware sales and the sale of licenses and subscriptions. The Company applies a five-step approach as defined in ASC 606, Revenue from Contracts with Customers, in determining the amount and timing of revenue to be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when a corresponding performance obligation is satisfied. Most contracts with customers are to provide distinct products or services within a single contract. However, if a contract is separated into more than one performance obligation, the total transaction price is allocated to each performance obligation in an amount based on the estimated relative standalone selling price.

The Company earns revenue from the sale of its VeeaHub® devices, licenses and subscriptions. The Company generated revenue of $9,072,130 and $224,052 for the years ended December 31, 2023 and 2022, respectively. Other than $9 million of revenue generated from the license of AdEdge™ in 2023, revenue has been immaterial for all periods presented and represented revenue earned from paid pilots for our VeeaHub® devices.

For licenses of technology, recognition of revenue is dependent upon whether the Company has delivered rights to the technology, and whether there are future performance obligations under the contract. Revenue from non-refundable upfront payments is recognized when the license is transferred to the customer and the Company has no other performance obligations. Revenue for licenses delivered under a subscription model having terms between one and twelve-months are recognized over-time. Subscription revenue is generated through sales of monthly subscriptions. Customers pay in advance for the licenses and subscriptions. Revenue is initially deferred and is recognized using the straight-line method over the term of the applicable subscription period.

Revenue from hardware sales is recognized at a point-in-time, which is generally at the point in time when products have been shipped, right to payment has been obtained and risk of loss has been transferred. Certain of the Company’s product performance obligations include proprietary operating system software, which typically is not considered separately identifiable. Therefore, sales of these products and the related software are considered one performance obligation.

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue from all sale types is recognized at the transaction price, the amount management expects to be entitled to in exchange for transferring goods or providing services. Transaction price is calculated as selling price net of variable consideration which may include estimates for future returns, price protection, warranties, and other customer incentive programs based upon the Company’s expectation and historical experience.

The Company contracts with customers under non-cancellable arrangements. While customers, including resellers, may cancel master purchase agreements under certain circumstances, customers may not cancel or modify purchase orders placed under the terms of such master purchase agreements. Each purchase order is therefore a contract with the customer, i.e., the purchase of a quantity of any given, single product; further, purchase orders do not commit the customer to purchase any further volumes over time. Contract modifications do not carry revenue recognition implications as no revenue is recognized until control over products, or intellectual property, as applicable, has transferred to the customer.

The Company has service arrangements where net sales are recognized over time. These arrangements include a variety of post-contract support service offerings, which are generally recognized over time as the services are provided, including maintenance and support services, and professional services to help customers maximize their utilization of deployed systems.

A contract liability for deferred revenue is recorded when consideration is received or is unconditionally due from a customer prior to transferring control of goods or services to the customer under the terms of a contract. Deferred revenue balances typically result from advance payments received from customers for product contracts or from billings in excess of revenue recognized on services arrangements. Deferred revenue balances were not significant as of December 31, 2023 and December 31, 2022.

Disaggregation of Revenue

The following tables summarize revenue from contracts with customers for the year ended December 31, 2023 and 2022, respectively:

	Years Ended December 31,
	2023	2022
Hardware, net	$22,612	$188,244
License	9,006,716	6,531
Subscription	243	5,366
Others	42,559	23,911
Total revenue	$9,072,130	$224,052

	Years Ended December 31,
	2023	2022
United States	$52,133	$175,327
Republic of Korea	13,878	34,362
Rest of the world	9,006,119	14,363
Total revenue	$9,072,130	$224,052

Warranties

The Company accrues the estimated cost of product warranties at the time of recognizing revenue. The Company’s standard product warranty terms generally include post-sales support and repairs or replacement of a product at no additional charge for a specified period of time. The Company actively monitors and evaluates the quality of its component suppliers. The estimated warranty obligation is based on contractual warranty terms, repair costs, and the Company’s baseline experience. The Company’s standard warranty terms are twelve months. Warranty expense was not significant for the years ended December 31, 2023 and December 31, 2022.

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounts Receivable

Trade accounts receivable are recognized and carried at billed amounts less an allowance for credit losses. The Company adopted the Current Expected Credit Losses (“CECL”) guidance effective January 1, 2023. The Company maintains the allowance for estimated losses resulting from the inability of the Company’s customers to make required payments. The allowance represents the current estimate of lifetime expected credit losses over the remaining duration of existing accounts receivable considering current market conditions and supportable forecasts when appropriate. The estimate is a result of the Company’s ongoing evaluation of collectability, customer creditworthiness, historical levels of credit losses, and future expectations. Credit loss expense and allowance for credit losses were not significant as of, and for the years ended, December 31, 2023 and December 31, 2022.

Inventory

The Company values inventory at the lower of cost or net realizable value. Cost is computed using standard cost which approximates actual cost on a first-in, first-out basis. At each reporting period, the Company assesses the value of its inventory and writes down the cost of inventory to its net realizable value if required, for estimated excess or obsolescence. Factors influencing these adjustments include changes in future demand forecasts, market conditions, technological changes, product life cycle and development plans, component cost trends, product pricing, physical deterioration, and quality issues. The write down for excess or obsolescence is charged to the provision for inventory, which is a component of Cost of Goods Sold in the Company’s consolidated statements of operations and comprehensive loss. At the point of the loss recognition, a new, lower cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

Cost of Goods Sold

Cost of goods sold consists primarily of the cost of finished goods, components purchased for manufacturing and freight. Cost of goods sold also includes third-party vendor costs related to cloud hosting fees.

Shipping and Handling

The Company considers shipping and handling to customers to represent activities performed in fulfilling the contract with the customer. When shipping is charged to the customer, the Company nets such charges against actual shipping costs incurred.

Tax Collected from Customers

Taxes imposed by governmental authorities on the Company’s revenue producing activities, such as sales taxes, are excluded from net sales.

Research and Development

Research and development (“R&D”) costs that do not meet the criteria for capitalization are expensed as incurred. R&D costs primarily consist of employee compensation, employee benefits, stock-based compensation related to technology developers and product management employees, as well as fees paid for outside services and materials.

Sales and Marketing

Sales and marketing costs consist of compensation and other employee related costs for personnel engage in selling and marketing, and sales support functions. Selling expenses also include marketing, and the costs associated with customer evaluations. The Company does not incur advertising costs.

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

General and Administrative Expense

General and administrative expense consists of compensation expense (including stock-based compensation expense), executive management, finance, legal, tax, and human resources. General and administrative expense also include transaction costs, expenses associated with facilities, information technology, external professional services, legal costs and settlement of legal claims and other administrative expenses.

Property and Equipment, net

Property and equipment, net is stated at cost and depreciated on a straight-line basis of five to seven years for furniture and fixtures and five years for computer equipment. Leasehold improvements are capitalized and amortized over the shorter of their useful lives or remaining lease term. Repair and maintenance costs are charged to operations in the periods incurred. Upon retirement or sale, costs and related accumulated depreciation or amortization are removed from the balance sheets and the resulting gain or loss is included in operating expense in the Company’s consolidated statements of operations and comprehensive loss.

Goodwill

Goodwill represents the excess of the aggregate purchase consideration over net assets acquired. Goodwill is reviewed for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that the carrying amount of goodwill may be impaired. In conducting its annual impairment test, the Company first reviews qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount. If factors indicate that the fair value of the reporting unit is less than its carrying amount, the Company performs a quantitative assessment, and the fair value of the reporting unit is determined by analyzing the expected present value of future cash flows. If the carrying value of the reporting unit continues to exceed its fair value, the fair value of the reporting unit’s goodwill is calculated and an impairment loss equal to the excess is recorded. The Company’s goodwill was recorded in connection with an acquisition consummated in June 2018. The Company considers goodwill to have an indefinite life and is not amortized. As of December 31, 2023 and 2022, no events have occurred that would require impairment of goodwill.

Impairment of Long-Lived Assets

Long-lived assets with finite lives consist primarily of property and equipment, operating lease right-of-use assets, and intangible assets which are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Stock-Based Compensation

The Company accounts for stock-based compensation expense in accordance with ASC 718, Compensation-Stock Compensation (“ASC 718”). The Company measures and recognizes compensation expense for all stock-based awards based on estimated fair values on the date of the grant, recognized over the requisite service period. For awards that vest solely based on a service condition, the Company recognizes stock-based compensation expense on a straight-line basis over the requisite service period. The Company accounts for forfeitures as they occur.

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income Taxes

Effective June 8, 2018, the Company converted from an S Corporation to a C Corporation for federal and state income tax purposes. Accordingly, prior to the conversion to a C corporation, the Company did not record deferred tax assets or liabilities or have any net operating loss carryforwards. The Company is required to file tax returns in the U.S. federal jurisdiction and various states and local municipalities. Veea Systems Ltd. is governed by, and is required to file tax returns under, the Income Tax Law of the U.K. with a statutory income tax rate of 19%. In 2021, the Company established Veea SAS, a French entity with a statutory income tax rate of 25%.

Significant judgment is required in determining the Company’s uncertain tax positions. For any period presented, it is not expected that there will be a significant change in uncertain tax positions for the years ended December 31, 2023 and December 31, 2022, respectively.

Foreign Operations and Foreign Currency Translation

The currency of the primary economic environment in which the operations of the Company and its U.S. subsidiaries are conducted is the United States dollar (“USD”). Accordingly, the Company and all of its U.S. subsidiaries use USD as their functional currency. The results of the Company’s non-U.S. subsidiaries, whose functional currency are the local currencies of the economic environment in which they operate, are translated into USD in accordance with GAAP.

Assets and liabilities are translated at year-end exchange rates, while revenues and expenses are translated at average exchange rates during the year. Differences resulting from translation are presented in equity as accumulated other comprehensive loss. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Foreign currency transaction gain (loss), mainly related to intercompany transactions, is included in the consolidated statements of operations. For the years ended December 31, 2023 and December 31, 2022 such amounts were $1,284,846 and $(2,193,685), respectively.

Comprehensive Loss

Comprehensive loss consists of two components, net loss and other comprehensive income (loss), net. Other comprehensive income (loss), net is defined as revenue, expenses, gains, and losses that under GAAP are recorded as an element of stockholders’ deficit but are excluded from net loss. The Company’s other comprehensive loss consists of foreign currency translation adjustments that result from the consolidation of its foreign subsidiaries and is reported net of tax effects.

Investments

The Company holds non-marketable equity and other investments (“privately held investments”) which are included in noncurrent assets in the Company’s consolidated balance sheet. The Company monitors these investments for impairments and makes adjustments in carrying values if management determines that an impairment charge is required based primarily on the financial condition and near-term prospects of these investments.

Concentration of Risks

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents, and accounts receivable. Cash balances may exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limit of $250,000. The Company has not experienced any losses in such accounts.

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

For the year ended December 31, 2023 one customer accounted for 99.2% of the Company’s revenue. For the year ended December 31, 2022, no customer accounted for 10% or more of the Company’s revenue. For the year ended December 31, 2023, one supplier accounted for 39.3% of the Company’s total supplier purchases. For the year ended December 31, 2022, two suppliers accounted for 37.1% and 35.8%, respectively, of the Company’s total supplier purchases.

As of December 31, 2023, two customers accounted for 36.3% and 23.4% of the Company’s accounts receivable, and no vendor accounted for 10% or more of the Company’s accounts payable balance. As of December 31, 2022, four customers accounted for 30.5%, 26.8%, 10.6% and 10.6% of the Company’s accounts receivable, and one vendor accounted for 49.5% of the Company’s accounts payable balance.

Earnings per Share

Basic net loss per share is calculated by dividing net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the year. Diluted net loss per share is based upon the diluted weighted-average number of shares outstanding during the year. Diluted net loss per share gives effect to all potentially dilutive common share equivalents, including stock options, and warrants, to the extent they are dilutive. Refer to Note 13 — Earnings Per Share.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB Accounting Standards Codification 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and at their fair value on each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss in the Company’s consolidated statements of operations.

Reclassification of Prior Year Presentation

Certain prior year amounts have been reclassified for consistency with the current period presentation. In 2022, amortization of debt issuance costs of approximately $0.8 million was show in depreciation and amortization. In accordance with ASC 835, Interest Expenses, this has been reclassified to Interest Expense. These reclassifications had no effect on the reported results of operations.

Accounting Pronouncements Recently Adopted

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which amends the FASB’s guidance on the impairment of financial instruments. Topic 326 adds to GAAP an impairment model (known as the “current expected credit loss model”) that is based on expected losses rather than incurred losses. ASU 2016-13 is effective for the Company’s annual and interim periods beginning after December 15, 2022 with early adoption permitted. The Company adopted ASU 2016-13 beginning January 1, 2023. The adoption of ASU 2016-13 did not have a material impact on the Company’s consolidated financial statements.

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers,” which requires entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination as if it had originated the contracts. The standard is effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. We adopted the ASU on January 1, 2023 and will apply the guidance prospectively for future acquisitions.

In September 2022, the FASB issued ASU 2022-04, “Liabilities — Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations,” which requires entities that use supplier finance programs in connection with the purchase of goods and services to disclose sufficient information about the program. The amendments do not affect the recognition, measurement or financial statement presentation of obligations covered by supplier finance programs. The standard is effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022, except for the amendment on roll-forward information, which is effective for fiscal years beginning after December 15, 2023. We adopted the ASU on January 1, 2023.

Recent Accounting Pronouncements Not Yet Adopted

In June 2022, the FASB issued ASU 2022-03, “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions,” which clarifies that contractual sale restrictions are not considered in measuring fair value of equity securities and requires additional disclosures for equity securities subject to contractual sale restrictions. The standard is effective for public companies for fiscal years beginning after December 15, 2023. Early adoption is permitted. This accounting standard update is not expected to have a material impact on our consolidated financial statements as the amendments align with our existing policy.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures,” which will add required disclosures of significant expenses for each reportable segment, as well as certain other disclosures to help investors understand how the chief operating decision maker (“CODM”) evaluates segment expenses and operating results. The new standard will also allow disclosure of multiple measures of segment profitability if those measures are used to allocate resources and assess performance. The amendments will be effective for public companies for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. We are currently evaluating the impact of this accounting standard update on our consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” which requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The standard is intended to benefit investors by providing more detailed income tax disclosures that would be useful in making capital allocation decisions. The standard will be effective for public companies for fiscal years beginning after December 15, 2024. Early adoption is permitted. We are currently evaluating the impact of this accounting standard update on our consolidated financial statements.

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

4 — BALANCE SHEET COMPONENTS

Inventory

Inventory consists of the following:

	As of December 31,
	2023	2022
Inventory	$7,392,919	$7,315,754
Inventory allowance	(1,145,548)	(825,213)
Consigned parts	1,128,250	1,057,433
Total	$7,375,621	$7,547,974

Property and Equipment, net

Property and equipment, net, consist of the following:

	As of December 31,
	2023	2022
Furniture and fixtures	$683,994	$664,943
Computer equipment	300,526	294,536
Leasehold improvements	390,742	390,742
Total property and equipment gross	1,375,262	1,350,221
Less – Accumulated depreciation	(998,595)	(772,952)
Total property and equipment net	$376,667	$577,269

Total depreciation expense for the years ended December 31, 2023 and 2022 totaled $237,537 and $269,137, respectively.

Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	As of December 31,
	2023	2022
Payroll and payroll related expenses	$503,629	$324,230
Rent expenses – related party	3,124,800	2,592,000
Consulting expenses	268,684	356,982
CEO expenses	179,075	789,575
Other accrued expenses and current liabilities	665,308	322,611
Total accrued expenses and other current liabilities	$4,741,495	$4,385,398

5 — GOODWILL AND INTANGIBLE ASSETS

Goodwill

The following is a summary of activity in goodwill for the years ended December 31, 2023 and 2022:

Balance at December 31, 2021	$5,124,398
Foreign exchange transactions	(547,826)
Balance at December 31, 2022	$4,576,572
Foreign exchange transaction	220,506
Balance at December 31, 2023	$4,797,078

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

5 — GOODWILL AND INTANGIBLE ASSETS (cont.)

Intangible assets consist of the following:

	As of December 31, 2023
	Amortization Period	Beginning Cost	Additions	Disposals	Ending Cost	Accumulated Amortization	Accumulated Impairment	Net Book Value
Patents	5 – 15 years	$7,220,776	$111,450	—	$7,332,226	$(6,703,750)	$—	$628,477
IPR&D	5 years	5,015,694	—	—	5,015,694	(3,554,784)	(1,460,910)	—
Other intellectual assets	5 years	969,278	—	—	969,278	(969,278)	—	—
Intangible assets, net		$13,205,748	$111,450	$—	$13,317,198	$(11,227,812)	$(1,460,910)	$628,477

	As of December 31, 2022
	Amortization Period	Beginning Cost	Additions	Disposals	Ending Cost	Accumulated Amortization	Accumulated Impairment	Net Book Value
Patents	5 – 15 years	$7,002,280	$218,496	—	$7,220,776	$(6,156,164)	$—	$1,064,612
IPR&D	5 years	5,015,694	—	—	5,015,694	(3,554,784)	(1,460,910)	—
Other intellectual assets	5 years	969,278	—	—	969,278	(969,278)	—	—
Intangible assets, net		$12,987,252	$218,496	$—	$13,205,748	$(10,680,226)	$(1,460,910)	$1,064,612

Intangible assets primarily consist of patents, patent applications, and in-process research and development (“IPR&D”) and other identifiable intangible assets. Intangible assets are generally amortized on a straight-line basis over the periods of benefit. The Company’s patents have estimated remaining economic useful lives ranging from 5-15 years. Management reviews intangible assets for impairment when events and circumstances warrant. During the year ended December 31, 2023, no events have occurred that required impairment of intangible assets.

Intangible asset amortization expense, including impairment charges, for the years ended December 31, 2023 and 2022 totaled $547,586 and $1,228,336, respectively. Future estimated amortization expense for the Company’s intangible assets is approximately as follows:

Future estimated amortization as of December 31, 2023:
2024	$52,549
2025	52,549
2026	52,549
2027	52,549
2028	52,549
Thereafter	365,733
$628,478

6 — DEBT

Total outstanding debt of the Company is comprised of the following, including convertible notes and other related party debt:

	As of December 31, 2023			As of December 31, 2022
	Principal	Accrued Interest	Total	Principal	Accrued Interest	Total
Revolving Loan Facility	$9,000,000	$—	$9,000,000	$14,000,000		$14,000,000
Convertible Notes, related party (Note 10)	—	—	—	9,069,516	1,829,683	10,899,199
Other related party debt (Note 10)	12,598,000	2,272,993	14,870,993	10,350,000	1,013,219	11,363,219
	$21,598,000	$2,272,993	$23,870,993	$33,419,516	$2,842,902	$36,262,418

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

6 — DEBT (cont.)

Revolving Loan Facility

In June 2021, the Company entered into a revolving loan agreement with First Republic Bank (the “Bank”) providing up to $14,000,000 of advances (the “2021 Revolving Loan Agreement”). The advances accrue interest at a variable rate based on an index rate established by reference to the average 12-month trailing one-year US treasuries plus a spread of 1.80% per annum and a minimum floor rate of 1.5% per annum. The Company was not required to provide collateral for the advances or comply with any covenants. The advances were secured by a lien on certain personal assets of the CEO.

The Company issued common stock warrants to NLabs in consideration for the CEO’s guaranteeing the advances. Refer to Note 10 — Related Party Transactions, Common Stock Warrants. The 2021 Revolving Loan Agreement provided for an initial maturity date of May 15, 2022 with one (1) one-year extension to May 15, 2023. The Company requested an extension of the maturity date to May 15, 2024. While the Company remains in discussions with the Bank, the extension was not formalized prior to the maturity date and the Company is in default under the 2021 Revolving Loan Agreement. The Company has received no notices of default from the Bank, nor has the Bank commenced enforcement actions. In December 2023, the Company repaid $5,000,000 of the principal balance of the outstanding advances.

Term Note

In March 2023, the Company entered into a $5,000,000 term loan agreement with an unrelated third party lender. The loan agreement was secured by a lien on the Company’s assets and guaranteed by the Company’s CEO. The full amount of the loan was drawn at closing. The original maturity date of the loan was August 31, 2023 and was subsequently extended to October 31, 2023. The Company initially issued warrants to the lender to purchase 3,300,000 shares of the Company’s Series A-1 Preferred Stock (the “Initial Warrants”). The exercise price of the Initial Warrants is $2.00 per share. The term of Initial Warrant covering 2,500,000 of the 3,300,000 shares expires upon repayment of the loan (the “Repayment Warrant”). The term of the remaining Initial Warrants covering 800,000 shares is five years. Prior to original maturity of the term loan agreement, the maturity date was extended to October 31, 2023. Upon extension of the maturity date, the Company issued warrants to purchase 400,000 shares of Series A-1 Preferred Stock (the “Extension Warrants”). The exercise price of the Extension Warrants is $.01 per share and the warrant term is five years. The Company repaid the outstanding principal and accrued interest on the secured term loan on November 10, 2023, in the amount of $3,064,897. In connection with the repayment, the lender’s liens were released and the Repayment Warrant expired.

Convertible Notes

In July 2023, the Company issued a $3,000,000 convertible note to iFREE Group (HK) Limited (“iFree”). The interest rate on the note is 8%. The note (“iFree Note”) matures September 30, 2024. The note is (i) optionally convertible at any time at the holder’s election and (ii) automatically converts upon the closing of a qualified financing, defined to be the receipt by the Company of at least $15,000,000 proceeds (including debt conversion) from the issuance of equity or equity-related securities. Upon the Company’s receipt of $12,000,000 proceeds from the issuance and sale of shares of its Series A-2 Preferred Stock private placement, a qualified financing under the iFree Note occurred and the note automatically converted into shares of Series A-2 Preferred Stock of the Company. The aggregate amount of principal and interest equaled $3,076,274 and converted into 1,681,024 shares of Series A-2 Preferred Stock.

7 — INVESTMENTS

The Company accounts for its private company investments without readily determinable fair values under the cost method. These investments, for which the Company is not able to exercise significant influence over any one individual investee, is measured and accounted for using an alternative measurement basis of a) the security’s carrying value at cost, b) less any impairment and c) plus or minus any qualifying observable price changes.

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

7 — INVESTMENTS (cont.)

Observable price changes or impairments recognized on the Company’s private company investments would be classified as a Level 3 financial instrument within the fair value hierarchy based on the nature of the fair value inputs. Any adjustments to the carrying values are recognized in other income expense, net in the Company’s consolidated statements of operations and comprehensive loss. As of December 31, 2023, the Company performed the qualitative assessment for impairment of its investments. Based on this qualitative assessment, impairment indicators were present for one of its investments therefore the company performed an analysis to estimate its fair value and recognized an impairment loss of $174,000 due to a change in the fair value. As of December 31, 2023 and 2022, the carrying value of the Company’s private company investments, including impairment, for the years ended was $451,874 and $625,940, respectively, and was classified as Investments on the Company’s consolidated balance sheet as these investments did not have a stated contractual maturity date.

8 — STOCKHOLDERS’ EQUITY

Authorized and Outstanding Capital Stock

In October 2023, the Company commenced a private placement (the “Series A-2 Private Placement”) of its newly designated Series A-2 Preferred Stock, par value $.00001 per share (the “Series A-2 Preferred Stock”). The Series A-2 Preferred Stock ranks pari passu with the Series A-1 Preferred Stock in the event of a liquidation, dissolution or winding up, or deemed liquidation of the Company. As of December 31, 2023, the Company has (1) issued 12,660,067 shares of Series A-2 Preferred Stock in consideration for approximately $18.2 million in cash and the conversion of debt and other outstanding obligations totaling approximately $5 million and (2) received additional subscriptions totaling approximately $2 million for which shares Series A-2 Preferred Stock have not yet been issued as of such date.

As of December 31, 2023, the number of authorized, issued and outstanding stock is as follows:

	As of December 31, 2023
	Authorized Shares	Shares Issued and Outstanding	Net Carrying Value	Aggregate Liquidation Preference
Series A-2 Preferred Stock	41,000,000	12,660,067	$23,167,923	$23,167,923
Series A-1 Preferred Stock	44,228,636	40,569,493	$81,138,985	$81,138,985
Series A Preferred Stock	35,920,813	35,920,813	$46,210,448	$55,318,051
Common Stock	146,000,000	7,243,514	$2,511,553	—

	As of December 31, 2022
	Authorized Shares	Shares Issued and Outstanding	Net Carrying Value	Aggregate Liquidation Preference
Series A-1 Preferred Stock	62,579,193	35,054,036	$70,108,072	$70,108,072
Series A Preferred Stock	35,920,813	35,920,813	$46,210,448	$55,318,051
Common Stock	117,742,034	7,203,514	$2,511,549	—

Dividends

The holders of the Company’s common stock and preferred stock are entitled to receive dividends when and as declared by the Company’s Board of Directors. No dividends were declared or paid in the years ended December 31, 2023 and December 31, 2022.

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

8 — STOCKHOLDERS’ EQUITY (cont.)

Preferred Stock

The Company’s Fourth Amended and Restated Certificate of Incorporation has designated three series of preferred stock: the Series A Preferred Stock, par value $.00001 per share (the “Series A Preferred Stock”), the Series A-1 Preferred Stock, par value $.00001 per share (the “Series A-1 Preferred Stock”), and the Series A-2 Preferred Stock, par value $.00001 per share (the “Series A-2 Preferred Stock” collectively, with the the Series A-1 Preferred Stock, the “Preferred Stock”).

Voting

The Preferred Stock is entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock are convertible as of the record date for determining stockholders entitled to vote.

Election of Directors

The holders of record of shares of Series A-2 Preferred Stock have no right to elect directors. The holders of record of shares of Series A-1 Preferred Stock, exclusively and as a separate class, are entitled to elect one director of the Company. The holders of record of shares of Series A Preferred Stock, exclusively and as a separate class, are entitled to elect two directors of the Corporation. The holders of record of shares of Common Stock, exclusively and as a separate class, shall be entitled to elect two directors of the Corporation.

Optional Conversion

Each share of Preferred Stock is convertible, at the option of the holder thereof, at any time into shares of Common Stock on a 1:1 basis.

Mandatory Conversion

Upon either (a) the closing of the sale of shares of the Company’s common stock to the public at a price equal to two hundred percent (200%) of the issuance price of the Company’s Series A-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, that results in the Company receiving at least $25 million of gross proceeds, net of the underwriting discount and commissions, to the Company and in connection with such offering the Company’s common stock is listed for trading on a nationally-recognized exchange or another exchange or marketplace approved the Company’s board of directors or (b) the date and time, or the occurrence of an event, specified by vote or written consent of 66 2/3% of the outstanding Preferred Stock (voting or acting as a single class), then (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate applicable of the Preferred Stock and (ii) the redeemed shares may not be reissued by the Company.

Liquidation, Dissolution and Winding Up

The Series A-2 Preferred Stock and the Series A-1 Preferred Stock are entitled to receive their respective liquidation preference, on a pro rata basis, from the proceeds of a liquidation, dissolution or winding up before payment of available proceeds on the Series A Preferred Stock, up to $1.83 per share for the Series A-2Preferred Stock and up to $2.00 per share for the Series A-1 Preferred Stock (subject, in each case, to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event). After payment to the holders of the Series A-2 Preferred Stock and the holders of the Series A-1 Preferred Stock, the Series A Preferred Stock is entitled to receive its liquidation preference from the proceeds of a liquidation, dissolution or winding up before payment of available proceeds on the Series A Preferred Stock up to $1.54 per share (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event). Thereafter, the Preferred Stock participates pro rata with the Common Stock in the remaining proceeds.

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

8 — STOCKHOLDERS’ EQUITY (cont.)

Deemed Liquidation

The Series A-2 Preferred Stock and the Series A-1 Preferred Stock are entitled to receive their respective liquidation preference, on a pro rata basis, from the proceeds of (1) a merger or consolidation that results in a change of control of the Company, (2) a sale or other disposition of the assets of the Company and its subsidiaries (taken as a whole) or (3) a sale or other disposition of one or more subsidiaries of the Company representing substantially all of the assets of the Company and its subsidiaries, taken as a whole (each such transaction being, a “Deemed Liquidation”) before payment to the Series A Preferred Stock, up to $1.83 per share for the Series A-2 Preferred Stock and up to $2.00 per share for the Series A-1 Preferred Stock (subject, in each case, to appropriate adjustment stock split, stock dividend, combination, reclassification, or similar event). Thereafter, the Series A Preferred Stock is entitled to receive its liquidation preference from the Deemed Liquidation before payment to the Common Stock up to $1.54 per share (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event). After payment to the Preferred Stock, the remaining proceeds of the Deemed Liquidation are payable to the Common Stock on a pro rata basis.

Redemption

The Preferred Stock is not mandatorily redeemable except in the event of a Deemed Liquidation that does not result in a dissolution of the Company. The redemption features are contingent upon the occurrence of certain events which are under the control of the Company, therefore the Preferred Stock is classified as permanent equity on the consolidated balance sheet.

Protective Provisions

The affirmative consent of at least 66 2/3% of the outstanding Preferred Stock consenting or voting (as the case may be) together as a single class on an as converted basis is required: (i) to liquidate, dissolve or wind-up the business and affairs of the Company, or consolidation or a Deemed Liquidation Event, or consent to any of the foregoing; (ii) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or special rights of the Preferred Stock; (iii) create, or authorize the creation of, issue or obligate itself to issue shares of, any additional class or series of capital stock (or any security convertible or exercisable or exchangeable for any class or series of capital stock) unless the same ranks junior to or pari passu with the Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends, rights of redemption and voting rights, or increase the authorized number of shares of any series of Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to or pari passu with the Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends, rights of redemption and voting rights, or reclassify, alter or amend any existing class or series of capital stock that is junior to, or pari passu with, the Preferred Stock; or (iv) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized in the Certificate of Incorporation, (ii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary pursuant to written agreements giving the Company the right to repurchase such security in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof or (iv) as approved by the board of directors of the Company.

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

8 — STOCKHOLDERS’ EQUITY (cont.)

Holders of the Company’s Preferred Stock are parties to a stockholders’ agreement that contains customary provisions relating to the right of certain stockholders to delegate members to the board of directors of the Company, restrictions on transfer, rights of first refusal on equity issuance by the Company and “drag-along rights” granted to the Company.

9 — STOCK-BASED COMPENSATION

The Company maintains two equity incentive plans under which employees, nonemployee directors and consultants of the Company, its affiliates and/or subsidiaries may be offered the opportunity to acquire shares of the Company’s common stock.

2014 Equity Incentive Plan

On September 1, 2014, the Company’s Board of Directors adopted the Max2 Inc. Equity Incentive Plan (“2014 Plan”). Upon adoption of the 2014 Plan, the aggregate number of shares of Common Stock reserved for awards under the Plan were 1,250,000. The table below summarizes the activities of the 2014 Plan during the years ended December 31, 2023 and 2022:

	Number of Options (in Shares)	Weighted Average Exercise Price	Weighted Average Remaining Contractual Terms (in Years)	Aggregate Intrinsic Values
Balances as of January 1, 2022	385,531	$0.0001	5.68	$335,373
Granted	—	—
Exercised	—	—
Forfeited or cancelled	—	—
Balances as of December 31, 2022	385,531	0.0001	4.68	277,544
Granted	—	—
Exercised	(40,000)	0.0001		28,796
Forfeited or cancelled	—	—
Balances as of December 31, 2023	345,531	$0.0001	3.68	$615,011
Options vested and exerciseable – December 31, 2023	345,531	$0.0001	3.68	$615,011
Options vested and exerciseable – December 31, 2022	385,531	$0.0001	4.68	$277,544

The Company had no stock compensation expense related to the 2014 Plan stock options for the years ended December 31, 2023 and 2022. The Company had no unrecognized expense related to unvested options outstanding as of December 31, 2023.

Veea Inc. 2018 Equity Incentive Plan

On September 6, 2018, the Company’s Board of Directors adopted the Veea Inc. 2018 Equity Incentive Plan (“2018 Plan”). Upon adoption of the 2018 Plan 4,900,000 shares of the Company’s common stock were reserved for the issuance of incentive awards. In January 2021, the 2018 Plan was amended to increase the total number of authorized shares reserved for issuance to 12,492,910.

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

9 — STOCK-BASED COMPENSATION (cont.)

The table below summarizes the activities of the 2018 Plan during the years ended December 31, 2023 and 2022:

	Number of Options (in Shares)	Weighted Average Exercise Price	Weighted Average Remaining Contractual Terms (in Years)	Aggregate Intrinsic Values
Balances as of January 1, 2022	7,048,675	$0.54	7.52	$2,332,498
Granted	1,286,641	0.59
Exercised	—	—
Forfeited or cancelled	(997,723)	0.54
Balances as of December 31, 2022	7,337,593	0.55	6.82	1,278,419
Granted	152,800	0.59
Exercised	—	—
Forfeited or cancelled	(446,144)	0.56
Balances as of December 31, 2023	7,044,249	$0.55	5.85	$8,674,871
Options vested and exercisable – December 31, 2023	3,684,387	$0.55	6.31	$4,527,387
Options vested and exercisable – December 31, 2022	3,338,817	$0.55	6.98	$318,041

The aggregate intrinsic value is the fair market value on the reporting date less the exercise price for each option.

The fair value of each stock option award is estimated on the date of the grant using the Black-Scholes option-pricing model. For options granted during the years ended December 31, 2023 and 2022, respectively, the weighted average estimated fair value using the Black-Scholes option pricing model was $0.58 and $0.66 per option, respectively.

Stock compensation expense related to the 2018 Plan common stock options for the years ended December 31, 2023 and 2022 was $485,000 and $845,000, respectively, which is included in general and administrative in the Company’s consolidated statements of operations and comprehensive loss. Total unrecognized expense related to unvested options outstanding as of December 31, 2023 was $394,000 which will be recognized over a weighted average period of 1.99 years.

The Company estimates the fair value of each stock award on the grant date using the Black-Scholes option-pricing model. The assumptions used to calculate the fair value of the options granted during the years ended December 31, 2023 and 2022 are as follows:

	2023	2022
Expected volatility	87.70% – 108.44%	84.24% – 87.55%
Expected term in years	6.06 – 6.11	5.27 – 6.11
Expected dividend yield	0.00%	0.00%
Risk-free interest rate	3.39% – 4.24%	2.86% – 3.85%
Fair value of common stock	$1.78	$0.72

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

9 — STOCK-BASED COMPENSATION (cont.)

The fair value of each stock option granted is estimated using the Black-Scholes option-pricing model using the single-option award approach. The following assumptions are used in the Black-Scholes option-pricing model:

Risk-Free Interest Rate — The risk-free interest rate is based on the implied yield available on the date of grant on U.S. Treasury zero-coupon securities issued with a term that is equal to the option’s expected term at the grant date.

Expected Volatility — The Company estimates the volatility for option grants by evaluating the average historical volatility of a peer group of companies for the period immediately preceding the option grant for a term that is approximately equal to the option’s expected term.

Expected Term — The expected term represents the period over which options granted are expected to be outstanding using the simplified method, as the Company’s historical share option exercise experience does not provide a reasonable basis upon which to estimate the expected term. The simplified method deems the term to be the average of the time-to-vesting and contractual life of the stock-based awards.

Dividend Yield — The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

Warrants

The table below represents the activity related to the Company’s equity-classified warrants during the years ended December 31, 2023 and 2022:

	Number of Common Stock – Warrant Shares	Weighted Average Exercise Price	Number of Preferred Stock – Warrant Shares	Weighted Average Exercise Price
Outstanding, December 31, 2021	3,560,000	$0.01	—	—
Granted	320,000	$0.01	—	—
Exercised	—	—	—	—
Forfeited or cancelled	—	—	—	—
Outstanding, December 31, 2022	3,880,000	$0.01	—	$—
Granted	—	—	3,700,000	1.78
Exercised	—	—	—	—
Forfeited or cancelled	—	—	(2,500,000)	(2.00)
Outstanding, December 31, 2023	3,880,000	$0.01	1,200,000	$1.34

The Company estimated the fair value of the warrants on the grant date using the Black-Scholes option-pricing model. The assumptions used to calculate the fair value of the warrants granted during the Years Ended December 31, 2023 and 2022 are as follows:

	For the years ended December 31,
	2023	2022
Expected volatility	87 – 102%	67%
Expected life in years	0.45 – 5.0 years	7 years
Expected dividend yield	—	—
Risk-free interest rate	3.59% – 4.73%	1.67% – 2.85%

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

10 — RELATED PARTY TRANSACTIONS

Lease Arrangements

On March 1, 2014, the Company entered into a sublease agreement with NLabs Inc., an affiliate of the CEO and that holds approximately 38.5% of the Company’s outstanding capital stock (“NLabs”) for office space for an initial term of 5 years. In 2018, the Company renewed the sublease for an additional 5-year term with all other terms and conditions of the sublease remaining the same. The renewal term expires February 28, 2024.

The expiration date of the Lease Agreement was extended to June 30, 2024. Refer to Note 17 — Subsequent Events. The Company accrues rent for the office space. The Company recognized rent expense of $237,025 in each of the years ended December 31, 2023 and 2022, all of which is classified as general and administrative expenses in the Company’s consolidated statements of operations and comprehensive loss. Accrued and unpaid rent expense included in the Company’s consolidated balance sheet was $1,468,800 and $1,224,000, as of December 31, 2023 and 2022, respectively.

In April 2017 the Company entered into a lease agreement with 83rd Street LLC to lease office space for an initial term of 2 years. In 2018, the Company renewed the lease for an additional 5-year term, with all other terms and conditions of the lease remaining the same. The renewal term expires February 28, 2024. The expiration date of Lease Agreement was extended to June 30, 2024. Refer to Note 17 — Subsequent Events. The sole member of 83rd Street is the Salmasi 2004 Trust (the “Trust”). As of December 31, 2023, the Trust holds approximately 15% of the Company’s outstanding capital stock. The Company’s CEO is the grantor of the Trust. The Company accrues rent for the office space. The Company recognized rent expense of $246,567 in each of the years ended December 31, 2023 and 2022, all of which is classified as general and administrative expenses in the Company’s consolidated statements of operations and comprehensive loss. Accrued and unpaid rent expense included in the Company’s consolidated balance sheet was $1,656,000 and $1,368,000, as of December 31, 2023 and 2022, respectively.

Convertible Notes, related party

In February 2023, convertible notes issued to Korea Information and Communications Co., Ltd. (“KICC”) totaling $10,949,199, which included interest accrued and compounded through December 31, 2022, converted into 5,474,599 shares of Series A-1 Preferred Stock. The convertible notes were issued to KICC under convertible note purchase agreement entered into in 2019 with other holders, including NLabs, and in exchange for deposits made by KICC under certain agreements between KICC and the Company covering the purchase by KICC of VeeaHub® units. The convertible notes issued to the other holders under the 2019 purchase agreement previously converted into shares of Series A-1 Preferred Stock on December 21, 2022.

Other Related Party Debt

	December 31, 2023			December 31, 2022
	Principal	Accrued Interest	Total	Principal	Accrued Interest	Total
NLabs Bridge Notes	$9,500,000	$1,957,863	$11,457,863	$9,500,000	$1,007,863	$10,507,863
NLabs Promissory Note	3,098,000	295,644	3,393,644	850,000	5,356	855,356
	$12,598,000	$2,253,507	$14,851,507	$10,350,000	$1,013,219	$11,363,219

In 2021 and 2022, NLabs made loans to the Company evidenced by promissory notes aggregating $9,500,000 (the “Bridge Notes”). The Bridge Notes bear interest on the outstanding principal at a rate of 10% per annum, calculated on the basis of a 365-day year. Principal and accrued interest are payable on the maturity date of the Notes. The original maturity date of the Bridge Notes was December 31, 2022, which was extended to December 31, 2023. The maturity date of the Bridge Notes was extended to June 30, 2024. Refer to Note 17 — Subsequent Events. The Company accounted for the extension as a modification of the Bridge Notes. The unpaid principal amount and accrued unpaid interest on the Bridge Notes are due and payable upon the date of the first to occur of: (i) the maturity date and (ii) the consummation of a debt or equity financing transaction with an unrelated third party. Interest expense for the years ended December 31, 2023 and 2022 was $1,000,000 and $843,690, respectively.

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

10 — RELATED PARTY TRANSACTIONS (cont.)

In 2022 and 2023, NLabs made loans to the Company evidenced by promissory notes in the aggregate principal amount of $3,098,000 (the “Promissory Notes”). The Demand Notes bear interest on the outstanding principal amount at a rate of 10% per annum, calculated on the basis of a 365-day year. Principal and interest on the Promissory Notes is repayable upon the earlier of demand and December 31, 2023. The Demand Notes remained outstanding as of December 31, 2023. The maturity date of the Demand Notes was extended to June 30, 2024 Refer to Note 17 — Subsequent Events. Interest expense for the years ended December 31, 2023 and December 31, 2022 was $290,288 and $5,356, respectively.

Under the terms of the Business Combination Agreement with Plum, at closing the Bridge Notes and Demand Notes will be converted into newly-issued Plum securities at a price of $10.00 per share. Shares issued upon conversion of the Bridge Notes and the Demand Notes are not included as part of the consideration issued to holders of Company’s capital stock.

In January 2023, the Company’s Chief Operating Officer made a loan to the Company in the aggregate principal amount of $50,000. The loan accrues interest on the outstanding principal amount at a rate of 10% per annum. Principal and interest on the loans are repayable upon the earlier of demand and December 31, 2023. The Company repaid the outstanding principal amount of the loan on March 16, 2023 in the amount of $50,000.

Common Stock Warrants

In consideration for the guarantee by the Company’s CEO of the Company’s obligations under the 2021 Revolving Loan Agreement and a previously outstanding loan agreement with First Republic Bank, the Company issued warrants to purchase an aggregate of 2,430,000 shares of the Company’s common stock. The exercise price of the warrants is $.01 per share. The warrants are exercisable for a period of seven years. The warrants were equity classified and had a fair value of $2,189,014 on the date of grant which is recognized as deferred cost and amortized to interest expense over the life of the loan agreements.

In December 2021, the Company issued warrants to purchase 630,000 shares of common stock in connection with the Bridge Notes issued to NLabs. The exercise price of the warrants is $.01 per share. The warrants are exercisable for a period of seven years. The warrants were equity classified and had a relative fair value of $499,416 on the date of grant which was recognized as original issue discount on the Bridge Notes in the year ended December 31, 2021.

In 2022, the Company issued warrants to purchase 320,000 shares of common stock in connection with the Bridge Notes issued to NLabs. The exercise price of the warrants is $.01 per share. The warrants are exercisable for a period of seven years. The warrants were equity classified and had a fair value of approximately $253,816 on the date of grant which was recognized as original issue discount on the Bridge Notes in the year ended December 31, 2022.

CEO Expenses

The Company incurred expenses relating to ordinary course travel expenses of the Company’s Chief Executive Officer and founder (“CEO”) for travel made by the CEO on behalf of the Company. As of December 31, 2023 and 2022, the Company had accrued expenses reimbursable to the CEO in the aggregate amount of $179,075 and $789,575, respectively. During 2023, the Company paid the CEO $795,000 in reimbursement of these expenses. The Company records the expenses as accrued expenses in the Company’s consolidated balance sheet. In January 2024, the Company reimbursed the CEO for his previously incurred travel expenses in an amount equal to $150,000.

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

11 — COMMITMENTS AND CONTINGENCIES

Purchase Commitments with Contract Manufacturers and Suppliers

As of December 31, 2023, the Company had no unconditional purchase obligations for the purchase of goods or services from suppliers and contract manufacturers. Unconditional purchase obligations are obligations that are enforceable and legally binding on the Company and specify all significant terms, including quantities to be purchased, fixed, minimum or variable price provisions and the approximate timing of the transaction. Unconditional purchase obligations exclude agreements that are cancellable without penalty.

Leases

The Company leases office space in the U.S., including office space from related parties as disclosed in Note 10 — Related Party Transactions. These leases expire at various dates through 2025. Under the terms of the various lease agreements, the Company may bear certain costs such as maintenance, insurance and taxes. Lease agreements may provide for increasing rental payments at fixed intervals. The Company’s CEO has guaranteed the obligations under the office space leased in New Jersey. The Company also leases offices in the United Kingdom and France, under short-term arrangements of twelve months or less.

	Years ended December 31,
	2023	2022
Lease cost:
Operating lease cost
Other than related parties	$352,911	$352,911
Related parties	483,592	483,592
Total	836,503	836,503

Short-term lease cost
Other than related parties	35,749	180,998
Related parties	—	—
Total	35,749	180,998

Variable lease cost
Other than related parties	27,917	36,076
Related parties	—	—
Total	27,917	36,076
Total lease cost	$900,169	$1,053,577

Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases
Other than related parties	$354,691	$349,024
Related parties	—	—
Total	$354,691	$349,024

Weighted-average remaining lease term-operating leases
Other than related parties	1.3 years	2.3 years
Related parties	.2 years	1.2 years
Aggregate	1.2 years	1.9 years

Weighted average discount rate-operating leases
Other than related parties	1.79%	1.79%
Related parties	10.00%	10.00%
Aggregate	3.07%	5.29%

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

11 — COMMITMENTS AND CONTINGENCIES (cont.)

Operating lease liabilities are based on the net present value of the remaining lease payments over the remaining lease term. In determining the net present value of its lease payments, the Company used an estimated incremental borrowing rate that is applicable to the Company based on the information available at the later of the lease commencement date, lease modification date, or the date of adoption of ASC 842. As of December 31, 2023, the maturities of the Company’s operating lease liabilities were as follows:

Year	Other than related parties	Related parties	Total
2024	$360,359	$88,800	$449,159
2025	121,851	—	121,851
Total lease payments	482,210	88,800	571,010
Less: imputed interest	(5,369)	(367)	(5,736)
Present value of lease liabilities	$476,841	$88,433	$565,274

Operating lease liabilities, current	$357,417	$88,433	$445,850
Operating lease liabilities, noncurrent	119,424	—	119,424
	$476,841	$88,433	$565,274

Warranties

The Company accrues the estimated cost of product warranties at the time of recognizing revenue. The Company’s standard product warranty terms generally include post-sales support and repairs or replacement of a product at no additional charge for a specified period of time. The Company engages in product quality programs and processes, including actively monitoring and evaluating the quality of its component suppliers. The estimated warranty obligation is based on contractual warranty terms, repair costs, current period product shipments and product failure rates. Warranty terms are generally limited to twelve months.

Indemnifications

In the normal course of business, the Company has indemnification obligations to other parties, including customers, lessors, and parties to other transactions with us, with respect to certain matters. The Company has agreed to indemnify against losses arising from a breach of representations or covenants or out of intellectual property infringement or other claims made against certain parties. These agreements may limit the time or circumstances within which an indemnification claim can be made and the amount of the claim.

It is not possible to determine the maximum potential amount for claims made under the indemnification obligations due to uncertainties in the litigation process, coordination with and contributions by other parties and the defendants in these types of cases, and the unique facts and circumstances involved in each particular case and agreement. To date, the Company has made no indemnity payments. In addition, the Company has entered into indemnification agreements with its officers and directors, and its Amended and Restated Bylaws contain similar indemnification obligations to its agents.

Litigation

In November 2020 the Company engaged an independent contractor basis (“Contractor”) to provide legal services to the Company. The Company subsequently terminated the Contractor in early 2021. In April 2021, the Contractor commenced a legal action against the Company alleging discrimination and retaliation as a result of the Contractor’s disability and/or perceived disability. The Contractor sought three years of contract payments in the amount of $600,000. The Company timely submitted a claim under its Employment Practices Liability insurance. In accordance with the terms of the Company’s policy, the insurance carrier assumed defense of the litigation. Due to the early stage of the litigation, as well as uncertainties in the litigation due to the proceeding being stayed in 2021, the Company could not estimate the outcome as of December 31, 2021. In July 2023, the litigation was submitted to mediation and ultimately confidentially settled. The Company’s portion of the settlement amount totaled the amount of the recorded reserve and settlement amounts in excess of the Company’s deductible were paid by the Company’s insurance carrier.

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

11 — COMMITMENTS AND CONTINGENCIES (cont.)

Other Commitments

In connection with the Business Combination transaction, Veea agreed to pay certain legal expenses contingent upon the closing of the Business Combination. As of December 31, 2023, the amount of the deferred fees totaled approximately $104,000.

12 — FAIR VALUE MEASUREMENTS

Money Market Funds

The Money Market Funds are classified within Level 1 as these securities are traded on an active public market. As of December 31, 2023, the Company held approximately $120,000 in money market funds. The Company held no money market funds at December 31, 2022.

13 — EARNINGS PER SHARE

The computation of basic and dilutive net loss per share attributable to common stockholders for the years ended December 31, 2023 and December 31, 2022 are as follows:

	Years Ended December 31,
	2023	2022
Numerator:
Net loss attributable to Veea Inc.	$(15,638,589)	$(35,167,089)
Denominator:
Weighted-average common shares outstanding – and diluted	7,235,733	7,203,514
Earnings per share:
Net loss attributable to Veea Inc. per share – basic and diluted	(2.16)	(4.89)

The following outstanding balances of securities have been excluded from the calculation of diluted weighted average common shares outstanding and diluted net loss per share for the years ended December 31, 2023 and 2022 because the effect of including them would have been antidilutive.

	Years Ended December 31,
	2023	2022
Convertible notes	—	5,474,599
Preferred Stock
Series A-2 Preferred Stock	12,660,067	—
Series A-1 Preferred Stock	40,569,493	35,054,035
Series A Preferred Stock	35,920,813	35,920,813
Preferred Stock warrants	1,200,000	—
Common Stock warrants	3,880,000	3,880,000
Stock options issued under 2014 Plan	345,531	385,531
Stock options issued under 2018 Plan	7,044,249	7,337,593
Total	101,620,153	88,052,571

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

14 — SEGMENTATION

As described in Note 3, the Company operates as one reportable segment — sale of smart computing hubs and related subscriptions and licenses.

The following table summarizes revenues by geographic area and as a percentage of revenue:

	Years Ended December 31,
	2023		2022
	Amount	Percent	Amount	Percent
Americas	$52,133	1%	$175,327	78.30%
EMEA	1,275	0%	14,363	6.40%
APAC	18,721	0%	34,362	15.30%
Hong Kong	9,000,000	99%	—	—
Total revenue, net	$9,072,129	100%	$224,052	100%

Major Customers

For the year ended December 31, 2023 one customer accounted for 99.5% of the Company’s revenue. For the year ended December 31, 2022, no customer accounted for 10% or more of the Company’s revenue.

Long-lived Assets

The majority of the Company’s assets as of December 31, 2023 and 2022 were attributable to its U.S. operations. The Company’s long-lived assets are based on the physical location of the assets.

The following table presents the Company’s long-lived assets, which consist of property and equipment, net, operating lease right-of-use assets and intangible assets information for geographic areas:

	As of December 31,
	2023	2022
Long-Lived Assets
United States
ROU Asset	$545,411	$1,338,620
PP&E, net	339,936	534,235
Goodwill	4,797,078	—
Intangible Assets, net	628,476	557,288
Total	$6,310,902	$2,430,143

Rest of World
PP&E, net	$36,731	$43,034
Intangible Assets, net	—	507,324
Total	$36,731	$550,358
Total long-lived assets	$6,347,633	$2,980,501

Refer to Note 3 — Summary of Significant Accounting Policies — Revenue Recognition for additional revenue information for geographic areas.

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

15 — INCOME TAXES

Net loss for the years ended December 31, 2023 and 2022, was as follows:

	Years ended December 31,
	2023	2022
Domestic	$(9,557,067)	$(27,041,252)
Foreign	(6,081,522)	(8,158,787)
Net Loss	$(15,638,589)	$(35,200,039)

Provision for income taxes for the years ended December 31, 2023 and 2022, consisted of the following:

	Years ended December 31,
	2023	2022
Current tax provision
Federal	$—	$—
State and local	7,141	10,276
Foreign	67,356	9,985
Total current tax provision	74,497	20,261

Deferred tax provision
Federal	—	—
State and local	—	—
Foreign	—	—
Total deferred tax provision	—	—
Total provision for income taxes	$74,497	$20,261

Deferred tax assets (liabilities) consist of the following:

	Years ended December 31,
	2023	2022
Deferred tax assets
Stock options issued for services	$135,604	$—
Net Operating Loss Carryforwards	27,783,834	23,213,473
Section 174 Expenditures	1,243,418	604,219
R&D Tax Credits	6,406,470	2,244,842
Other	469,896	94,384
Total gross deferred tax assets	36,039,222	26,156,918

Less Valuation Allowance	(35,566,934)	(26,156,918)
Net deferred tax assets	472,288	—

Deferred tax liabilities
Fixed Assets	101,757	—
Right of Use Asset	(113,698)	—
Amortization	13,080	—
Unrealized Fx gain (loss)	(473,427)	—
Total gross deferred tax liabilities	(472,288)	—
Net deferred tax liabilities	$—	$—

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

15 — INCOME TAXES (cont.)

The reconciliation of federal statutory income tax rate to our effective income tax rate is as follows:

	Years ended December 31,
	2023	2022
Federal income tax at the Statutory Rate	21.00%	21.00%
Permanent Items	(0.21)%	(0.95)%
Foreign	7.80%	—%
State Taxes	24.10%	(0.03)%
Return to Provision	0.09%	—%
Other	6.79%	(1.86)%
Change in valuation allowance	(60.27)%	(18.15)%
Total tax benefit	—%	—%

As of December 31, 2023, the Company had federal net operating loss carryforwards of approximately $101,966,000 which will be carried forward indefinitely. In addition, the Company has state net operating loss carryforwards of approximately $10,749,000 with varying expiration dates as determined by each state.

As of December 31, 2023, The Company had foreign net operating loss carryforwards of approximately $22,182,000 and $16,200,000 as of December 31, 2023 and 2022, respectively, which have no expiration.

As of December 31, 2023, Company had federal R&D credit carryforwards of approximately $3,207,000 which will begin to expire in 2038 for federal tax purposes.

At December 31, 2023 the Company had state R&D credit carryforwards of approximately $5,124,000 for state tax purposes which will not expire.

IRC Section 382 imposes limitations on the use of net operating loss carryovers when the stock ownership of one or more 5% shareholders (shareholders owning 5% or more of the Company’s outstanding capital stock) has increased on a cumulative basis by more than 50 percentage points. As of December 31, 2023, the Company has not completed IRC Section 382 analysis. An IRC Section 382 limitation calculation will be performed prior to the usage of tax attributes.

The Company’s effective tax rate could also fluctuate due to changes in the valuation of its deferred tax assets or liabilities, or by changes in tax laws, regulations, and accounting principles.

The Company has evaluated both positive and negative evidence and determined that all of its deferred tax assets for the UK & French subsidiaries will not be realized within foreseeable future. As a result, the valuation allowance sets against both subsidiaries deferred tax assets.

Beginning January 1, 2022, the Tax Cuts and Jobs Act (the “Tax Act”) eliminated the option to deduct research and development expenditures in the current year and requires taxpayers to capitalize such expenses pursuant to Internal Revenue Code (“IRC”) Section 174. The capitalized expenses are amortized over a five-year period for domestic expenses. As a result of this provision of the Tax Act, deferred tax assets related to capitalized research expenses increased by $663,935 in 2023, partially offset by amortization on research expenses.

Veea Inc. and Subsidiaries
Notes to Consolidated Financial Statements
Years Ended December 31, 2023 and 2022

16 — EMPLOYEE 401(k) PLAN

The Company sponsors a 401(k) plan (the “Plan”) to provide retirement benefits for its employees.

As allowed under Section 401(k) of the Internal Revenue Code, the Plan provides for tax-deferred salary contributions and after-tax contributions for eligible employees. The Plan provides for tax-deferred salary contributions and after-tax contributions for eligible employees. Employee contributions are limited to a maximum annual amount as set periodically by the Internal Revenue Code. The Company matches pretax and Roth employee contributions up to 4% of eligible earnings that are contributed by employees. All matching contributions vest immediately. The Company’s matching contributions to the Plan for the years ended December 31, 2023 and December 31, 2022 totaled approximately $158,000 and $184,000, respectively.

17 — SUBSEQUENT EVENTS

The Company evaluated subsequent events from December 31, 2023, the date of these financial statements, through May 8, 2024, the date on which the financial statements were issued (the “Issuance Date”), for events requiring recording or disclosure in the financial statements as of and for the year ended December 31, 2023. The Company concluded that no events have occurred that would require recognition or disclosure in the financial statements, except as described below.

On January 15, 2024, the Company entered into a Purchase Agreement with iFREE Group Holdings Limited (“iFree”) to purchase up to 6,250 next generation TROLLEE™ smart retail carts (the “Units”), for a purchase price per unit not to exceed $800. The Company paid iFree a deposit of $5 million for the Units, which shall be refunded to the Company if the Units are not delivered to the Company on or before June 30, 2024. iFree granted the Company a security interest in the Units until delivery to the Company.

On February 1, 2024, the Company extended the maturity date of the outstanding Bridge Notes held by NLabs until March 31, 2024; and on March 29, 2024, the maturity date was subsequently extended to June 30, 2024. All other terms of the Bridge Notes remain the same.

On February 1, 2024, the Company extended the maturity date of the outstanding Demand Notes held by affiliates of the Company until March 31, 2024; and on March 29, 2024, the maturity date was subsequently extended to June 30, 2024. All other terms of the Demand Notes remain the same.

On February 14, 2024, the expiration date of the sublease with NLabs covering a portion of the Company’s New York corporate office was extended to March 31, 2024; and on March 29, 2024, the expiration date was subsequently extended to June 30, 2024. All other terms of the sublease remain the same, including rent and additional rent.

On February 14, 2024, the expiration date of the lease agreement with 83rd Street LLC covering a portion of the Company’s New York corporate office was extended to March 31, 2024; and on March 29, 2024, the expiration date was subsequently extended to June 30, 2024. All other terms of the sublease remain the same, including rent and additional rent.

Through May 8, 2024, the total cash proceeds received by the Company from the sale of Series A-2 Preferred Stock totaled approximately $30.8 million, with approximately $12.7 million of the total raised since January 1, 2024. Further, through May 8, 2024, the Company has issued approximately 2.8 million shares of Series A-2 Preferred Stock in connection with the coversion of debt and other obligations totaling approximately $5.1 million.

VEEA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2024	2023
	(unaudited)
ASSETS
Cash	$2,802,970	$6,010,075
Receivables, net	84,709	52,838
Inventory, net	7,977,277	7,375,621
Contingent financing asset	21,680,000	—
Prepaid and other current assets	5,618,900	513,670
Total current assets	38,163,856	13,952,204

Property and equipment, net	252,153	376,667
Goodwill	5,076,791	4,797,078
Intangible assets, net	757,697	628,477
Right-of-use assets	204,915	545,411
Investments	452,642	451,874
Security deposits	87,171	85,595
TOTAL ASSETS	$44,995,225	$20,837,306

LIABILITIES AND STOCKHOLDERS’ EQUITY
Revolving line of credit	$12,700,000	$9,000,000
Related party notes, net of discount	—	12,598,000
Accrued interest, related party	—	2,272,993
Accounts payable	1,638,738	1,077,898
Accrued expenses	6,249,523	4,741,495
Investor deposits	—	2,048,776
Deferred payables, current	204,445	—
Operating lease liabilities, current	211,345	445,850
Total current liabilities	21,004,051	32,185,012

Convertible note payable, net	45,648	—
Convertible note option liability	293,866	—
Warrant liabilities	1,261,492	—
Contingent earn-out share liability (Note 4)	28,850,000	—
Deferred payables	1,545,278	—
Operating lease liabilities	—	119,424
TOTAL LIABILITIES	53,000,335	32,304,436

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common Stock, $0.0001 par value, 500,000,000 shares authorized, 35,686,757 and 19,635,912 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	3,568	1,964
Additional paid-in capital	210,665,277	159,475,010
Accumulated deficit	(216,903,369)	(170,282,750)
Accumulated other comprehensive loss	(1,770,586)	(661,354)
TOTAL STOCKHOLDERS’ DEFICIT	(8,005,110)	(11,467,130)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$44,995,225	$20,837,306

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VEEA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue, net	$50,683	$9,009,254	$108,264	$9,040,359
Cost of goods sold	14,997	24,307	57,687	47,163
Gross profit	35,686	8,984,947	50,577	8,993,196

Operating Expenses:
Product development	356,761	185,764	1,152,930	676,603
Sales and marketing	80,937	137,943	459,341	299,130
General and administrative, net	1,989,095	5,232,482	13,091,503	12,493,928
Transaction costs including those incurred with contingent earn-out share liability (Note 4)	55,038,544	—	55,038,544	—
Depreciation and amortization	67,730	75,318	205,111	734,306
Total operating expenses	57,533,067	5,631,507	69,947,429	14,203,967
Income (loss) from operations	(57,497,381)	3,353,440	(69,896,852)	(5,210,771)

Other income and (expense):
Other income, net	8,739	397,976	21,398	242,461
UK R&D tax credit	1,251,243	—	1,251,243	—
Loss on initial issuance of convertible note	(1,770,933)	—	(1,770,933)	—
Change in fair value of convertible note option liability	607,067	—	607,067	—
Change in fair value of warrant liabilities	(220,373)	—	(220,373)	—
Change in fair value of earn-out share liability (Note 4)	24,750,000	—	24,750,000	—
Other expense	(36)	—	(9,346)	(15,134)
Interest expense	(451,881)	(1,789,617)	(1,352,823)	(4,425,764)
Total other income and (expense)	24,173,826	(1,391,641)	23,276,233	(4,198,437)

Net (loss) income	$(33,323,555)	$1,961,799	$(46,620,619)	$(9,409,208)

Basic and diluted weighted average shares outstanding, common stock	22,292,374	16,427,124	20,217,081	16,065,664
Basic and diluted net (loss) income per Common Stock	$(1.49)	$0.12	$(2.31)	$(0.59)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VEEA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income	$(33,323,555)	$1,961,799	$(46,620,619)	$(9,409,208)
Other comprehensive income (loss):
Foreign currency translation adjustment	(1,597,335)	894,234	(1,109,232)	(118,750)
Comprehensive (loss) income	$(34,920,890)	$2,856,033	$(47,729,851)	$(9,527,958)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VEEA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024

	Series A-2 Preferred Stock		Series A-1 Preferred Stock		Series A Preferred Stock		Legacy Veea Common Stock		Common Stock		Additional Paid-in-	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Deficit
Balance, December 31, 2023	12,660,067	$126	40,569,493	$405	35,920,813	$359	7,243,514	$72	-	$-	$159,476,012	$(170,282,750)	$(661,354)	$(11,467,130)
Retroactive application of Business Combination (Note 1)	(12,660,067)	(126)	(40,569,493)	(405)	(35,920,813)	(359)	(7,243,514)	(72)	19,635,912	1,964	(1,002)			-
Balance, December 31, 2023, recasted	-	-	-	-	-	-	-	-	19,635,912	1,964	159,475,010	(170,282,750)	(661,354)	(11,467,130)
Class A Common Stock Issuances, net of transaction costs	-	-	-	-	-	-	-	-	1,675,502	168	11,955,239	-	-	11,955,407
Conversion of vendor payable to Common Stock	-	-	-	-	-	-	-	-	10,456	1	78,422	-	-	78,423
Stock based compensation for stock options	-	-	-	-	-	-	-	-	-	-	62,670	-	-	62,670
Foreign currency translation gain	-	-	-	-	-	-	-	-	-	-	-	-	365,381	365,381
Net Loss	-	-	-	-	-	-	-	-	-	-	-	(6,018,994)	-	(6,018,994)
Balance, March 31, 2024	-	-	-	-	-	-	-	-	21,321,870	2,133	171,571,341	(176,301,744)	(295,973)	(5,024,243)
Common stock issuances, net of transaction costs		-	-	-	-	-	-	-	7,297	-	54,725	-	-	54,725
Conversion of vendor payable to Common Stock	-	-	-	-	-	-	-	-	17,198	2	128,983	-	-	128,985
Common stock issued upon exercise of stock options	-	-	-	-	-	-	-	-	10,748	1	25,483	-	-	25,484
Stock based compensation for stock options	-	-	-	-	-	-	-	-	-	-	272,179	-	-	272,179
Foreign currency translation gain	-	-	-	-	-	-	-	-	-	-	-	-	122,722	122,722
Net Loss	-	-	-	-	-	-	-	-	-	-	-	(7,278,070)	-	(7,278,070)
Balance, June 30, 2024	-	$-	-	$-	-	$-	-	$-	21,357,113	$2,136	$172,052,711	$(183,579,814)	$(173,251)	$(11,698,218)
Stock based compensation for stock options	-	-	-	-	-	-	-	-	-	-	59,385	-	-	59,385
Common stock issued upon exercise of stock options, pre Business Combination	-	-	-	-	-	-	-	-	19,618	2	53,998	-	-	54,000
Exercise of Common Stock Warrants - related party	-	-	-	-	-	-	-	-	756,912	76	(76)	-	-	-
Issuance of Common Stock in exchange for services in connection with A-2 Preferred Stock Issuances, recasted	-	-	-	-	-	-	-	-	615,385	61	(61)	-	-	-
Issuance of Common Stock upon conversion of debt at Business Combination (Note 1)	-	-	-	-	-	-	-	-	3,147,970	315	15,739,531	-	-	15,739,846
Issuance of Common Stock upon conversion of Sponsor and related party notes and warrants at Business Combination (Note 1)	-	-	-	-	-	-	-	-	817,453	82	2,205,415	-	-	2,205,497
Issuance of Common Stock to Plum Sponsors and Investors at Business Combination (Note 1)	-	-	-	-	-	-	-	-	6,102,562	610	241,638	-	-	242,248
Issuance of Common Stock to Plum Shareholders at Business Combination (Note 1)									603,077	60	(6,901,658)			(6,926,598)
Issuance of Common Stock related to new financing (Note 1)	-	-	-	-	-	-	-	-	2,000,000	200	23,999,800	-	-	24,000,000
Common Stock issued for services	-	-	-	-	-	-	-	-	241,667	24	3,214,596	-	-	3,214,620
Common stock issued upon exercise of stock options, post Business Combination	-	-	-	-	-	-	-	-	25,000	2	(2)	-	-	-
Foreign currency translation loss	-	-	-	-	-	-	-	-	-	-	-	-	(1,597,335)	(1,597,335)
Net Loss	-	-	-	-	-	-	-	-	-	-	-	(33,323,555)	-	(33,323,555)
Balance, September 30, 2024	-	$-	-	$-	-	$-	-	$-	35,686,757	$3,568	$210,665,277	$(216,903,369)	$(1,770,586)	$(8,005,110)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023

	Series A-2 Preferred Stock		Series A-1 Preferred Stock		Series A Preferred Stock		Legacy Veea Common Stock		Common Stock		Additional Paid-in-	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Deficit
Balance, December 31, 2022	-	$-	35,094,893	$351	35,920,813	$359	7,203,514	$72	-	$-	$123,779,186	$(154,849,725)	$772,034	$(30,297,723)
Retroactive application of Business Combination (Note 1)			(35,094,893)	$(351)	(35,920,813)	$(359)	(7,203,514)	$(72)	15,345,255	$1,535	$(753)	$-	$-	$(0)
Balance, December 31, 2022, recasted	-	-	-	-	-	-	-	-	15,345,255	1,535	123,778,433	(154,849,725)	772,034	(30,297,723)
Conversion of convertible notes and accrued interest	-	-	-	-	-	-	-	-	1,074,022	107	10,949,090	-	-	10,949,197
Issuance of Legacy Veea warrants	-	-	-	-	-	-	-	-	-	-	1,682,750	-	-	1,682,750
Common Stock issued upon exercise of stock options	-	-	-	-	-	-	-	-	7,847	1	3	-	-	4
Stock based compensation for stock options	-	-	-	-	-	-	-	-	-	-	194,689	-	-	194,689
Foreign currency translation gain	-	-	-	-	-	-	-	-	-	-	-	-	251,456	251,456
Net Loss	-	-	-	-	-	-	-	-	-	-	-	(4,300,233)	-	(4,300,233)
Balance, March 31, 2023	-	-	-	-	-	-	-	-	16,427,124	1,643	136,604,965	(159,149,958)	1,023,490	(21,519,860)
Stock based compensation for stock options	-	-	-	-	-	-	-	-	-	-	133,640	-	-	133,640
Foreign currency translation (loss)	-	-	-	-	-	-	-	-	-	-	-	-	(1,264,440)	(1,264,440)
Net Loss	-	-	-	-	-	-	-	-	-	-	-	(7,070,774)	-	(7,070,774)
Balance, June 30, 2023	-	$-	-	$-	-	$-	-	$-	16,427,124	$1,643	$136,738,605	$(166,220,732)	$(240,950)	$(29,721,434)
Issuance of Legacy Veea warrants	-	-	-	-	-	-	-	-	-	-	327,548	-	-	327,548
Stock based compensation for stock options	-	-	-	-	-	-	-	-	-	-	76,431	-	-	76,431
Foreign currency translation gain	-	-	-	-	-	-	-	-	-	-	-	-	894,234	894,234
Net Loss	-	-	-	-	-	-	-	-	-	-	-	1,961,799	-	1,961,799
Balance, September 30, 2023	-	-	-	-	-	-	-	-	16,427,124	1,643	137,142,584	(164,258,933)	653,284	(26,461,423)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VEEA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(46,620,619)	$(9,409,208)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	205,111	734,306
Amortization of debt issuance costs	45,648	1,824,270
Loss on initial issuance of debt	1,770,933	-
Change in fair value of convertible note option liability	(607,067)	-
Change in fair value of warrant liabilities	220,373	-
Earn-out liability initial loss	53,600,000
Change in fair value of earn out share liabilities	(24,750,000)	-
Interest income on investment	(768)	-
Stock based compensation	394,234	404,761
Interest expense on convertible notes converted	868,853	-
Unrealized foreign currency transaction(gain) loss	(1,686,348)	(158,825)
Amortization of operating lease right of use assets	340,496	589,617
Changes in operating assets and liabilities:
Receivables	(31,736)	(23,651)
Inventories	(602,235)	49,595
Prepaid and other current assets	(5,034,546)	(129,265)
Security deposit	-	8,842
Accounts payable	793,161	(1,732,713)
Accrued expenses	1,618,881	269,973
Accrued interest	-	1,048,928
Operating lease payments	(353,929)	(627,503)
Net cash used in operating activities	(19,829,558)	(7,150,873)
Cash flows from investing activities
Purchase of property and equipment	(33,439)	(15,651)
Purchase of intangible assets and trademarks	(174,258)	(83,590)
Net cash used in investing activities	(207,697)	(99,241)
Cash flows from financing activities
Proceeds from issuance of third-party convertible notes	1,450,000	3,000,000
Proceeds of term loan payable	-	5,000,000
Payment of unrelated party debt	-	(2,020,389)
Proceeds from revolving line of credit	3,700,000	-
Proceeds from notes - related party	-	2,298,000
Payment of notes - related party	-	(50,000)
Proceeds from reverse recapitalization	1,103,640	-
Proceeds from lock-up share release	242,248	-
Proceeds from the exercise of stock options for common stock	79,484	4
Proceeds from the issuance of common stock, net of transaction costs	9,961,356	-
Net cash provided by financing activities	16,536,728	8,227,615

Effect of exchange rate changes on cash	293,421	1,224

Net increase (decrease) in cash and cash equivalents	(3,207,105)	978,725

Cash and cash equivalents at beginning of year	6,010,075	185,881

Cash and cash equivalents at end of year	$2,802,970	$1,164,606

Non-cash activities
Initial measurement of debt discount on the convertible note	$(1,450,000)	$-
Conversion of related party notes to Common Stock	$2,205,497	$-
Initial measurement of the convertible note option liability	$1,450,000	$-
Conversion of principal on related party notes to Common Stock	$12,598,000	$9,069,516
Conversion of interest on replated notes to Common Stock	$3,141,846	$1,879,686
Legacy Warrants issued with term note payable	$-	$1,682,750
Issuance of Common Stock related to convertible note payable	$24,000,000	$-
Conversion of vendor payable to Common Stock	$3,422,028	$-

Supplemental cash flow information
Interest paid	$504,431	$353,025

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Veea Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2024 and 2023

1 - DESCRIPTION OF BUSINESS

The Company is a provider of edge computing and communications devices (i.e., “VeeaHub®” devices), applications and services hosted on its edge Platform-as-a-Service (“ePaaS”). Veea Edge Platform ePaaS is an end-to-end platform that is both locally- and cloud-managed. VeeaHub® products are converged computing and communications (i.e., hyperconverged) indoor and outdoor devices, about the size of a Wi-Fi Access Point (AP), that provide for networking and computing solutions for AI-assisted applications and solutions at the edge where people, places, and things connect to the network.

Veea Edge Platform™ provides for highly secure connectivity, computing, and IoT solutions through full stack platform for digital transformation of industries as well as unserved or underserved communities that lack Internet connectivity and essential applications and services. It further enables the formation of highly secure, but easily accessible, private clouds and networks across one or multiple user(s) or enterprise location(s) across the globe. We have redefined and simplified edge computing and connectivity with Veea Edge Platform™, easily deployable products that fully integrate hardware, system software, technologies, and edge applications. We are demonstrating, globally, that the Veea Edge Platform™ enables our partners and customers to champion digital transformations in multiple vertical markets.

Through our innovative Veea Edge Platform, we have created a new product category that brings cloud capabilities close to the user, as an alternative to cloud computing, with benefits in optimal latency, lower data transport costs, data privacy, security and ownership, Edge AI, “always-on” availability at the edge for mission critical applications, and contextual awareness for people, devices and things connected to the Internet. The Company was recognized in 2023 by Gartner as a Leading Smart Edge Platform for the innovativeness and capabilities of our Veea Edge Platform and a Cool Vendor in Edge Computing in 2021. Veea was named in Market Reports World’s in its research report published in October 2023 as one of the top 10 Edge AI solution providers alongside of IBM, Microsoft, Amazon Web Services among others.

On September 13, 2024 Plum Acquisition Corp. I. (“Plum”), a special purpose acquisition company, Veea Inc., a Delaware corporation (“Legacy Veea”) consummated its previously announced Business Combination, pursuant to that certain Business Combination Agreement, dated November 27, 2023 (as amended on June 13, 2024 and September 13, 2024, the “Business Combination Agreement”), between Plum, Legacy Veea, and Plum Merger Sub, a Delaware corporation) (“Plum Merger Sub”). In connection with the consummation of the Business Combination (the “Closing”) (i) Plum de-registered from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Delaware, migrating to and domesticating as a Delaware corporation (the “Domestication”), and (ii) the merger (the “Merger”) of Plum Merger Sub with and into Legacy Veea was completed and the separate corporate existence of Plum Merger Sub ceased, with Legacy Veea as the surviving corporation becoming a wholly owned subsidiary of Plum. Following the Closing Plum changed its name from “Plum Acquisition Corp. I” to “Veea Inc.” (hereinafter “Veea” or “the Company” and Legacy Veea changed its name from “Veea Inc.” to “VeeaSystems Inc.” See Note 4 “Recapitalization” for more information.

The Company has five wholly owned subsidiaries, VeeaSystems Inc., formerly known as Veea Inc. (“VeeaSystems US”) a Delaware corporation, Veea Solutions Inc., a Delaware corporation VeeaSystems Development Inc., formerly known as Veea Systems Inc., a Delaware corporation, Veea Systems Ltd., a company organized under the laws of England and Wales and VeeaSystems SAS, a French simplified joint stock company. The Company is headquartered in New York City with offices in the United States (“U.S.”) and Europe.

2 – LIQUIDITY AND MANAGEMENT’S PLAN

During the nine months ended September 30, 2024 and 2023, the Company has incurred net losses of $46.6 million and $9.4 million, respectively, and had an accumulated deficit of $216.9 million as of September 30, 2024. The Company expects to continue to incur net losses as it continues to grow and scale its business. Historically, the Company’s activities have been financed through private placements of equity securities and debt to related parties.

Veea Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2024 and 2023

At the Closing of the Business Combination, the Company converted approximately $16 million of related party debt to equity concurrently; and received $1.45 million in proceeds from the issuance of its convertible promissory note with a commitment from a convertible note purchaser for the remaining unfunded amount of $13.55 million, which is to be funded on or prior to November 15, 2024, subsequently extended to December 15, 2024. Following the Closing, the Company received approximately $1.1 million of net proceeds from Plum’s trust account and received a cash tax refund of approximately $1.2 million in respect to the Company’s UK subsidiary’s R&D activities. Taking into account, the cash proceeds received to date, the anticipated funding of the remaining convertible note commitment, the term sheet entered into with White Lion Capital, LLC for access to a $25 million Equity Line of Credit and the anticipated return by year end of the Company’s $5 million downpayment for certain inventory purchased from iFREE Group Holdings Limited, the Company expects it will be able to funds its operations over the next twelve months. The Company may seek additional funding through debt or other equity financing arrangements, implement incremental expense reduction measures or a combination thereof to continue financing its operations. Although management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining sufficient funding on terms acceptable to the Company to fund continuing operations, if at all. See Note 17 “Subsequent Events” for further information regarding the Equity Line of Credit.

The Company’s condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The condensed consolidated financial statements do not include adjustments to reflect the possible future effects on the recoverability and classification of recorded assets or the amounts of liabilities that might be necessary should the Company be unable to continue as a going concern.

3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) for interim financial information. Accordingly, certain information and footnote disclosures normally included in consolidated financial statements in accordance with GAAP have been omitted. In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

All significant intercompany balances and transactions have been eliminated in consolidation.

The condensed consolidated balance sheet at December 31, 2023 has been derived from the audited consolidated financial statements at that date, but does not include all disclosures, including notes, required by GAAP for complete financial statements. The unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and accompanying footnotes included in the Company’s Annual Report on Form S-1 for its year ended December 31, 2023.

Basis of Accounting

The accompanying condensed consolidated financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted under GAAP.

Use of Estimates

Management of the Company is required to make certain estimates, judgments, and assumptions during the preparation of its condensed consolidated financial statements in accordance with GAAP. The Company believes that these estimates, judgments and assumptions are reasonable under the circumstances. These estimates, judgments, and assumptions impact the reported amounts of assets, liabilities, revenue, and expenses, and the related disclosure of contingent assets and liabilities. Actual results could differ from these estimates. Changes in such estimates could affect amounts reported in future periods. On an ongoing basis, the Company evaluates its estimates and judgments including those related to: liquidity and going concern, the useful lives and recoverability of property and equipment and definite-lived intangible assets; the recoverability of goodwill and indefinite-lived intangible assets; the carrying value of accounts receivable, including the determination of the allowance for credit losses; inventory, including the determination of allowances for estimated excess or obsolescence; the fair value of warrants; the fair value of acquisition- related contingent consideration arrangements; unrecognized tax benefits; legal contingencies; the incremental borrowing rate for the Company’s leases; and the valuation of stock-based compensation, among others.

Reclassification

Certain amounts from prior period financial statements have been reclassified to align with the presentation used in the current condensed consolidated financial statements for comparative purposes. These reclassifications had no material effect on the Company’s previously issued financial statements.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Veea Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2024 and 2023

Segment Information

The Company operates as a single operating segment. The chief operating decision maker is the Company’s Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on a consolidated basis, accompanied by disaggregated revenue information. Accordingly, the Company has determined that it has a single reportable segment and operating segment.

Fair Value Measurement

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last is considered unobservable:

Level 1 -	Observable inputs obtained from independent sources, such as quoted market prices for identical assets and liabilities in active markets.

Level 2 -	Other inputs, which are observable directly or indirectly, such as quoted market prices for similar assets or liabilities in active markets, quoted market prices for identical or similar assets or liabilities in markets that are not active, and inputs that are derived principally from or corroborated by observable market data.

Level 3 -	Unobservable inputs for which there is little or no market data and require the Company to develop its own assumptions, based on the best information available in the circumstances, about the assumptions market participants would use in pricing the assets or liabilities.

The Company issued preferred stock warrants and common stock warrants classified as equity securities which do not require recurring fair value measurement. Refer to Note 9 – Incentive Plans for the assumptions used in estimating the fair value of such common stock warrants.

Recurring Fair Value Measurements

The following methods and assumptions were used to estimate the fair value of each class of financial assets and liabilities for which it is practicable to estimate fair value:

Money market funds — The carrying amount of money market funds approximates fair value and is classified within Level 1 because the fair value is determined through quoted market prices.

Private Warrants – The carrying value of the warrants is classified within Level 2 because the fair value is determined through quoted market prices, which are valued using the closing market price of the public warrants as the private placement warrants have terms and provisions that are identical to those of the public warrants.

Contingent Financing Asset – The initial measurement of the Contingent Financing Asset is classified within Level 1 because the fair value is determined through quoted market prices.

Convertible Note Option Liability - The initial measurement and carrying value of the conversion option is classified within Level 3 because the fair value is determined through an option pricing model.

Earn-Out - The initial measurement and carrying value is classified within Level 3 because the fair value is determined through Monte Carlo simulation.

The Company’s remaining financial instruments that are measured at fair value on a recurring basis consist primarily of cash, accounts receivable, accounts payable, accrued expenses, and other current liabilities. The Company believes their carrying values are representative of their fair values due to their short-term maturities.

Business Combinations

The Company evaluates whether acquired net assets should be accounted for as a business combination or an asset acquisition by first applying a screen test to determine whether substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. If so, the transaction is accounted for as an asset acquisition. If not, the Company applies its judgement to determine whether the acquired net assets meets the definition of a business by considering if the set includes an acquired input, process, and the ability to create outputs.

Veea Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2024 and 2023

The Company accounts for business combinations using the acquisition method when it has obtained control. The Company measures goodwill as the fair value of the consideration transferred including the fair value of any non-controlling interest recognized, less the net recognized amount of the identifiable assets acquired and liabilities assumed, all measured at their fair value as of the acquisition date. Transaction costs, other than those associated with the issuance of debt or equity securities, that the Company incurs in connection with a business combination are expensed as incurred.

Any contingent consideration (i.e., Earn-out liabilities) is measured at fair value at the acquisition date. For contingent consideration that do not meet all the criteria for equity classification, such contingent consideration are required to be recorded at their initial fair value at the acquisition date, and on each balance sheet date thereafter. Changes in the estimated fair value of liability-classified contingent consideration are recognized on the consolidated statements of operations in the period of change.

When the initial accounting for a business combination has not been finalized by the end of the reporting period in which the transaction occurs, the Company reports provisional amounts. Provisional amounts are adjusted during the measurement period, which does not exceed one year from the acquisition date. These adjustments, or recognition of additional assets or liabilities, reflect new information obtained about facts and circumstances that existed at the acquisition date that, if known, would have affected the amounts recognized at that date.

Cash and Cash Equivalents

Cash balances are held in U.S. and European banks. Cash balances held in the U.S. are insured by the Federal Deposit Insurance Corporation subject to certain limitations. The Company maintains its cash balances in highly rated financial institutions. At times, cash balances may exceed federally insurable limits.

Restricted Cash

The Company is not subject to any contractual agreement that contains restrictions on the Company’s use or withdrawal of its cash or cash equivalents.

Revenue Recognition

The Company recognizes revenue based on the satisfaction of distinct obligations to transfer goods and services to customers. The Company generates revenue from hardware sales and the sale of licenses and subscriptions. The Company applies a five-step approach as defined in ASC 606, Revenue from Contracts with Customers, in determining the amount and timing of revenue to be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when a corresponding performance obligation is satisfied. Most contracts with customers are to provide distinct products or services within a single contract. However, if a contract is separated into more than one performance obligation, the total transaction price is allocated to each performance obligation in an amount based on the estimated relative standalone selling price.

The Company earns revenue from the sale of its VeeaHub® devices, licenses and subscriptions. The Company generated revenue of $50,683 and $9,009,254 for the three months ended September 30, 2024 and 2023, respectively. The Company generated revenue of $108,264 and $9,040,359 for the nine months ended September 30, 2024 and 2023, respectively. Other than $9 million of revenue generated from the license of AdEdge™ in 2023, revenue has been immaterial for all periods presented and represented revenue earned from paid pilots for our VeeaHub® devices.

For licenses of technology, recognition of revenue is dependent upon whether the Company has delivered rights to the technology, and whether there are future performance obligations under the contract. Revenue from non-refundable upfront payments is recognized when the license is transferred to the customer and the Company has no other performance obligations. Revenue for licenses delivered under a subscription model having terms between one and twelve-months are recognized over-time. Subscription revenue is generated through sales of monthly subscriptions. Customers pay in advance for the licenses and subscriptions. Revenue is initially deferred and is recognized using the straight-line method over the term of the applicable subscription period.

F-46

Veea Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2024 and 2023

Revenue from hardware sales is recognized at a point-in-time, which is generally at the point in time when products have been shipped, right to payment has been obtained and risk of loss has been transferred. Certain of the Company’s product performance obligations include proprietary operating system software, which typically is not considered separately identifiable. Therefore, sales of these products and the related software are considered one performance obligation.

Revenue from all sale types is recognized at the transaction price, the amount management expects to be entitled to in exchange for transferring goods or providing services. Transaction price is calculated as selling price net of variable consideration which may include estimates for future returns, price protection, warranties, and other customer incentive programs based upon the Company’s expectation and historical experience.

The Company contracts with customers under non-cancellable arrangements. While customers, including resellers, may cancel master purchase agreements under certain circumstances, customers may not cancel or modify purchase orders placed under the terms of such master purchase agreements. Each purchase order is therefore a contract with the customer, i.e., the purchase of a quantity of any given, single product; further, purchase orders do not commit the customer to purchase any further volumes over time. Contract modifications do not carry revenue recognition implications as no revenue is recognized until control over products, or intellectual property, as applicable, has transferred to the customer.

The Company has service arrangements where net sales are recognized over time. These arrangements include a variety of post-contract support service offerings, which are generally recognized over time as the services are provided, including maintenance and support services, and professional services to help customers maximize their utilization of deployed systems.

A contract liability for deferred revenue is recorded when consideration is received or is unconditionally due from a customer prior to transferring control of goods or services to the customer under the terms of a contract. Deferred revenue balances typically result from advance payments received from customers for product contracts or from billings in excess of revenue recognized on services arrangements. Deferred revenue balances were not significant as of September 30, 2024 and December 31, 2023.

Warranties

The Company accrues the estimated cost of product warranties at the time of recognizing revenue. The Company’s standard product warranty terms generally include post-sales support and repairs or replacement of a product at no additional charge for a specified period of time. The Company actively monitors and evaluates the quality of its component suppliers. The estimated warranty obligation is based on contractual warranty terms, repair costs, and the Company’s baseline experience. The Company’s standard warranty terms are twelve months. Warranty expense was not significant for the three and nine months ended September 30, 2024 and 2023.

Accounts Receivable

Trade accounts receivable are recognized and carried at billed amounts less an allowance for credit losses. The Company adopted the Current Expected Credit Losses (“CECL”) guidance effective January 1, 2023. The Company maintains the allowance for estimated losses resulting from the inability of the Company’s customers to make required payments. The allowance represents the current estimate of lifetime expected credit losses over the remaining duration of existing accounts receivable considering current market conditions and supportable forecasts when appropriate. The estimate is a result of the Company’s ongoing evaluation of collectability, customer creditworthiness, historical levels of credit losses, and future expectations. Credit loss expense and allowance for credit losses were not significant as of September 30, 2024 and December 31, 2023, and for the three and nine months ended September 30, 2024 and 2023.

Veea Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2024 and 2023

Inventory

The Company values inventory at the lower of cost or net realizable value. Cost is computed using standard cost which approximates actual cost on a first-in, first-out basis. At each reporting period, the Company assesses the value of its inventory and writes down the cost of inventory to its net realizable value if required, for estimated excess or obsolescence. Factors influencing these adjustments include changes in future demand forecasts, market conditions, technological changes, product life cycle and development plans, component cost trends, product pricing, physical deterioration, and quality issues. The write down for excess or obsolescence is charged to the provision for inventory, which is a component of Cost of Goods Sold in the Company’s consolidated statements of operations and comprehensive loss. At the point of the loss recognition, a new, lower cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

Cost of Goods Sold

Cost of goods sold consists primarily of the cost of finished goods, components purchased for manufacturing and freight. Cost of goods sold also includes third-party vendor costs related to cloud hosting fees.

Shipping and Handling

The Company considers shipping and handling to customers to represent activities performed in fulfilling the contract with the customer. When shipping is charged to the customer, the Company nets such charges against actual shipping costs incurred.

Tax Collected from Customers

Taxes imposed by governmental authorities on the Company’s revenue producing activities, such as sales taxes, are excluded from net sales.

Research and Development

Research and development (“R&D”) costs that do not meet the criteria for capitalization are expensed as incurred. R&D costs primarily consist of employee compensation, employee benefits, stock-based compensation related to technology developers and product management employees, as well as fees paid for outside services and materials.

Sales and Marketing

Sales and marketing costs consist of compensation and other employee related costs for personnel engage in selling and marketing, and sales support functions. Selling expenses also include marketing, and the costs associated with customer evaluations. The Company does not incur advertising costs.

General and Administrative Expense

General and administrative expense consists of compensation expense (including stock-based compensation expense), executive management, finance, legal, tax, and human resources. General and administrative expense also include transaction costs, expenses associated with facilities, information technology, external professional services, legal costs and settlement of legal claims, unrealized foreign currency transaction gain/loss and other administrative expenses.

Veea Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2024 and 2023

Property and Equipment, net

Property and equipment, net is stated at cost and depreciated on a straight-line basis of five to seven years for furniture and fixtures and five years for computer equipment. Leasehold improvements are capitalized and amortized over the shorter of their useful lives or remaining lease term. Repair and maintenance costs are charged to operations in the periods incurred. Upon retirement or sale, costs and related accumulated depreciation or amortization are removed from the balance sheets and the resulting gain or loss is included in operating expense in the Company’s consolidated statements of operations and comprehensive loss.

Goodwill

Goodwill represents the excess of the aggregate purchase consideration over the fair value of the net assets acquired. Goodwill is reviewed for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that the carrying amount of goodwill may be impaired. In conducting its annual impairment test, the Company first reviews qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount. If factors indicate that the fair value of the reporting unit is less than its carrying amount, the Company performs a quantitative assessment, and the fair value of the reporting unit is determined by analyzing the expected present value of future cash flows. If the carrying value of the reporting unit continues to exceed its fair value, the fair value of the reporting unit’s goodwill is calculated and an impairment loss equal to the excess is recorded. The Company’s goodwill was recorded in connection with an acquisition consummated in June 2018. The Company considers goodwill to have an indefinite life and is not amortized. As of September 30, 2024 and December 31, 2023, no events have occurred that would require impairment of goodwill.

Impairment of Long-Lived Assets

Long-lived assets with finite lives consist primarily of property and equipment, operating lease right-of-use assets, and intangible assets which are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Stock-Based Compensation

The Company accounts for stock-based compensation expense in accordance with ASC 718, Compensation-Stock Compensation (“ASC 718”). The Company measures and recognizes compensation expense for all stock-based awards based on estimated fair values on the date of the grant, recognized over the requisite service period. For awards that vest solely based on a service condition, the Company recognizes stock-based compensation expense on a straight-line basis over the requisite service period. The Company accounts for forfeitures as they occur.

Income Taxes

Effective June 8, 2018, the Company converted from an S Corporation to a C Corporation for federal and state income tax purposes. Accordingly, prior to the conversion to a C corporation, the Company did not record deferred tax assets or liabilities or have any net operating loss carryforwards. The Company is required to file tax returns in the U.S. federal jurisdiction and various states and local municipalities. Veea Systems Ltd. is governed by, and is required to file tax returns under, the Income Tax Law of the U.K. with a statutory income tax rate of 19%. In 2021, the Company established Veea SAS, a French entity with a statutory income tax rate of 25%.

Significant judgment is required in determining the Company’s uncertain tax positions. It is not expected that there will be a significant change in uncertain tax positions for the nine months ended September 30, 2024 and for the year ended December 31, 2023, respectively.

Foreign Operations and Foreign Currency Translation

The currency of the primary economic environment in which the operations of the Company and its U.S. subsidiaries are conducted is the United States dollar (“USD”). Accordingly, the Company and all of its U.S. subsidiaries use USD as their functional currency. The results of the Company’s non-U.S. subsidiaries, whose functional currency are the local currencies of the economic environment in which they operate, are translated into USD in accordance with GAAP.

Veea Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2024 and 2023

Assets and liabilities are translated at year-end exchange rates, while revenues and expenses are translated at average exchange rates during the year. Differences resulting from translation are presented in equity as accumulated other comprehensive loss. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Foreign currency transaction (gain) loss, mainly related to intercompany transactions, is included in the consolidated statements of operations. For the three months ended September 30, 2024 and September 30, 2023 transactions (gain) loss were $(1,831,743) and $926,965, respectively. For the nine months ended September 30, 2024 and September 30, 2023 such amounts were $(1,343,640) and $(86,019), respectively.

Comprehensive Loss

Comprehensive loss consists of two components, net loss and other comprehensive income (loss), net. Other comprehensive income (loss), net is defined as revenue, expenses, gains, and losses that under GAAP are recorded as an element of stockholders’ deficit but are excluded from net loss. The Company’s other comprehensive loss consists of foreign currency translation adjustments that result from the consolidation of its foreign subsidiaries and is reported net of tax effects.

Investments

The Company holds non-marketable equity and other investments (“privately held investments”) which are included in noncurrent assets in the Company’s consolidated balance sheet. The Company monitors these investments for impairments and makes adjustments in carrying values if management determines that an impairment charge is required based primarily on the financial condition and near-term prospects of these investments.

Concentration of Risks

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents, and accounts receivable. Cash balances may exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limit of $250,000. The Company has not experienced any losses in such accounts.

Earnings per Share, recasted

Basic net loss per share is calculated by dividing net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the year. Diluted net loss per share is based upon the diluted weighted-average number of shares outstanding during the year. Diluted net loss per share gives effect to all potentially dilutive common share equivalents, including stock options, and warrants, to the extent they are dilutive. Refer to Note 14 – Earnings Per Share.

Convertible Note Payable

When the Company issues convertible debt, it first evaluates the balance sheet classification of the convertible instrument in its entirety to determine (1) whether the instrument should be classified as a liability under ASC 480, Distinguishing Liabilities from Equity, and (2) whether the conversion feature should be accounted for separately from the host instrument. A conversion feature of a convertible debt instrument would be separated from the convertible instrument and classified as a derivative liability if the conversion feature, were it a standalone instrument, meets the definition of a “derivative” in ASC 815, Derivatives and Hedging. When a conversion feature meets the definition of an embedded derivative, it would be separated from the host instrument and classified as a derivative liability carried on the consolidated balance sheet at fair value, with any changes in its fair value recognized currently in the consolidated statements of operations. See Note 7 “Debt” for further information.

Contingent Financing Asset

The Company recorded a contingent financing asset on the condensed consolidated balance sheets for the fair value of the Transferred Shares issued to Investors for the unfunded portion of the Convertible Notes Payable. See Note 7 “Debt” for further information.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB Accounting Standards Codification 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

Veea Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2024 and 2023

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and at their fair value on each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss in the Company’s consolidated statements of operations.

The Company accounts for the Public and Private warrants in accordance with guidance contained in ASC 815-40. Such guidance provides that because the Public warrants meet the criteria for equity treatment. Such guidance provides that because the Private warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability See Note 10 “Warrants” for further information.

Accounting Pronouncements Recently Adopted

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which amends the FASB’s guidance on the impairment of financial instruments. Topic 326 adds to GAAP an impairment model (known as the “current expected credit loss model”) that is based on expected losses rather than incurred losses. ASU 2016-13 is effective for the Company’s annual and interim periods beginning after December 15, 2022 with early adoption permitted. The Company adopted ASU 2016-13 beginning January 1, 2023. The adoption of ASU 2016-13 did not have a material impact on the Company’s condensed consolidated financial statements.

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers,” which requires entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination as if it had originated the contracts. The standard is effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. We adopted the ASU on January 1, 2023 and will apply the guidance prospectively for future acquisitions.

In September 2022, the FASB issued ASU 2022-04, “Liabilities—Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations,” which requires entities that use supplier finance programs in connection with the purchase of goods and services to disclose sufficient information about the program. The amendments do not affect the recognition, measurement or financial statement presentation of obligations covered by supplier finance programs. The standard is effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022, except for the amendment on roll-forward information, which is effective for fiscal years beginning after December 15, 2023. We adopted the ASU on January 1, 2023, and the adoption did not have a material impact on the Company’s condensed consolidated financial statements.

Recent Accounting Pronouncements Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The ASU requires that an entity disclose specific categories in the effective tax rate reconciliation as well as reconciling items that meet a quantitative threshold. Further, the ASU requires additional disclosures on income tax expense and taxes paid, net of refunds received, by jurisdiction. The new standard is effective for annual periods beginning after December 15, 2024 on a prospective basis with the option to apply it retrospectively. Early adoption is permitted. The adoption of this guidance will result in the Company being required to include enhanced income tax related disclosures. The Company is currently evaluating the impact this standard will have on its condensed consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This ASU includes amendments that expand the existing reportable segment disclosure requirements and requires disclosure of (i) significant expense categories and amounts by reportable segment as well as the segment’s profit or loss measure(s) that are regularly provided to the chief operating decision maker (the “CODM”) to allocate resources and assess performance; (ii) how the CODM uses each reported segment profit or loss measure to allocate resources and assess performance; (iii) the nature of other segment balances contributing to reported segment profit or loss that are not captured within segment revenues or expenses; and (iv) the title and position of the individual or name of the group or committee identified as the CODM. This guidance requires retrospective application to all prior periods presented in the financial statements and is effective for fiscal years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The adoption of this guidance will result in the Company being required to include enhanced disclosures relating to its reportable segments. The Company is currently evaluating the impact this standard will have on its condensed consolidated financial statements.

4 – REVERSE RECAPITALIZATION

As discussed in Note 1, “Organization and Business Operations”, the Business Combination was consummated on September 13, 2024, which, for accounting purposes, was treated as the equivalent of Legacy Veea issuing stock for the net assets of Plum, accompanied by an equity recapitalization of Legacy Veea. Under this method of accounting, Plum was treated as the acquired company for financial accounting and reporting purposes under GAAP. This determination was primarily based on the assumption that:

●	Legacy Veea’s current shareholders will hold a majority of the voting power of New Plum (“New Plum”) post Business Combination

Veea Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2024 and 2023

●	effective upon the Business Combination, the post-combination Board will consist of seven (7) directors, including five (5) directors designated by Legacy Veea, one (1) director designated by Plum and one (1) director mutually agreed upon by Plum and Legacy Veea;

●	Legacy Veea’s operations will substantially comprise the ongoing operations of New Plum; and

●	Legacy Veea’s senior management will comprise the senior management of New Plum.

Another determining factor was that Plum does not meet the definition of a “business” pursuant to ASC 805-10-55, Business Combinations (“ASC 805”), and thus, for accounting purposes, the Business Combination will be accounted for as a reverse recapitalization, within the scope of ASC 805. The net assets of Plum will be stated at historical cost, with no goodwill or other intangible assets recorded. Any excess of the fair value of shares issued to Plum over the fair value of Plum’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

Transaction Proceeds

Upon closing of the Business Combination, the Company received net proceeds of $1.1 million from the Business Combination, offset by total transaction costs of $5.3 million. The following table reconciles the elements of the Business Combination to the condensed consolidated statements of cash flows and the condensed consolidated statement of changes in stockholders’ equity for the period ended September 30, 2024:

Cash-trust and cash, net of redemptions	$6,448,862
Less: transaction costs and professional fees, paid	(5,345,222)
Net proceeds from the Business Combination	1,103,640
Less: private placement warrant liabilities	(1,041,119)
Less: related party notes	(2,205,497)
Less: accrued expenses	(3,079,281)
Less: deferred payables	(1,749,723)
Add: prepaid expenses	70,382
Reverse recapitalization, net	(6,901,598)

The number of shares of Common Stock issued immediately following the consummation of the Business Combination were:

Plum Class A common stock, outstanding prior to the Business Combination	3,255,593
Less: Redemption of Plum Class A common stock	(2,652,516)
Class A common stock of Plum	603,077
Plum Class A common stock, outstanding prior the Business Combination	6,102,562
Business Combination shares	6,705,639
Veea Shares	22,133,643
Issuance of new financing shares	2,000,000
Conversion of debt for Common Stock	3,147,970
Conversion of Sponsor Notes for Common Stock	817,453
Common Stock issued for services	857,052
Common Stock immediately after the Business Combination	35,661,757

The number of Veea shares was determined as follows:

	Legacy Veea Shares	Veea Shares after conversion ratio
Legacy Veea Series A-2 Preferred Stock	19,670,118	4,799,511
Legacy Veea Series A-1 Preferred Stock	41,179,790	8,078,761
Legacy Veea Series A Preferred Stock	35,920,813	7,047,041
Legacy Veea Common Stock	7,398,303	1,451,419
Legacy Veea Common Stock Warrants	3,858,202	756,912
Total	108,027,226	22,133,644

Public and private placement warrants

The 6,384,326 Public Warrants issued at the time of Plum’s initial public offering, and 6,256,218 warrants issued in connection with private placement at the time of Plum’s initial public offering (the “Private Placement Warrants”) remained outstanding and became warrants for the Company.

Veea Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2024 and 2023

Earnout Share Liability

Following the closing of the Business Combination, holders of certain capital stock of Legacy Veea immediately prior to the closing will have the contingent right to receive up to 4.5 million additional shares of the Company’s Common Stock if certain trading-price based milestones of the Company’s common stock are achieved or a change of control transaction occurs during the ten-year period following the Closing.

Under accounting principles, the Company’s obligation to issue the earn out shares is recorded as a contingent liability (the “Earn-Out Share Liability”) in the Company’s financial statements and the initial value of the Earn-out Share Lability is recorded as a transaction cost within operating expense in the Company’s financial statements.  For each subsequent reporting period, changes in the fair value of the Earn-Out Share Liability will be reported in the Company’s financial statements.

Veea Transaction related expenses

The below table represents the amount of Veea Inc. related transaction expenses included in operating expenses as of September 30, 2024:

September 30, 2024
Legal expenses	$1,000,000
Professional fees	413,544
Listing fee - NASDAQ	25,000
Total	$1,438,544

5 – BALANCE SHEET COMPONENTS

Inventory

Inventory consists of the following:

	September 30, 2024	December 31, 2023
Inventory	$7,352,841	$7,392,919
Inventory allowance	(353,161)	(1,145,548)
Consigned parts	977,597	1,128,250
Total	$7,977,277	$7,375,621

Prepaid and other current assets

Prepaid and other current assets consists of the following:

	September 30, 2024	December 31, 2023
Prepaid expenses	$258,178	$177,027
iFree – inventory purchase deposit	5,000,000	—
Production deposit	336,643	336,643
Other current assets	24,079	—
Total	$5,618,900	$513,670

On January 15, 2024, the Company entered into a Purchase Agreement with iFREE Group Holdings Limited (“iFree”) to purchase up to 6,250 next generation TROLLEE™ smart retail carts (the “Units”), for a purchase price per Unit not to exceed $800. The Company paid iFree a deposit of $5 million for the Units, which is to be refunded to the Company if the Units are not delivered to the Company on or before June 30, 2024. iFree granted the Company a security interest in the Units until delivery to the Company. The units were not delivered by June 30, 2024. On September 11, 2024 the Company and iFree signed an agreement providing for the return of the Company’s downpayment by November 15, 2024, which is being extended to year end December 31, 2024. Upon the return of the Company’s downpayment the Purchase Agreement will terminate.

Property and Equipment, net

Property and equipment, net consists of the following:

	September 30, 2024	December 31, 2023
Furniture and fixtures	$704,660	$683,763
Computer equipment	320,130	300,101
Leasehold improvements	390,742	390,742
Total property and equipment gross	1,415,712	1,374,606
Less – Accumulated depreciation	(1,163,559)	(997,939)
Total property and equipment net	$252,153	$376,667

Total depreciation expense for the three months ended September 30, 2024 and 2023 totaled approximately $56,000 and $64,000, respectively.

Veea Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2024 and 2023

Total depreciation expense for the nine months ended September 30, 2024 and 2023 totaled approximately $166,000 and $181,000, respectively.

Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	September 30, 2024	December 31, 2023
Payroll and payroll related expenses	$769,793	$503,629
Rent expenses – related party	3,524,400	3,124,800
Legal expenses	833,333	325,000
Consulting expenses	80,917	268,684
CEO expenses	119,075	179,075
Other accrued expenses and current liabilities	922,005	340,307
Total accrued expenses and other current liabilities	$6,249,523	$4,741,495

6 – GOODWILL AND INTANGIBLE ASSETS

Goodwill

The following is a summary of activity in goodwill for the three and nine months ended September 30, 2024 and 2023:

September 30, 2024
Balance at December 31, 2023	$4,797,078
Foreign exchange transactions	16,156
Balance at March 31, 2024	4,813,234
Foreign exchange transaction	(20,085)
Balance at June 30, 2024	4,793,149
Foreign exchange transaction	283,642
Balance at September 30, 2024	$5,076,791

September 30, 2023
Balance at December 31, 2022	$4,576,572
Foreign exchange transaction	(18,790)
Balance at March 31, 2023	4,557,782
Foreign exchange transaction	235,329
Balance at June 30, 2023	4,811,901
Foreign exchange transaction	68,492
Balance at September 30, 2023	$4,626,274

Intangibles

Intangible assets consist of the following:

	As of September 30, 2024
	Amortization Period	Costs as of January 1, 2024	Additions	Disposals	Ending Costs	Accumulated Amortization	Accumulated Impairment	Net Book Value
Patents	5-15 years	$7,332,227	$174,258	$-	$7,506,485	$(6,748,788)	$-	$757,697
IPR&D	5 years	5,015,694	-	-	5,015,694	(3,554,784)	(1,460,910)	-
Other intellectual assts	5 years	969,278	-	-	969,278	(969,278)	-	-
Intangible assets, net		$13,317,199	$174,258	$-	$13,491,457	$(11,272,850)	$(1,460,910)	$757,697

Veea Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2024 and 2023

	As of December 31, 2023
	Amortization	Costs as of January 1,			Ending	Accumulated	Accumulated	Net Book
	Period	2023	Additions	Disposals	Costs	Amortization	Impairment	Value
Patents	5-15 years	$7,220,776	$111,451	$-	$7,332,227	$(6,703,750)	$-	$628,477
IPR&D	5 years	5,015,694	-	-	5,015,694	(3,554,784)	(1,460,910)	-
Other intellectual assts	5 years	969,278	-	-	969,278	(969,278)	-	-
Intangible assets, net		$13,205,748	$111,451	$-	$13,317,199	$(11,227,812)	$(1,460,910)	$628,477

Intangible assets primarily consist of patents, patent applications, and in-process research and development (“IPR&D”) and other identifiable intangible assets. Intangible assets are generally amortized on a straight-line basis over the periods of benefit. The Company’s patents have estimated remaining economic useful lives ranging from 5-15 years. Management reviews intangible assets for impairment when events and circumstances warrant. During the nine months ended September 30, 2024 and 2023, no events have occurred that required additional impairment of intangible assets.

Intangible asset amortization expense, for the three months ended September 30, 2024 and 2023 totaled approximately $11,000 and $534,000, respectively.

Intangible asset amortization expense, for the nine months ended September 30, 2024 and 2023 totaled approximately $39,000 and $553,000, respectively.

Future estimated amortization expense for the Company’s intangible assets is approximately as follows:

Future estimated amortization as of September 30, 2024
Remainder of 2024	$13,447
2025	55,444
2026	55,444
2027	55,444
2028	55,444
Thereafter	522,474
$757,697

7 - DEBT

Total outstanding debt of the Company is comprised of the following, including convertible notes and other related party debt:

September 30, 2024	Principal	Debt Discount	Accrued Interest	Total
Revolving Loan Facility	$12,700,000	$—	$—	$12,700,000
Convertible note payable	1,450,000	(1,404,352)	—	45,648
Total	$14,150,000	$(1,404,352)	$—	$12,745,648

December 31, 2023	Principal	Debt Discount	Accrued Interest	Total
Revolving Loan Facility	$9,000,000	$—	$—	$9,000,000
Other related party debt (Note 11)	12,598,000	—	2,272,993	14,870,993
Total	$21,598,000	$—	$2,272,993	$23,870,993

Veea Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2024 and 2023

Revolving Loan Facility

In June 2021, the Company entered into a revolving loan agreement with First Republic Bank (“First Republic”), which was subsequently acquired by JPMorgan Chase, (the “Bank”) providing up to $14,000,000 of advances (the “2021 Revolving Loan Agreement”). The advances accrue interest at a variable rate based on an index rate established by reference to the average 12-month trailing one-year US treasuries plus a spread of 1.80% per annum and a minimum floor rate of 1.5% per annum. The Company was not required to provide collateral for the advances or comply with any covenants. The advances were secured by a lien on certain personal assets of the CEO. In consideration for the security provided by the CEO, the Company issued common stock warrants to NLabs a significant shareholder of the Company (“NLabs”) in consideration for the CEO’s guaranteeing the advances. Refer to Note 11 – Related Party Transactions, Common Stock Warrants.

The original maturity date of the 2021 Revolving Loan Agreement was May 15, 2022, which has been mutually extended to May 15, 2025. In December 2023, the Company repaid $5,000,000 of the principal balance of the outstanding advances. During 2024, the Company drew $3.7 million on the revolving loan. Following consummation of the Business Combination, the Company and the Bank began discussions regarding transfer of the loan to the Bank’s commercial loan portfolio from the First Republic transferred loan portfolio. During the interim, the remaining undrawn amount of $2.3 million may not be borrowed by the Company until transfer.

Convertible Note Payable

On and around September 12, 2024, the Company, Legacy Veea, and NLabs Inc. entered into note purchase agreements (the “Note Purchase Agreements”) with certain accredited investors unaffiliated with Plum and Legacy Veea (each, an “Investor”) for the sale of unsecured subordinated convertible promissory notes (the “September 2024 Notes”) as part of a private placement offering of up to $15 million in purchase price for such September 2024 Notes in the aggregate. The sale of the September 2024 Notes (the “Financing Closing”) occurred simultaneously with the Closing of the Business Combinationat the Financing Closing and a commitment from an Investor, of which the Company received $3 million to date. In addition to a September 2024 Note, each Investor received as a transfer from NLabs immediately prior to the Financing Closing a number of shares of Legacy Veea’s Series A-1 Preferred Stock that upon the Closing became a number of registered shares of Common Stock equal to such Investors’ loan amount under their respective notes divided by $7.50 (the “Transferred Shares”). As of September 30, 2024, 2,000,000 Transfer Shares were delivered to Investors. These Transfer Shares were recorded at fair value at the date of transfer of approximately $21.6 million and represent a substantial discount on the September 2024 Notes. As the Company has received $1.45 million of the total expected $15 million proceeds, a proportional amount ($19.5 million) of the substantial discount has been deferred and recorded as a deferred financing asset until the remaining debt proceeds are received.

The Company and Private Veea are co-borrowers under each September 2024 Note (together, the “Borrowers”) and are jointly responsible for the obligations to each Investor thereunder. Each September 2024 Note has a maturity date of 18 months after the Financing Closing but is prepayable in whole or in part by the Borrowers at any time without penalty. The outstanding obligations under each September 2024 Note accrues interest at a rate equal to the Secured Overnight Financing Rate plus 2% per annum, adjusted quarterly, but interest is only payable upon the maturity date of the September 2024 Note as long as there is no event of default thereunder. Each September 2024 Note is unsecured and expressly subordinated to any senior debt of the Borrowers. The September 2024 Notes and the Note Purchase Agreements do not include any operational or financial covenants for the Borrowers. Each September 2024 Note includes customary events of default for failure to pay amounts due on the maturity date, for failure to otherwise comply with the Borrowers’ covenants thereunder or for Borrower insolvency events, in each case, with customary cure periods, and upon an event of default, the Investor may accelerate all obligations under its September 2024 Note and the Borrowers will be required to pay for the Investor’s reasonable out-of-pocket collection costs.

The outstanding obligations under each September 2024 Note are convertible in whole or in part into shares of Common Stock (the “Conversion Shares”) at a conversion price of $7.50 per share (subject to equitable adjustment and the like with respect to the Common Stock after the Financing Closing) (the “Conversion Price”) at any time after the Financing Closing at the sole election of the Investor. The outstanding obligations under each September 2024 Note will automatically convert at the Conversion Price if (i) the Company or its subsidiaries consummate one or more additional financings for equity or equity-linked securities for at least $20 million in the aggregate or makes one or more significant acquisitions valued in the aggregate (based on the consideration provided by the Company and its subsidiaries) to be at least $20 million, (ii) the Investors holding a majority of the aggregate outstanding obligations under the September 2024 Notes expressly agree to convert all obligations under the September 2024 Notes or (iii) the Common Stock trades with an average daily VWAP of at least $10.00 (subject to equitable adjustment and the like with respect to the Common Stock after the Financing Closing) for ten (10) consecutive trading days. The obligations under each September 2024 Note will also automatically convert in connection with a Brokerage Transfer, as described below.

Veea Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2024 and 2023

The September 2024 Notes and the Conversion Shares are subject to a lock-up for a period of 6 months after the Financing Closing (subject to early release for a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their equity holdings in the Company for cash, securities or other property, and subject to customary permitted transfer exceptions). The Transferred Shares are not be subject to any lock-up restrictions, but for a period of 6 months after the Closing they will be separately designated by SPAC’s transfer agent and kept as book entry shares on the transfer agent’s records and will not be eligible to be held by DTC without the Investor first notifying the Company of its intent to transfer any such Transferred Shares to a brokerage account and/or to be held by DTC or another nominee (a “Brokerage Transfer”). If the Investor provides such notice or otherwise has any Transferred Shares subject to a Brokerage Transfer within 6 months after the Closing, a portion of the outstanding obligations under such Investor’s Note will automatically convert into a number of Conversion Shares equal to the number of Transferred Shares subject to such Brokerage Transfer, and the lock-up period for such Conversion Shares will be extended for an additional 6 months to 12 months after the Financing Closing.

The Company reviewed the conversion feature granted in the notes under ASC 815 and concluded that the conversion price was based on a variable (enterprise value) that was not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 – 40 and is therefore considered a conversion option liability that should be bifurcated from the debt host. As the fair value of the conversion option liability exceeded the net proceeds received, in accordance with ASC 470-20, the Company recorded the conversion option liability at fair value with the excess of the fair value over the net proceeds received recognized as a loss in earnings. See Note 13 “Fair Value Measurements” for further information.

8 – INVESTMENTS

The Company accounts for its private company investments without readily determinable fair values under the cost method. These investments, for which the Company is not able to exercise significant influence over any one individual investee, is measured and accounted for using an alternative measurement basis of a) the security’s carrying value at cost, b) less any impairment and c) plus or minus any qualifying observable price changes. Observable price changes or impairments recognized on the Company’s private company investments would be classified as a Level 3 financial instrument within the fair value hierarchy based on the nature of the fair value inputs. Any adjustments to the carrying values are recognized in other income, net in the Company’s consolidated statements of operations and comprehensive loss. As of December 31, 2023, the Company performed the qualitative assessment for impairment of its investments. Based on this qualitative assessment, impairment indicators were present for one of its investments therefore the company performed an analysis to estimate its fair value and recognized an impairment loss of $174,000 due to a change in the fair value. As of September 30, 2024 and December 31, 2023, the carrying value of the Company’s private company investments, including impairment, for the periods ended was $452,642 and $451,874, respectively, and was classified as Investments on the Company’s consolidated balance sheet as these investments did not have a stated contractual maturity date.

9 – STOCK INCENTIVE PLANS

In September 2014, the Company’s Board of Directors adopted the Max2 Inc. Equity Incentive Plan (“2014 Plan”). Upon adoption of the 2014 Plan, the aggregate number of shares of Common Stock reserved for awards under the Plan were 1,250,000.

In September 2018, the Company’s Board of Directors adopted the Veea Inc. 2018 Equity Incentive Plan (“2018 Plan”). Upon adoption of the 2018 Plan 4,900,000 shares of the Company’s common stock were reserved for the issuance of incentive awards. In January 2021, the 2018 Plan was amended to increase the total number of authorized shares reserved for issuance to 12,492,910.

On June 4, 2024, the stockholders of the Company approved the Veea Inc. 2024 Incentive Award Plan (the “2024 Incentive Plan”), which became effective upon the Closing. The Company initially reserved 4,460,437 shares of Common Stock for the issuance of awards under the 2024 Incentive Plan (“Initial Limit”). The Initial Limit represents 10% of the aggregate number of shares of the Company’s common stock outstanding immediately after the Closing plus the number of shares of common stock issuable under the 2014 Plan and the 2016 Plan and is subject to increase each year over a ten-year period.

The 2024 Incentive Plan provides for the grant of stock options, which may be ISOs or non-statutory stock options (“NSOs”), stock appreciation rights (“SARs”), restricted shares, restricted stock units and other stock or cash-based awards that the Administrator determines are consistent with the purpose of the 2024 Incentive Plan. As of September 30, 2024, the Company has 3,568,676 awards remaining for issuance.

On June 4, 2024, the stockholders of the Company approved Veea Inc. 2024 Employee Stock Purchase Plan (the “ESPP”), which become effective upon the Closing. An aggregate of 1,070,603 shares of the Company’s Common Stock has been reserved for issuance or transfer pursuant to rights granted under the ESPP (“Aggregate Number”). The Aggregate Number represents 3% of the aggregate number of shares of the Company’s common stock outstanding immediately after the Closing and is subject to increase each year over a ten-year period. The ESPP provides eligible employees with an opportunity to purchase common stock from the Company at a discount through accumulated payroll deductions. The ESPP will be implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, the Company’s Board of Directors may specify offerings but generally provides for a duration of 12 months. The first purchase period has not begun as of September 30, 2024. The purchase price will be specified pursuant to the offering, but cannot, under the terms of the ESPP, be less than 85% of the lower of the fair market value per share of the Company’s common stock on either the offering date or on the purchase date.

Veea Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2024 and 2023

The aggregate intrinsic value is the fair market value on the reporting date less the exercise price for each option.

The fair value of each stock option award is estimated on the date of the grant using the Black-Scholes option-pricing model. For options granted during the nine months ended September 30, 2024 and 2023, respectively, the weighted average estimated fair value using the Black-Scholes option pricing model was $1.49 and $0.46 per option, respectively.

Stock compensation expense related to the 2018 Plan common stock options for the three months ended September 30, 2024 and 2023 was $59,385 and $76,431, respectively and for the nine months ended September 30, 2024 and 2023 was $394,234 and $404,761 respectively, which is included in general and administrative in the Company’s consolidated statements of operations and comprehensive loss. Total unrecognized expense related to unvested options outstanding as of September 30, 2024 was $218,324 which will be recognized over a weighted average period of 1.70 years.

The fair value of each stock option granted is estimated using the Black-Scholes option-pricing model using the single-option award approach.

The following assumptions are used in the Black-Scholes option-pricing model:

Risk-Free Interest Rate - The risk-free interest rate is based on the implied yield available on the date of grant on U.S. Treasury zero-coupon securities issued with a term that is equal to the option’s expected term at the grant date.

Expected Volatility - The Company estimates the volatility for option grants by evaluating the average historical volatility of a peer group of companies for the period immediately preceding the option grant for a term that is approximately equal to the option’s expected term.

Expected Term - The expected term represents the period over which options granted are expected to be outstanding using the simplified method, as the Company’s historical share option exercise experience does not provide a reasonable basis upon which to estimate the expected term. The simplified method deems the term to be the average of the time-to-vesting and contractual life of the stock-based awards.

Dividend Yield - The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

10 – WARRANTS

As part of Plum’s initial public offering (“IPO”), Plum issued warrants to third-party investors where each whole warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $11.50 per share (the “Public Warrants”). Simultaneously with the closing of the IPO, Plum completed the private sale of warrants (the “Private Placement Warrants” and together with the Public Warrants, the “Warrants”) where each Private Placement Warrant allows the holder to purchase one share of the Company’s common stock at $11.50 per share. At September 30, 2024, there are 6,384,326 Public Warrants and 6,256,218 Private Placement Warrants outstanding.

The Public Warrants become exercisable at $11.50 per share, subject to adjustment, at any time commencing 30 days after ; provided that the Company has an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. The warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than twenty business days after the closing of the Business Combination, it will use commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Common Stock until the warrants expire or are redeemed, as specified in the warrant agreement, provided that if the shares of Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of the Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of Common Stock issuable upon exercise of the warrants is not effective by the 60th day after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (as defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the shares of Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the shares of Common Stock underlying such Warrant.

Veea Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2024 and 2023

Redemption of Warrants When the Price per Share of Common Stock Equals or Exceeds $18.00

Once the Warrants become exercisable, the Company may redeem the outstanding Warrants (except with respect to the Private Placement Warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the last reported sale price of our Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

Redemption of Warrants When the Price per Share of Common Stock Equals or Exceeds $10.00

Once the Warrants become exercisable, the Company may redeem the outstanding Warrants:

●	in whole and not in part;

●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares, based on the redemption date and the “fair market value” (as defined above) of our Common Stock;

●	if, and only if, the closing price of our Common Stock equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

●	if the closing price of our Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The Private Placement Warrants were initially issued in the same form as the Public Warrants with the exception that the Private Warrants: (i) would not be redeemable by the Company and (ii) may be exercised for cash or on a cashless baseless so long as they are held by the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants.

The Public Warrants were initially classified as a derivative liability instrument. Upon the closing of the Business Combination, the Public Warrants in accordance with the guidance contained in ASC 815 are no longer precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

The Company continues to recognize the Private Placement Warrants as liabilities at fair value as of the Closing Date, with an offsetting entry to additional paid-in capital and adjusts the carrying value of the instruments to fair value through other income (expense) on the condensed consolidated statement of operations at each reporting period until they are exercised. As of September 30, 2024, the Private Placement Warrants are presented within warrants sheet.

Legacy Veea Warrants

Upon the closing of the Business Combination the Company’s equity-classified Common stock warrants were recasted and fully exercised.

Upon the closing of the Business Combination the Company’s equity-classified Preferred stock warrants were recasted and adjusted for the anti-dilutive shares leaving the Company with 79,654 shares in the money. The Public Warrants were initially classified as a derivative liability instrument

Veea Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2024 and 2023

11 – RELATED PARTY TRANSACTIONS

Lease Arrangements

On March 1, 2014, the Company entered into a sublease agreement with NLabs Inc., an affiliate of the CEO and that holds approximately 38.5% of the Company’s outstanding capital stock (“NLabs”) for office space for an initial term of 5 years. In 2018, the Company renewed the sublease for an additional 5-year term with all other terms and conditions of the sublease remaining the same. The renewal term extended to December 31, 2024.

In February 2024, the Lease Agreement was extended. The Company accrues rent for the office space. The Company recognized rent expense of $61,200 and $61,200 in the three months ended September 30, 2024 and 2023, respectively, and $183,600 and $184,925 in the nine months ended September 30, 2024 and 2023, respectively, all of which is classified as general and administrative expenses in the Company’s consolidated statements of operations and comprehensive loss. Accrued and unpaid rent expense included in the Company’s consolidated balance sheet was $1,652,400 and $1,468,800, as of September 30, 2024 and December 31, 2023, respectively.

In April 2017 the Company entered into a lease agreement with 83rd Street LLC to lease office space for an initial term of 2 years. In 2018, the Company renewed the lease for an additional 5-year term, with all other terms and conditions of the lease remaining the same. The renewal term expires February 28, 2024 and was subsequently extended to December 31, 2024. The sole member of 83rd Street is the Salmasi 2004 Trust (the “Trust”). As of December 31, 2023, the Trust holds approximately 15% of the Company’s outstanding capital stock. The Company’s CEO is the grantor of the Trust. The Company accrues rent for the office space. The Company recognized rent expense of $72,000 all of which is classified as general and administrative expenses in the Company’s consolidated statements of operations and comprehensive loss

Related Party Debt

In 2021 and 2022, NLabs made loans to the Company evidenced by promissory notes aggregating $9,500,000 (the “Bridge Notes”). The Bridge Notes bear interest on the outstanding principal at a rate of 10% per annum, calculated on the basis of a 365-day year. Principal and accrued interest are payable on the maturity date of the Notes. The original maturity date of the Bridge Notes was December 31, 2022, which was extended to December 31, 2023 and has been subsequently extended to September 30, 2024. The Company accounted for the extension as a modification of the Bridge Notes. The unpaid principal amount and accrued unpaid interest on the Bridge Notes are due and payable upon the date of the first to occur of: (i) the maturity date and (ii) the consummation of a debt or equity financing transaction with an unrelated third party. Interest expense for the three months ended September 30, 2024 and 2023 was $195,155 and $237,500, respectively. Interest expense for the nine months ended September 30, 2024 and 2023 was $670,155 and $762,500, respectively.

Veea Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2024 and 2023

In 2022 and 2023, NLabs made loans to the Company evidenced by promissory notes in the aggregate principal amount of $3,098,000 (the “Promissory Notes” and collectively with the Bridge Notes, the “Related Party Notes”). The Demand Notes bear interest on the outstanding principal amount at a rate of 10% per annum, calculated on the basis of a 365-day year. Principal and interest on the Promissory Notes is repayable upon the earlier of demand and December 31, 2023. The Demand Notes remained outstanding as of December 31, 2023 and subsequently extended to September 30, 2024. Interest expense for the three months ended September 30, 2024 and 2023 was $

At the Closing, the Related Party Notes were converted into shares of Common Stock at the Closing at a price of $5.00 per share of Common Stock, which shares were not considered Existing Veea Shares and were in addition to the shares of Common Stock issued to holders of Existing Veea Shares. See Note 4 “Recapitalization” for further information regarding the conversion of the Related Party Notes.

CEO Expenses

The Company incurred expenses relating to ordinary course travel expenses of the Company’s Chief Executive Officer and founder (“CEO”) for travel made by the CEO on behalf of the Company. As of September 30, 2024 and December 31, 2023, the Company had accrued expenses reimbursable to the CEO in the aggregate amount of $119,075 and $179,075, respectively. During the nine months ended June 30, 2024, the Company paid the CEO $150,000 in reimbursement of these expenses. The Company records the expenses as accrued expenses in the Company’s consolidated balance sheet.

12 – COMMITMENTS AND CONTINGENCIES

Purchase Commitments with Contract Manufacturers and Suppliers

As of June 30, 2024, the Company had no unconditional purchase obligations for the purchase of goods or services from suppliers and contract manufacturers. Unconditional purchase obligations are obligations that are enforceable and legally binding on the Company and specify all significant terms, including quantities to be purchased, fixed, minimum or variable price provisions and the approximate timing of the transaction. Unconditional purchase obligations exclude agreements that are cancellable without penalty.

Leases

The Company leases office space in the U.S., including office space from related parties as disclosed in Note 11 - Related Party Transactions. These leases expire at various dates through 2025. Under the terms of the various lease agreements, the Company may bear certain costs such as maintenance, insurance and taxes. Lease agreements may provide for increasing rental payments at fixed intervals. The Company’s CEO has guaranteed the obligations under the office space leased in New Jersey. The Company also leases offices in the United Kingdom and France, under short-term arrangements of twelve months or less.

	Nine Months ended September 30,
	2024	2023
Lease cost:
Operating lease costs
Other than related parties	$269,915	$265,664
Related parties	391,399	361,713
Total	661,314	627,377

Short-term lease cost
Other than related parties	30,817	134,206
Related parties	-	-
Total	30,817	134,206

Variable lease cost
Other than related parties	9,893	28,325
Related parties	-	-
Total	9,893	28,325

Total lease cost	$702,024	$789,908

Veea Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2024 and 2023

	Nine Months ended September 30,
	2024	2023
Cash paid for amounts included in the measurement of lease liabilities
Operating lease costs
Other than related parties	$269,915	$265,664
Related parties	-	129,955
Total	$269,915	$395,619

Weight-average remaining lease term-operating leases
Other than related parties	0.6 years	1.2 years
Related Parties	- years	0.3 years
Aggregate	0.6 years	1.2 years

Weight-average discount rate-operating leases
Other than related parties	1.79%	1.79%
Related Parties	N/A	10.00%
Aggregate	1.79%	4.01%

Operating lease liabilities are based on the net present value of the remaining lease payments over the remaining lease term. In determining the net present value of its lease payments, the Company used an estimated incremental borrowing rate that is applicable to the Company based on the information available at the later of the lease commencement date, lease modification date, or the date of adoption of ASC 842. As of September 30, 2024, the maturities of the Company’s operating lease liabilities were as follows:

Year	Other than related parties	Related Parties	Total
Remainder of 2024	$120,434	$-	$120,434
2025	121,851	-	121,851
Total lease payments	242,285	-	242,285
Less: imputed interest	(30,940)	-	(30,940)
Present values of lease liabilities	$211,345	$-	$211,345

Operating lease liabilities current	211,345	-	211,345
Operating lease liabilities noncurrent	-	-	-
	$211,345	$-	$211,345

Warranties

The Company accrues the estimated cost of product warranties at the time of recognizing revenue. The Company’s standard product warranty terms generally include post-sales support and repairs or replacement of a product at no additional charge for a specified period of time. The Company engages in product quality programs and processes, including actively monitoring and evaluating the quality of its component suppliers. The estimated warranty obligation is based on contractual warranty terms, repair costs, current period product shipments and product failure rates. Warranty terms are generally limited to twelve months.

Indemnifications

In the normal course of business, the Company has indemnification obligations to other parties, including customers, lessors, and parties to other transactions with us, with respect to certain matters. The Company has agreed to indemnify against losses arising from a breach of representations or covenants or out of intellectual property infringement or other claims made against certain parties. These agreements may limit the time or circumstances within which an indemnification claim can be made and the amount of the claim.

It is not possible to determine the maximum potential amount for claims made under the indemnification obligations due to uncertainties in the litigation process, coordination with and contributions by other parties and the defendants in these types of cases, and the unique facts and circumstances involved in each particular case and agreement. To date, the Company has made no indemnity payments. In addition, the Company has entered into indemnification agreements with its officers and directors, and its Amended and Restated Bylaws contain similar indemnification obligations to its agents.

Veea Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2024 and 2023

Litigation

In the normal course of business, the Company may become involved in various lawsuits and legal proceedings. While the ultimate results of these matters cannot be predicted with certainty, management does not expect them to have a material adverse effect on the financial position or results of operations of the Company.

Other Commitments

In connection with the Business Combination transaction, Veea agreed to pay certain legal expenses contingent upon the closing of the Business Combination. As of September 30, 2024, the amount of the deferred fees totaled approximately $1,750,000.

13 – FAIR VALUE MEASUREMENTS

Recurring Fair Value Measurements

The Company’s initial value of the warrant liability was based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets and classified as level 3. The subsequent measurement of the Private Warrants is classified as Level 2 because these warrants are economically equivalent to the Public warrants, based on the terms of the Private Warrant agreement, and as such their value is principally derived by the value of the Public Warrants. Significant deviations from these estimates and inputs could result in a material change in fair value. For the three and nine months ended September 30, 2024, there were no transfers amongst level 1, 2, and 3 values during the period.

The conversion feature of the Convertible Promissory Notes is measured at fair value using a Monte Carlo model that fair values the conversion option.

The following table presents fair value information as of September 30, 2024 and December 31, 2023, of the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

September 30, 2024	Total	Level 1	Level 2	Level 3
Assets
Money Market Funds	$2,750	$2,750	$—	$—
Liabilities
Private warrant liability	1,261,492	—	1,261,492	—
Convertible note option liability	293,866	—	—	293,866
Earn out share liability	28,850,000	—	—	28,850,000
Total	$30,408,108	$2.750	$1,261,492	$29,143,866

Convertible Note Option liability

The Company established the initial fair value for the Convertible Note Option liability as of September 13, 2024, which was the date the Convertible Note was executed. On September 30, 2024, the fair value was remeasured using an option pricing model. The option pricing model was used to value the Convertible Note Option Liability for the initial periods and subsequent measurement periods.

The Convertible Note Option liability was classified within Level 3 of the fair value hierarchy at the initial measurement dates and as of September 13, 2024 and September 30, 2024 due to the use of unobservable inputs. The key inputs into the option pricing model for the Convertible Note Option Liability were as follows at September 13, 2024 initial value, and at September 30, 2024:

	September 30, 2024	September 13, 2024
Stock Price	$6.50	$12.00
Expected term (years)	1.45	1.5
Volatility	75.0%	70.0%
Risk-Free Rate	3.82%	3.79%
Interest rate	6.96%	7.33%

Veea Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2024 and 2023

Three and nine months ended September 30, 2024
Balance, beginning of period	$-
Initial value, September 13, 2024	900,933
Change in fair value	(607,067)
Balance, end of period	$293,866

Earn-out Share Liability

Following the closing of the Business Combination, holders of certain capital stock of Legacy Veea immediately prior to the closing will have the contingent right to receive up to 4.5 million additional shares of the Company’s Common Stock if certain trading-price based milestones of the Company’s common stock are achieved or a change of control transaction occurs during the ten-year period following the Closing. The Company’s obligation to issue the earn out shares is recorded as a contingent liability (the “Earn-Out Share Liability”) in the Company’s financial statements. The initial value of the contingent earn-out share liability of $53.6 million is recorded as a transaction cost within operating expenses for the three and nine months ended September 30, 2024. The fair value of the Earn-out Share Liabilities was estimated using Monte Carlo simulation utilizing assumptions related to the contractual term of the instruments, estimated volatility, the and current interest rates. A significant driver of the value of the Earn-out Share Liabilities at the close of the Business Combination was our closing stock price on September 13, 2024 which was $12.00.

The following table presents the changes in fair value of the earn-out liabilities:

For the three and nine months September 30, 2024
Liability at January 1, 2024	$-
Initial value, September 13, 2024	53,600,000
Change in fair value	(24,750,000)
Balance as of September 30, 2024	$28,850,000

The key inputs for the Earn-out Share Liability were as follows at September 13, 2024 initial value, and at September 30, 2024:

	September 30, 2024	September 13, 2024
Stock Price	$6.50	$12.00
Expected term (years)	10	10
Volatility	75.0%	70.0%
Risk-Free Rate	3.81%	3.66%

14 – EARNINGS PER SHARE

The computation of basic and dilutive net loss per share attributable to common stockholders for the three and nine months ended September 30, 2024 and 2023 are as follows:

	Nine Months ended September 30,
	2024	2023
Numerator:
Net loss	$(46,620,619)	$(9,409,208)

Denominator:
Weighted-average common shares outstanding – basic and diluted	20,217,081	16,065,664
Earnings per share – basic and diluted:
Net loss	$(2.31)	$(0.59)

Veea Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2024 and 2023

	Three Months ended September 30,
	2024	2023
Numerator:
Net loss	$(33,323,555)	$1,961,799

Denominator:
Weighted-average common shares outstanding - basic	22,292,374	16,427,124
Earnings per share - basic:
Net income (loss)	$(1.49)	$0.12

	Three Months ended September 30,
	2024	2023
Numerator:
Net loss	$(33,323,555)	$1,961,799

Denominator:
Weighted-average common shares outstanding - diluted	22,292,374	16,427,124
Earnings per share - diluted:
Net income (loss)	$(1.49)	$0.12

15 – SEGMENTATION

As described in Note 3, the Company operates as one reportable segment - sale of smart computing hubs and related subscriptions and licenses.

Major Customers

For the three months ended September 30, 2024 two customers accounted for 10% and 50% of the Company’s revenue. For the nine months ended September 30, 2024 one customer accounted for 26% of the Company’s revenue. For the three and nine months ended September 30, 2023, one customer accounted for approximately 99% of the Company’s revenue.

Long-lived Assets

The majority of the Company’s assets as of September 30, 2024 and December 31, 2023 were attributable to its U.S. operations. The Company’s long-lived assets are based on the physical location of the assets.

The following table presents the Company’s long-lived assets, which consist of property and equipment, net, operating lease right-of-use assets and intangible assets information for geographic areas:

	As of September 30,	As of December 31,
	2024	2023
Long-Lived Assets
United States
ROU Asset	$204,915	$545,411
PP&E, net	217,995	339,936
Goodwill	5,076,791	4,797,078
Intangible Assets, net	757,697	628,477
Total	$6,257,398	$6,310,902

Rest of World
PP&E, net	34,158	36,731
Intangible Assets, net	-	-
Total	$34,158	$36,731
Total long-lived assets	$6,291,556	$6,347,633

Veea Inc. and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2024 and 2023

16 – EMPLOYEE 401(k) PLAN

The Company sponsors a 401(k) plan (the “Plan”) to provide retirement benefits for its employees.

As allowed under Section 401(k) of the Internal Revenue Code, the Plan provides for tax-deferred salary contributions and after-tax contributions for eligible employees. The Plan provides for tax-deferred salary contributions and after-tax contributions for eligible employees. Employee contributions are limited to a maximum annual amount as set periodically by the Internal Revenue Code. The Company matches pretax and Roth employee contributions up to 4% of eligible earnings that are contributed by employees. All matching contributions vest immediately. The Company’s matching contributions to the Plan for the nine months ended September 30, 2024 and December 31, 2023 totaled $116,879 and $80,234, respectively.

17 – SUBSEQUENT EVENTS

The Company evaluated subsequent events from September 30, 2024, the date of these financial statements, through financial statements were issued (the “Issuance Date”), for events requiring recording or disclosure in the financial statements as of and for the nine months ended September 30, 2024. The Company concluded that no events have occurred that would require recognition or disclosure in the financial statements, except as described below.

Equity Line of Credit

On November 15, 2024, the Company and White Lion Capital, LLC (“White Lion”) signed a term sheet providing for the issuance by the Company to White Lion of up to $25 million of shares of the Company’s common stock. The Company anticipates closing the transactions contemplated by the term sheet on or about November 20, 2024. At the closing, the Company and White Lion will enter into a common stock purchase agreement (the “Common Stock Purchase Agreement”) and related registration rights agreement (the “White Lion Registration Rights Agreement”). Pursuant to the Common Stock Purchase Agreement, the Company, has the right to sell to White Lion up to the lesser of (i) 25,000,000 shares of common stock (“ELOC Shares) and (ii) the Purchase Notice Limit (as defined in the Common Stock Purchase Agreement), subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement. As of the Issuance Date, the Company has not filed a Registration Statement on Form S-1 registering the resale of the ELOC Shares. The Company expects to utilize proceeds from the Common Stock Purchase Agreement for working capital and other general corporate purposes. Subject to the terms of the Common Stock Purchase Agreement, the Company will have the right from time to time at its sole discretion until the 24th month following signing of the Common Stock Purchase Agreement, to direct White Lion to purchase up to a specified maximum number of shares of common stock as set forth in the Common Stock Purchase Agreement by delivering written notice to White Lion prior to the commencement of trading on any trading day. The Company will control the timing and amount of any sales of the common stock to White Lion. Actual sales of shares to White Lion under the Common Stock Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, and the trading price of the common stock.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Plum Acquisition Corp. I

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Plum Acquisition Corp. I (the “Company”) as of December 31, 2023 and 2022, the related statements of operations, changes in shareholders’ deficit and cash flows for the years ended December 31, 2023 and 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent upon the consummation of a business combination and it lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. Further, if the Company does not complete a business combination by June 18, 2024 or obtain approval for an extension of this deadline, it will be required to cease all operations except for the purpose of liquidating. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2021.

New York, NY
March 1, 2024

PLUM ACQUISITION CORP. I

BALANCE SHEETS

	December 31,	December 31,
	2023	2022

ASSETS
Cash	$94,703	$86,401
Prepaid expenses	50,853	43,631
Total current assets	145,556	130,032

Investments held in Trust Account	35,555,976	323,911,642
TOTAL ASSETS	$35,701,532	$324,041,674

LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$4,587,330	$2,640,756
Due to related party	331,291	235,000
Convertible promissory note – related party	1,000,000	1,000,000
Promissory Note – related party	250,000	—
Subscription liability	1,567,406	—
Total current liabilities	7,736,027	3,875,756

Warrant liabilities	1,643,271	379,217
Deferred underwriting commissions liabilities	—	11,172,572
TOTAL LIABILITIES	9,379,298	15,427,545

COMMITMENTS AND CONTINGENCIES (NOTE 8)
Class A ordinary shares subject to possible redemption, 3,255,593 and 31,921,634 shares at $10.92 and $10.15 redemption value as of December 31, 2023 and 2022, respectively	35,555,976	323,911,642

SHAREHOLDERS’ DEFICIT
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 7,980,409 and 0 shares issued and outstanding (excluding 3,255,593 and 31,921,634 shares subject to possible redemption) as of December 31, 2023 and 2022, respectively	799	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 0 and 7,980,409 shares issued and outstanding as of December 31, 2023 and 2022, respectively	—	799
Additional paid-in capital	6,098,498	—
Accumulated deficit	(15,333,039)	(15,298,312)
TOTAL SHAREHOLDERS’ DEFICIT	(9,233,742)	(15,297,513)
TOTAL LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT	$35,701,532	$324,041,674

The accompanying notes are an integral part of these financial statements.

PLUM ACQUISITION CORP. I

STATEMENTS OF OPERATIONS

	For the Year Ended December 31,	For the Year Ended December 31,
	2023	2022
Formation and operating expenses	$3,098,285	$4,074,437
Loss from operations	(3,098,285)	(4,074,437)

Other (expense) income:
Change in fair value of warrant liabilities	(1,264,054)	8,973,522
Change in fair value of FPA	308,114	—
Issuance of FPA	(308,114)	—
Reduction of deferred underwriter fee payable	328,474	—
Interest Expense - Debt Discount	(759,768)	—
Termination Fee	—	1,000,000
Interest income – trust account	4,758,906	4,679,040
Total other (expense) income, net	3,063,558	14,652,562

Net (loss) income	$(34,727)	$10,578,125

Weighted average shares outstanding, Class A ordinary shares subject to possible redemption	9,858,573	31,921,634
Basic and diluted net (loss) income per ordinary share, Class A ordinary shares subject to possible redemption	$(0.00)	$0.27

Weighted average shares outstanding, Class A ordinary shares	2,405,055	—
Basic and diluted net (loss) income per ordinary share, Class A ordinary shares	$(0.00)	$—
Weighted average shares outstanding, Class B ordinary shares	5,575,354	7,980,409
Basic and diluted net (loss) income per ordinary share, Class B ordinary shares	$(0.00)	$0.27

The accompanying notes are an integral part of these financial statements.

PLUM ACQUISITION CORP. I

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2023 AND 2022

	Class A ordinary shares		Class B ordinary shares		Additional Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2021	—	$—	7,980,409	$799	$—	$(21,181,135)	$(21,180,336)
Remeasurement adjustment of carrying value to Class A ordinary shares to redemption value	—	—	—	—	—	(4,695,302)	(4,695,302)
Net income	—	—	—	—	—	10,578,125	10,578,125
Balance as of December 31, 2022	—	—	7,980,409	799	—	(15,298,312)	(15,297,513)
Reduction of deferred underwriter fees	—	—	—	—	10,844,098	—	10,844,098
Conversion of Class B shares to Class A shares	7,980,409	799	(7,980,409)	(799)	—	—	—
Remeasurement adjustment of Class A ordinary shares to redemption value	—	—	—	—	(5,898,905)	—	(5,898,905)
Issuance of Subscription Shares	—	—	—	—	1,153,305	—	1,153,305
Net loss	—	—	—	—	—	(34,727)	(34,727)
Balance as of December 31, 2023	7,980,409	$799	—	$—	$6,098,498	$(15,333,039)	$(9,233,742)

The accompanying notes are an integral part of these financial statements.

PLUM ACQUISITION CORP. I

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,	For the Year Ended December 31,
	2023	2022
Cash Flows from Operating Activities:
Net (loss) income	$(34,727)	$10,578,125
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on investments held in Trust Account	(4,758,906)	(4,679,040)
Change in fair value of warrant liabilities	1,264,054	(8,973,522)
Reduction of deferred underwriter fees	(328,474)	—
Issuance of FPA	308,114	—
Change in fair value of FPA	(308,114)	—
Interest expense - debt discount	759,768	—
Changes in operating assets and liabilities:
Prepaid expense	(7,222)	348,794
Due to related party	96,291	120,000
Accounts payable and accrued expenses	1,946,574	1,584,820
Net cash used in operating activities	(1,062,642)	(1,020,823)

Cash Flows from Investing Activities:
Extension payment deposit in Trust	(1,140,000)	—
Cash withdrawn for redemptions	294,254,572	—
Net cash provided by investing activities	293,114,572	—

Cash Flows from Financing Activities:
Redemption of Class A ordinary shares	(294,254,572)	—
Proceeds from subscription liability	1,960,944	—
Proceeds from promissory note – related party	250,000	1,000,000
Net cash (used in) provided by financing activities	(292,043,628)	1,000,000

Net Change in Cash	8,302	(20,823)
Cash – Beginning of period	86,401	107,224
Cash – End of period	$94,703	$86,401

Non-Cash investing and financing activities:
Subsequent measurement of Class A ordinary shares to redemption amount	$5,898,905	$4,695,302
Issuance of Subscription Shares	$1,153,306	$—

The accompanying notes are an integral part of these financial statements.

PLUM ACQUISITION CORP. I

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS

Plum Acquisition Corp. I (the “Company” or “Plum”) was incorporated as a Cayman Islands exempted company on January 11, 2021. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”). The Company will not be limited to a particular industry or geographic region in its identification and acquisition of a target company. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies. As previously reported, on November 27, 2023 The Company executed a Business Combination Agreement with Veea Inc. The Company and Veea are working toward closing their Business Combination.

As of December 31, 2023, the Company had not commenced any operations. All activity for the period from January 11, 2021 (inception) through December 31, 2023 relates to the Company’s formation and the initial public offering (“IPO”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a business combination. The Company believes it will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on investments in the Company’s Trust account and will recognize changes in the fair value of the warrant liabilities as other income (expense).

The Company’s Sponsor is Plum Partners, LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s IPO was declared effective on March 15, 2021 (the “Effective Date”). On March 18, 2021, the Company consummated the initial public offering (the “Public Offering” or “IPO”) of 30,000,000 units (the “Units), at $10.00 per Unit, generating gross proceeds of $300,000,000, which is discussed in Note 3.

Simultaneously with the closing of the IPO, the Company consummated the sale of 6,000,000 warrants (the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant, which is discussed in Note 4. Each warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, generating gross proceeds of $9,000,000, which is described in Note 4.

The Company granted the underwriter a 45-day option from March 18, 2021 to purchase up to an additional 4,500,000 Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions.

The underwriter partially exercised the over-allotment option on April 14, 2021 and purchased 1,921,634 Units at $10.00 per Unit. Simultaneously with the issuance and sale of the Units on April 14, 2021, the Company consummated the private placement with the Sponsor for an aggregate of 256,218 warrants to purchase Class A Ordinary Shares for $1.50 per warrant generating total proceeds of $384,327. On April 14, 2021, $19,216,340, net of the underwriter discount, was deposited in the Company’s Trust account.

A total of $19,216,340 was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. Transaction costs of the IPO and the exercise of the over-allotment option amounted to $18,336,269 consisting of $6,384,327 of underwriting discount, $11,172,572 of deferred underwriting discount, and $779,370 of other offering costs. Of the transaction costs, $538,777 is included in transaction costs on consolidated the statements of operations and $17,797,492 is included in consolidated statements of changes in shareholders’ deficit.

Following the closing of the Public Offering on March 18, 2021 and the partial exercise of the underwriter’s over-allotment option, $319,216,340 (approximately $10.00 per Unit) from the net proceeds of the sale of the Units in the Public Offering, including the proceeds from the sale of the Private Placement Warrants, was deposited in a trust account (“Trust Account”) located in the United States at Goldman Sachs, with Continental Stock Transfer & Trust Company acting as trustee, and was invested in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invests only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any, the proceeds from the IPO and the sale of the Private Placement Warrants will not be released from the Trust Account (1) to the Company, until the completion of our initial Business Combination, or (2) to the Public Shareholders, until the earliest of (i) the completion of the initial Business Combination, and then only in connection with those Class A ordinary shares that such shareholders properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to provide holders of its Class A ordinary shares the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the public shares if the Company does not complete its initial Business Combination within the combination period or (B) with respect to any other provision relating to the rights of holders of the Class A ordinary shares, and (iii) the redemption of the public shares if the Company has not consummated its Business Combination within the Combination Period, subject to applicable law. Public Shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the Trust Account upon the subsequent completion of an initial Business Combination or liquidation if the Company has not consummated an initial Business Combination within the Combination Period, with respect to such Class A ordinary shares so redeemed. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Public Shareholders (as defined below).

The Company will provide shareholders (the “Public Shareholders”) of its Class A ordinary shares, par value $0.0001, sold in the IPO (the “Public Shares”), with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem all or a portion of their Public Shares upon the completion of the initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes, if any, divided by the number of then-outstanding Public Shares, subject to certain limitations. The amount in the Trust Account is initially anticipated to be $10.00 per Public Share.

These Public Shares have been classified as temporary equity upon the completion of the IPO in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company receives the approval of an ordinary resolution.

The Company will have until June 18, 2024, to complete an initial Business Combination. However, if the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Extraordinary General Meeting and Redemption of Shares

On March 15, 2023, Plum held an Extraordinary General Meeting of its Shareholders (1) to amend Plum’s amended and restated memorandum and articles of association (the “Articles”) to extend the date (the “Termination Date”) by which Plum has to consummate a business combination (the “Articles Extension”) from March 18, 2023 (the “Original Termination Date”) to June 18, 2023 (the “Articles Extension Date”) and to allow Plum, without another shareholder vote, to elect to extend the Termination Date to consummate a business combination on a monthly basis for up to nine times by an additional one month each time after the Articles Extension Date, by resolution of Plum’s board of directors if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until March 18, 2024, or a total of up to twelve months after the Articles Extension Date, unless the closing of Plum’s initial business combination shall have occurred prior to such date (the “Extension Amendment Proposal”) and (2) to amend the Articles to eliminate from the Articles the limitation that Plum may not redeem Class A ordinary shares to the extent that such redemption would result in Plum having net tangible assets (as determined in accordance with Rule 3a 51-1(g)(1)of the Securities Exchange Act of 1934, as amended) of less than $5,000,001 (the “Redemption Limitation”) in order to allow Plum to redeem Public Shares irrespective of whether such redemption would exceed the Redemption Limitation (the “Redemption Limitation Amendment Proposal”). The shareholders of Plum approved the Extension Amendment Proposal and the Redemption Limitation Amendment Proposal at the Shareholder Meeting and on March 15, 2023, Plum filed the amendment to the Articles with the Registrar of Companies of the Cayman Islands.

In connection with the vote to approve the Extension Amendment Proposal, the holders of 26,693,416 Class A ordinary shares properly exercised their right to redeem their shares for cash at a redemption price of $10.23 per share, for an aggregate Redemption amount of $273,112,311.62.

The Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to their Founder Shares, (ii) waive their redemption rights with respect to their Founder Shares and public shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) that would modify the substance or timing of the Company’s obligation to provide holders of the Class A ordinary shares the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of its public shares if the Company does not complete our initial Business Combination within the Combination Period or (B) with respect to any other provision relating to the rights of holders of the Class A ordinary shares, (iii) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares they hold if the Company fails to consummate an initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete its initial Business Combination within the prescribed time frame) and (iv) vote their Founder Shares and public shares in favor of our initial Business Combination.

On September 13, 2023, Plum held an Extraordinary General Meeting of its Shareholders (“September Shareholder Meeting”) (1) to amend the Articles to extend Articles Extension Termination Date from the Articles Extension Date to December 18, 2023 (the “Second Articles Extension Date”) and to allow the Company, without another shareholder vote, to elect to extend the Termination Date to consummate a business combination on a monthly basis for up to six times by an additional one month each time after the Second Articles Extension Date, by resolution of the Company’s board of directors if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until June 18, 2024, or a total of up to nine months after the Termination Date, unless the closing of the Company’s initial business combination shall have occurred prior to such date (the “Second Extension Amendment Proposal”) and (2) to authorize a reduction in the funds held in the Trust Account to an amount equal to $20,000,000.00 (the “Trust Reduction”), which amount will be used to compulsorily redeem up to 3,228,218 Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the redemption date, including interest (which interest shall be net of taxes payable), divided by the number of then-outstanding public shares (“Trust Reduction Proposal”). The shareholders of the Company approved the Second Extension Amendment Proposal and the Trust Reduction Proposal at the Shareholder Meeting and on September 13, 2023, the Company filed the amendment to the Articles with the Registrar of Companies of the Cayman Islands.

In connection with the vote to approve the Second Extension Amendment Proposal, (i) the Sponsor, as the sole holder of Class B Ordinary Shares, voluntarily elected to convert all Class B Ordinary Shares to Class A Ordinary Shares on a one-for-one basis in accordance with the Memorandum and Articles of Association (the “Class B Conversion”) and (ii) the holders of 1,972,625 Class A ordinary shares properly exercised their right to redeem their shares for cash at a redemption price of $10.72 per share, for an aggregate redemption amount of $21,142,260.78 (the “Redemption”). Upon completion of the Class B Conversion and the Redemption, 7,980,409 shares of Class A common stock, excluding 3,255,593 shares of Class A Ordinary Shares subject to possible redemption, and no shares of Class B common stock remain issued and outstanding.

As approved by its stockholders at the extraordinary general meeting (the “EGM”), the Company filed an Amended and Restated Memorandum and Articles of Association (the “A&R Charter”) on October 25, 2023, which (i) extended the date by which the Company has to consummate a business combination to December 18, 2023 and (ii) allowed the Company, without another shareholder vote, to elect to extend the Termination Date (as defined in the Proxy Statement) to consummate a business combination on a monthly basis for up to six times by an additional one month each time after December 18, 2023 (or such shorter period as necessary to comply with applicable listing requirements), by resolution of the Company’s board of directors, if requested by Plum Partners, LLC, and upon five days advance notice prior to the applicable termination date, until June 18, 2024, or a total of up to nine months after September 18, 2023, unless the closing of a business combination shall have occurred prior thereto.

An aggregate of 1,972,625 Class A ordinary shares of the Company were tendered for redemption in connection with the shareholders’ vote at the EGM.

Liquidity, Capital Resources, and Going Concern

The Company’s liquidity needs up to March 18, 2021 had been satisfied through a capital contribution from the Sponsor of $25,000 (see Note 5) for the Founder Shares. In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors, and third parties have committed to provide the Company Working Capital Loans (see Note 5). As of December 31, 2023 and 2022, the Company had $1,000,000 outstanding under Working Capital Loans.

As of December 31, 2023, the Company had $94,703 in its operating bank account and a working capital deficit $7,590,471.

In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC 205-40, Presentation of Financial Statements—Going Concern”, management has determined that the Company has and will continue to incur significant costs in pursuit of its acquisition plans which raises substantial doubt about the Company’s ability to continue as a going concern. Moreover, we may need to obtain additional financing either to complete our initial Business Combination or because we become obligated to redeem a significant number of our Public Shares upon consummation of our initial Business Combination, in which case we may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial Business Combination. If we are unable to complete our initial Business Combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Accounts. In addition, following our initial Business Combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Further, management has determined that if the Company is unable to complete a Business Combination by June 18, 2024 (the “Combination Period”), then the Company will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution as well as the Company’s working capital deficit raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after the Combination Period. The Company intends to complete a Business Combination before the mandatory liquidation date.

NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Restatement Background

In connection with the preparation of the Company’s consolidated financial statements as of December 31, 2023, management determined it should restate its previously reported condensed consolidated financial statements for the periods ended March 31, 2023, June 30, 2023, and September 30, 2023. The Company previously accounted for its subscription liability as a liability classified derivative instrument which resulted in the Company remeasuring the derivative instrument at fair value at each reporting period with the changes in fair value recorded within earnings. The need for the restatement arose out of the results of certain financial analysis the Company performed in the course of preparing a response to a comment letter received by the United States Securities and Exchange Commission on February 1, 2024, related to the Company’s Registration Statement on Form S-4 filed January 5, 2024. As a result of this analysis, the Company concluded that the transaction underlying the subscription liability was representative of the issuance of multiple freestanding instruments in a bundled transaction which should not have been remeasured at fair value at each reporting period and should have been accounted for using the relative fair value method of accounting in accordance with ASC 470 as previously concluded during the Company’s assessment of the Subscription Agreement. The error occurred as a result of the lack of certain financial analysis and management review in the course of preparing its consolidated financial statements during the periods previously identified above. As a result of the error, the subscription liability and corresponding debt discount recorded within the condensed consolidated balance sheets was overstated, and the change in fair value recorded within the condensed consolidated statements of operations resulted in the recognition of additional (expense) and income for certain periods as identified above. This resulted in an adjustment to the carrying value of debt discount, net of amortization, subscription liability, additional paid-in capital and accumulated deficit on the condensed balance sheet with the offset recorded to change in fair value of subscription liability and interest expense – debt discount on the condensed statement of operations.

In connection with the changes listed above, the Company also restated its earnings per share.

The restatement had no impact on the Company’s cash position or amount held in the trust account.

The relevant unaudited interim financial information for the quarterly periods ended March 30, 2023, June 30, 2023, and September 30, 2023, is included in Note 11, Quarterly Financial Information (Unaudited). The categories of misstatements and their impact on the previously issued financial statements are described in more detail in the tables below.

As previously disclosed, the Company determined that its subscription liability, net of debt discount as of the aforementioned periods had been misstated. The Company concluded that the impact of applying correction for these errors and misstatements on the aforementioned financial statements is material.

Description of Misstatements

Misstatements Associated with Subscription Liability

(a) Subscription liability

The Company previously accounted for its subscription liability as a liability classified derivative instrument which resulted in the Company remeasuring the derivative instrument at fair value at each reporting period with the changes in fair value recorded within earnings. However, the subscription liability should not have been remeasured at fair value at each reporting period and should have been accounted for using the relative fair value method of accounting in accordance with ASC 470. The subscription liability recorded within the condensed consolidated balance sheets was overstated, and the change in fair value recorded within the condensed consolidated statements of operations resulted in the recognition of additional (expense) and income for certain periods as identified above.

(b) Debt discount

The debt discount corresponding to the subscription liability recorded within the condensed consolidated balance sheets was overstated, and the amortization of the debt discount within the condensed consolidated statements of operations resulted in the recognition of additional (expense) and income for certain periods as identified above.

(c) Additional paid-in capital

The correction of the subscription liability resulted in an increase in additional paid-in capital.

(d) Accumulated deficit

The correction of the subscription liability and debt discount resulted in additional (expense) and income for certain periods as identified above.

Description of Restatement Tables

The impact of the revision on the Company’s financial statements is reflected in the following table:

	As Reported	Adjustment	As Restated
Unaudited Condensed Consolidated Balance Sheet as of September 30, 2023
Debt discount	$4,372,334	$(4,372,334)	$—
Total assets	$39,589,273	$(4,372,334)	$35,216,939
Subscription liability	$9,191,162	$(9,191,162)	$—
Subscription liability, net of debt discount	$—	$1,060,112	$1,060,112
Total current liabilities	$14,676,822	$(8,131,050)	$6,545,772
Total liabilities	$15,435,255	$(8,131,050)	$7,304,205
Additional paid-in capital	$5,404,501	$914,776	$6,319,277
Accumulated deficit	$(16,347,949)	$2,843,940	$(13,504,009)
Total shareholders’ deficit	$(10,942,649)	$3,758,716	$(7,183,933)
Total liabilities, redeemable ordinary shares and shareholders’ deficit	$39,589,273	$(4,372,334)	$35,216,939

	As Reported	Adjustment	As Restated
Unaudited Condensed Consolidated Balance Sheet as of June 30, 2023
Debt discount	$2,479,445	$(2,479,445)	$—
Total assets	$57,707,827	$(2,479,445)	$55,228,382
Subscription liability	$1,946,467	$(1,946,467)	$—
Subscription liability, net of debt discount	$—	$467,274	$467,274
Total current liabilities	$7,382,247	$(1,479,193)	$5,903,054
Total liabilities	$7,805,705	$(1,479,193)	$6,326,512
Additional paid-in capital	$6,488,812	$423,601	$6,912,413
Accumulated deficit	$(11,742,106)	$(1,423,853)	$(13,165,959)
Total shareholders’ deficit	$(5,252,495)	$(1,000,252)	$(6,252,747)
Total liabilities, redeemable ordinary shares and shareholders’ deficit	$57,707,827	$(2,479,445)	$55,228,382

	As Reported	Adjustment	As Restated
Unaudited Condensed Consolidated Balance Sheet as of March 31, 2023
Subscription liability	$800,746	$(800,746)	$—
Subscription liability, net of debt discount	$—	$251,880	$251,880
Total current liabilities	$6,533,748	$(548,866)	$5,984,882
Total liabilities	$8,935,451	$(548,866)	$8,386,585
Additional paid-in capital	$7,275,132	$256,635	$7,531,767
Accumulated deficit	$(16,010,590)	$292,231	$(15,718,359)
Total shareholders’ deficit	$(8,734,659)	$548,866	$(8,185,793)

	As Reported	Adjustment	As Restated
Unaudited Condensed Consolidated Statement of Operations for the three months ended September 30, 2023
Interest expense – debt discount	$(2,467,496)	$2,188,483	$(279,013)
Change in fair value of subscription liability	$(2,079,310)	$2,079,310	$—
Total other (expense) income, net	$(4,252,471)	$4,267,793	$15,322
Net income (loss)	$(4,605,843)	$4,267,793	$(338,050)
Basic and diluted net (loss) income per ordinary share, Class A ordinary shares subject to possible redemption	$(0.36)	$0.33	$(0.03)
Basic and diluted net (loss) income per ordinary share, Class A ordinary shares	$(0.36)	$0.33	$(0.03)
Basic and diluted net (loss) income per ordinary share, Class B ordinary shares	$(0.36)	$0.33	$(0.03)

	As Reported	Adjustment	As Restated
Unaudited Condensed Consolidated Statement of Operations for the nine months ended September 30, 2023
Interest expense – debt discount	$(3,815,529)	$3,401,585	$(413,944)
Change in fair value of subscription liability	$557,645	$(557,645)	$—
Total other (expense) income, net	$1,035,971	$2,843,940	$3,879,911
Net income (loss)	$(1,049,638)	$2,843,940	$1,794,302
Basic and diluted net (loss) income per ordinary share, Class A ordinary shares subject to possible redemption	$(0.05)	$0.14	$0.09
Basic and diluted net (loss) income per ordinary share, Class A ordinary shares	$(0.05)	$0.14	$0.09
Basic and diluted net (loss) income per ordinary share, Class B ordinary shares	$(0.05)	$0.14	$0.09

	As Reported	Adjustment	As Restated
Unaudited Condensed Consolidated Statement of Operations for the three months ended June 30, 2023
Interest expense – debt discount	$(1,045,564)	$939,148	$(106,416)
Change in fair value of subscription liability	$2,655,232	$(2,655,232)	$—
Total other (expense) income, net	$4,847,438	$(1,716,084)	$3,131,354
Net income (loss)	$4,268,484	$(1,716,084)	$2,552,400
Basic and diluted net income per ordinary share, Class A ordinary shares subject to possible redemption	$0.20	$(0.08)	$0.12
Basic and diluted net income per ordinary share, Class B ordinary shares	$0.20	$(0.08)	$0.12

	As Reported	Adjustment	As Restated
Unaudited Condensed Consolidated Statement of Operations for the six months ended June 30, 2023
Interest expense – debt discount	$(1,348,033)	$1,213,102	$(134,931)
Change in fair value of subscription liability	$2,636,955	$(2,636,955)	$—
Total other (expense) income, net	$5,288,442	$(1,423,853)	$3,864,589
Net income (loss)	$3,556,206	$(1,423,853)	$2,132,353
Basic and diluted net income per ordinary share, Class A ordinary shares subject to possible redemption	$0.15	$(0.06)	$0.09
Basic and diluted net income per ordinary share, Class B ordinary shares	$0.15	$(0.06)	$0.09

	As Reported	Adjustment	As Restated
Unaudited Condensed Consolidated Statement of Operations for the three months ended March 31, 2023
Interest expense – debt discount	$(302,469)	$273,954	$(28,515)
Change in fair value of subscription liability	$(18,277)	$18,277	$—
Total other (expense) income, net	$441,004	$292,231	$733,235
Net income (loss)	$(712,278)	$292,231	$(420,047)
Basic and diluted net (loss) income per ordinary share, Class A ordinary shares subject to possible redemption	$(0.02)	$0.01	$(0.01)
Basic and diluted net (loss) income per ordinary share, Class B ordinary shares	$(0.02)	$0.01	$(0.01)

	As Reported	Adjustment	As Restated
Unaudited Condensed Consolidated Statement of Changes in Shareholders’ Deficit for the three months ended September 30, 2023
Additional paid-in capital	$5,404,501	$914,776	$6,319,277
Accumulated deficit	$(16,347,949)	$2,843,940	$(13,504,009)
Issuance of subscription shares	$—	$491,176	$491,176
Net income (loss)	$(4,605,843)	$4,267,793	$(338,050)
Total stockholders’ deficit	$(10,942,649)	$3,758,716	$(7,183,933)

	As Reported	Adjustment	As Restated
Unaudited Condensed Consolidated Statement of Changes in Shareholders’ Deficit for the three months ended June 30, 2023
Additional paid-in capital	$6,488,812	$423,601	$6,912,413
Accumulated deficit	$(11,742,106)	$(1,423,853)	$(13,165,959)
Issuance of subscription shares	$—	$166,965	$166,965
Net income (loss)	$4,268,484	$(1,716,084)	$2,552,400
Total stockholders’ deficit	$(5,252,495)	$(1,000,252)	$(6,252,747)

	As Reported	Adjustment	As Restated
Unaudited Condensed Consolidated Statement of Changes in Shareholders’ Deficit for the three months ended March 31, 2023
Additional paid-in capital	$7,275,132	$256,635	$7,531,767
Accumulated deficit	$(16,010,590)	$292,231	$(15,718,360)
Issuance of subscription shares	$—	$256,635	$256,635
Net income (loss)	$(712,278)	$292,231	$(420,047)
Total stockholders’ deficit	$(8,734,659)	$548,866	$(8,185,793)

	As Reported	Adjustment	As Restated
Unaudited Condensed Consolidated Statement of Cash Flows for the nine months ended September 30, 2023
Interest expense – debt discount	$3,815,529	$(3,401,585)	$413,944
Change in fair value of subscription liability	$(557,645)	$557,645	$—
Net income (loss)	$(1,049,638)	$2,843,940	$1,794,302
Issuance of subscription shares	$—	$914,776	$914,776

	As Reported	Adjustment	As Restated
Unaudited Condensed Consolidated Statement of Cash Flows for the six months ended June 30, 2023
Interest expense – debt discount	$1,348,033	$(1,213,102)	$134,931
Change in fair value of subscription liability	$(2,636,955)	$2,636,955	$—
Net income (loss)	$3,556,206	$(1,423,853)	$2,132,353
Issuance of subscription shares	$—	$423,600	$423,600

	As Reported	Adjustment	As Restated
Unaudited Condensed Consolidated Statement of Cash Flows for the three months ended March 31, 2023
Interest expense – debt discount	$302,469	$(273,954)	$28,515
Change in fair value of subscription liability	$18,277	$(18,277)	$—
Net income (loss)	$(712,278)	$292,231	$(420,047)
Issuance of subscription shares	$—	$256,635	$256,635

PLUM ACQUISITION CORP. I

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)(As Restated)

	As of September 30, 2023
	As Previously Reported	Restatement Impacts	Restatement Reference	As Restated
ASSETS
Cash	$92,722			$92,722
Prepaid expense	27,550			27,550
Total current assets	120,272			120,272
Investments held in Trust Account	35,096,667			35,096,667
Debt discount	4,372,334	(4,372,334)	b	—
TOTAL ASSETS	$39,589,273	$(4,372,334)		$35,216,939

LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT
Accounts payable and accounts payable	$3,976,694			$3,976,694
Due to related party	258,966			258,966
Convertible promissory note - related party	1,000,000			1,000,000
Promissory Note - related party	250,000			250,000
Subscription liability	9,191,162	(9,191,162)	a	—
Subscription liability, net of debt discount	—	1,060,112	a	1,060,112
Total current liabilities	14,676,822	(8,131,050)		6,545,772
Warrant liabilities	758,433			758,433
Deferred underwriting commissions liabilities	—			—
TOTAL LIABILITIES	15,435,255	(8,131,050)		7,304,205

COMMITMENTS AND CONTINGENCIES
Class A Ordinary shares subject to possible redemption, 3,255,593 and 31,921,634 shares at $10.78 and $10.15 redemption value as of September 30, 2023 and December 31, 2022, respectively	35,096,667			35,096,667

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—			—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 7,980,409 and 0 shares issued and outstanding (excluding 3,255,593 and 31,921,634 shares subject to possible redemption) as of September 30, 2023 and December 31, 2022, respectively	799			799
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 0 and 7,980,409 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—			—
Additional paid-in capital	5,404,501	914,776	c	6,319,277
Accumulated deficit	(16,347,949)	2,843,940	d	(13,504,009)
TOTAL SHAREHOLDERS’ DEFICIT	(10,942,649)	3,758,716		(7,183,933)
TOTAL LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT	$39,589,273	$(4,372,334)		$35,216,939

PLUM ACQUISITION CORP. I

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)(As Restated)

	For the three months ended September 30, 2023
	As Previously Reported	Restatement Impacts	Restatement Reference	As Restated

Formation and operating costs	$353,372			$353,372
Loss from operations	(353,372)			(353,372)

Other (expense) income:
Change in fair value of warrant liabilities	(334,975)			(334,975)
Change in fair value of subscription liability	(2,079,310)	2,079,310	a	—
Change in fair value of Forward Purchase Agreement	—			—
Issuance of Forward Purchase Agreement	—			—
Reduction of deferred underwriter fee payable	—			—
Interest Expense - Debt Discount	(2,467,496)	2,188,483	b	(279,013)
Interest income – trust account	629,310			629,310
Total other (expense) income, net	(4,252,471)	4,267,793		15,322

Net (loss) income	$(4,605,843)	$4,267,793	d	$(338,050)

Weighted average shares outstanding, Class A ordinary shares subject to possible redemption	4,970,919			4,970,919
Basic and diluted net income per ordinary share, Class A ordinary shares subject to possible redemption	$(0.36)	$0.33		$(0.03)
Weighted average shares outstanding, Class A ordinary shares subject to possible redemption	1,474,641			1,474,641
Basic and diluted net income per ordinary share, Class A ordinary shares	$(0.36)	$0.33		$(0.03)
Weighted average shares outstanding, Class B ordinary shares	6,505,768			6,505,768
Basic and diluted net income per ordinary share, Class B ordinary shares	$(0.36)	$0.33		$(0.03)

PLUM ACQUISITION CORP. I

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)(As Restated)

	For the nine months ended September 30, 2023
	As Previously Reported	Restatement Impacts	Restatement Reference	As Restated

Formation and operating costs	$2,085,609			$2,085,609
Loss from operations	(2,085,609)			(2,085,609)

Other (expense) income:
Change in fair value of warrant liabilities	(379,216)			(379,216)
Change in fair value of subscription liability	557,645	(557,645)	a	—
Change in fair value of Forward Purchase Agreement	308,114			308,114
Issuance of Forward Purchase Agreement	(308,114)			(308,114)
Reduction of deferred underwriter fee payable	328,474			328,474
Interest Expense - Debt Discount	(3,815,529)	3,401,585	b	(413,944)
Interest income – trust account	4,344,597			4,344,597
Total other (expense) income, net	1,035,971	2,843,940		3,879,911

Net (loss) income	$(1,049,638)	2,843,940	d	$1,794,302

Weighted average shares outstanding, Class A ordinary shares subject to possible redemption	12,083,753			12,083,753
Basic and diluted net income per ordinary share, Class A ordinary shares subject to possible redemption	$(0.05)	$0.14		$0.09
Weighted average shares outstanding, Class A ordinary shares subject to possible redemption	526,181			526,181
Basic and diluted net income per ordinary share, Class A ordinary shares	$(0.05)	$0.14		$0.09
Weighted average shares outstanding, Class B ordinary shares	7,454,228			7,454,228
Basic and diluted net income per ordinary share, Class B ordinary shares	$(0.05)	$0.14		$0.09

PLUM ACQUISITION CORP. I

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)(As Restated)

	As of June 30, 2023
	As Previously Reported	Restatement Impacts	Restatement Reference	As Restated
ASSETS
Cash	$20,880			$20,880
Prepaid expense	52,885			52,885
Total current assets	73,765			73,765
Investments held in Trust Account	55,154,617			55,154,617
Debt discount	2,479,445	(2,479,445)	b	—
TOTAL ASSETS	$57,707,827	$(2,479,445)		$55,228,382

LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT
Accounts payable and accounts payable	$3,853,954			$3,853,954
Due to related party	331,826			331,826
Convertible promissory note – related party	1,000,000			1,000,000
Promissory Note – related party	250,000			250,000
Subscription liability	1,946,467	(1,946,467)	a	—
Subscription liability, net of debt discount	—	467,274	a	467,274
Total current liabilities	7,382,247	(1,479,193)		5,903,054

Warrant liabilities	423,458			423,458
Deferred underwriting commissions liabilities	—			-
TOTAL LIABILITIES	7,805,705	(1,479,193)		6,326,512

COMMITMENTS AND CONTINGENCIES
Class A Ordinary shares subject to possible redemption, 5,228,218 and 31,921,634 shares at $10.55 and $10.15 redemption value as of June 30, 2023 and December 31, 2022, respectively	55,154,617			55,154,617

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—			—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; no shares issued and outstanding (excluding 5,228,218 and 31,921,634 shares subject to possible redemption) as of June 30, 2023 and December 31, 2022, respectively	—			—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 7,980,409 shares issued and outstanding as of June 30, 2023 and December 31, 2022	799			799
Additional paid-in capital	6,488,812	423,601	c	6,912,413
Accumulated deficit	(11,742,106)	(1,423,853)	d	(13,165,959)
TOTAL SHAREHOLDERS’ DEFICIT	(5,252,495)	(1,000,252)		(6,252,747)
TOTAL LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT	$57,707,827	$(2,479,445)		$55,228,382

PLUM ACQUISITION CORP. I

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)(As Restated)

	For the three months ended June 30, 2023
	As Previously Reported	Restatement Impacts	Restatement Reference	As Restated

Formation and operating costs	$578,954			$578,954
Loss from operations	(578,954)			(578,954)

Other (expense) income:
Change in fair value of warrant liabilities	1,978,245			1,978,245
Change in fair value of subscription liability	2,655,232	(2,655,232)	a	—
Change in fair value of Forward Purchase Agreement	633,205			633,205
Issuance of Forward Purchase Agreement	—			—
Reduction of deferred underwriter fee payable	—			—
Interest Expense - Debt Discount	(1,045,564)	939,148	b	(106,416)
Interest income – trust account	626,320			626,320
Total other (expense) income, net	4,847,438	(1,716,084)		3,131,354

Net (loss) income	$4,268,484	$(1,716,084)	d	$2,552,400

Weighted average shares outstanding, Class A ordinary shares subject to possible redemption	13,208,627			13,208,627
Basic and diluted net income per ordinary share, Class A ordinary shares subject to possible redemption	$0.20	$(0.08)		$0.12
Weighted average shares outstanding, Class B ordinary	7,980,409			7,980,409
Basic and diluted net income per ordinary share, Class B ordinary shares	$0.20	$(0.08)		$0.12

PLUM ACQUISITION CORP. I

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)(As Restated)

	For the six months ended June 30, 2023
	As Previously Reported	Restatement Impacts	Restatement Reference	As Restated

Formation and operating costs	$1,732,236			$1,732,236
Loss from operations	(1,732,236)			(1,732,236)

Other (expense) income:
Change in fair value of warrant liabilities	(44,241)			(44,241)
Change in fair value of subscription liability	2,636,955	(2,636,955)	a	—
Change in fair value of Forward Purchase Agreement	308,114			308,114
Issuance of Forward Purchase Agreement	(308,114)			(308,114)
Reduction of deferred underwriter fee payable	328,474			328,474
Interest Expense – Debt Discount	(1,348,033)	1,213,102	b	(134,931)
Interest income – trust account	3,715,287			3,715,287
Total other (expense) income, net	5,288,442	(1,423,853)		3,864,589

Net (loss) income	$3,556,206	$(1,423,853)	d	$2,132,353

Weighted average shares outstanding, Class A ordinary shares subject to possible redemption	15,699,166			15,699,166
Basic and diluted net income per ordinary share, Class A ordinary shares subject to possible redemption	$0.15	$(0.06)		$0.09
Weighted average shares outstanding, Class B ordinary	7,980,409			7,980,409
Basic and diluted net income per ordinary share, Class B ordinary shares	$0.15	$(0.06)		$0.09

PLUM ACQUISITION CORP. I

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)(As Restated)

	As of March 31, 2023
	As Previously Reported	Restatement Impacts	Restatement Reference	As Restated
ASSETS
Cash	$97,811			$97,811
Prepaid expense	102,980			102,980
Total current assets	200,791			200,791

Investments held in Trust Account	54,368,297			54,368,297
TOTAL ASSETS	$54,569,088			$54,569,088

LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT
Accounts payable and accounts payable	$3,584,797			$3,584,797
Due to related party	265,000			265,000
Convertible promissory note - related party	1,000,000			1,000,000
Promissory Note - related party	250,000			250,000
Subscription liability	800,746	(800,746)	a	—
Subscription liability, net of debt discount	—	251,880	a	251,880
Forward Purchase Agreement liability	633,205			633,205
Total current liabilities	6,533,748	(548,866)		5,984,882

Warrant liabilities	2,401,703			2,401,703
Deferred underwriting commissions liabilities	—			—
TOTAL LIABILITIES	8,935,451	(548,866)		8,386,585

COMMITMENTS AND CONTINGENCIES
Class A Ordinary shares subject to possible redemption, 3,255,593 and 31,921,634 shares at $10.78 and $10.15 redemption value as of September 30, 2023 and December 31, 2022, respectively	54,368,296			54,368,296

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—			—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 7,980,409 and 0 shares issued and outstanding (excluding 3,255,593 and 31,921,634 shares subject to possible redemption) as of September 30, 2023 and December 31, 2022, respectively	—			—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 0 and 7,980,409 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	799			799
Additional paid-in capital	7,275,132	256,635	c	7,531,767
Accumulated deficit	(16,010,590)	292,231	d	(15,718,359)
TOTAL SHAREHOLDERS’ DEFICIT	(8,734,659)	548,866		(8,185,793)
TOTAL LIABILITIES, REDEEMABLE ORDINARY SHARES AND SHAREHOLDERS’ DEFICIT	$54,569,088			$54,569,088

PLUM ACQUISITION CORP. I

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)(As Restated)

	For the three months ended March 31, 2023
	As Previously Reported	Restatement Impacts	Restatement Reference	As Restated

Formation and operating costs	$1,153,282			$1,153,282
Loss from operations	(1,153,282)			(1,153,282)

Other (expense) income:
Change in fair value of warrant liabilities	(2,022,486)			(2,022,486)
Change in fair value of subscription liability	(18,277)	18,277	a	—
Change in fair value of Forward Purchase Agreement	(325,091)			(325,091)
Issuance of Forward Purchase Agreement	(308,114)			(308,114)
Reduction of deferred underwriter fee payable	328,474			328,474
Interest Expense – Debt Discount	(302,469)	273,954	b	(28,515)
Interest income – trust account	3,088,967			3,088,967
Total other (expense) income, net	441,004	292,231		733,235

Net (loss) income	$(712,278)	$292,231	d	$(420,047)

Weighted average shares outstanding, Class A ordinary shares subject to possible redemption	26,286,357			26,286,357
Basic and diluted net income per ordinary share, Class A ordinary shares subject to possible redemption	$(0.02)	$0.01		$(0.01)
Weighted average shares outstanding, Class B ordinary	7,980,409			7,980,409
Basic and diluted net income per ordinary share, Class B ordinary shares	$(0.02)	$0.01		$(0.01)

PLUM ACQUISITION CORP. I

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(Unaudited)(As Restated)

	Class A ordinary shares		Class B ordinary shares		Additional	Accumulated	Shareholders’
As Previously Reported	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Deficit
Balance as of December 31, 2022	—	$—	7,980,409	$799	$—	$(15,298,312)	$(15,297,513)
Reduction of deferred underwriter fees					10,844,098		10,844,098
Accretion of Class A ordinary shares to redemption value					(3,568,966)	—	(3,568,966)
Net Income						(712,278)	(712,278)
Balance as of March 31, 2023	—	—	7,980,409	799	7,275,132	(16,010,590)	(8,734,659)
Accretion of Class A ordinary shares to redemption value					(786,320)	—	(786,320)
Net Income						4,268,484	4,268,484
Balance as of June 30, 2023	—	—	7,980,409	799	6,488,812	(11,742,106)	(5,252,495)
Conversion of class B shares to Class A shares	7,980,409	799	(7,980,409)	(799)			—
Accretion of Class A ordinary shares to redemption value					(1,084,311)	—	(1,084,311)
Net Income						(4,605,843)	(4,605,843)
Balance as of September 30, 2023	7,980,409	$799	—	$—	$5,404,501	$(16,347,949)	$(10,942,649)
Restatement Impacts
Balance as of December 31, 2022	—	$—	7,980,409	$799	$—	$(15,298,312)	$(15,297,513)
Reduction of deferred underwriter fees
Accretion of Class A ordinary shares to redemption value						—
Issuance of subscription shares (adjustment)					256,635		256,635
Net Income (adjustment)						292,231	292,231
Balance as of March 31, 2023	—	—	7,980,409	799	256,635	(15,006,081)	(14,748,647)
Accretion of Class A ordinary shares to redemption value						—
Issuance of subscription shares (adjustment)					166,966		166,966
Net Income (adjustment)						(1,716,084)	(1,716,084)
Balance as of June 30, 2023	—	—	7,980,409	799	423,601	(16,722,165)	(16,297,765)
Conversion of class B shares to Class A shares							—
Accretion of Class A ordinary shares to redemption value						—
Issuance of subscription shares (adjustment)					491,175		491,175
Net Income (adjustment)						4,267,793	4,267,793
Balance as of September 30, 2023	—	$—	7,980,409	$799	$914,776	$(12,454,372)	$(11,538,797)

As Restated
Balance as of December 31, 2022	—	$—	7,980,409	$799	$—	$(15,298,312)	$(15,297,513)
Reduction of deferred underwriter fees					10,844,098		10,844,098
Accretion of Class A ordinary shares to redemption value					(3,568,966)	—	(3,568,966)
Issuance of subscription shares (as restated)					256,635		256,635
Net loss (as restated)						(420,047)	(420,047)
Balance as of March 31, 2023 (as restated)	—	—	7,980,409	799	7,531,767	(15,718,359)	(8,185,793)
Accretion of Class A ordinary shares to redemption value					(786,320)	—	(786,320)
Issuance of subscription shares (as restated)					166,966		166,966
Net income (as restated)						2,552,400	2,552,400
Balance as of June 30, 2023 (as restated)	—	—	7,980,409	799	6,912,413	(13,165,959)	(6,252,747)
Conversion of class B shares to Class A shares	7,980,409	799	(7,980,409)	(799)			—
Accretion of Class A ordinary shares to redemption value					(1,084,311)	—	(1,084,311)
Issuance of subscription shares (as restated)					491,175		491,175
Net loss (as restated)						(338,050)	(338,050)
Balance as of September 30, 2023 (as restated)	7,980,409	$799	—	$—	$6,319,277	$(13,504,009)	$(7,183,933)

PLUM ACQUISITION CORP. I

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)(As Restated)

	For the nine months ended September 30, 2023
	As Previously Reported	Restatement Impacts	Restatement Reference	As Restated
Cash Flows from Operating Activities:
Net (loss) income	$(1,049,638)	2,843,940	d	$1,794,302
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on investments held in Trust Account	(4,344,597)			(4,344,597)
Changes in fair value of warrant liabilities	379,216			379,216
Reduction of deferred underwriter fees	(328,474)			(328,474)
Issuance of Forward Purchase Agreement	308,114			308,114
Change in fair value of Forward Purchase Agreement	(308,114)			(308,114)
Change in fair value of subscription liability	(557,645)	557,645	a	—
Interest expense - debt discount	3,815,529	(3,401,585)	b	413,944
Changes in operating assets and liabilities:
Prepaid assets	16,081			16,081
Due to related party	23,966			23,966
Accounts payable and accrued expenses	1,335,939			1,335,939
Net cash used in operating activities	(709,623)			(709,623)

Cash flows from Investing Activities:
Extension payment deposit in Trust	(1,095,000)			(1,095,000)
Cash withdrawn for redemptions	294,254,572			294,254,572
Net cash provided by investing activities	293,159,572			293,159,572

Cash flows from Financing Activities:
Proceeds from the subscription liability	1,560,944			1,560,944
Redemption from Trust Account for ordinary shares	(294,254,572)			(294,254,572)
Proceeds from note payable-related party	250,000			250,000
Net cash (used in) provided by financing activities	(292,443,628)			(292,443,628)

Net Change in Cash	6,321			6,321
Cash, Beginning of period	86,401			86,401
Cash, End of period	$92,722			$92,722

Non-Cash investing and financing activities:
Accretion of Class A ordinary shares subject to possible redemption	$5,439,596			$5,439,596
Issuance of subscription shares	$—			$914,776

PLUM ACQUISITION CORP. I

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)(As Restated)

	For the six months ended June 30, 2023
	As Previously Reported	Restatement Impacts	Restatement Reference	As Restated
Cash Flows from Operating Activities:
Net (loss) income	$3,556,206	(1,423,853)	d	$2,132,353
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on investments held in Trust Account	(3,715,287)			(3,715,287)
Changes in fair value of warrant liabilities	44,241			44,241
Reduction of deferred underwriter fees	(328,474)			(328,474)
Issuance of Forward Purchase Agreement	308,114			308,114
Change in fair value of Forward Purchase Agreement	(308,114)			(308,114)
Change in fair value of subscription liability	(2,636,955)	2,636,955	a	—
Interest expense - debt discount	1,348,033	(1,213,102)	b	134,931
Changes in operating assets and liabilities:
Prepaid assets	(9,254)			(9,254)
Due to related party	96,826			96,826
Accounts payable and accrued expenses	1,213,199			1,213,199
Net cash used in operating activities	(431,465)			(431,465)

Cash flows from Investing Activities:
Extension payment deposit in Trust	(640,000)			(640,000)
Cash withdrawn for redemptions	273,112,312			273,112,312
Net cash provided by investing activities	272,472,312			272,472,312

Cash flows from Financing Activities:
Proceeds from the subscription liability	755,944			755,944
Redemption from Trust Account for ordinary shares	(273,112,312)			(273,112,312)
Proceeds from note payable-related party	250,000			250,000
Net cash (used in) provided by financing activities	(272,106,368)			(272,106,368)
Net Change in Cash	(65,521)			(65,521)
Cash, Beginning of period	86,401			86,401
Cash, End of period	$20,880			$20,880

Non-Cash investing and financing activities:
Accretion of Class A ordinary shares subject to possible redemption	$4,355,287			$4,355,287
Issuance of subscription shares	$—			$423,601

PLUM ACQUISITION CORP. I

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)(As Restated)

	For the three months ended March 31, 2023
	As Previously Reported	Restatement Impacts	Restatement Reference	As Restated
Cash Flows from Operating Activities:
Net (loss) income	$(712,278)	292,231	d	$(420,047)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on investments held in Trust Account	(3,088,967)			(3,088,967)
Changes in fair value of warrant liabilities	2,022,486			2,022,486
Reduction of deferred underwriter fees	(328,474)			(328,474)
Issuance of Forward Purchase Agreement	308,114			308,114
Change in fair value of Forward Purchase Agreement	325,091			325,091
Change in fair value of subscription liability	18,277	(18,277)	a	-
Interest expense - debt discount	302,469	(273,954)	b	28,515
Changes in operating assets and liabilities:
Prepaid assets	(59,349)			(59,349)
Due to related party	30,000			30,000
Accounts payable and accrued expenses	944,041			944,041
Net cash used in operating activities	(238,590)			(238,590)

Cash flows from Investing Activities:
Extension payment deposit in Trust	(480,000)			(480,000)
Cash withdrawn for redemptions	273,112,312			273,112,312
Net cash provided by investing activities	272,632,312			272,632,312

Cash flows from Financing Activities:
Proceeds from the subscription liability	480,000			480,000
Redemption from Trust Account for ordinary shares	(273,112,312)			(273,112,312)
Proceeds from note payable-related party	250,000			250,000
Net cash (used in) provided by financing activities	(272,382,312)			(272,382,312)

Net Change in Cash	11,410			11,410
Cash, Beginning of period	86,401			86,401
Cash, End of period	$97,811			$97,811

Non-Cash investing and financing activities:
Accretion of Class A ordinary shares subject to possible redemption	$3,568,966			$3,568,966
Issuance of subscription shares	$—			$256,635

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Merger Sub I and Merger Sub II. There has been no intercompany activity since inception.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these consolidated financial statements is the determination of the fair value of the subscription and forward purchase agreements and warrants liabilities. Such estimates may be subject to change as more current information becomes available and accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2023 and 2022.

Investments Held in Trust Account

At December 31, 2023 and 2022, funds held in the Trust Account include $35,555,976 and $323,911,642, respectively, of investments held in a money market fund characterized as Level 1 investments within the fair value hierarchy under ASC 820 (as defined below). The Company classifies its money market fund as trading securities in accordance with ASC 320 “Investments – Debt and Equity Securities.”

Convertible Promissory Note

The Company accounts for its convertible promissory note under ASC 815, “Derivatives and Hedging” (“ASC 815”). Under 815-15-25, the election can be at the inception of a financial instrument to account for the instrument under the fair value option under ASC 825, “Financial Instruments” (“ASC 825”). The Company has made such election for its convertible promissory note. Using fair value option, the convertible promissory note is required to be recorded at its initial fair value on the date of issuance and each balance sheet date thereafter. Differences between the face value of the note and fair value at issuance are recognized as either an expense in the consolidated statements of operations (if issued at a premium) or as a capital contribution (if issued at a discount). Changes in the estimated fair value of the notes are recognized as non-cash gains or losses in the consolidated statements of operations.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in FASB ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s consolidated balance sheets.

As of December 31, 2023 and 2022, the ordinary shares subject to possible redemption reflected on the consolidated balance sheets are reconciled in the following table:

Ordinary shares subject to possible redemption, December 31, 2021	$319,216,340
Plus:
Accretion adjustment of carrying value to redemption value	4,695,302
Ordinary shares subject to possible redemption, December 31, 2022	$323,911,642
Less:
Redemptions of ordinary shares	(294,254,572)
Plus:
Accretion adjustment of carrying value to redemption value	5,898,906
Ordinary shares subject to possible redemption, December 31, 2023	$35,555,976

Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A  — “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering. Offering costs are charged to shareholders’ deficit or the consolidated statements of operations based on the relative value of the Warrants to the proceeds received from the Units sold upon the completion of the IPO.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, (excluding the promissory note and Warrants) which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the consolidated balance sheets.

Warrant Liabilities

The Company accounts for the Warrants as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the Warrants and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the Warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and meet all of the requirements for equity classification under ASC 815, including whether the Warrants are indexed to the Company’s own ordinary shares and whether the holders of the Warrants could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance of the Warrants and as of each subsequent quarterly period end date while the Warrants are outstanding. For issued or modified warrants that meet all of the criteria for equity classification, such warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, liability-classified warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of such warrants are recognized as a non-cash gain or loss on the consolidated statements of operations.

The Company accounts for the Public and Private warrants in accordance with guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability (See Note 6).

Forward Purchase Agreement

The Company evaluated the forward purchase agreement (“FPA”) to determine if such instrument is a derivative or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, will be re-assessed at the end of each reporting period. The 2,500,000 forward purchase securities were recognized as a derivative liability in accordance with ASC 815. Accordingly, the Company recognized the forward purchase securities as a liability at its fair value and adjust the instrument to its fair value at each reporting period. The liability will be subject to re-measurement at each balance sheet date until exercised. The fair value of the forward purchase securities is measured using a Probability Weighted Expected Return Model that values the FPA based on future projections of various potential outcomes.

On June 15, 2023, the Company received a termination notice (the “Notice”) from Sakuu Corporation (“Sakuu”), that terminated, effective June 14, 2023, the Business Combination Agreement, dated March 2, 2023, and in light of the termination of the Business Combination Agreement, the FPA was also terminated.

Subscription Agreements

The Company analyzed its Subscription Agreements (as described in Note 6 and Note 9) under ASC 480 “Distinguishing Liabilities from Equity” and ASC 815 “Derivatives and Hedging” and concluded that, (i) the Subscription Shares issuable under the Subscription Agreements are not required to be accounted for as a liability under ASC 480 or ASC 815, and (ii) bifurcation of a single derivative that comprises all of the fair value of the Subscription Share feature(s) (i.e., derivative instrument(s)) is not necessary under ASC 815-15-25-7 through 25-10. As a result, all debt proceeds received from Polar and Palmeira have been recorded using the relative fair value method of accounting under ASC 470 “Debt”. As of December 31, 2023, the Sponsor received an aggregate of $2,359,975 under the Subscription Agreements of which $1,960,944 was funded to the Company.

Pursuant to ASC 470, the Company recorded the fair value of the subscription liability on the consolidated balance sheets using the relative fair value method and the related amortization of the debt discount on its consolidated statements of operations. The initial fair value of the subscription liability at issuance was estimated using a Black Scholes and Probability Weighted Expected Return Model.

Fair Value Measurements

FASB ASC Topic 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 —	Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —	Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the consolidated balance sheets. The fair values of cash and cash equivalents, prepaid assets, accounts payable and accrued expenses, and promissory note to related parties are estimated to approximate the carrying values as of December 31, 2023 and 2022 due to the short maturities of such instruments. See Note 7 for additional information on assets and liabilities measured at fair value.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2023 and 2022, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an Cayman Islands exempted company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net (Loss) Income per Ordinary Share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Earnings and losses are shared pro rata between the two classes of shares. The potential 12,640,544 ordinary shares for outstanding warrants to purchase the Company’s shares were excluded from diluted earnings per share for the year ended December 31, 2023 and 2022 because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net (loss) income per ordinary share is the same as basic net (loss) income per ordinary share for the period. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net (loss) income per share for each class of ordinary share:

	For the Year Ended December 31, 2023
	Class A
	ordinary share
	subject
	to possible
	redemption	Class A	Class B
NUMERATOR
Allocation of net (loss)	$(19,192)	$(4,682)	$(10,853)

DENOMINATOR
Weighted Average Shares Outstanding including common stock subject to redemption	9,858,573	2,405,055	5,575,354

Basic and diluted net (loss) income per shares	$(0.00)	$(0.00)	$(0.00)

	For the Year Ended December 31, 2022
	Class A ordinary share subject to possible redemption	Class B ordinary share
Numerator
Allocation of net income	$8,462,500	$2,115,625
Denominator
Weighted average shares outstanding	31,921,634	7,980,409
Basic and diluted net income per share	$0.27	$0.27

Recent Accounting Standards

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its consolidated financial statements and disclosures.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

NOTE 4 — INITIAL PUBLIC OFFERING

On March 18, 2021, the Company sold 30,000,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share, and one-fifth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 6).

On April 14, 2021, the Company sold an additional 1,921,634 Units at a purchase price of $10.00 per Unit, each consisting of one Class A ordinary share and one-fifth of one redeemable warrant.

All of the 31,921,634 Class A ordinary share sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary share subject to redemption to be classified outside of permanent equity.

NOTE 4 — INITIAL PUBLIC OFFERING (cont.)

The Class A ordinary share is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company recognizes changes in redemption value immediately as they occur. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable ordinary share resulted in charges against additional paid-in capital and accumulated deficit.

NOTE 5 — PRIVATE PLACEMENTS

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 6,000,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $9,000,000, in a private placement. Simultaneously with the issuance and sale of the Units on April 14, 2021, the Company consummated the private placement with the Sponsor for an aggregate of 256,218 warrants to purchase Class A Ordinary Shares for $1.50 per warrant generating total proceeds of $384,327. A portion of the proceeds from the private placements were added to the proceeds from the IPO held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

The Private Placement Warrants have terms and provisions that are identical to those of the warrants sold as part of the units in the IPO. The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination (except pursuant to limited exceptions to the Company’s officers and directors and other persons or entities affiliated with the initial purchasers of the Private Placement Warrants) and they will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis.

If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units sold in the IPO.

NOTE 6 — RELATED PARTY TRANSACTIONS

Founder Shares

On January 13, 2021, the Sponsor paid $25,000, or approximately $0.003 per share, to cover certain offering costs in consideration for 8,625,000 Class B ordinary shares, par value $0.0001 per share (the “Founder Shares”). Up to 1,125,000 Founder Shares were subject to forfeiture to the extent that the over-allotment option was not exercised in full by the underwriter. On April 14, 2021 the underwriter partially exercised its over-allotment option buying 1,921,634 Units thus reducing the total number of share subject to forfeiture to 644,591. On May 2, 2021 the underwriter’s over-allotment option expired and 644,591 Founder Shares were forfeited to the Company.

The Sponsor and the Company’s directors and executive officers have agreed not to transfer, assign or sell any of their Founder Shares until earliest of (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property (the “Lock-up”). Any permitted transferees would be subject to the same restrictions and other agreements of the Sponsor and the directors and executive officers with respect to any Founder Shares.

Promissory Note — Related Party

On January 13, 2021, the Sponsor agreed to loan the Company up to $300,000 to cover expenses related to the IPO pursuant to a promissory note. This loan is non-interest bearing and payable on the earlier of November 30, 2021 or the completion of the IPO. As of December 31, 2023 and 2022, the Company has no borrowings under the Note. Borrowings under this note are no longer available.

On March 16, 2023, Plum issued an unsecured promissory note in the total principal amount of up to $250,000 (the “Promissory Note”) to Mr. Kanishka Roy, individually and as a member of Plum Partners LLC. Mr. Roy funded the initial principal amount of $250,000 on March 14, 2023. The Promissory Note does not bear interest and matures upon the consummation of Plum’s initial business combination with one or more businesses or entities. In the event Plum does not consummate a business combination, the Promissory Note will be repaid upon Plum’s liquidation only from amounts remaining outside of Plum’s trust account, if any. The Promissory Note is subject to customary events of default, the occurrence of which automatically trigger the unpaid principal balance of the Promissory Note and all other sums payable with regard to the Promissory Note becoming immediately due and payable. As of December 31, 2023 and 2022, the Company has $250,000 and $0 borrowings under the Note.

Working Capital Loans

In addition, in order to finance transaction costs in connection with an intended Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors, and third parties have committed to loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company will repay the Working Capital Loans out of the proceeds of the Trust Account released to it. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of the Working Capital Loans may be convertible into Private Placement Warrants of the post Business Combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants. Except as set forth above, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of the initial Business Combination, the Company does not expect to seek loans from parties other than the Sponsor its affiliates or any members of the Company’s management team as the Company does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Company’s Trust Account.

On January 31, 2022, the Company issued an unsecured promissory note (the “Note”) in the principal amount of $500,000 to Mike Dinsdale (the “Payee”). The Note does not bear interest and is repayable in full upon consummation of the Company’s initial Business Combination. The Company may draw on the Note from time to time, in increments of not less than $50,000, until the earlier of March 18, 2023 or the date on which the Company consummates a Business Combination. If the Company does not complete a Business Combination, the Note shall not be repaid and all amounts owed under it will be forgiven. Upon the consummation of a Business Combination, the Payee shall have the option, but not the obligation, to convert the principal balance of the Note, in whole or in part, into private placement warrants (as defined in that certain Warrant Agreement, dated March 18, 2021, by and between the Company and Continental Stock Transfer & Trust Company), at a price of $1.50 per private placement warrant. The Note is subject to customary events of default, the occurrence of which automatically trigger the unpaid principal balance of the Note and all other sums payable with regard to the Note becoming immediately due and payable.

On July 11, 2022, the Company issued an unsecured promissory note (the “Second Note”) in the principal amount of $500,000 to Ursula Burns (the “Second Payee”). The Note does not bear interest and is repayable in full upon consummation of the Company’s initial Business Combination. Up to fifty percent (50%) of the principal of the Note may be drawn down from time to time at the Company’s option prior to August 25, 2022 and any or all of the remaining undrawn principal of the Note may be drawn down from time to time at the Company’s option after August 25, 2022, in each case in increments of not less than $50,000. If the Company does not complete a Business Combination, the Second Note shall not be repaid and all amounts owed under it will be forgiven. Upon the consummation of a Business Combination, the Second Payee shall have the option, but not the obligation, to convert the principal balance of the Second Note, in whole or in part, into private placement warrants, at a price of $1.50 per private placement warrant. The Second Note is subject to customary events of default, the occurrence of which automatically trigger the unpaid principal balance of the Second Note and all other sums payable with regard to the Second Note becoming immediately due and payable.

The Note and Second Note are reported at cost in the consolidated financial statements as the fair value adjustment associated with the conversion is deemed to be immaterial.

In connection with the Subscription Agreements (as described below), the Company issued unsecured promissory notes (“Convertible Promissory Notes”), dated as of March 17, 2023, July 25, 2023, October 18, 2023, and November 12, 2023, in the principal amount of up to $1,500,000, $1,090,000, $340,000, and $800,000, respectively, to Sponsor, which may be drawn down by the Company from time to time prior to the consummation of the Company’s Business Combination. The Convertible Promissory Notes do not bear interest, matures on the date of consummation of the Business Combination and is subject to customary events of default. The Convertible Promissory Notes will be repaid only to the extent that the Company has funds available to it outside of its trust account established in connection with its initial public offering and is convertible into private placement warrants of the Company at a price of $1.50 per warrant at the option of the Sponsor. The warrants would be identical to the Private Placement Warrants. The Company has evaluated the accounting treatment of the convertible notes under ASC 815. The Company has determined that the conversion feature would be the only consideration to be provided to Sponsor if Sponsor exercises the conversion feature. As of December 31, 2023, the fair value of the conversion feature embedded in the Convertible Promissory Note has been determined to have de minis value.

Subscription Agreements

On March 16, 2023, the Sponsor entered into a Subscription Agreement with Investor, pursuant to which Investor agreed to pay the Sponsor an aggregate of $480,000 to fund the Company’s working capital requirements during the Articles Extension and the Sponsor agreed to assign to Investor, effective as of the Closing Date or the earlier termination of the Business Combination Agreement in accordance with its terms or otherwise, an aggregate of 360,000 Founder Shares. Investor paid $480,000 to the Sponsor on March 17, 2023 (see Note 9 for further details).

Subsequently, on May 23, 2023, Investor agreed to pay the Sponsor an aggregate of $270,000 to fund the Company’s working capital requirements during the Articles Extension and the Sponsor agreed to assign to Investor, effective as of the Closing Date or the earlier termination of the Business Combination Agreement in accordance with its terms or otherwise, an aggregate of 202,500 Founder Shares. Investor paid $270,000 to the Sponsor on May 23, 2023.

On July 14, 2023, the Company entered into an amended and restated subscription agreement (“A&R Subscription Agreement”) with Investor and Sponsor, which amends and restates the subscription agreement entered into by the Parties on March 16, 2023. The purpose of the A&R Subscription Agreement remains for the Sponsor to raise up to $1,500,000 from the Investor to fund the Articles Extension and to provide working capital to the Company during the Articles Extension. Investor paid $160,000 to the Sponsor on July 14, 2023.

On July 25, 2023, the Company entered into a second subscription agreement (“Second Subscription Agreement”) with the Investor and Sponsor, the purpose of which is for the Sponsor to raise up to $1,090,000 from the Investor to fund the Extension and to provide working capital to the Company during the Extension. In consideration of the funds, Sponsor will transfer 1 share of a Class A ordinary share for each dollar the Investor funds (the “Subscription Shares”) to the Investor at the closing of the Business Combination. Investor paid $750,000 to the Sponsor on July 25, 2023.

On October 18, 2023, the parties to the A&R Subscription Agreement entered into Amendment No. 1 to the A&R Subscription Agreement, in which the parties amended the consideration of a Capital Call made pursuant to the A&R Subscription Agreement to the following: (a) 431,735 shares of Class A Common Stock of the SPAC (the “Initial Shares”) free and clear of any liens or other encumbrances, other than pursuant to the Letter Agreement and the Investor shall not be subject to forfeiture, surrender, claw-back, transfers, disposals, exchanges, or earn-outs for any reason on the Initial Shares; (b) 71,956 shares of Class A Common Stock of the SPAC that must be held by the Investor until the VWAP of the Class A Common Stock equals or exceeds $12.50 for any 20 trading days within any 30 days trading period within 10 years from the consummation of the De-SPAC (the “$12.50 Shares”); and (c) 71,956 shares of Class A Common Stock of the SPAC that must be held by the Investor until the VWAP of the Class A Common Stock equals or exceeds $15.00 for any 20 trading days within any 30 days trading period within 10 years from the consummation of the De-SPAC (the “$15 Shares” and together with the Initial Shares and the $12.50 Shares, the “Subscription Shares”).

On October 18, 2023, the parties to the Second Subscription Agreement entered into Amendment No. 1 to the Second Subscription Agreement, in which the parties (a) limited the total amount of the Investor’s Capital Commitment that may be called subject to the Second Subscription Agreement to $750,000 and (b) amended the consideration of a Capital Call made pursuant to the Second Subscription Agreement to the following: (a) 448,169 shares of Class A Common Stock of the SPAC (the “Initial Shares”) free and clear of any liens or other encumbrances, other than pursuant to the Letter Agreement and the Investor shall not be subject to forfeiture, surrender, claw-back, transfers, disposals, exchanges, or earn-outs for any reason on the Initial Shares; (b) 74,695 shares of Class A Common Stock of the SPAC that must be held by the Investor until the VWAP of the Class A Common Stock equals or exceeds $12.50 for any 20 trading days within any 30 days trading period within 10 years from the consummation of the De-SPAC (the “$12.50 Shares”); and (c) 74,695 shares of Class A Common Stock of the SPAC that must be held by the Investor until the VWAP of the Class A Common Stock equals or exceeds $15.00 for any 20 trading days within any 30 days trading period within 10 years from the consummation of the De-SPAC (the “$15 Shares” and together with the Initial Shares and the $12.50 Shares, the “Subscription Shares”).

On November 16, 2023, the Company entered into a subscription agreement (“Fourth Subscription Agreement”) with Palmeira Investment Limited (“Palmeira”) and Sponsor and, together with the Company and Palmeira, the “Parties”, the purpose of which is for the Sponsor to raise up to $800,000 from Palmeira to fund the Extension and to provide working capital to the Company during the Extension (“Investor’s Capital Commitment”). Palmeira paid $249,975 and $250,000 to the Sponsor on November 21, 2023 and November 27, 2023, respectively. The Sponsor agreed to assign to Palmeira, effective as of the Closing Date or the earlier termination of the Business Combination Agreement in accordance with its terms or otherwise, an aggregate of 281,236 Founder Shares

As of December 31, 2023, Polar and Palmeira (collectively the “Investors”) have paid the Sponsor an aggregate of $2,359,975 to fund the Company’s working capital requirements during the Articles Extension and the Sponsor agreed to assign to Investors, effective as of the Closing Date or the earlier termination of the Business Combination Agreement in accordance with its terms or otherwise, an aggregate of 1,341,140 Founder Shares.

Administrative Support Agreement

The Company will pay the Sponsor or an affiliate of the Sponsor $10,000 per month for office space, secretarial and administrative services provided to members of the management team. Upon completion of the initial Business Combination or its liquidation, the Company will cease paying these monthly fees. In addition, the Company reimburses the Sponsor for the reasonable costs of salaries and other services provided to the Company by the employees, consultants and or members of the Sponsor or its affiliates. For the year ended December 31, 2023, the Company incurred $120,000, in fees for office space, secretarial and administrative services, of which such amounts are included in the due to related party in the accompanying consolidated balance sheets. For the year ended December 31, 2023, the Company incurred $215,094, in fees for reimbursement of costs of salaries, respectively. For the year ended December 31, 2022, the Company incurred $120,000, in fees for office space, secretarial and administrative services, of which such amounts are included in the due to related party in the accompanying balance sheets and incurred $549,198 for reimbursement of costs of salaries and other services.

NOTE 7 — WARRANTS

The Public Warrants will become exercisable at $11.50 per share, subject to adjustment, at any time commencing 30 days after the completion of the initial Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. The warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than twenty business days after the closing of the initial Business Combination, it will use commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement, provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another Exemption, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (as defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Class A ordinary shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.

Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except with respect to the Private Placement Warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares, based on the redemption date and the “fair market value” of our Class A ordinary shares (as defined above);

●	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

●	if the closing price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

NOTE 8 — RECURRING FAIR VALUE MEASUREMENTS

Investments Held in Trust Account

As of December 31, 2023 and 2022, the investments in the Company’s Trust Account consisted of approximately $35.6 million and $323.9 million in U.S. Money Market funds, respectively. The Company considers all investments with original maturities of more than three months but less than one year to be short-term investments.

Fair values of the Company’s investments are classified as Level 1 utilizing quoted prices (unadjusted) in active markets for identical assets.

Recurring Fair Value Measurements

The Company’s permitted investments consist of U.S. Money Market funds. Fair values of these investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets. The Company’s initial value of the warrant liability was based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets and classified as level 3. The subsequent measurement of the Public Warrants is classified as Level 1 due to the use of an observable market price of these warrants. The subsequent measurement of the Private Warrants is classified as Level 2 because these warrants are economically equivalent to the Public warrants, based on the terms of the Private Warrant agreement, and as such their value is principally derived by the value of the Public Warrants. Significant deviations from these estimates and inputs could result in a material change in fair value. For the year ended December 31, 2023, there were no transfers amongst level 1, 2, and 3 values during the period. At December 31, 2021, the Company reclassified the Public Warrants and Private Warrants from Level 3 to Level 1 and Level 2, respectively.

The FPA liability is measured at fair value using a probability weighted expected return model based on future projections of various potential outcomes. The FPA liability is considered to be a Level 3 financial instrument. On June 15, 2023, the Company received a termination notice from Sakuu, that terminated, effective June 14, 2023, the Business Combination Agreement, dated March 2, 2023. In light of the termination of the Business Combination Agreement, the FPA was also terminated. As of December 31, 2023 and 2022 there was no FPA liability outstanding.

The conversion feature of the Convertible Promissory Notes, in connection with the Subscription Purchase Agreement, is measured at fair value using a Monte Carlo model that fair values the compound option. The fair value of the conversion feature of the Convertible Promissory Notes was $0 as of December 31, 2023.

The following table presents fair value information as of December 31, 2023 and 2022, of the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

December 31, 2023	Total	Level 1	Level 2	Level 3
Assets
Investments held in Trust Account—U.S. Money Market	$35,555,976	$35,555,976	$—	$—
Liabilities
Public warrant liability	829,962	829,962	—	—
Private warrant liability	813,308	—	813,308	—
Sponsor loan conversion option	—	—	—	—
Total	$1,643,270	$829,962	$813,308	$—

December 31, 2022	Total	Level 1	Level 2	Level 3
Assets
Investments held in Trust Account—U.S. Money Market	$323,911,642	$323,911,642	$—	$—
Liabilities
Public warrant liability	191,529	191,529	—	—
Private warrant liability	187,687	—	187,687	—
Total	$379,216	$191,529	$187,687	$—

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Forward Purchase Agreement Liability

The estimated fair value of the FPA liability on March 1, 2023 (initial measurement) is determined using Level 3 inputs. The expected term was based on management assumptions regarding the timing and likelihood of completing a business combination. The FPA liability is discounted to net present values using risk free rates. Discount rates were based on current risk-free rates based on the estimated term.

On June 15, 2023, the Company received a termination notice from Sakuu, that terminated, effective June 14, 2023, the Business Combination Agreement, dated March 2, 2023. In light of the termination of the Business Combination Agreement, the FPA was also terminated. As of December 31, 2023 and 2022 there was no FPA liability outstanding.

The following table presents the changes in the fair value of the forward purchase agreement (“FPA”) liability:

FPA
Fair value as of January 1, 2023	$—
Issuance of FPA liability	308,114
Change in fair value	(308,114)
Fair value as of December 31, 2023	$—

The changes in the fair value of the forward purchase agreement liability for the year ended December 31, 2023, is $308,114.

NOTE 9 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration and shareholder rights agreement to be signed prior to or on the effective date of the IPO. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of its initial Business Combination. However, the registration and shareholder rights agreement provide that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable Lock-up period, which occurs (i) in the case of the Founder Shares, as described in Note 5, and (ii) in the case of the Private Placement Warrants and the respective Class A ordinary shares underlying such warrants, 30 days after the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriter a 45-day option from March 18, 2021 to purchase up to an additional 4,500,000 Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions. The underwriter partially exercised the over-allotment option and, on April 14, 2021, the underwriter purchased 1,921,634 Units.

On March 18, 2021, the Company paid the underwriter’s fee of $6,000,000 upon the closing of the IPO. Upon partial exercise of the over-allotment option, the Company paid $384,327 to the underwriter.

In addition, the Underwriting Agreement provides $11,172,572 to be payable to the underwriter for deferred underwriting commissions. However, the underwriter, Goldman Sachs, waived any entitlement it has to such commissions under the Underwriting Agreement.

Waiver of Deferred Underwriting Discount

On January 16, 2023, Goldman Sachs, the underwriter of the Company’s IPO, waived any entitlement it had to its deferred underwriting discount in the amount of $11,172,572. In doing so, Goldman Sachs did not forfeit or waive any claim or right it otherwise has under the Underwriting Agreement dated March 15, 2021.

Service Provider Agreements

From time to time the Company has entered into and may enter into agreements with various services providers and advisors, including investment banks, to help us identify targets, negotiate terms of potential Business Combinations, consummate a Business Combination and/or provide other services. In connection with these agreements, the Company may be required to pay such service providers and advisors fees in connection with their services to the extent that certain conditions, including the closing of a potential Business Combination, are met. If a Business Combination does not occur, the Company would not expect to be required to pay these contingent fees. There can be no assurance that the Company will complete a Business Combination.

Business Combination Agreement

On March 2, 2023, the Company entered into a Business Combination Agreement by and among the Company, Sakuu Corporation, a Delaware corporation (the “Sakuu”), Merger Sub I, and Merger Sub II. The Business Combination Agreement with Sakuu was terminated on June 14, 2023.

On November 27, 2023, the Company, Plum SPAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Plum (“Merger Sub”), and Veea Inc., a Delaware corporation (“Veea”), entered into a Business Combination Agreement (the “Business Combination Agreement”).

Founded in 2014, Veea offers edge-to-cloud computing with its VeeaHub smart computing hub products that can replace or complement Wi-Fi Access Points (APs), IoT gateways, routers, basic firewalls, network attached storage, and other types of hubs and appliances at user premises.

Subscription Agreement

As disclosed in the definitive proxy statement filed by the Company on February 24, 2023 (the “Proxy Statement”), relating to the extraordinary general meeting of shareholders (the “Shareholder Meeting”), the Sponsor agreed that if the Extension Amendment Proposal (as defined below) is approved, it or one or more of its affiliates, members or third-party designees (the “Lender”) will deposit into the Trust Account the lesser of (A) $480,000 or (B) $0.12 for each Class A ordinary share, par value $0.0001 per share (each a “Public Share”) remaining after the holders of the Company’s Public Shares elected to redeem all or a portion of their Public Shares (the “Redemption”), in exchange for a non-interest bearing, unsecured promissory note issued by the Company to the Lender.

In addition, in the event that the Company has not consummated an initial business combination by the Articles Extension Date (defined below), without approval of the Company’s public shareholders, the Company may, by resolution of the Board, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date (as defined below), extend the Termination Date up to nine times, each by one additional month (for a total of up to nine additional months to complete a Business Combination), provided that the Lender will deposit into the Trust Account for each such monthly extension, the lesser of (A) $160,000 or (B) $0.04 for each Public Share remaining after the Redemption, in exchange for a non-interest bearing, unsecured promissory note issued by Plum to the Lender.

Accordingly, on March 16, 2023, the Company entered into a subscription agreement (“Subscription Agreement”) with Polar Multi-Strategy Master Fund (the “Investor”) and the Sponsor (collectively, the “Parties”), the purpose of which is for the Sponsor to raise up to $1,500,000 from the Investor to fund the Articles Extension (defined below) and to provide working capital to the Company during the Articles Extension (“Investor’s Capital Commitment”). As such, subject to, and in accordance with the terms and conditions of the Subscription Agreement, the Parties agreed,

(a)	from time to time, the Company will request funds from the Sponsor for working capital purposes or for the Sponsor to fund an extension payment pursuant to the Company’s Amended and Restated Memorandum and Articles of Association (each a “Drawdown Request”). The Sponsor, upon on at least five (5) calendar days’ prior written notice (“Capital Notice”), may require a drawdown against the Investor’s Capital Commitment under a Drawdown Request (each a “Capital Call”);

(b)	in consideration of the Capital Calls, Sponsor will transfer 0.75 of a Class A ordinary share for each dollar the Investor funds pursuant to the Capital Call(s) (the “Subscription Shares”) to the Investor at the closing of the Business Combination (the “Business Combination Closing”). The Subscription Shares shall be subject to the Lock-Up Period as defined in section 5 of the Sponsor Letter Agreement dated March 2, 2023 (the “Letter Agreement”). The Subscription Shares shall not be subject to any additional transfer restrictions or any additional lock-up provisions, earn outs, or other contingencies and shall promptly be registered pursuant to the first registration statement filed by the Company or the surviving entity in relation to the Business Combination;

(c)	each member of the Sponsor has the right to contribute any amount requested under each Drawdown Request (“Sponsor Capital Contribution”), provided that such Sponsor Capital Contributions will be made on terms no more favorable than the Investor’s Capital Commitment. In addition, the Company and Sponsor maintain the ability to enter into other agreements with each other or with other parties which shall provide for funding of the Company (through the issuance of equity, entry into promissory notes, or otherwise) outside of Drawdown Requests, provided that the terms of any such agreement between the Company or Sponsor with each other or any party or parties will be no more favorable than the terms under this Agreement;

(d)	any amounts funded by the Sponsor to the Company under a Drawdown Request shall not accrue interest and shall be promptly repaid by the Company to the Sponsor upon the Business Combination Closing. Following receipt of such sums from the Company, and in any event within 5 business days of the Business Combination Closing, the Sponsor or Company shall pay to the Investor, an amount equal to all Capital Calls funded under the Subscription Agreement (the “Business Combination Payment”). The Investor may elect at the Business Combination Closing to receive such Business Combination Payment in cash or Class A ordinary shares at a rate of 1 Class A ordinary share for each $10 of the Capital Calls funded under the Subscription Agreement. If the Company liquidates without consummating the Business Combination, any amounts remaining in the Sponsor or Company’s cash accounts, not including monies held in Trust Account, will be paid to the Investor within five (5) days of the liquidation; and

(e)	on the Business Combination Closing, the Sponsor will pay the Investor an amount equal to the reasonable attorney fees incurred by the Investor in connection with the Subscription Agreement not to exceed $5,000.

On July 14, 2023, the Company entered into an amended and restated subscription agreement (“A&R Subscription Agreement”) with Investor and Sponsor, which amends and restates the subscription agreement entered into by the Parties on March 16, 2023. The purpose of the A&R Subscription Agreement remains for the Sponsor to raise up to $1,500,000 from the Investor to fund the Articles Extension (defined below) and to provide working capital to the Company during the Articles Extension (“Investor’s Capital Commitment”). As such, subject to, and in accordance with the terms and conditions of the A&R Subscription Agreement, the Parties agreed,

(a)	from time to time, the Company will request funds from the Sponsor for working capital purposes or for the Sponsor to fund an extension payment pursuant to the Company’s Amended and Restated Memorandum and Articles of Association (each a “Drawdown Request”). The Sponsor, upon on at least five (5) calendar days’ prior written notice (“Capital Notice”), may require a drawdown against the Investor’s Capital Commitment under a Drawdown Request (each a “Capital Call”);

(b)	in consideration of the Capital Calls, Sponsor will transfer (i) 0.75 shares of Class A ordinary share for each dollar the Investor funds pursuant to the Capital Call(s) in respect of the initial contribution, and (ii) 1 share of Class A ordinary share for each dollar the Investor funds pursuant to the Capital Call(s) in respect of the second contribution (together, the “Subscription Shares”) to the Investor at the closing of the Business Combination (the “Business Combination Closing”). The Subscription Shares shall be subject to the Lock-Up Period as defined in section 5 of the Sponsor Letter Agreement dated March 2, 2023 (the “Letter Agreement”). The Subscription Shares shall not be subject to any additional transfer restrictions or any additional lock-up provisions, earn outs, or other contingencies and shall promptly be registered pursuant to the first registration statement filed by the Company or the surviving entity in relation to the Business Combination;

(c)	each member of the Sponsor has the right to contribute any amount requested under each Drawdown Request (“Sponsor Capital Contribution”), provided that such Sponsor Capital Contributions will be made on terms no more favorable than the Investor’s Capital Commitment. In addition, the Company and Sponsor maintain the ability to enter into other agreements with each other or with other parties which shall provide for funding of the Company (through the issuance of equity, entry into promissory notes, or otherwise) outside of Drawdown Requests, provided that the terms of any such agreement between the Company or Sponsor with each other or any party or parties will be no more favorable than the terms under this Agreement;

(d)	any amounts funded by the Sponsor to the Company under a Drawdown Request shall not accrue interest and shall be promptly repaid by the Company to the Sponsor upon the Business Combination Closing. Following receipt of such sums from the Company, and in any event within 5 business days of the Business Combination Closing, the Sponsor or Company shall pay to the Investor, an amount equal to all Capital Calls funded under the A&R Subscription Agreement (the “Business Combination Payment”). The Investor may elect at the Business Combination Closing to receive such Business Combination Payment in cash or Class A ordinary shares at a rate of 1 Class A ordinary share for each $10 of the Capital Calls funded under the A&R Subscription Agreement. If the Company liquidates without consummating the Business Combination, any amounts remaining in the Sponsor or Company’s cash accounts, not including the Company’s Trust Account, will be paid to the Investor within five (5) days of the liquidation;

(e)	on the Business Combination Closing, the Sponsor will pay the Investor an amount equal to the reasonable attorney fees incurred by the Investor in connection with the A&R Subscription Agreement not to exceed $5,000; and

(f)	an amount that is up to $160,000 (being the total and final amount that the Sponsor can call as the second contribution) may be requested by the Sponsor in one or more Capital Notices before July 31, 2023.

On July 25, 2023, the Company entered into a subscription agreement (“Second Subscription Agreement”) with Investor and Sponsor, the purpose of which is for the Sponsor to raise up to $1,090,000 from the Investor to fund the Extension (defined below) and to provide working capital to the Company during the Extension (“Investor’s Capital Commitment”). As such, subject to, and in accordance with the terms and conditions of the Second Subscription Agreement, the Parties agreed,

(a)	from time to time, the Company will request funds from the Sponsor for working capital purposes or for the Sponsor to fund an extension payment pursuant to the Company’s Amended and Restated Memorandum and Articles of Association (each a “Drawdown Request”). The Sponsor, upon on at least five (5) calendar days’ prior written notice (“Capital Notice”), may require a drawdown against the Investor’s Capital Commitment under a Drawdown Request (each a “Capital Call”). An amount of up to $750,000 of the Investor’s Capital Commitment was deemed the subject of a Capital Call concurrently with the execution of the Second Subscription Agreement, and an amount that is up to the balance of the Investor’s Capital Commitment may be called upon the filing of a registration statement by the SPAC or the surviving entity in relation to the business combination.

(b)	in consideration of the Capital Calls, Sponsor will transfer 1 share of Class A ordinary share for each dollar the Investor funds pursuant to the Capital Call(s) in respect of the second contribution (together, the “Subscription Shares”) to the Investor at the closing of the Business Combination (the “Business Combination Closing”). The Subscription Shares shall be subject to the Lock-Up Period as defined in section 5 of the Sponsor Letter Agreement dated March 2, 2023 (the “Letter Agreement”). The Subscription Shares shall not be subject to any additional transfer restrictions or any additional lock-up provisions, earn outs, or other contingencies and shall promptly be registered pursuant to the first registration statement filed by the Company or the surviving entity in relation to the Business Combination;

(c)	each member of the Sponsor has the right to contribute any amount requested under each Drawdown Request (“Sponsor Capital Contribution”), provided that such Sponsor Capital Contributions will be made on terms no more favorable than the Investor’s Capital Commitment. In addition, the Company and Sponsor maintain the ability to enter into other agreements with each other or with other parties which shall provide for funding of the Company (through the issuance of equity, entry into promissory notes, or otherwise) outside of Drawdown Requests, provided that the terms of any such agreement between the Company or Sponsor with each other or any party or parties will be no more favorable than the terms under the Second Subscription Agreement;

(d)	any amounts funded by the Sponsor to the Company under a Drawdown Request shall not accrue interest and shall be promptly repaid by the Company to the Sponsor upon the Business Combination Closing. Following receipt of such sums from the Company, and in any event within 5 business days of the Business Combination Closing, the Sponsor or Company shall pay to the Investor, an amount equal to all Capital Calls funded under the Second Subscription Agreement (the “Business Combination Payment”). The Investor may elect at the Business Combination Closing to receive such Business Combination Payment in cash or Class A ordinary shares at a rate of 1 Class A ordinary share for each $10 of the Capital Calls funded under the Second Subscription Agreement. If the Company liquidates without consummating the Business Combination, any amounts remaining in the Sponsor or Company’s cash accounts, not including the Company’s Trust Account, will be paid to the Investor within five (5) days of the liquidation; and

(e)	on the Business Combination Closing, the Sponsor will pay the Investor an amount equal to the reasonable attorney fees incurred by the Investor in connection with the Second Subscription Agreement not to exceed $5,000.

In connection with the Second Subscription Agreement, the Company issued an unsecured promissory note, dated as of July 25, 2023, in the principal amount of up to $1,090,000 to Sponsor, which may be drawn down by the Company from time to time prior to the consummation of the Company’s Business Combination. As noted, an initial draw in the amount of $750,000 occurred on July 25, 2023. The note does not bear interest, matures on the date of consummation of the Business Combination and is subject to customary events of default. The note will be repaid only to the extent that the Company has funds available to it outside of its trust account established in connection with its initial public offering and is convertible into private placement warrants of the Company at a price of $1.50 per warrant at the option of the Sponsor.

On October 18, 2023, the parties to the A&R Subscription Agreement entered into Amendment No. 1 to the A&R Subscription Agreement, in which the parties amended the consideration of a Capital Call made pursuant to the A&R Subscription Agreement to the following: (a) 431,735 shares of Class A Common Stock of the SPAC (the “Initial Shares”) free and clear of any liens or other encumbrances, other than pursuant to the Letter Agreement and the Investor shall not be subject to forfeiture, surrender, claw-back, transfers, disposals, exchanges, or earn-outs for any reason on the Initial Shares; (b) 71,956 shares of Class A Common Stock of the SPAC that must be held by the Investor until the VWAP of the Class A Common Stock equals or exceeds $12.50 for any 20 trading days within any 30 days trading period within 10 years from the consummation of the De-SPAC (the “$12.50 Shares”); and (c) 71,956 shares of Class A Common Stock of the SPAC that must be held by the Investor until the VWAP of the Class A Common Stock equals or exceeds $15.00 for any 20 trading days within any 30 days trading period within 10 years from the consummation of the De-SPAC (the “$15 Shares” and together with the Initial Shares and the $12.50 Shares, the “Subscription Shares”).

On October 18, 2023, the parties to the Second Subscription Agreement entered into Amendment No. 1 to the Second Subscription Agreement, in which the parties (a) limited the total amount of the Investor’s Capital Commitment that may be called subject to the Second Subscription Agreement to $750,000 and (b) amended the consideration of a Capital Call made pursuant to the Second Subscription Agreement to the following: (a) 448,169 shares of Class A Common Stock of the SPAC (the “Initial Shares”) free and clear of any liens or other encumbrances, other than pursuant to the Letter Agreement and the Investor shall not be subject to forfeiture, surrender, claw-back, transfers, disposals, exchanges, or earn-outs for any reason on the Initial Shares; (b) 74,695 shares of Class A Common Stock of the SPAC that must be held by the Investor until the VWAP of the Class A Common Stock equals or exceeds $12.50 for any 20 trading days within any 30 days trading period within 10 years from the consummation of the De-SPAC (the “$12.50 Shares”); and (c) 74,695 shares of Class A Common Stock of the SPAC that must be held by the Investor until the VWAP of the Class A Common Stock equals or exceeds $15.00 for any 20 trading days within any 30 days trading period within 10 years from the consummation of the De-SPAC (the “$15 Shares” and together with the Initial Shares and the $12.50 Shares, the “Subscription Shares”).

On November 16, 2023, the Company entered into a subscription agreement (“Fourth Subscription Agreement”) with Palmeira Investment Limited (“Palmeira”) and Sponsor and, together with the Company and Palmeira, the “Parties”, the purpose of which is for the Sponsor to raise up to $800,000 from Palmeira to fund the Extension and to provide working capital to the Company during the Extension (“Investor’s Capital Commitment”). Palmeira paid $249,975 and $250,000 to the Sponsor on November 21, 2023, and November 27, 2023, respectively. The Sponsor agreed to assign to Palmeira, effective as of the Closing Date or the earlier termination of the Business Combination Agreement in accordance with its terms or otherwise, an aggregate of 281,236 Founder Shares

As of December 31, 2023, Polar and Palmeira (collectively the “Investors”) have paid the Sponsor an aggregate of $2,359,975 to fund the Company’s working capital requirements during the Articles Extension and the Sponsor agreed to assign to Investors, effective as of the Closing Date or the earlier termination of the Business Combination Agreement in accordance with its terms or otherwise, an aggregate of 1,341,140 Founder Shares.

Forward Purchase Agreement

Prior to the execution of the Business Combination Agreement, the Company and Polar entered into a letter agreement dated March 1, 2023 (the “Forward Purchase Agreement”), pursuant to which Polar will purchase (either in the open market, or from the Company) up to 2,500,000 shares of (i) prior to the Closing, Class A common stock of the Company and (ii) after the Closing (such shares, the “FPA Shares”). Seller may not beneficially own greater than 9.9% of the FPA Shares on a pro forma basis.

Seller has agreed to waive any redemption rights with respect to any FPA Shares and separate shares in connection with the Business Combination.

The Forward Purchase Agreement provides that at Closing, the Company will pay to Polar, out of funds held in Trust Account, an amount equal to the sum of (x) the Public Shares (as defined in the Forward Purchase Agreement) multiplied by the Redemption Price (as defined in the Amended and Restated Certificate of Incorporation), and (y) the proceeds of the Private Shares (as defined in the Forward Purchase Agreement) purchased by Polar (collectively, such amount, the “Prepayment Amount”), to Polar.

At the maturity of the Forward Purchase Agreement, which will be one year from the Closing unless accelerated or deferred (but up to two years) by Seller, the Company will repurchase the Public and Private Shares then held by Seller for a price equal to the Redemption Price plus $0.60 (which amount will be increased by another $0.60 per year for each year by which the maturity is deferred by Seller), The Prepayment Amount will be credited against this repurchase price. Prior to maturity, if Seller sells these shares for over $10.00 per share, it will repay $10.00 per share to Plum.

On June 15, 2023, the Company received a termination notice from Sakuu, that terminated, effective June 14, 2023, the Business Combination Agreement, dated March 2, 2023. In light of the termination of the Business Combination Agreement, the FPA was also terminated.

Release Agreement

On October 31, 2022, the Company entered into a termination agreement with a potential party to a business combination (“Target”), pursuant to which the Company and Target agreed to release each other from any obligations and claims related to a certain Amended and Restated Non-Binding Term Sheet, dated as of June 22, 2022 (“Term Sheet”), and related Term Sheet Extension Letter Agreements, dated July 18, 2022, July 22, 2022, August 1, 2022, and August 8, 2022.

NOTE 10 — SHAREHOLDERS’ DEFICIT

Preference Shares — The Company is authorized to issue 1,000,000 preference shares at par value of $0.0001, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2023 and 2022, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue a total of 500,000,000 Class A Ordinary Shares at par value of $0.0001 per share. At December 31, 2023 and 2022, there were 7,980,409 and no Class A Ordinary Shares outstanding excluding 3,255,593 and 31,921,634 shares of Class A Ordinary Shares subject to possible redemption, respectively.

Class B Ordinary Shares — The Company is authorized to issue a total of 50,000,000 Class B Ordinary Shares at par value of $0.0001 per share. Holders are entitled to one vote for each Class B Ordinary Share. With the underwriter’s over-allotment option expiring in May 2021 partially unexercised, the initial shareholders forfeited 644,591 to the Company for no consideration so that the initial shareholders would collectively own 20% of the Company’s issued and outstanding ordinary shares after the IPO. In connection with the vote to approve the Second Extension Amendment Proposal, the Sponsor, as the sole holder of Class B Ordinary Shares, voluntarily elected to convert all Class B Ordinary Shares to Class A Ordinary Shares on a one-for-one basis in accordance with the Memorandum and Articles of Association. As of December 31, 2023 and 2022, there were 0 and 7,980,409 shares of Class B Ordinary Shares issued and outstanding, respectively.

Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders, except as required by law. Unless specified in the Company’s amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of the Company’s ordinary shares that are voted is required to approve any such matter voted on by its shareholders.

The Class B ordinary shares will automatically convert into Class A ordinary shares (which such Class A ordinary shares delivered upon conversion will not have redemption rights or be entitled to liquidating distributions from the Trust Account if the Company does not consummate an initial Business Combination) at the time of the initial Business Combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the IPO, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, its affiliates or any member of the Company’s management team upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

NOTE 11 — QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

As further described in Note 2, the previously reported financial information for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, have been restated. As part of the restatement, the Company recorded adjustments to correct the uncorrected misstatements in the impacted periods. The unaudited interim financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented.

The following tables summarize the Company’s unaudited quarterly financial information for the impacted periods.

Incorporated herein is expanded disclosure of the restatements of the quarterly information for the three months ended March 30, 2023, three and six-months ended June 30, 2023, and three and nine-months ended September 30, 2023.

PLUM ACQUISITION CORP. I

CONDENSED CONSOLIDATED BALANCE SHEETS

	AS RESTATED
	3/31/2023	6/30/2023	9/30/2023
Assets
Cash and cash equivalents	97,811	20,880	92,722
Prepaid expense	102,980	52,885	27,550
Total current assets	200,791	73,765	120,272

Investments held in Trust Account	54,368,297	55,154,617	35,096,667
Total Assets	54,569,088	55,228,382	35,216,939

Liabilities, Redeemable Ordinary Shares and Stockholders’ Deficit
Accounts payable and accounts payable	3,584,797	3,853,954	3,976,694
Due to related party	265,000	331,826	258,966
Convertible promissory note -related party	1,000,000	1,000,000	1,000,000
Promissory Note - related party	250,000	250,000	250,000
Subscription liability, net of debt discount	251,880	467,274	1,060,112
Forward Purchase Agreement liability	633,205	-	-
Total current liabilities	5,984,882	5,903,054	6,545,772

Warrant liability	2,401,703	423,458	758,433
Total liabilities	8,386,585	6,326,512	7,304,205

Commitments and Contingencies
Class A Common Stock subject to possible redemption, 5,228,218, 5,228,218 and 3,255,593 shares at $10.40, $10.55 and $10.78 redemption value as of March 31, 2023, June 30, 2023 and September 30, 2023, respectively	54,368,296	55,154,617	35,096,667

Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-	-
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 0, 0 and 799 shares issued and outstanding (excluding 5,228,218, 5,228,218 and 3,255,593 shares subject to possible redemption) as of March 31, 2023, June 30, 2023 and September 30, 2023, respectively.	-	-	799
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 7,980,409, 7,980,409 and 0 shares issued and outstanding as of March 31, 2023, June 30, 2023 and September 30, 2023.	799	799	-
Additional paid-in capital	7,531,767	6,912,413	6,319,277
Accumulated deficit	(15,718,359)	(13,165,959)	(13,504,009)
Total stockholders’ deficit	(8,185,793)	(6,252,747)	(7,183,933)

Total Liabilities, Redeemable Ordinary Shares and Stockholders’ Deficit	54,569,088	55,228,382	35,216,939

PLUM ACQUISITION CORP. I

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	AS RESTATED
	For the three months ended March 31, 2023	For the three months ended June 30, 2023	For the six months ended June 30, 2023	For the three months ended September 30, 2023	For the nine months ended September 30, 2023

Formation and operating costs	$1,153,282	$578,954	$1,732,236	$353,372	$2,085,609
Loss from operations	(1,153,282)	(578,954)	(1,732,236)	(353,372)	(2,085,609)

Other (expense) income:
Change in fair value of warrants liabilities	(2,022,486)	1,978,245	(44,241)	(334,975)	(379,216)
Change in fair value of Forward Purchase Agreement	(325,091)	633,205	308,114	-	308,114
Issuance of Forward Purchase Agreement	(308,114)	-	(308,114)	-	(308,114)
Reduction of deferred underwriter fee payable	328,474	-	328,474	-	328,474
Interest Expense – Debt Discount	(28,515)	(106,416)	(134,931)	(279,013)	(413,944)
Interest income – trust account	3,088,967	626,320	3,715,287	629,310	4,344,597
Total other (expense) income, net	733,235	3,131,354	3,864,589	15,322	3,879,911

Net (loss) income	$(420,047)	$2,552,400	$2,132,353	$(338,050)	$1,794,302

Weighted average shares outstanding, Class A ordinary shares subject to possible redemption	26,286,357	13,208,627	15,699,116	4,970,919	12,083,753
Basic and diluted net income per ordinary share, Class A ordinary shares subject to possible redemption	$(0.01)	$0.12	$0.09	$(0.03)	$0.09
Weighted average shares outstanding, Class A ordinary shares subject to possible redemption	-	-	-	1,474,641	526,181
Basic and diluted net income per ordinary share, Class A ordinary shares	-	-	-	$(0.03)	$0.09
Weighted average shares outstanding, Class B ordinary shares	7,980,409	7,980,409	7,980,409	6,505,768	7,454,228
Basic and diluted net income per ordinary share, Class B ordinary shares	$(0.01)	$0.12	$0.09	$(0.03)	$0.09

PLUM ACQUISITION CORP. I

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Class A ordinary shares		Class B ordinary shares		Additional Paid-in	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2022	-	$-	7,980,409	$799	$-	$(15,298,312)	$(15,297,513)
Reduction of deferred underwriter fees					10,844,098		10,844,098
Accretion of Class A ordinary shares to redemption value					(3,568,966)	-	(3,568,966)
Issuance of subscription shares					256,635		256,635
Net loss						(420,047)	(420,047)
Balance as of March 31, 2023 (As Restated)	-	$-	7,980,409	$799	$7,531,767	$(15,718,359)	$(8,185,793)
Accretion of Class A ordinary shares to redemption value					(786,320)	-	(786,320)
Issuance of subscription shares					166,966		166,966
Net Income						2,552,400	2,552,400
Balance as of June 30, 2023 (As Restated)	-	$-	7,980,409	$799	$6,912,413	$(13,165,959)	$(6,252,747)
Conversion of class B shares to Class A shares	7,980,409	799	(7,980,409)	(799)			-
Accretion of Class A ordinary shares to redemption value					(1,084,311)	-	(1,084,311)
Issuance of subscription shares					491,175		491,175
Net loss						(338,050)	(338,050)
Balance as of September 30, 2023 (As Restated)	7,980,409	$799	-	$-	$6,319,277	$(13,504,009)	$(7,183,933)

PLUM ACQUISITION CORP. I

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	AS RESTATED
	For the three months ended March 31, 2023	For the six months ended June 30, 2023	For the nine months ended September 30, 2023
Cash flows from Operating Activities:
Net (loss) income	$(420,048)	$2,132,353	$1,794,302
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on cash held in Trust Account	(3,088,966)	(3,715,287)	(4,344,597)
Reduction of deferred underwriter fees	(328,474)	(328,474)	(328,474)
Changes in fair value of warrant liabilities	2,022,486	44,241	379,216
Issuance of FPA	308,114	308,114	308,114
Change in fair value of FPA	325,091	(308,114)	(308,114)
Interest expense - debt discount	28,515	134,931	413,944

Prepaid assets	(59,349)	(9,254)	16,081
Due to related party	30,000	96,826	23,966
Accounts payable and accrued expenses	944,041	1,213,199	1,335,939
Net cash used in operating activities	(238,590)	(431,465)	(709,623)

Cash flows from Investing Activities:
Extension payment deposit in Trust	(480,000)	(640,000)	(1,095,000)
Cash withdrawn for redemptions	273,112,312	273,112,312	294,254,572
Net cash used in investing activities	272,632,312	272,472,312	293,159,572

Cash flows from Financing Activities:
Redemption of ordinary shares	(273,112,312)	(273,112,312)	(294,254,572)
Proceeds from note payable-related party	250,000	250,000	250,000
Proceeds from subscription liability	480,000	755,944	1,560,944
Net cash provided by financing activities	(272,382,312)	(272,106,368)	(292,443,628)

Net Change in Cash	11,410	(65,521)	6,321
Cash, Beginning of period	86,401	86,401	86,401
Cash, End of period	$97,811	$20,880	$92,722
Non-Cash investing and financing activities:
Accretion of Class A ordinary shares subject to possible redemption	$3,568,966	$4,355,287	$5,439,596
Issuance of Subscription Shares	$256,635	$423,601	$914,776

NOTE 12 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

On January 13, 2024, Rigrodsky Law P.A. sent a demand letter to the Company, purportedly on behalf of a stockholder of the Company, alleging deficiencies in the draft registration statement on Form S-4 filed by the Company, with the U.S. Securities and Exchange Commission on January 5, 2024.

On January 31, 2024, the Company received a notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the Company failed to hold an annual meeting of shareholders within twelve months of the end of its fiscal year ended December 31, 2022, as required by Nasdaq Listing Rule 5620(a). In accordance with Nasdaq Listing Rule 5810(c)(2)(G), the Company has 45 calendar days (or until March 16, 2024) to submit a plan to regain compliance and, if Nasdaq accepts the plan, Nasdaq may grant the Company up to 180 calendar days from its fiscal year end (or until June 28, 2024) to regain compliance. The Company intends to submit a compliance plan within the specified period. While the plan is pending, the Company’s securities will continue to trade on Nasdaq.

On February 10, 2024, the Audit Committee of the Company concluded, after discussion with the Company’s management and accounting professionals, that the Company’s previously-issued unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the periods ended March 31, 2023, June 30, 2023, and September 30, 2023, filed with the SEC on May 23, 2023, August 21, 2023, and November 22, 2023, respectively (each an “Affected Period” and, collectively, the “Affected Periods”), should be restated and no longer be relied upon due to misstatements in (i) debt discount subscription liability, additional paid-in capital and accumulated deficit in the Company’s condensed balance sheet as of March 31, 2023, June 30, 2023, and September 30, 2023, and (ii) change in fair value of subscription liability and interest expense – debt discount on the Company’s condensed statements of operations for the three months ended March 31, 2023, three and six months ended June 30, 2023, and three and nine months ended September 30, 2023.

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions.

Amount
Securities and Exchange Commission registration fee		$13,191.70
Accountants’ fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*
Total expenses	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14. Indemnification of Directors and Officers.

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that the Company’s Charter may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under section 174 of the DGCL or (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit. No such provision may eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.

The Company’s Charter provides that the Company will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant), by reason of the fact that he or she is or was, or has agreed to become, the Company’s director or officer, or is or was serving, or has agreed to serve, at the Company’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Company’s best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

The Company’s Charter also provides that the Company will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of the registrant to procure a judgment in the Company’s favor by reason of the fact that the Indemnitee is or was, or has agreed to become, the Company’s director or officer, or is or was serving, or has agreed to serve, at the registrant’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the registrant’s best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless the Court of Chancery or the court in which such action or suit was brought, determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by the Company against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If the Company does not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

In addition, the Company has entered into indemnification agreements with all of the Company’s executive officers and directors. In general, these agreements provide that the registrant will indemnify the executive officer or director to the fullest extent permitted by law for claims arising in his or her capacity as an executive officer or director of the Company or in connection with his or her service at the Company request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that an executive officer or director makes a claim for indemnification and establish certain presumptions that are favorable to the executive officer or director.

The Company maintains a general liability insurance policy that covers certain liabilities of the Company’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us within the past three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

Convertible Note Financing

On and around September 12, 2024, Plum and Private Veea, along with NLabs Inc., a significant shareholder of Private Veea, entered into note purchase agreements with certain accredited investors unaffiliated with Plum and Private Veea for the sale of unsecured subordinated convertible promissory notes as part of a private placement offering of up to $15 million in purchase price for such Notes in the aggregate. The sale of the Notes occurred simultaneously with the Closing. In addition to a Note, each Investor received as a transfer from NLabs immediately prior to the Financing Closing a number of shares of Veea Series A-1 Preferred Stock that upon the Closing became become a number of registered shares of Common Stock equal to such Investors’ Loan Amount divided by $7.50.

Veea and VeeaSystems Inc. are co-borrowers under each Note and are jointly responsible for the obligations to each Investor thereunder. Each Note has a maturity date of 18 months after the Closing, but is prepayable in whole or in part by the Borrowers at any time without penalty. The outstanding obligations under each Note accrues interest at a rate equal to the Secured Overnight Financing Rate plus 2% per annum, adjusted quarterly, but interest is only payable upon the maturity date of the Note as long as there is no event of default thereunder. Each Note is unsecured and expressly subordinated to any senior debt of the Borrowers. The Notes and the Note Purchase Agreements do not include any operational or financial covenants for the Borrowers. Each Note includes customary events of default for failure to pay amounts due on the maturity date, for failure to otherwise comply with the Borrowers’ covenants thereunder or for Borrower insolvency events, in each case, with customary cure periods, and upon an event of default, the Investor may accelerate all obligations under its Note and the Borrowers will be required to pay for the Investor’s reasonable out-of-pocket collection costs.

The outstanding obligations under each Note are convertible in whole or in part into shares of Common Stock at a conversion price of $7.50 per share (subject to equitable adjustment for stock splits, stock dividends and the like with respect to Common Stock after the Financing Closing) at any time after the Financing Closing at the sole election of the Investor. The outstanding obligations under each Note will automatically convert at the Conversion Price if (i) the Company or its subsidiaries consummate one or more additional financings for equity or equity-linked securities for at least $20 million in the aggregate or makes one or more significant acquisitions valued in the aggregate (based on the consideration provided by the Company and its subsidiaries) to be at least $20 million, (ii) the Investors holding a majority of the aggregate outstanding obligations under the Notes expressly agree to convert all obligations under the Notes or (iii) the Common Stock trades with an average daily VWAP of at least $10.00 (subject to equitable adjustment for stock splits, stock dividends and the like with respect to Common Stock after the Financing Closing) for ten (10) consecutive trading days. The obligations under each Note will also automatically convert in connection with a Brokerage Transfer, as described below.

The Notes and the Conversion Shares are subject to a lock-up for a period of 6 months after the Financing Closing (subject to early release for a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their equity holdings in the Company for cash, securities or other property, and subject to customary permitted transfer exceptions). The Transferred Shares are not subject to any lock-up restrictions, but for a period of 6 months after the Closing they will be separately designated by SPAC’s transfer agent and kept as book entry shares on the transfer agent’s records and will not be eligible to be held by DTC without the Investor first notifying the Company of its intent to transfer any such Transferred Shares to a brokerage account and/or to be held by DTC or another nominee. If the Investor provides such notice or otherwise has any Transferred Shares subject to a Brokerage Transfer within 6 months after the Closing, a portion of the outstanding obligations under such Investor’s Note will automatically convert into a number of Conversion Shares equal to the number of Transferred Shares subject to such Brokerage Transfer, and the lock-up period for such Conversion Shares will be extended for an additional 6 months to 12 months after the Financing Closing.

The Note Purchase Agreements include customary registration rights providing that as soon as practicable after the Closing, the Company will file with the SEC a registration statement to register the resale of the Conversion Shares, and will use its commercially reasonable efforts to have it declared effective within 90 days after the Closing.

The Company issued the Notes pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2).

Shares Issued to Vendors

In connection with the consummation of the Business Combination, the Company issued 66,667 shares of Common Stock to a certain vendor and 175,000 shares of Common Stock to another vendor, in satisfaction of certain obligations owed to such vendors.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit		Incorporated by Reference
Number	Description	Form	Exhibit	Filing Date
2.1+	Business Combination Agreement, dated November 27, 2023, between Plum Acquisition Corp. I, Veea Inc. and Plum SPAC Merger Sub, Inc.	8-K	2.1	December 1, 2023
3.1	Amended and Restated Certificate of Incorporation	8-K	3.1	September 24, 2024
3.2	Amended and Restated Bylaws	8-K	3.2	September 24, 2024
4.1**	Convertible Promissory Note, dated September 12, 2024
5.1**	Opinion of Ellenoff Grossman & Schole LLP
10.1	Amendment No. 2 to Business Combination Agreement, dated September 11, 2024, by and among Plum Acquisition Corp. I, Plum SPAC Merger Sub, Inc., and Veea Inc.	8-K	10.1	September 12, 2024
10.2	Amendment to Promissory Note, dated September 11, 2024, by and between Plum Acquisition Corp. I and Mr. Michael Dinsdale.	8-K	10.2	September 12, 2024
10.3	Amendment to Promissory Note, dated September 11, 2024, by and between Plum Acquisition Corp. I and Ms. Ursula Burns.	8-K	10.3	September 12, 2024
10.4	Amendment to Promissory Note, dated September 11, 2024, by and between Plum Acquisition Corp. I and Mr. Kanishka Roy.	8-K	10.4	September 12, 2024
10.5	Amendment to Promissory Note, dated September 11, 2024, by and between Plum Acquisition Corp. I and Plum Partners LLC.	8-K	10.5	September 12, 2024
10.6	Sponsor Letter Agreement, dated November 27, 2023, between Plum Acquisition Corp. I, Plum Partners LLC, and Veea Inc.	S-4/A	10.1	May 13, 2024
10.7	Form of Stockholder Support Agreement, dated November 27, 2023, between Plum Acquisition Corp. I, Veea Inc., and the other parties thereto	S-4/A	10.4	May 13, 2024
10.8+	Closing Agreement, dated September 13, 2024, between Plum Acquisition Corp. I, Veea Inc. and Plum SPAC Merger Sub, Inc.	8-K	10.8	September 24, 2024
10.9	Amended and Restated Registration Rights Agreement, dated September 13, 2024, between Plum Acquisition Corp. I, Veea Inc., Plum Partners LLC and certain stockholders of Veea Inc.	8-K	10.9	September 24, 2024
10.10	Form of Lock-Up Agreement, dated September 13, 2024, between Veea Inc. and certain stockholders	8-K	10.10	September 24, 2024
10.11	Form of Note Conversion Agreement, dated September 13, 2024, between Plum Acquisition Corp. I, Veea Inc. and certain note holders	8-K	10.11	September 24, 2024
10.12	Amendment to Polar Lock-Up Agreement, dated September 13, 2024, between Plum Acquisition Corp. I and Polar Multi-Strategy Fund	8-K	10.12	September 24, 2024
10.13	Amendment to Cohen Lock-Up Agreement, dated September 13, 2024, between Plum Acquisition Corp. I and Cohen	8-K	10.13	September 24, 2024
10.14	2024 Incentive Equity Plan	8-K	10.14	September 24, 2024
10.15	2024 Employee Stock Purchase Plan	8-K	10.15	September 24, 2024
16.1	Letter from Marcum LLP to the Securities Exchange Commission	8-K	16.1	September 24, 2024
21.1	Subsidiaries of Veea Inc.
23.1*	Consent of Marcum LLP, independent registered accounting firm.
23.2*	Consent of PKF O’Connor Davies, LLP, independent registered accounting firm.
23.3**	Consent of Ellenoff Grossman & Schole LLP (included as part of Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to this Registration Statement).
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL XBRL	Taxonomy Extension Calculation Linkbase Document
101.DEF XBRL	Taxonomy Extension Definition Linkbase Document
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107*	Filing Fee

*	Filed herewith

**	To be filed

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each:

prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)	That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, on this 6th day of December, 2024.

Veea Inc.

By:	/s/ Allen Salmasi
Name:	Allen Salmasi
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Allen Salmasi and Janice Smith, each acting alone, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-1 (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Name	Position	Date

/s/ Allen Salmasi	Chief Executive Officer, Director	December 6, 2024
Allen Salmasi	(Principal Executive Officer)

/s/ Janice K. Smith	Interim Chief Financial Officer	December 6, 2024
Janice K. Smith	(Principal Financial Officer)

/s/ Douglas Maine	Director	December 6, 2024
Douglas Maine

/s/ Helder Antunes	Director	December 6, 2024
Helder Antunes

/s/ Michael Salmasi	Director	December 6, 2024
Michael Salmasi

/s/ Kanishka Roy	Director	December 6, 2024
Kanishka Roy

/s/ Gary Cohen	Director	December 6, 2024
Gary Cohen

/s/ Alan Black	Director	December 6, 2024
Alan Black